Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4, dated as of April 29, 2026 (this “Amendment”), among ENTEGRIS, INC., a Delaware corporation (the “Borrower”), the other CREDIT PARTIES party hereto, the LENDERS party hereto, the ISSUING BANKS party hereto, the SWINGLINE LENDER party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent.

Reference is made to the Credit and Guaranty Agreement, dated as of November 6, 2018, as amended and restated as of July 6, 2022 (as amended by Amendment No. 1, dated as of March 10, 2023, Amendment No. 2, dated as of September 11, 2023, and Amendment No. 3, dated as of March 28, 2024, and as further amended, restated, supplemented and modified and in effect immediately prior to the Amendment No. 4 Effective Date (as defined below), the “Existing Credit Agreement”; and as amended hereby, the “Amended Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower party thereto, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent.

The Borrower has requested that the Revolving Lenders (as defined below) provide revolving credit commitments to the Borrower on the Amendment No. 4 Effective Date in an aggregate amount equal to US$750,000,000 (such commitments, the “Revolving Commitments”), which will refinance and replace the Revolving Commitments in effect under, and as defined in, the Existing Credit Agreement (the “Existing Revolving Commitments”).

Each Person whose name is set forth on Schedule I hereto (each such Person, a “Revolving Lender”) has agreed to provide a Revolving Commitment to the Borrower on the Amendment No. 4 Effective Date in the amount set forth opposite such Revolving Lender’s name on Schedule I hereto, subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

Each of Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA, PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, has been appointed by the Borrower to act, and has agreed to act, as a joint lead arranger and joint bookrunner with respect to the Revolving Commitments established hereby and this Amendment (in such capacities, the “Arrangers”).

The Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders party hereto, which such Lenders constitute the Requisite Lenders, have agreed to make certain other amendments to the Existing Credit Agreement as set forth in Annex I hereto.

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NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.        Defined terms. Capitalized terms used but not otherwise defined in this Amendment have the meanings specified in the Amended Credit Agreement. The rules of construction set forth in Section 1.3 of the Amended Credit Agreement shall apply to this Amendment, mutatis mutandis.

SECTION 2.        Revolving Commitments; Swingline and Letter of Credit Facilities.

(a)           Subject to the terms and conditions set forth herein, each Revolving Lender agrees that, on and as of the Amendment No. 4 Effective Date, such Revolving Lender shall have a Revolving Commitment equal to the amount set forth opposite its name on Schedule I hereto.

(b)           The parties hereto acknowledge and agree that, on and as of the Amendment No. 4 Effective Date, for all purposes of the Amended Credit Agreement and the other Credit Documents, (i) the Revolving Commitments shall constitute “Revolving Commitments” and “Commitments” as defined in the Amended Credit Agreement and (ii) each Revolving Lender shall be a “Revolving Lender” and a “Lender”, as defined in the Amended Credit Agreement, and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, a “Revolving Lender” and a “Lender” under the Amended Credit Agreement and the other Credit Documents. Each Revolving Lender agrees that no amounts shall be due to such Lender under Section 2.18(d) of the Existing Credit Agreement as a result of the transactions contemplated by this Amendment.

(c)           On and as of the Amendment No. 4 Effective Date, all Existing Revolving Commitments shall automatically, and without the need of action by any Person (including without the need to deliver any notice of termination under Section 2.13(b) of the Existing Credit Agreement), terminate and be replaced by the Revolving Commitments.

(d)           Morgan Stanley Senior Funding, Inc. agrees that, on the Amendment No. 4 Effective Date, it shall be a “Swingline Lender” under the Amended Credit Agreement, with a Swingline Commitment on and as of the Amendment No. 4 Effective Date in an amount equal to the amount set forth opposite its name on Schedule 2.3 of the Amended Credit Agreement (it being agreed that such Swingline Commitment shall replace in its entirety the Swingline Commitment under the Existing Credit Agreement of Morgan Stanley Bank, N.A., and Morgan Stanley Bank, N.A. shall cease to be a “Swingline Lender” under the Amended Credit Agreement), and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, a “Swingline Lender” under the Amended Credit Agreement and the other Credit Documents.

(e)           Each Person party hereto set forth on Schedule 2.4B of the Amended Credit Agreement agrees that, on the Amendment No. 4 Effective Date, it shall be an “Issuing Bank” under the Amended Credit Agreement, with a Letter of Credit Issuing Commitment on and as of the Amendment No. 4 Effective Date in an amount equal to the amount set forth opposite its name in Schedule 2.4B of the Amended Credit Agreement (it being agreed that such Letter of Credit Issuing Commitment shall replace in its entirety its Letter of Credit Issuing Commitment under the Existing Credit Agreement), and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an “Issuing Bank” under the Amended Credit Agreement and the other Credit Documents.

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(f)           Each party hereto acknowledges and agrees that, on the Amendment No. 4 Effective Date, the Pro Rata Shares of the Revolving Lenders shall automatically be redetermined to be based on the Revolving Commitments set forth in Schedule I hereto. Without limiting the foregoing, each Revolving Lender acknowledges and agrees that, on the Amendment No. 4 Effective Date and without any further action on the part of any Person, each Issuing Bank shall be deemed to have granted to such Revolving Lender, and such Revolving Lender shall have acquired from such Issuing Bank, a participation in each Letter of Credit (and any drawings thereunder) issued by such Issuing Bank and outstanding on the Amendment No. 4 Effective Date equal to such Revolving Lender’s applicable Pro Rata Share (as so automatically redetermined on the Amendment No. 4 Effective Date) of the maximum amount that is or at any time may become available to be drawn under such Letter of Credit.

SECTION 3.        Amendments. Effective as of the Amendment No. 4 Effective Date:

(a)           the Existing Credit Agreement (excluding, except as set forth below, the Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment No. 4 Effective Date) is hereby amended by inserting the language indicated in underlined text (indicated textually in the same manner as the following examples: underlined text or underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) as set forth on Annex I attached hereto.

(b)           The portion of Schedule 2.1 to the Existing Credit Agreement relating to the Revolving Commitments and each of Schedules 2.3, 2.4A, 2.4B, 4.22, 5.14 and 10.1 to the Existing Credit Agreement are hereby amended and restated to be in the form of the correspondingly numbered Schedules attached to Annex I hereto.

(c)           Exhibit B to the Existing Credit Agreement is hereby amended and restated to be in the form of Exhibit B attached to Annex I hereto.

SECTION 4.        Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “Amendment No. 4 Effective Date”) on which the following conditions shall have been satisfied or waived:

(a)           Amendment. The Administrative Agent and the Collateral Agent shall have executed a counterpart of this Amendment, and the Administrative Agent (or its counsel) shall have received from the Borrower, each other Credit Party, each Revolving Lender (and all such Revolving Lenders shall constitute at least the Requisite Lenders under the Existing Credit Agreement), each Issuing Bank whose name is set forth on Schedule 2.4B to the Amended Credit Agreement and the Swingline Lender whose name is set forth on Schedule 2.3 to the Amended Credit Agreement a counterpart of this Amendment signed on behalf of such party (which, subject to Section 10.22 of the Existing Credit Agreement, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

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(b)           Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of each Credit Party, a customary certificate of such Credit Party dated the Amendment No. 4 Effective Date and executed by the secretary or an assistant secretary thereof, attaching and, in the case of clauses (i) through (iii), containing customary certifications with respect to, (i) a copy of each Organizational Document of such Credit Party, (ii) resolutions or board minutes of the applicable approving party of such Credit Party approving and authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment, (iii) a signature and incumbency certification of the officers of such Credit Party executing this Amendment or any other Credit Document and (iv) a good standing (or equivalent) certificate from the applicable Governmental Authority of the jurisdiction of organization of such Credit Party, dated as of a reasonably recent date prior to the Amendment No. 4 Effective Date.

(c)           Opinions of Counsel. The Administrative Agent shall have received a customary written opinion (dated the Amendment No. 4 Effective Date and addressed to the Administrative Agent, the Collateral Agent, the Revolving Lenders party hereto, the Issuing Banks and the Swingline Lender) of White & Case LLP, counsel for the Credit Parties (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent).

(d)           Officer’s Certificate. The Administrative Agent shall have received a customary certificate, dated the Amendment No. 4 Effective Date and signed by a Financial Officer of the Borrower, certifying as to the accuracy of the representations and warranties set forth in Section 5 hereof in all material respects (or, in all respects with respect to any such representation or warranty which is qualified as to materiality).

(e)           Solvency Certificate. The Administrative Agent shall have received a solvency certificate, substantially in the form of the solvency certificate delivered pursuant to Section 6(e) of the Restatement Agreement, dated the Amendment No. 4 Effective Date and signed by a Financial Officer of the Borrower.

(f)           Existing Revolver Refinancing. All principal of and accrued and unpaid interest on each Revolving Loan and Swingline Loan (each as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, if any, and all accrued and unpaid fees accrued for the account of the Revolving Lenders or the Issuing Banks (each as defined in the Existing Credit Agreement), shall have been, or substantially concurrently with the occurrence of the Amendment No. 4 Effective Date, shall be paid.

(g)           Fees and Expenses. The Borrower shall have paid to Morgan Stanley and the Administrative Agent all fees and expenses due and payable on or prior to the Amendment No. 4 Effective Date pursuant to the Credit Documents and any other agreement entered into by the Borrower and Morgan Stanley and, in the case of expenses, to the extent invoiced at least three Business Days prior to the Amendment No. 4 Effective Date or such later date to which the Borrower may agree.

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(h)           PATRIOT Act and Related Matters. The Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 4 Effective Date, (i) all documentation and other information relating to the Borrower or any of the other Credit Parties required by regulatory authorities with respect to the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case of clauses (i) and (ii), that has been reasonably requested of the Borrower by any Lender in writing at least seven Business Days in advance of the Amendment No. 4 Effective Date.

(i)            Flood Certificates and Related Matters. The Administrative Agent shall have received for each Material Real Estate Asset subject to a Mortgage (“Mortgaged Property”) prior to the Amendment No. 4 Effective Date, a Flood Certificate, acknowledgements and such other flood-related documentation with respect to such Mortgaged Property as required by the Flood Program and other applicable law.

SECTION 5.        Representations and Warranties. The Borrower represents and warrants that, on and as of the Amendment No. 4 Effective Date:

(a)           (i) this Amendment and the transactions contemplated hereby and by the Amended Credit Agreement have been duly authorized by all necessary corporate action on the part of each Credit Party and (ii) this Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)           no Default or Event of Default has occurred and is continuing; and

(c)           the representations and warranties of each Credit Party set forth in the Amended Credit Agreement and the other Credit Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case, on and as of the Amendment No. 4 Effective Date (immediately after giving effect to this Amendment), except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date.

SECTION 6.        Post-Closing Matters. Not later than 90 days after the Amendment No. 4 Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), each applicable Credit Party shall deliver either the items listed in clause (a) below or the items listed in clause (b) below as follows:

(a)           an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that:

(i)          the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the Lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement, for the benefit of the Secured Parties; and

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(ii)         no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including the payment of any mortgage recording Taxes or similar Taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement, for the benefit of the Secured Parties; or

(b)           with respect to each Mortgage in effect on the Amendment No. 4 Effective Date, the following, in each case in form and substance reasonably satisfactory to the Collateral Agent:

(i)          an amendment or an amendment and restatement of each Mortgage (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with such recording or filing thereof under applicable law;

(ii)         with respect to each Mortgage Amendment, a date down and mortgage modification endorsement (each, a “Title Endorsement”) to the existing title policy of insurance for each Mortgage relating to the applicable Material Real Estate Asset assuring the Collateral Agent that such Mortgage, as amended by such Mortgage Amendment, is a valid and enforceable first priority Lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, free and clear of all Liens other than Permitted Liens, together with such other documents, certificates, affidavits (including no-change survey affidavits, to the extent applicable) and indemnifications as shall be required by the title company to issue the Title Endorsements or as reasonably requested by the Collateral Agent; provided that new or updated surveys shall not be required in connection with the delivery of the Title Endorsements;

(iii)        with respect to each Mortgage Amendment, customary legal opinions of local counsel for the relevant Credit Party in the jurisdiction in which such Material Real Estate Asset is located; and

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(iv)        evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.

SECTION 7.        Reaffirmation by the Credit Parties. Each Credit Party hereby unconditionally and irrevocably ratifies and reaffirms (a) all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents (in the case of the Existing Credit Agreement, as amended hereby) to which it is a party, (b) each grant of a Lien on its property previously made by it pursuant to the Collateral Documents to which it is a party and confirms that such Liens continue to have full force and effect to secure the Obligations (including the Obligations in respect of the Revolving Commitments (and all Revolving Loans and other Revolving Exposure attributable to the Revolving Commitments)), subject to the terms thereof (it being understood that the foregoing ratification and reaffirmation is not intended to, and does not, release any of the Liens so previously granted by it), and (c) its Guarantee of the Obligations (including the Obligations in respect of the Revolving Commitments (and all Revolving Loans and other Revolving Exposure attributable to the Revolving Commitments)) and confirms that such Guarantee continues to have full force and effect, in each case, after giving effect to this Amendment and the amendments to the Existing Credit Agreement effected hereby.

SECTION 8.        Effect of Amendment. Except as expressly set forth herein and in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Agent, any Arranger, any Lender or any Issuing Bank under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents executed prior to the Amendment No. 4 Effective Date and all of the Collateral described therein do and shall continue in full force and effect to secure where they purport to do so the payment of all Obligations of the Credit Parties under the Credit Documents, in each case as amended by this Amendment. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall constitute a Credit Document for all purposes of the Amended Credit Agreement and the other Credit Documents. On and after the Amendment No. 4 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in any other Credit Document to the “Credit Agreement”, shall be deemed to be a reference to the Amended Credit Agreement.

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SECTION 9.        No Novation. This Amendment shall not constitute a novation of any Indebtedness or other obligations owing to the Lenders, the Issuing Banks or the Agents under the Existing Credit Agreement.

SECTION 10.       Joint Lead Arrangers and Joint Bookrunners. The provisions of Section 9.3(d) of the Amended Credit Agreement are hereby incorporated herein by reference and shall inure to the benefit of each of the Arrangers (including, as applicable, each of its Affiliates and other Related Parties) in its capacity as an Arranger in respect of the Revolving Commitments established hereby and this Amendment as set forth herein to the same extent as if it were acting in the capacity of an “Arranger” under the Amended Credit Agreement, mutatis mutandis.

SECTION 11.       Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12.      Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 13.       INCORPORATION BY REFERENCE. THE PROVISIONS OF SECTIONS 10.15 (CONSENT TO JURISDICTION), 10.16 (WAIVER OF JURY TRIAL) AND 10.22 (ELECTRONIC EXECUTION OF CREDIT DOCUMENTS) OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF SET FORTH IN FULL HEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTEGRIS, INC.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer

GUARANTOR SUBSIDIARIES:

ENTEGRIS PACIFIC LTD.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Treasurer

ENTEGRIS PROFESSIONAL SOLUTIONS LLC

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

ENTEGRIS SPECIALTY MATERIALS, LLC

By:	/s/ Joseph Colella
Name: Joseph Colella
Title: President

POCO GRAPHITE, INC.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

[Signature Page to Amendment No. 4]

ENTEGRIS INTERNATIONAL HOLDINGS LLC

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

ENTEGRIS TAIWAN HOLDINGS LLC

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

ENTEGRIS GP, INC.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

CMC MATERIALS LLC

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President and Treasurer

CMC MATERIALS GLOBAL CORPORATION

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

INTERNATIONAL TEST SOLUTIONS, LLC

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

[Signature Page to Amendment No. 4]

KMG-BERNUTH, INC.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

KMG-FLOWCHEM, INC.

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

NEXPLANAR CORPORATION

By:	/s/ Michael D. Sauer
Name: Michael D. Sauer
Title: Vice President & Treasurer

[Signature Page to Amendment No. 4]

MoRGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and the Swingline Lender

By	/s/ Jennifer DeFazio
Name: Jennifer DeFazio
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender and an Issuing Bank

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 4]

BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

By	/s/ Kurt Fuess
Name: Kurt Fuess
Title: Vice President

BARCLAYS BANK PLC, as a Lender and an Issuing Bank

By	/s/ Nicholas Sibayan
Name: Nicholas Sibayan
Title: Vice President

CITIBANK, N.A., as a Lender and an Issuing Bank

By	/s/ Javier Escobar
Name: Javier Escobar
Title: Vice President & Managing Director

GOLDMAN SACHS BANK USA, as a Lender and an Issuing Bank

By	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By	/s/ Stephen Manto
Name: Stephen Manto
Title: Senior Vice President

TRUIST BANK, as a Lender and an Issuing Bank

By	/s/ Alexander Harrison
Name: Alexander Harrison
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By	/s/ Matthew Milbourn
Name: Matthew Milbourn
Title: Executive Director

ANNEX I

Amended Credit Agreement

CREDIT AND GUARANTY AGREEMENT

dated as of November 6, 2018,
as amended and restated as of July 6, 2022,

among

ENTEGRIS, INC.,

CERTAIN SUBSIDIARIES OF ENTEGRIS, INC.,

as Guarantors,

THE LENDERS PARTY HERETO

and

MORGAN Stanley SENIOR FUNDING, INC.,

as Administrative Agent and Collateral Agent

Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, BOFA SECURITIES, INC., CITIBANK, N.A., Goldman sachs bank usa, PNC CAPITAL MARKETS LLC, Truist Securities, Inc. and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS AND INTERPRETATION		1
1.1.	Definitions	1
1.2.	Accounting Terms; Certain Calculations	~~83~~90
1.3.	Interpretation, Etc.	~~87~~95
1.4.	Currency Translation	~~88~~95
1.5.	Classification of Loans and Borrowings	~~89~~96
1.6.	Divisions	~~89~~96
1.7.	Benchmark Replacement Notification	~~89~~96
1.8.	~~Effectuation of Transactions~~[Reserved]	~~90~~97
1.9.	Cashless Rollovers	~~90~~97

SECTION 2. LOANS AND LETTERS OF CREDIT		~~90~~97
2.1.	Term Loans	~~90~~97
2.2.	Revolving Loans	~~91~~99
2.3.	Swingline Loans	~~92~~100
2.4.	Letters of Credit	~~95~~103
2.5.	Pro Rata Shares; Obligations Several; Availability of Funds	~~106~~114
2.6.	Use of Proceeds	~~107~~115
2.7.	Evidence of Debt; Register; Notes	~~107~~116
2.8.	Interest on Loans and Letter of Credit Disbursements	~~108~~116
2.9.	Conversion/Continuation	~~110~~118
2.10.	Default Interest	~~111~~119
2.11.	Fees	~~111~~119
2.12.	Scheduled Installments; Repayment on Maturity Date	~~112~~120
2.13.	Voluntary Prepayments/Commitment Reductions; Call Protection	~~113~~121
2.14.	Mandatory Prepayments/Commitment Reductions	~~115~~123
2.15.	Application of Prepayments; Waivable Mandatory Prepayments	~~119~~127
2.16.	General Provisions Regarding Payments	~~120~~128
2.17.	Ratable Sharing	~~121~~130
2.18.	Making or Maintaining Loans	~~122~~130
2.19.	Increased Costs; Capital Adequacy and Liquidity	~~126~~134
2.20.	Taxes; Withholding, Etc.	~~128~~136
2.21.	Obligation to Mitigate	~~132~~140
2.22.	Defaulting Lenders	~~132~~141
2.23.	Replacement and Termination of Lenders	~~135~~144
2.24.	Incremental Facilities	~~136~~145
2.25.	Extension/Modification Offers	~~141~~151
2.26.	Refinancing Facilities	~~143~~152

SECTION 3. CONDITIONS PRECEDENT		~~146~~154
3.1.	Restatement Effective Date	~~146~~154
3.2.	Each Credit Extension	~~146~~154

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SECTION 4. REPRESENTATIONS AND WARRANTIES		~~146~~155
4.1.	Organization; Requisite Power and Authority; Qualification	~~146~~155
4.2.	Equity Interests and Ownership	~~147~~155
4.3.	Due Authorization	~~147~~155
4.4.	No Conflict	~~147~~156
4.5.	Governmental Approvals	~~147~~156
4.6.	Binding Obligation	~~147~~156
4.7.	Historical Financial Statements	~~148~~156
4.8.	No Material Adverse Change	~~148~~156
4.9.	Adverse Proceedings	~~148~~157
4.10.	Payment of Taxes	~~148~~157
4.11.	Properties	~~148~~157
4.12.	Environmental Matters	~~149~~158
4.13.	No Defaults	~~149~~158
4.14.	Governmental Regulation	~~149~~158
4.15.	Federal Reserve Regulations	~~149~~158
4.16.	Employee Matters	~~149~~158
4.17.	Employee Benefit Plans	~~150~~159
4.18.	Solvency	~~150~~159
4.19.	Compliance with Laws	~~150~~159
4.20.	Disclosure	~~151~~159
4.21.	Collateral Matters	~~151~~160
4.22.	Insurance	~~152~~161
4.23.	Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	~~152~~161

SECTION 5. AFFIRMATIVE COVENANTS		~~153~~162
5.1.	Financial Statements and Other Reports	~~153~~162
5.2.	Existence	~~156~~165
5.3.	Payment of Taxes	~~157~~166
5.4.	Maintenance of Properties	~~157~~166
5.5.	Insurance	~~157~~167
5.6.	Books and Records; Inspections	~~158~~167
5.7.	Lenders Calls	~~159~~167
5.8.	Compliance with Laws	~~159~~168
5.9.	Environmental Matters	~~159~~168
5.10.	Subsidiaries	~~160~~169
5.11.	Additional Collateral	~~160~~169
5.12.	Further Assurances	~~160~~169
5.13.	Maintenance of Ratings	~~161~~170
5.14.	Post-Closing Actions	~~161~~170

SECTION 6. NEGATIVE COVENANTS		~~161~~170
6.1.	Indebtedness	~~161~~170
6.2.	Liens	~~166~~175
6.3.	No Further Negative Pledges	~~169~~179
6.4.	Restricted Junior Payments	~~170~~179
6.5.	Restrictions on Subsidiary Distributions	~~172~~182

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6.6.	Investments	~~173~~183
6.7.	Financial Covenant	~~177~~186
6.8.	Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries	~~177~~187
6.9.	Sales and Leasebacks	~~180~~190
6.10.	Transactions with Affiliates	~~180~~191
6.11.	Conduct of Business	~~181~~191
6.12.	Hedge Agreements	~~181~~191
6.13.	Amendments or Waivers of Organizational Documents and Certain Agreements	~~181~~192
6.14.	Fiscal Year	~~182~~192

SECTION 7. GUARANTEE		~~182~~192
7.1.	Guarantee of the Obligations	~~182~~192
7.2.	Indemnity by the Borrower; Contribution by the Guarantors	~~182~~193
7.3.	Liability of Guarantors Absolute	~~183~~194
7.4.	Waivers by the Guarantors	~~185~~196
7.5.	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~186~~196
7.6.	Continuing Guarantee	~~186~~197
7.7.	Authority of the Guarantors or the Borrower	~~187~~197
7.8.	Financial Condition of the Credit Parties	~~187~~197
7.9.	Bankruptcy, Etc.	~~187~~197
7.10.	Keepwell	~~188~~198

SECTION 8. EVENTS OF DEFAULT		~~188~~199
8.1.	Events of Default	~~188~~199

SECTION 9. AGENTS		~~192~~202
9.1.	Appointment of Agents	~~192~~202
9.2.	Powers and Duties	~~192~~203
9.3.	General Immunity	~~192~~203
9.4.	Acts in Individual Capacity	~~195~~205
9.5.	Lenders’ and Issuing Banks’ Representations, Warranties and Acknowledgments	~~195~~206
9.6.	Right to Indemnity	~~196~~207
9.7.	Successor Administrative Agent and Collateral Agent	~~197~~208
9.8.	Collateral Documents and Obligations Guarantee	~~198~~209
9.9.	Withholding Taxes	~~201~~212
9.10.	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~201~~212
9.11.	Certain ERISA Matters	~~202~~213
9.12.	Return of Certain Payments	~~203~~214

SECTION 10. MISCELLANEOUS		~~204~~215
10.1.	Notices	~~204~~215
10.2.	Expenses	~~206~~217
10.3.	Indemnity; Limitation of Liability	~~207~~218
10.4.	Set-Off	~~208~~219

iii

10.5.	Amendments and Waivers	~~208~~220
10.6.	Successors and Assigns; Participations	~~215~~226
10.7.	Independence of Covenants	~~221~~233
10.8.	Survival of Representations, Warranties and Agreements	~~221~~233
10.9.	No Waiver; Remedies Cumulative	~~222~~234
10.10.	Marshalling; Payments Set Aside	~~223~~234
10.11.	Severability	~~223~~234
10.12.	Independent Nature of Lenders’ Rights	~~223~~234
10.13.	Headings	~~223~~234
10.14.	APPLICABLE LAW	~~223~~235
10.15.	CONSENT TO JURISDICTION	~~223~~235
10.16.	WAIVER OF JURY TRIAL	~~224~~236
10.17.	Confidentiality	~~225~~237
10.18.	Usury Savings Clause	~~226~~237
10.19.	Counterparts	~~226~~238
10.20.	Effectiveness; Entire Agreement	~~226~~238
10.21.	PATRIOT Act	~~227~~238
10.22.	Electronic Execution of Credit Documents	~~227~~238
10.23.	No Fiduciary Duty	~~227~~239
10.24.	Permitted Intercreditor Agreements	~~228~~239
10.25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~229~~241
10.26.	Acknowledgment Regarding any Supported QFCs	~~230~~241
10.27.	MIRE Events	~~230~~242
10.28.	Conversion of Currencies	~~231~~242

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SCHEDULES:	2.1	Commitments
	2.3	Swingline Commitments
	2.4A	Existing Letters of Credit
	2.4B	Letter of Credit Issuing Commitments
	4.2	Equity Interests and Ownership
	4.22	Insurance
	5.14	Post-Closing Actions
	6.1	Indebtedness
	6.2	Liens
	6.3	Negative Pledges
	6.5	Restrictions on Subsidiary Distributions
	6.6	Investments
	6.10	Affiliate Transactions
	10.1	Notices

EXHIBITS:	A	Assignment Agreement
	B	Compliance Certificate
	C	Conversion/Continuation Notice
	D	Counterpart Agreement
	E	Funding Notice
	F	Intercompany Indebtedness Subordination Agreement
	G	Issuance Notice
	H	Pari Passu Intercreditor Agreement
	I	Supplemental Collateral Questionnaire
	J-1	Form of US Tax Certificate for Non-US Lenders that are not Partnerships for US Federal Income Tax Purposes
	J-2	Form of US Tax Certificate for Non-US Participants that are not Partnerships for US Federal Income Tax Purposes
	J-3	Form of US Tax Certificate for Non-US Participants that are Partnerships for US Federal Income Tax Purposes
	J-4	Form of US Tax Certificate for Non-US Lenders that are Partnerships for US Federal Income Tax Purposes

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CREDIT AND GUARANTY AGREEMENT dated as of November 6, 2018, as amended and restated as of July 6, 2022, among ENTEGRIS, INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER party hereto, as Guarantors, the LENDERS party hereto and MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as Administrative Agent and Collateral Agent.

The Lenders have agreed, on the terms and conditions set forth herein, to extend certain credit facilities to the Borrower pursuant to this Agreement, and on the Amendment No. ~~1~~4 Effective Date such credit facilities consist of Tranche B Term Loans in an aggregate principal amount of US$~~2,495,000,000~~400,000,000 and Revolving Commitments in an aggregate amount of US$~~575,000,000~~750,000,000.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:

“2028 Senior Notes” means the 4.375% Senior Unsecured Notes due 2028 issued by the Borrower on April 30, 2020.

“2029 Senior Notes” means the 3.625% Senior Unsecured Notes due 2029 issued by the Borrower on April 30, 2021.

“2029 Senior Secured Notes” means the 4.750% Senior Secured Notes due 2029 of the Borrower issued on April 14, 2022.

“2030 Senior Notes” means the 5.950% Senior Unsecured Notes due 2030 of the Borrower issued on June 30, 2022.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Consideration” means, with respect to any Acquisition, ~~(a)~~ the purchase consideration for such Acquisition, whether paid in Cash or other property (valued at the fair market value thereof), but excluding (a) any component thereof consisting of Equity Interests in the Borrower (other than any Disqualified Equity Interests)~~, and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any earnouts and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the Person or assets acquired, provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP to be established by the Borrower or any Restricted Subsidiary in respect thereof at the time of the consummation of such Acquisition, and (b) the aggregate amount of Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with such Acquisition~~ and (b) any purchase price adjustment, earnout or other contingent obligation.

“Administrative Agent” means Morgan Stanley, in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents, and its successors in such capacity as provided in Section 9.

“Adverse Proceeding” means any action, suit, proceeding, hearing or investigation, in each case whether administrative, judicial or otherwise, by or before any Governmental Authority or any arbitrator, that is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against or affecting the Borrower or any Restricted Subsidiary or any property of the Borrower or any Restricted Subsidiary.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” as defined in Section 2.18(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Person specified.

“Agent” means each of (a) the Administrative Agent, (b) the Collateral Agent, (c) the Arrangers and (d) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including any Auction Manager.

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2(b).

“Agreement” means this Credit and Guaranty Agreement dated as of November 6, 2018, as amended and restated as of July 6, 2022.

“Agreed Currency” means US Dollars and each Foreign Currency.

“Amendment No. 1” means that certain Amendment No. 1, dated as of March 10, 2023, to this Agreement.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. ~~1~~3 Effective Date” means March ~~10~~28, ~~2023~~2024.

“Amendment No. ~~3~~4” means that certain Amendment No. ~~3~~4, dated as of ~~March 28~~April 29, ~~2024~~2026, to this Agreement.

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“Amendment No. ~~3~~4 Effective Date” means ~~March 28~~April 29, ~~2024~~2026.

“Anti-Corruption Laws” as defined in Section 4.23.

“Applicable ECF Percentage” means, with respect to any Fiscal Year, (a) 50% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is greater than 2.43:1.00, (b) 25% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.43:1.00 but greater than 1.93:1.00 and (c) 0% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 1.93:1.00.

“Applicable Rate” means, on any day, (a) with respect to any Tranche B Term Loan, (i) 0.75% per annum, in the case of a Base Rate Loan, and (ii) 1.75% per annum, in the case of a Term SOFR Loan, (b) with respect to any Revolving Loan, (i) from the Restatement Effective Date until the first Business Day following the date of the delivery of the financial statements pursuant to Section 5.1(b) for the Fiscal Quarter ending December 31, 2022, and of the related Compliance Certificate pursuant to Section 5.1(d), the Applicable Rate shall be determined by reference to Pricing Level 3 in the table below and (ii) thereafter, as set forth in the table below, as determined based on the First Lien Net Leverage Ratio as of the end of the Fiscal Year or Fiscal Quarter for which financial statements have been most recently delivered pursuant to Section 5.1(a) or 5.1(b) and the related Compliance Certificate has been delivered pursuant to Section 5.1(d), in each case, at least one Business Day prior to such day, and (c) with respect to Loans of any other Class, the rate per annum specified in the Incremental Facility Agreement, the Extension/Modification Agreement or the Refinancing Facility Agreement, as the case may be, establishing Loans of such Class.

Pricing Level	First Lien Net Leverage Ratio	Applicable Rate for Revolving Loans
		Base Rate Loans	Term Benchmark Loans / RFR Loans
1	< 1.50:1.00	0.25%	1.25%
2	≥ 1.50:1.00 but < 2.00:1.00	0.50%	1.50%
3	≥ 2.00:1.00	0.75%	1.75%

Any increase or decrease in the Applicable Rate for Revolving Loans resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day following the date the financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b) and Section 5.1(d); provided that (~~a~~x) if the Borrower has not delivered to the Administrative Agent any financial statements or Compliance Certificate required to have been delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(d), from and after the date such financial statements or Compliance Certificate were required to have been so delivered the Applicable Rate for Revolving Loans shall, at the option of the Majority in Interest of the Revolving Lenders, be determined by reference to Pricing Level 3 in the table above and shall continue to so apply to and including the first Business Day following the date such financial statements and related Compliance Certificate are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (~~b~~y) as of the first Business Day after an Event of Default under Section 8.1(a) (in the case of Section 8.1(a)(iii), as to interest and fees only), 8.1(f) or 8.1(g) shall have occurred and be continuing, the Applicable Rate for Revolving Loans shall be determined by reference to Pricing Level 3 in the table above, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

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If any financial statements ~~or~~delivered pursuant to Section 5.1(a) or 5.1(b), or any Compliance Certificate delivered pursuant to Section ~~5.1(a), 5.1(b) or~~ 5.1(d), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest ~~hereunder~~with respect to Loans of any Class at lower rates than those that ~~would have been paid but for such inaccuracy, then~~were in fact applicable for any period (any such period, an “Applicable Interest Period”) (based on the actual First Lien Net Leverage Ratio), then, if such inaccuracy is discovered prior to the repayment in full of the principal of all Loans and the termination of all Commitments of such Class, (i) the Borrower shall, promptly after such determination of such inaccuracy, deliver to the Administrative Agent corrected financial statements and/or a corrected Compliance Certificate ~~for such period and (ii)~~, as applicable, for the applicable period, (ii) thereafter, the Applicable Rate with respect to Loans of such Class for the Applicable Interest Period shall be redetermined as if the Pricing Level for such higher Applicable Rate were applicable for such Applicable Interest Period and (iii) the Borrower shall ~~promptly pay to~~, within five Business Days after receipt of an invoice from the Administrative Agent~~, for the account of the Revolving Lenders, the~~ setting forth the amount of accrued interest and fees that should have been paid but was not paid as a result of such inaccuracy~~. Nothing~~ , pay to the Administrative Agent, for the account of the Lenders of such Class, such amount (it being understood that the Administrative Agent shall have no obligation to provide such invoice prior to the completion of the redetermination referred to above). Notwithstanding anything to the contrary in this Agreement, any such additional interest or fees hereunder shall not be due and payable until it is due and payable pursuant to this paragraph, and, accordingly, any nonpayment of such interest or fees as a result of any such inaccuracy shall not, in itself, constitute a Default or an Event of Default (whether retroactively or otherwise). Subject to the immediately prior sentence, nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Section 2.10 or 8.

“Applicable Time” means, with respect to any ~~Borrowings~~borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that is distributed to or by any Credit Party or any Agent to any Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

4

“Arrangers” means Morgan Stanley, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA, PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC.

“Asset Sale” means any Disposition of assets made in reliance on Section 6.8(b)(xi), other than any such Disposition (or series of related Dispositions) resulting in aggregate Net Proceeds not exceeding US$25,000,000.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A, with such amendments or modifications thereto as may be approved by the Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Auction” as defined in Section 10.6(i)(A).

“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution agreed to by the Borrower and the Administrative Agent (whether or not an Affiliate of the Administrative Agent) to act as an auction manager in connection with any Auction.

“Authorized Officer” means, with respect to any Person, any Financial Officer of such Person or any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof) or general counsel of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, the ~~secretary or assistant secretary of such Person shall have delivered an~~Administrative Agent shall have received a customary incumbency certificate ~~to the Administrative Agent~~ as to the authority of such individual.

“Available Basket Amount” means, as of any date:

(a) the sum of (i) the greater of (A) US$550,000,000 and (~~2~~B) 50.0% of Consolidated Adjusted EBITDA for the then most recently ended Test Period (determined after giving Pro Forma Effect to any Acquisition or Investment with respect to which the Available Basket Amount is being determined) plus (ii)  the Available Excess Cash Flow Amount as of such date, plus

(b) 100% of the aggregate net cash proceeds received by the Borrower after the Restatement Effective Date from the issuance and sale of its common stock, excluding (i) any such issuance or sale to any Subsidiary, (ii) any issuance of directors’ qualifying shares or of other Equity Interests that are required to be held by specified Persons under applicable law and (iii) any issuance or sale of Equity Interests referred to in the proviso to Section 6.6(j)(i), plus

5

(c) the aggregate amount of Returns as of such date in respect of any Acquisition or other Investment made (or deemed made pursuant to the definition of the term “Unrestricted Subsidiary”) using the Available Basket Amount, provided that the aggregate amount by which the Available Basket Amount is increased pursuant to this clause (c) in respect of any Acquisition or other Investment shall not exceed the amount by which the Available Basket Amount shall have been reduced on account of the Acquisition Consideration with respect to such Acquisition or the original amount of any such other Investment, plus

(d) in the event any Unrestricted Subsidiary has been designated as a Restricted Subsidiary, or has been merged or consolidated with the Borrower or a Restricted Subsidiary (where the surviving entity in such merger or consolidation is the Borrower or a Restricted Subsidiary), or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, on or prior to such date, the lesser of (i) the amount of all Investments made using the Available Basket Amount in such Unrestricted Subsidiary (including any such Investment deemed made pursuant to the definition of the term “Unrestricted Subsidiary”), net of the aggregate amount, if any, by which the Available Basket Amount shall have been increased prior to such time in respect of such Investments pursuant to clause (c) above, and (ii) the fair market value of such Unrestricted Subsidiary at the time it is designated as a Restricted Subsidiary or the time of such merger, consolidation, transfer, conveyance or liquidation, as applicable, plus

(e) the Declined Mandatory Prepayment Retained Amount as of such date, minus

(f) the aggregate amount of Permitted Stock Repurchases made after the Restatement Effective Date and on or prior to such date, minus

(g) the portion of the Available Basket Amount previously utilized pursuant to Section 6.4(m) or 6.6(r), with the utilization pursuant to Section 6.6(r) for any Acquisition being the Acquisition Consideration in respect thereof and the utilization pursuant to Section 6.6(r) for any other Investment (or any deemed Investment in respect of any designation of an Unrestricted Subsidiary) being the amount thereof as of the date the applicable Investment is made, determined in accordance with the definition of “Investment” (or the definition of “Unrestricted Subsidiary”).

“Available Excess Cash Flow Amount” means, as of any date, an amount equal to the sum, for the Fiscal Years of the Borrower in respect of which financial statements and the related Compliance Certificate have been delivered in accordance with Sections 5.1(a) and 5.1(d), and for which prepayments required by Section 2.14(d) (if any) have been made, in each case on or prior to such date (commencing with the Fiscal Year ending December 31, 2023), of the products of (a) the amount of Consolidated Excess Cash Flow (to the extent such amount exceeds zero) for each such Fiscal Year multiplied by (b) the Retained ECF Percentage for such Fiscal Year (it being understood that the Retained ECF Percentage of Consolidated Excess Cash Flow for any such Fiscal Year shall be included in the Available Excess Cash Flow Amount regardless of whether a prepayment is required for such Fiscal Year under Section 2.14(d)).

6

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(b)(iv).

“Backstopped Letter of Credit” as defined in Section 2.4(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (c) the Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, notwithstanding the foregoing, the Base Rate shall at no time be less than 1.00% per annum. For purposes of clause (c) above, the Term SOFR on any day shall be the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then for purposes of clause (c) above Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three RFR Business Days prior to such Base Rate Term SOFR Determination Day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, as the case may be.

7

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date, have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that with respect to a Benchmark with respect to any Loan denominated in a Foreign Currency, the term “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:

(a) in the case of any Loan denominated in US Dollars, ~~the sum of: (i)~~ Daily Simple SOFR ~~and (ii) the related Benchmark Replacement Adjustment~~; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

8

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “RFR Business Day”, the definition of “Effective Yield”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate ~~or~~ and/or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means the ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) of, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

9

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Agreed Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to the then-current Benchmark for any Agreed Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under the other Credit Documents in accordance with Section 2.18(b) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under the other Credit Documents in accordance with Section 2.18(b).

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System.

“Borrower” as defined in the preamble hereto.

“Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Borrowing denominated in Singapore Dollars, SGD$1,000,000 and (e) in the case of a Borrowing denominated in Yen, ¥115,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Borrowing denominated in Singapore Dollars, SGD$1,000,000 and (e) in the case of a Borrowing denominated in Yen, ¥115,000,000.

“Business Day” means any day other than a Saturday or Sunday, a day that is a legal holiday under the laws of the State of New York or a day on which banking institutions located in such State are authorized or required by law to remain closed; provided that (a) when used in relation to Loans denominated in Euro or in relation to the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, (b) when used in relation to Loans denominated in Yen or in relation to the calculation or computation of the TIBO Rate, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Tokyo and (c) when used in relation to any RFR Loans or any interest rate settings in relation to any RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“Captive Insurance Subsidiary” means any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

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“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Collateralize” means, with respect to any Obligation, to provide and pledge (as a first priority perfected security interest) Cash or Cash Equivalents in US Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank. The term “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America, in each case maturing within two years after such date; (b) marketable direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or District or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than 365 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Revolving Lender or any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$1,000,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (d) above; (f) shares of any money market mutual fund that (i) has substantially all its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than US$5,000,000,000 and (iii) has a rating of at least A-2 from S&P or P-2 from Moody’s; (g) marketable corporate bonds for which an active trading market exists and price quotations are available, in each case maturing within two years after such date and issued by Persons that are not Affiliates of the Borrower and where such Persons (i) in the case of any such bonds maturing more than 12 months from the date of the acquisition thereof, have a long-term credit rating of at least AA- from S&P or Aa3 from Moody’s or (ii) in the case of any such bonds maturing less than or equal to 12 months from the date of the acquisition thereof, have a long-term credit rating of at least A+ from S&P or A1 from Moody’s, provided that the portfolio of any such bonds included as Cash Equivalents at any time shall have a weighted average maturity of not more than 360 days; and (h) other short-term investments utilized by the Borrower or any Restricted Subsidiary (including any Foreign Subsidiary) in accordance with normal investment practices for cash management in investments that are analogous to the investments described above.

“Cash Management Services” means cash management and related services provided to the Borrower or any Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, cash pooling, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.

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“Cash Management Services Provider” means any Person that (a) is, or was on the Restatement Effective Date, an Agent, an Arranger or any Affiliate of any of the foregoing, whether or not such Person shall have been an Agent, an Arranger or any Affiliate of any of the foregoing at the time the applicable agreement in respect of Cash Management Services was entered into, (b) is a counterparty to an agreement in respect of Cash Management Services in effect on the Restatement Effective Date and is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) becomes a counterparty after the Restatement Effective Date to an agreement in respect of Cash Management Services at a time when such Person is a Lender or an Affiliate of a Lender.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Internal Revenue Code and (b) each Subsidiary of any such controlled foreign person.

“CFC Holding Company” means each Domestic Subsidiary that is treated as a partnership or a disregarded entity for United States federal income tax purposes and that has no material assets other than assets that consist (directly or indirectly through disregarded entities or partnerships) of Equity Interests or indebtedness (as determined for United States tax purposes) in one or more CFCs or CFC Holding Companies.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any European equivalent regulation (such as the European Market Infrastructure Regulation) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, implemented or issued.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor) of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) the occurrence of any “change of control” (or similar event, however denominated) under and as defined in any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Material Indebtedness of the Borrower or any Restricted Subsidiary. For purposes of this definition, a Person or group shall not be deemed to beneficially own Equity Interests subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

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“Claiming Guarantor” as defined in Section 7.2(b).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B Term Loans, Swingline Loans or Loans of another “Class” established pursuant to Section 2.24, 2.25 or 2.26, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche B Term Loan Commitment or a Commitment of another “Class” established pursuant to Section 2.24, 2.25 or 2.26 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be created pursuant to Section 2.24, 2.25 or 2.26 and, as provided in Section 2.24, 2.25 or 2.26, any Incremental Term Loans, any Extended/Modified Term Loans or any Refinancing Term Loans may be treated as a single Class with any other Class of Term Loans.

“Closing Date” means November 6, 2018.

“CMC Acquisition” means the acquisition by the Borrower, directly or indirectly, of all of the issued and outstanding Equity Interests of CMC Materials pursuant to the CMC Acquisition Agreement.

“CMC Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 14, 2021 (including the exhibits thereto, the disclosure letters referred to therein and all related documents), by and among CMC Materials, the Borrower and Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

“CMC Materials” means CMC Materials, Inc., a Delaware corporation.

“Collateral” means, collectively, all of the property (including Equity Interests) on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means Morgan Stanley, in its capacity as collateral agent for the Secured Parties under the Credit Documents, and its successors in such capacity as provided in Section 9.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of this Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a Counterpart Agreement duly executed and delivered on behalf of such Person;

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(b) the Collateral Agent shall have received from the Borrower and each Designated Subsidiary (i) either (A) a counterpart of the Pledge and Security Agreement duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a supplement to the Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) a counterpart of each Permitted Intercreditor Agreement then in effect, or an acknowledgment thereof (or, in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date, a supplement, joinder or a similar instrument) in the form specified therein, in each case, duly executed and delivered on behalf of such Person;

(c) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinion of counsel (if such Designated Subsidiary is a Material Subsidiary) and certificates with respect to such Designated Subsidiary of the type referred to in Sections 3.1(b), 3.1(e), 3.1(g) and 3.1(k) of the Existing Credit Agreement;

(d) all Equity Interests owned by or on behalf of any Credit Party shall have been pledged pursuant to the Pledge and Security Agreement (provided that the Credit Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company or (ii) Equity Interests constituting Excluded Property) and the Collateral Agent shall, to the extent required by the Pledge and Security Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) (i) all Indebtedness owed by any Credit Party to any Restricted Subsidiary that is not a Credit Party shall be subordinated to the Obligations pursuant to the Intercompany Indebtedness Subordination Agreement, (ii) all Indebtedness of any Unrestricted Subsidiary in a principal amount of US$~~1,500,000~~5,000,000 or more that is owing to any Credit Party shall be evidenced by a promissory note and (iii) all the promissory notes referred to in clause (ii) above, and all promissory notes evidencing any Indebtedness of the Borrower or any Restricted Subsidiary that is owing to any Credit Party, shall, in each case, have been pledged pursuant to the Pledge and Security Agreement, and the Collateral Agent shall have received all such notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(f) all instruments and documents, including UCC financing statements, required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

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(g) the Collateral Agent shall have received (i) a Mortgage with respect to each Material Real Estate Asset, if any, duly executed and delivered by the record owner of such Material Real Estate Asset (and in the event any Material Real Estate Asset subject to a Mortgage pursuant to this definition is located in a jurisdiction that imposes mortgage recording taxes or any similar taxes, fees or charges, the amount secured by such Mortgage shall be limited to the fair market value of such Material Real Estate Asset), (ii) a fully paid policy or policies of title insurance or a marked up commitment or signed pro forma therefor issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid and enforceable Lien on the Material Real Estate Asset described therein, free of any other Liens other than Permitted Liens, which policies shall be in form and substance reasonably satisfactory to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) a completed Flood Certificate with respect to each Material Real Estate Asset, which Flood Certificate shall be addressed to the Collateral Agent and shall otherwise comply with the Flood Program ~~and if the Flood Certificate with respect to any Material Real Estate Asset indicates that any “Building” (as defined in 12 CFR Chapter III, Section 339.2) included as part of such Material Real Estate Asset is located in a Flood Zone, (x) a written acknowledgement from the applicable Credit Party of receipt of written notification from the Collateral Agent as to the existence of such Material Real Estate Asset and as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program and (y) if such Material Real Estate Asset is located in a community that participates in the Flood Program, evidence that the applicable Credit Party has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program and other applicable law (including as to the amount of insurance coverage required thereunder)~~, provided that the foregoing requirements of this clause (iii) shall be completed (and copies of such Flood Certificate ~~and, if applicable, such acknowledgement and evidence of flood insurance~~ shall have been made available to the Lenders) at least 20 Business Days (or such shorter period within which each of the Revolving Lenders shall have advised the Collateral Agent that its flood insurance due diligence ~~and~~ has been completed, it being agreed that if any such Revolving Lender does not provide a written objection to the Collateral Agent within 20 Business Days following receipt or posting of such Flood Certificate, it shall be deemed to have completed its flood insurance ~~compliance have been completed~~due diligence) prior to the execution and delivery of a Mortgage with respect to such Material Real Estate Asset, it being understood that no Credit Party shall be required to execute or deliver to the Collateral Agent, and the Collateral Agent shall not require or accept execution and delivery of, any Mortgage prior to the end of such period and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Material Real Estate Asset.

Notwithstanding anything herein to the contrary, the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions, consents, approvals or other deliverables with respect to, any particular assets of the Credit Parties if and for so long as the Collateral Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such deliverables ~~(including the cost of obtaining flood insurance, if required)~~ shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

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The Collateral Agent may grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions, consents, approvals or other deliverables with respect to particular assets or the provision of any Obligations Guarantee by any Restricted Subsidiary (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Restatement Effective Date), or with respect to any notices required to be provided by any Credit Party under any Collateral Document.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary:

(aa) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower;

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(bb) the Collateral and Guarantee Requirement shall not apply to any of the following assets (collectively, the “Excluded Property”; each capitalized term used in this clause (bb) but not defined in this Agreement having the meaning given to it in the Pledge and Security Agreement): (i) (A) any Leasehold Property ~~and any~~, (B) any Flood Hazard Property and (C) any Real Estate Asset that is not a Material Real Estate Asset, (ii) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of UCC financing statements or an equivalent thereof in appropriate form in the applicable jurisdiction, (iii) any Commercial Tort Claim, (iv) (A) any assets if, for so long as and to the extent a security interest may not be granted in such assets as a matter of applicable law and (B) any lease, license, contract or other agreement or any rights or interests thereunder if, for so long as and to the extent the grant of a security interest therein would (x) constitute or result in (1) the unenforceability of any right, title or interest of the applicable Credit Party in or (2) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract or other agreement or (y) require a consent, approval, license or authorization not obtained from a Governmental Authority or third party, except, in each case under this clause (iv), to the extent that such law or the terms in such lease, license, contract or other agreement providing for such prohibition, breach, right of termination or default or requiring such consent, approval, license or authorization is ineffective under the UCC or other applicable law, provided that this clause (iv) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is deemed effective under the UCC, (v) any property subject to a Lien securing purchase money obligation or Finance Lease Obligation (or any Refinancing Indebtedness in respect thereof) if, for so long and to the extent the grant of a security interest therein would constitute or result in a breach or a default under the related agreements, except, in each case under this clause (v), to the extent that such breach or default is ineffective under the UCC or other applicable law, provided that this clause (v) shall apply only if such Lien and such purchase money obligation or Finance Lease Obligation are permitted hereunder, (vi) any licenses or state or local franchises, charters and authorizations of a Governmental Authority if, for so long as and to the extent the grant of a security interest therein is prohibited or restricted by applicable law, except, in each case under this clause (vi), to the extent that such prohibition or restriction is ineffective under the UCC or other applicable law, provided that this clause (vi) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is deemed effective under the UCC, (vii) Equity Interests in any Person that is not a wholly owned Restricted Subsidiary if, for so long as and to the extent (A) the Organizational Documents of such Person or any related joint venture, shareholders’ or similar agreement prohibits or restricts such pledge without the consent of any Person other than the Borrower or a Restricted Subsidiary (it being understood that neither the Borrower nor any Guarantor Subsidiary shall be required to seek the consent of third parties thereunder), (B) in the case of any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), such Equity Interests have been pledged in connection with any Indebtedness of such Person (but only to the extent that such Equity Interests remain pledged in connection with such Indebtedness) or (C) such Equity Interests constitute Margin Stock, (viii) ~~any~~Equity Interests in any Captive Insurance Subsidiary, any Receivables Subsidiary or any other special purpose entity, (ix) any “intent to use” trademark application for which evidence of use of the trademark has not been filed with, and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), but only to the extent that the grant of a security interest therein would invalidate such trademark application, (~~ix~~x) any assets to the extent the grant of a security interest in such assets would result in material adverse tax consequences to the Borrower and the Restricted Subsidiaries, as reasonably determined by the Borrower and notified by the Borrower to the Collateral Agent in writing, (~~x~~xi) Letter-of-Credit Rights, except to the extent constituting a Supporting Obligation of other Collateral as to which perfection of a security interest therein may be accomplished solely by the filing of a UCC financing statement in the applicable jurisdiction (it being understood that no actions shall be required to perfect a security interest in a Letter-of-Credit Rights, other than the filing of a UCC financing statement), (xii) any Third Party Assets, (xiii) any accounts receivable and any related assets (including any deposit accounts into which collection on such account receivables or related assets are made) (A) Disposed to any Receivables Subsidiary or (B) otherwise Disposed of or granted a security interest in pursuant to, or otherwise existing or deemed to exist in connection with, any Permitted Securitization permitted pursuant to Section 6.1(v), (xiv) any asset acquired by the Borrower or any of its Subsidiaries after the Amendment No. 4 Effective Date (including assets acquired through an Acquisition) and that, at the time of the relevant Acquisition, is subject to a Lien securing assumed Indebtedness permitted by Section 6.1 if, for so long and to the extent the grant of a security interest therein would constitute or result in a breach or a default under the related agreements (which prohibition was not implemented in contemplation of such Acquisition) and (~~xi~~xv) any other assets as to which the Administrative Agent, in consultation with the Borrower, shall have reasonably determined in writing that the cost of obtaining or perfecting a Lien thereon would be excessive in relation to the benefit that would be afforded to the Lenders thereby, in each case of this clause (bb) other than any Proceeds, substitutions or replacements of the foregoing (unless such Proceeds, substitutions or replacements themselves would constitute assets described in clauses (i) through (~~xi~~xv) above); provided, in each case (but, in the case of Third Party Assets, except as permitted by the definition of Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness), that such assets shall constitute Excluded Property only if they are not subject to any Lien securing any Permitted Senior Secured Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness;

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(cc) except with respect to Indebtedness represented or evidenced by certificates or instruments to the extent required by clause (e) of the first paragraph of this definition, perfection by possession or “control” shall not be required with respect to any promissory notes or other evidences of Indebtedness owned by a Credit Party and constituting Collateral;

(dd) no Credit Party shall be required to obtain any control agreement with respect to any deposit account or securities account, except to the extent required with respect to Cash Collateral required to be provided hereunder including pursuant to Section 2.4(h);

(ee) no Credit Party shall be required to (i) obtain any landlord waivers, estoppels, collateral access agreements or similar third party agreements or (ii) make filings under the Federal Assignment of Claims Act;

(ff) no Collateral Documents governed under the laws of any jurisdiction outside of the United States, and no actions in any jurisdiction outside of the United States or that are necessary to create or perfect any security interest in assets located or titled outside of the United States, shall be required; and

(gg) no Credit Party shall be required to deliver to the Collateral Agent any certificates or instruments representing or evidencing, or any stock powers or other instruments of transfer in respect of, Equity Interests in any Subsidiary that is not a Material Subsidiary.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any property of such Credit Party as security for the Obligations.

“Collateral Questionnaire” means the Collateral Questionnaire delivered by the Borrower on the Restatement Effective Date and any Supplemental Collateral Questionnaire or Collateral Questionnaire delivered after the Restatement Effective Date pursuant to Section 5.1(j) or 5.10, respectively.

“Commitment” means a Revolving Commitment or a Term Loan Commitment.

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“Commitment Fee Rate” means, on any day, (a) with respect to the Revolving Commitments, the applicable rate per annum set forth below based on the First Lien Net Leverage Ratio as of the end of the Fiscal Year or Fiscal Quarter for which financial statements have been most recently delivered pursuant to Section 5.1(a) or 5.1(b) and the related Compliance Certificate has been delivered pursuant to Section 5.1(d), in each case, at least one Business Day prior to such day, provided that, for purposes of this clause (a), until the first Business Day following the date of the delivery of the financial statements pursuant to Section 5.1(b) for the Fiscal Quarter ending December 31, 2022, and of the related Compliance Certificate pursuant to Section 5.1(d), the Commitment Fee Rate shall be determined by reference to Pricing Level 3 in the table below, and (b) with respect to any Extended/Modified Commitments or Refinancing Revolving Commitments of any Class, the rate or rates per annum specified in the applicable Extension/Modification Agreement or Refinancing Facility Agreement.

Pricing Level	First Lien Net Leverage Ratio	Commitment Fee Rate
1	< 1.50:1.00	0.20%
2	≥ 1.50:1.00 but < 2.00:1.00	0.25%
3	≥ 2.00:1.00	0.30%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day following the date the financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b) and Section 5.1(d); provided that (~~a~~x) if the Borrower has not delivered to the Administrative Agent any financial statements or Compliance Certificate required to have been delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(d), from and after the date such financial statements or Compliance Certificate were required to have been so delivered the Commitment Fee Rate shall, at the option of the Majority in Interest of the Revolving Lenders, be determined by reference to Pricing Level 3 in the table above and shall continue to so apply to and including the first Business Day following the date such financial statements and related Compliance Certificate are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (~~b~~y) as of the first Business Day after an Event of Default under Section 8.1(a) (in the case of Section 8.1(a)(iii), as to interest and fees only), 8.1(f) or 8.1(g) shall have occurred and be continuing, the Commitment Fee Rate shall be determined by reference to Pricing Level 3 in the table above, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

If any financial statements ~~or~~delivered pursuant to Section 5.1(a) or 5.1(b), or any Compliance Certificate delivered pursuant to Section ~~5.1(a), 5.1(b) or~~ 5.1(d), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any fees ~~hereunder~~with respect to Commitments of any Class at lower rates than those that ~~would have been paid but for such inaccuracy, then~~were in fact applicable for any period (any such period, an “Applicable Fee Period”) (based on the actual First Lien Net Leverage Ratio), then, if such inaccuracy is discovered prior to the repayment in full of the principal of all Loans and the termination of all Commitments of such Class, (i) the Borrower shall, promptly after such determination of such inaccuracy, deliver to the Administrative Agent corrected financial statements and/or a corrected Compliance Certificate ~~for such period and (ii)~~, as applicable, for the applicable period, (ii) thereafter, the Commitment Fee Rate with respect to Commitments of such Class for the Applicable Fee Period shall be redetermined as if the Pricing Level for such higher Commitment Fee Rate were applicable for such Applicable Fee Period and (iii) the Borrower shall ~~promptly pay to~~, within five Business Days after receipt of an invoice from the Administrative Agent~~, for the account of the Revolving Lenders, the~~ setting forth the amount of accrued fees that should have been paid but were not paid as a result of such inaccuracy~~. Nothing~~ , pay to the Administrative Agent, for the account of the Lenders of such Class, such amount (it being understood that the Administrative Agent shall have no obligation to provide such invoice prior to the completion of the redetermination referred to above). Notwithstanding anything to the contrary in this Agreement, any such additional fees hereunder shall not be due and payable until they are due and payable pursuant to this paragraph, and, accordingly, any nonpayment of such fees as a result of any such inaccuracy shall not, in itself, constitute a Default or an Event of Default (whether retroactively or otherwise). Subject to the immediately prior sentence, nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Section 2.10 or 8.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 USC. 1 § 1 et seq.).

“Competitor” means any Person that is a competitor of the Borrower and the Restricted Subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (a) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (b) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Competitor or Affiliate thereof, but only if no personnel involved with the investment in the relevant Competitor or its Affiliates, or the management or operation thereof, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its Subsidiaries.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period:

(a) Consolidated Net Income for such period; plus

(b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clauses (ix), (xii) ~~and~~, (xiii) and (xix) below, not already included in Consolidated Net Income) for, without duplication:

(i) total interest expense determined in conformity with GAAP (including (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Finance Lease Obligations, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedge Agreements with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the credit facilities established hereunder and with respect to other Indebtedness permitted to be incurred hereunder and (G) any expensing of commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), for such period,

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(ii) provision for taxes based on income, revenues, profits or capital, including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds, for such period,

(iii) total depreciation expense and total amortization expense for such period,

(iv) extraordinary, unusual or nonrecurring charges, expenses or losses for such period,

(v) any charges, expenses or losses for such period attributable to disposed, abandoned or discontinued operations (other than disposed, abandoned or discontinued operations pending disposal, abandonment and/or discontinuation thereof),

(vi) any after-tax losses attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions of inventory and other Dispositions in the ordinary course of business,

(vii) non-cash charges, expenses or losses for such period, including (A) impairment charges and reserves and any other write-down or write-off of assets, (B) non-cash fair value adjustments of Investments and (C) non-cash compensation expense, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off or reserves with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) or inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period, provided that, at the option of the Borrower, notwithstanding the exclusion in this clause (2) any such noncash charge, expense or loss may be added back in determining Consolidated Adjusted EBITDA for the period in which it is recognized, so long as any cash expenditure made on account thereof in any future period is deducted pursuant to clause (d) of this definition,

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(viii) restructuring charges, accruals and reserves, severance costs, relocation costs, retention and completion bonuses, integration costs and business optimization expenses, including any restructuring costs, business optimization expenses and integration costs related to Acquisitions (including the CMC Acquisition), project start-up costs, transition costs, costs related to the opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business), contract termination costs, recruiting, signing and completion bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) and consulting fees, for such period,

(ix) the amount of the pro forma “run rate” effects of expected cost savings, operating expense reductions, ~~other~~ operating improvements ~~and synergies projected by the Borrower in good faith to be realized~~(including as a result of entry into, amendment or renegotiation of any contract or other arrangement relating to costs) and synergies (other than, for the avoidance of doubt, revenue synergies) (collectively, “Expected Run Rate Effects”) (calculated on a pro forma basis as though such items had been realized on the first day of the applicable Test Period, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated Adjusted EBITDA from such actions) projected by the Borrower in good faith to be realized as a result of actions taken or to be taken in connection with any Pro Forma Event ~~(including the CMC Acquisition)~~ or related to restructuring, cost saving ~~or~~, operational or other initiatives~~,~~ (an “Initiative”), it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any such actions; provided that (A) such ~~cost savings, operating expense reductions, other operating improvements and synergies~~Expected Run Rate Effects are reasonably identifiable~~,~~ and factually supportable ~~and reasonably anticipated to be realized within 24 months after the consummation of such Pro Forma Event or implementation of such initiative~~, in each case, as determined in good faith by the Borrower (and whether or not such Expected Run Rate Effects are permitted to be included in any pro forma financial information pursuant to the rules and regulations of the SEC), (B) such actions (or substantial steps in respect of such actions) have been taken or are expected by the Borrower in good faith to be taken within ~~such period, (C) no cost savings, operating expense reductions, operating improvements and synergies~~ 24 months after the consummation of such Pro Forma Event or implementation of such Initiative, as determined in good faith by the Borrower, and (C) no Expected Run Rate Effects shall be added pursuant to this clause (ix) to the extent duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA, whether pursuant to the requirements of Section 1.2(b) or otherwise, for such period, ~~and (D) projected (and not yet realized) amounts may no longer be added in calculating Consolidated Adjusted EBITDA pursuant to this clause (ix) after 24 months after the consummation of such Pro Forma Event or the implementation of such initiative,~~

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(x) fees, costs and expenses incurred in connection with the Transactions during such period,

(xi) transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, any Acquisition or other Investment, any Disposition (other than in the ordinary course of business), any Insurance/Condemnation Event, any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Credit Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated,

(xii) charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or Disposition permitted by this Agreement and lost profits covered by business interruption insurance, in each case, to extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Borrower or any Restricted Subsidiary during such period or the Borrower has made a good faith determination that there exists reasonable evidence that such amounts will be reimbursed to the Borrower or any Restricted Subsidiary within 12 months after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (xii),

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenses) during such period not included in Consolidated Adjusted EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c) below for any prior period and not added back,

(xiv) net losses during such period (A) resulting from fair value accounting required by FASB Accounting Standard Codification 815, (B) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB Accounting Standard Codification 830 or (C) attributable to foreign currency translation,

(xv) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedge Agreement or other derivative instrument,

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(xvi) cash expenses relating to contingent or deferred payments in connection with any Acquisition or other Investment permitted hereunder (including earn-outs, non-compete payments, consulting payments and similar obligations) and any adjustments thereof and any purchase price adjustments for such period, ~~and~~

(xvii) any income (or loss) attributable to non-controlling interests in any non-wholly owned Restricted Subsidiary~~; minus~~,

(xviii) director fees, and reimbursement of director expenses, payable by the Borrower to members of its board of directors and any indemnification payments payable by the Borrower or any of its Restricted Subsidiaries to members of its board of directors for such period, and

(xix) add-backs and adjustments reflected in, or of the type reflected in, any quality of earnings report or other financial due diligence report delivered by any independent accounting or valuation firm of recognized national standing or otherwise reasonably acceptable to the Administrative Agent and prepared in connection with any Acquisition or Investment consummated after the Amendment No. 4 Effective Date and permitted by this Agreement, which may include adjustments consistent with the adjustments reflected in such report for the period from the last day of the period covered by such report to the date of the consummation of such Acquisition or Investment; minus

(c) an amount which, in the determination of Consolidated Net Income for such period, has been included for, without duplication:

(i) all extraordinary, unusual or nonrecurring gains and items of income during such period,

(ii) any gains or income attributable to disposed, abandoned or discontinued operations (other than disposed, abandoned or discontinued operations pending disposal, abandonment and/or discontinuation thereof),

(iii) any after-tax gains attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions of inventory and other Dispositions in the ordinary course of business,

(iv) any non-cash gains or income (other than the accrual of revenue in the ordinary course) during such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period,

(v) net gains during such period (A) resulting from fair value accounting required by FASB Accounting Standard Codification 815, (B) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB Accounting Standard Codification 830 or (C) attributable to foreign currency translation, and

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(vi) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Hedge Agreement or other derivative instrument; minus

(d) to the extent not deducted in Consolidated Net Income during such period, all cash payments made during such period on account of non-cash charges that were added back in calculating Consolidated Adjusted EBITDA for a prior period in reliance on the proviso to clause (b)(vii) above.

~~Notwithstanding anything to the contrary herein, Consolidated Adjusted EBITDA (before giving effect to any pro forma adjustments in connection with Pro Forma Events occurring after the Restatement Effective Date as contemplated by the definition of Pro Forma Basis) shall be deemed to be US$274,685,000 for the Fiscal Quarter ended July 3, 2021, US$265,780,000 for the Fiscal Quarter ended October 2, 2021, US$299,072,000 for the Fiscal Quarter ended December 31, 2021 and US$314,667,000 for the Fiscal Quarter ended April 2, 2022.~~

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures made by the Borrower and the Restricted Subsidiaries during such period that are required to be included in “purchase of property, plant and equipment” or similar items on a consolidated statement of cash flows, or that are otherwise required to be capitalized on a consolidated balance sheet, of the Borrower and the Restricted Subsidiaries for such period prepared in conformity with GAAP; provided that Consolidated Capital Expenditures shall not include any expenditures (a) for assets to the extent made with Net Proceeds reinvested pursuant to Section 2.14(a) or 2.14(b) or (b) that constitute an Acquisition or other Investment permitted under Section 6.6.

“Consolidated Current Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding (a) Cash and Cash Equivalents, (b) assets relating to current or deferred Taxes based on income or profits and (c) assets held for sale.

“Consolidated Current Liabilities” means the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of Long-Term Indebtedness, (b) accruals for current or deferred Taxes based on income or profits, (c) accruals of interest expense not overdue, (d) accruals of expense for restructuring reserves and (e) revolving Indebtedness, including the Revolving Loans.

“Consolidated Excess Cash Flow” means, with respect to any Fiscal Year, an amount, not less than zero, equal to:

(a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, plus (ii) the amount of all non-cash charges (including depreciation expense, amortization expense and deferred tax expense) deducted in arriving at such Consolidated Net Income, plus (iii) the aggregate net amount of non-cash loss on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions of inventory and other Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus (iv) the aggregate amount of any non-cash loss for such period attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments, to the extent deducted in arriving at such Consolidated Net Income; minus

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(b) the sum, without duplication, including across Fiscal Years (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:

(i) Consolidated Capital Expenditures that are (A) actually made in Cash during such Fiscal Year, except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness), or (B) at the option of the Borrower, committed during such Fiscal Year pursuant to binding contracts with third parties to be made in Cash during the immediately succeeding Fiscal Year, except to the extent intended to be financed by the Borrower with Long-Term Indebtedness (other than revolving Indebtedness); provided that (1) if any amount is deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to the Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent such Consolidated Capital Expenditures are not actually made in Cash during such immediately succeeding Fiscal Year or are financed with Long-Term Indebtedness (other than revolving Indebtedness) and (2) no deduction shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent; provided that no amounts shall be included in this clause (i) to the extent such amounts are deducted in calculating the amount of required prepayment of Term Loans pursuant to Section 2.14(d),

(ii) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries repaid, prepaid, redeemed or otherwise satisfied and discharged by the Borrower and the Restricted Subsidiaries during such Fiscal Year, except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness), including, except to the extent so financed, (A) to the extent not deducted in the determination of Consolidated Net Income for such Fiscal Year, the principal component of payments in respect of Finance Lease Obligations and (B) scheduled Installments of Loans made pursuant to Section 2.12, but excluding (1) any prepayment of Loans pursuant to Section 2.14 and any prepayment, repurchase, redemption or other satisfaction and discharge of any other Indebtedness on account of any “excess cash flow” sweep or any net proceeds received in respect of any Disposition or any ~~Casualty~~Insurance/Condemnation Event, (2) any prepayments, repurchases, redemptions or other defeasance and discharge of Loans or Permitted Pari Passu Secured Indebtedness, in each case, to the extent deducted in calculating the amount of required prepayment of Term Loans pursuant to Section 2.14(d), (3) any repayment or prepayment of Revolving Loans or other revolving Indebtedness, except to the extent the Revolving Commitments or other applicable related commitments are permanently reduced in connection with such repayment or prepayment and (4) any prepayment, repurchase, redemption or other satisfaction and discharge of Junior Indebtedness except to the extent permitted by Section 6.4(i) (it being understood and agreed that any amount excluded pursuant to clauses (1) through (4) above may not be deducted under any other clause of this definition),

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(iii) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, Restricted Junior Payments of the type referred to in clause (a) or (b) of the definition of such term made by the Borrower and the Restricted Subsidiaries in Cash during such Fiscal Year under Sections 6.4(e), 6.4(f), 6.4(g), 6.4(l), 6.4(m) (solely to the extent made in reliance on clause (a)(i) of the Available Basket Amount) and 6.4(n), in each case, except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness),

(iv) (A) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, the aggregate amount of any premium, make-whole or penalty payments actually paid in Cash during such Fiscal Year that are required to be made in connection with any prepayment, repurchase, redemption or other or satisfaction and discharge of Indebtedness, except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness), and (B) to the extent included in arriving at Consolidated Net Income for such Fiscal Year, the aggregate amount of any income for such Fiscal Year attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments,

(v) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, payments actually made in Cash during such Fiscal Year in satisfaction of noncurrent liabilities (other than Indebtedness),

(vi) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, Cash fees and expenses paid in Cash during such Fiscal Year in connection with the Transactions or, to the extent permitted hereunder, any Acquisition or other Investment permitted under Section 6.6, any issuance of Equity Interests in the Borrower or any incurrence of Indebtedness (whether or not consummated), in each case, except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness),

(vii) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, the aggregate amount of other expenditures that are actually made in Cash during such Fiscal Year (including expenditures for payment of financing fees),

(viii) the amount of Cash payments (A) actually made during such Fiscal Year to consummate any Acquisition or other Investment permitted under Sections 6.6(b), 6.6(j), 6.6(k), 6.6(r) (solely to the extent made in reliance on clause (a)(i) of the definition of “Available Basket Amount”), 6.6(u), 6.6(v) and 6.6(w), except to the extent financed with Long-Term Indebtedness (other than revolving Indebtedness), or (B) at the option of the Borrower, committed during such Fiscal Year pursuant to binding contracts with third parties to make such Acquisition or other Investments during the immediately succeeding Fiscal Year, except to the extent intended to be financed by the Borrower with Long-Term Indebtedness (other than revolving Indebtedness); provided that (1) if any amount is deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent such Acquisition or other Investment is not actually consummated during such immediately succeeding Fiscal Year or is financed with Long-Term Indebtedness (other than revolving Indebtedness) and (2) no deduction shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent; provided that no amounts shall be included in this clause (viii) to the extent such amounts are deducted in calculating the amount of required prepayment of Term Loans pursuant to Section 2.14(d),

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(ix) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, the amount of Cash payments made in respect of pensions and other postemployment benefits during such Fiscal Year,

(x) Cash expenditures in respect of Hedge Agreements during such Fiscal Year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such Fiscal Year,

(xi) to the extent not deducted in arriving at Consolidated Net Income for such Fiscal Year, the aggregate amount of all Cash taxes paid or tax reserves set aside or payable (without duplication), including penalties and interest, for such Fiscal Year, and

(xii) to the extent included in arriving at Consolidated Net Income for such Fiscal Year, the aggregate net amount of non-cash gain on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions of inventory and other Dispositions in the ordinary course of business); plus

(c) the Consolidated Working Capital Adjustment.

“Consolidated First Lien Net Debt” means, as of any date, (a) the sum of (i) the aggregate principal amount of Loans outstanding as of such date plus (ii) the aggregate principal amount of Consolidated Total Debt (other than Loans) as of such date that is secured by a Lien on any Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies), minus (b) the aggregate amount of Unrestricted Cash as of such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP and to the extent attributable to the Borrower, provided that (a) any net income (or loss) of any Person (including any Unrestricted Subsidiary or any Person accounted for by the equity method of accounting) that is not the Borrower or a Restricted Subsidiary shall be excluded, except to the extent of the amount of Cash and Cash Equivalents (or of other assets, but only to the extent of Cash and Cash Equivalents received during the same accounting period as such distribution of such assets as a result of a conversion of such assets into Cash or Cash Equivalents) actually distributed during such period by any such Person to the Borrower or a Restricted Subsidiary as a dividend or similar distribution (and except that the provisions of this clause (a) will not apply to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis), (b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with or into the Borrower or any Restricted Subsidiary shall be excluded (except to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis), (c) the cumulative effect of a change in accounting principles during such period shall be excluded and (d) the accounting effects during such period of adjustments to inventory, property and equipment, goodwill and other intangible assets and deferred revenue required or permitted by GAAP (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), and all other impacts of the application of purchase accounting, as a result of any Acquisition shall be excluded.

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~~“Consolidated First Lien Net Debt” means, as of any date, (a) the aggregate principal amount of Consolidated Total Debt as of such date that is secured by a Lien on any asset of the Borrower or any Restricted Subsidiary, but excluding any Permitted Junior Lien Secured Indebtedness, minus (b) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).~~

“Consolidated Secured Net Debt” means, as of any date, (a) the aggregate principal amount of Consolidated Total Debt as of such date that is secured by a Lien on any ~~asset of the Borrower or any Restricted Subsidiary~~Collateral, minus (b) the aggregate amount of Unrestricted Cash as of such date ~~(but disregarding the proceeds of Indebtedness that is incurred on such date)~~.

“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Borrower and the Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the last day of the applicable Test Period prepared in conformity with GAAP (but excluding all amounts attributable to Unrestricted Subsidiaries).

“Consolidated Total Debt” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but without giving effect to any accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), consisting solely of Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments, Finance Lease Obligations and purchase money Indebtedness; provided that “Consolidated Total Debt” shall be calculated excluding any Indebtedness of the Borrower and the Restricted Subsidiaries to the extent that, upon or prior to the maturity thereof, Cash and/or Cash Equivalents shall have been irrevocably deposited with the proper Person in trust or escrow for the payment, redemption or satisfaction of such Indebtedness, and thereafter such Cash and Cash Equivalents so deposited are not included in the calculation of Unrestricted Cash.

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“Consolidated Total Net Debt” means, as of any date, (a) the aggregate principal amount of Consolidated Total Debt as of such date minus (b) the aggregate amount of Unrestricted Cash as of such date ~~(but disregarding the proceeds of Indebtedness that is incurred on such date)~~.

“Consolidated Working Capital” means, as of any date, the excess of (a) Consolidated Current Assets as of such date over (b) Consolidated Current Liabilities as of such date.

“Consolidated Working Capital Adjustment” means, for any period, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment for any period, there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, the effect of the application of purchase accounting and the effect of any Acquisition, or any Disposition outside the ordinary course of business, in each case, consummated during such period; provided that there shall be included with respect to any Acquisition consummated during such period an amount (which may be a negative number) by which the Consolidated Working Capital attributable to the Persons or assets acquired in such Acquisition as of the date of the consummation thereof exceeds (or is less than) the Consolidated Working Capital attributable to such Persons or assets as of the end of such period.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or by which such Person or any of its properties is bound or to which such Person or any of its properties is subject.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies, or the dismissal or appointment of the management, of such Person, whether through the ownership of Securities, by contract or otherwise. The words “Controlling”, “Controlled by” and “under common Control with” have correlative meanings.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit D or any other form approved by the Administrative Agent and the Borrower.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 10.26.

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“Credit Date” means the date of any Credit Extension, including the Restatement Effective Date and the Amendment No. 4 Effective Date.

“Credit Document” means each of this Agreement, the Collateral Documents, the Counterpart Agreements, the Extension/Modification Agreements, the Incremental Facility Agreements, the Refinancing Facility Agreements, any Permitted Intercreditor Agreement and, except for purposes of Section 10.5, the Notes, if any, any agreement designating an additional Swingline Lender as contemplated by Section 2.3(e) or an additional Issuing Bank as contemplated by Section 2.4(i) and any documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit (including any fee letter relating to the fees payable to such Issuing Bank pursuant to Section 2.11(b)).

“Credit Extension” means the making of a Loan or the issuance, amendment (if increasing the face amount thereof) or extension of a Letter of Credit.

“Credit Parties” means the Borrower and the Guarantor Subsidiaries.

“Customary Bridge Loans” means customary bridge loans (as reasonably determined by the Borrower) that (a) have a scheduled final maturity of one year or less or (b) are intended to be refinanced with proceeds of issuance and sale of Equity Interests of the Borrower (other than Disqualified Equity Interests) or proceeds of Dispositions or other Indebtedness within one year or less; provided that, where the term Customary Bridge Loans is used in the context of an exception to any requirement as to the scheduled final maturity or the Weighted Average Life to Maturity of any Indebtedness, to the extent that any such bridge loans will, pursuant to the express terms thereof, be exchanged for or converted into other Indebtedness, such exception shall apply only if such other Indebtedness satisfies such requirement.

“Customary Term A Loans” means term loans that are primarily syndicated to commercial banks in connection with the primary syndication thereof (as reasonably determined by the Borrower).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple RFR” means, for any day, (a) with respect to Loans denominated in Sterling, the Daily Simple SONIA for such day and (b) with respect to Loans denominated in Singapore Dollars, the Daily Simple SORA for such day.

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“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, the greater of (a) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to the immediately preceding proviso shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive SONIA Rate Days; and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Daily Simple SORA” means, for any day (a “SORA Rate Day”), a rate per annum equal to, the greater of (a) SORA for the day (such day, a “Singapore Dollar RFR Determination Day”) that is five RFR Business Days prior to (i) if such SORA Rate Day is an RFR Business Day, such SORA Rate Day or (ii) if such SORA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SORA Rate Day, in each case, as such SORA is published by the SORA Administrator on the SORA Administrator’s Website; provided that if by 5:00 p.m. (Singapore time) on the second RFR Business Day immediately following any Singapore Dollar RFR Determination Day, SORA in respect of such Singapore Dollar RFR Determination Day has not been published on the SORA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SORA has not occurred, then SORA for such Singapore Dollar RFR Determination Day will be SORA as published in respect of the first preceding RFR Business Day for which such SORA was published on the SORA Administrator’s Website; provided further that SORA as determined pursuant to the immediately preceding proviso shall be utilized for purposes of calculation of Daily Simple SORA for no more than three consecutive SORA Rate Days; and (b) zero. Any change in Daily Simple SORA due to a change in SORA shall be effective from and including the effective date of such change in SORA without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement (including under corporate statutes), rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Declined Mandatory Prepayment Retained Amount” means any portion of the amount of any mandatory prepayment of Loans required pursuant to Section 2.14(a), 2.14(b) or 2.14(d) that has been declined by the Lenders in accordance with Section 2.15(c), but only to the extent retained by the Borrower in accordance with Section 2.15(c).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed (i) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in good faith in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) to pay to the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable Default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) is, or a direct or indirect parent company of such Lender is, (i) the subject of a Bail-In Action, (ii) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (iii) the subject of a proceeding under any Debtor Relief Laws, or a receiver, trustee, conservator, intervenor or sequestrator or the like (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in a like capacity with respect to such Lender) has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Subsidiary” means each Restricted Subsidiary other than (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary that is a CFC, a CFC Holding Company or a Foreign Subsidiary, (c) unless otherwise agreed by the Borrower, any Subsidiary that is not a Material Subsidiary, (d) any Subsidiary that is prohibited or restricted by applicable law or, in the case of any Person that becomes a Subsidiary after the Restatement Effective Date, any Contractual Obligation in effect at the time such Person becomes a Subsidiary (and not entered into in contemplation of or in connection with such Person becoming a Subsidiary) from providing an Obligations Guarantee (including any such prohibition or restriction arising from any requirement to obtain the consent of any Governmental Authority or any third party under such contract or other agreement), (e) any ~~captive insurance company~~Captive Insurance Subsidiary, (f) any not-for-profit Subsidiary, (g) any Receivables Subsidiary or (h) any Subsidiary where the provision of an Obligations Guarantee by such Subsidiary would result in material adverse tax consequences to the Borrower, as reasonably determined by the Borrower in consultation with the Administrative Agent; provided that no Subsidiary shall be excluded pursuant to any of the foregoing clauses of this definition if such Subsidiary shall be an obligor (including pursuant to a Guarantee) under any Permitted Senior Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness.

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“Disposition” means any sale, transfer, lease or other disposition (including any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dispose” has the meaning correlative thereto.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the occurrence of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that are not Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in whole or in part, or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof or (c) is or becomes convertible into or exchangeable for, either mandatorily or at the option of the holder thereof, Indebtedness or any other Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in each case, prior to the date that is 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Restatement Effective Date, the Restatement Effective Date), except, in the case of clauses (a) and (b), as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations described in clause (a) of the definition of the term “Obligations”, the cancelation or expiration of all Letters of Credit and the termination of the Commitments; provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (a) any Competitor identified by name in a written notice to the Administrative Agent, (b) any Affiliate of any Competitor described in clause (a) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable as an Affiliate of such Competitor on the basis of the similarity of such Affiliate’s name and (c) any other Affiliate of any Competitor described in clause (a) above that is identified by name in a written notice to the Administrative Agent (other than a Competitor Debt Fund Affiliate); provided that no written notice delivered pursuant to clauses (a) and/or (c) above shall apply retroactively to disqualify any Person that has previously been allocated any portion of any credit facility established hereunder pursuant to the syndication thereof or acquired an assignment or participation interest under any such credit facility prior to the delivery of such notice (but no further assignments or delegations to, or sales of participations by, may be made to any such Person thereafter). Upon the request of any Lender, the Administrative Agent shall make the list of Disqualified Institutions that have been so identified by name pursuant to this definition available to such Lender. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that the Administrative Agent (x) except for any Person expressly identified by name in writing by the Borrower to the Administrative Agent, shall not have any responsibility or obligation to determine whether any Lender or any potential assignee Lender is a Disqualified Institution and (y) shall not have any liability with respect to any assignment or participation made to a Disqualified Institution.

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“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto, calculated in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins (it being understood that if the interest rate margins with respect to any Indebtedness are based on a pricing grid, such interest rate margins will be calculated based on the rate on such grid applicable on the applicable date of determination), (b) interest rate floors (subject to the proviso set forth below) and credit spread adjustments, (c) any amendment to the relevant interest rate margins and interest rate floors effective after the Restatement Effective Date but prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or, if less, the remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line, amendment and/or similar fees (regardless of whether any such fees are paid to or shared in whole or in part with any holder of such Indebtedness) and (ii) any other fee that is not paid directly by the Borrower or any of its Subsidiaries generally to all relevant holders of such Indebtedness; provided that if such Indebtedness includes any “Term SOFR” interest rate floor and, at the time of determination, such floor is greater than the Term SOFR (and, for the avoidance of doubt, disregarding any “floor” set forth in the definition of such term) for an Interest Period of three months on such date, such excess amount shall be equated to interest rate margins for purposes of calculating the Effective Yield with respect to such Indebtedness. For the purposes of determining Effective Yield with respect to the Term Loans of any Class, if the Term Loans of such Class shall have been incurred with different amounts of original issue discount or upfront or similar fees, then the Effective Yield with respect to the Term Loans of such Class will be determined on the basis of the higher of (i) the weighted average of the amounts of the original issue discount or upfront or similar fees with respect to such of the Term Loans of such Class as shall have been first made under this Agreement and (ii) the weighted average of the amounts of the original issue discount and/or upfront or similar fees with respect to all the Term Loans of such Class. Determinations of the Effective Yield shall be made by the Administrative Agent at the request of the Borrower and in a manner determined by the Administrative Agent to be consistent with accepted financial practice, and any such determination shall be conclusive, absent manifest error.

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“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund and (b) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course of business; provided that in no event shall any natural person (or any holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person), any Defaulting Lender, any Disqualified Institution, the Borrower, any Subsidiary or any other Affiliate of the Borrower be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA, that is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, written notice or demand, claim, action, suit, proceeding, abatement order or other order or directive (conditional or otherwise) by any Governmental Authority or by or on behalf of any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law, (b) in connection with any presence or Release of any Hazardous Material or any actual or alleged Hazardous Materials Activity or (c) in connection with any actual or alleged damage, injury, threat or harm to the health and safety of any Person or to natural resources or the environment.

“Environmental Laws” means all applicable laws (including common law), statutes, ordinances, orders, rules, regulations, codes, decrees, directives, judgments, Governmental Authorizations or any other requirements of, or binding agreements with, Governmental Authorities relating to (a) pollution or protection of the environment and natural resources, (b) the generation, use, storage, transportation, recycling or disposal, including the arrangement for recycling or disposal, or Release of, or exposure to, hazardous or toxic materials or (c) occupational safety and health or industrial hygiene, each with respect to the protection of human health from exposure to hazardous or toxic materials.

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“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which such Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which such Person is a member and (c) for purposes of provisions relating to Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or 414(o) of the Internal Revenue Code of which such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any Person that was, but has since ceased to be, an ERISA Affiliate (within the meaning of the previous sentence) of the Borrower or any Restricted Subsidiary shall continue to be considered an ERISA Affiliate of the Borrower or such Restricted Subsidiary within the meaning of this definition for six years after such creation with respect to liabilities that arose during the time when such Person was actually an ERISA Affiliate.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those events for which the provision for notice to the PBGC is waived), (b) the failure of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan, (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates to make any required contribution to a Multiemployer Plan (unless any such failures are corrected by the final due date for the plan year for which such failures occurred), (e) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a written notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (f) the withdrawal by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in each case, resulting in liability to the Borrower, any Restricted Subsidiary or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any condition or event that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (h) the imposition of liability on the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (i) the withdrawal of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, (j) the receipt by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of notice from any Multiemployer Plan (i) concerning the imposition of withdrawal liability, (ii) that such Multiemployer Plan is in insolvency pursuant to 4245 of ERISA, (iii) that such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or (iv) that such Multiemployer Plan intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (k) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code in respect of any Employee Benefit Plan, (l) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on the Borrower or any Restricted Subsidiary of fines, penalties, taxes or related charges under Section 409, Section 502(c), 502(i) or 502(l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (m) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, (n) a written determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA) with respect to any plan year, (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA, (p) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) or (q) any Foreign Benefit Event.

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“Escrow Account” means a deposit or securities account of an Escrow Subsidiary established by it at a financial institution (any such financial institution, an “Escrow Agent”) and that contains solely Escrow Funds with respect to Escrow Indebtedness issued by such Escrow Subsidiary.

“Escrow Account Documents” means the agreement(s) governing an Escrow Account and any other documents entered in order to grant to the applicable Escrow Agent (or its designee) Liens on the Escrow Funds on deposit in or credited to such Escrow Account.

“Escrow Agent” as defined in the definition of the term “Escrow Account”.

“Escrow Funds” means the sum of (a) the net proceeds of any Escrow Indebtedness, (b) an amount equal to (i) all interest that could accrue on such Escrow Indebtedness from and including the date of incurrence thereof to and including the date of any potential “special mandatory redemption” (or similar repayment obligation) to occur if the proceeds of such Escrow Indebtedness are not released from the applicable Escrow Account, plus (ii) the amount of any original issue discount on such Escrow Indebtedness, plus (iii) all fees and expenses that are incurred in connection with the incurrence of such Escrow Indebtedness and all fees, expenses or other amounts (for the avoidance of doubt, other than principal) payable in connection with any “special mandatory redemption” (or similar repayment obligation) applicable to such Escrow Indebtedness, and (c) any income, proceeds or products of the foregoing, in each case, so long as each of the foregoing is on deposit in an Escrow Account.

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“Escrow Indebtedness” means any Indebtedness of an Escrow Subsidiary incurred after the Restatement Effective Date, but only so long as (a) all the net proceeds of such Indebtedness are deposited into an Escrow Account upon the incurrence thereof and, in the event such proceeds are not released from such Escrow Account, such proceeds are required, pursuant to the terms of the definitive documents evidencing or governing such Indebtedness, to be applied to redeem or otherwise discharge or satisfy such Indebtedness pursuant to a “special mandatory redemption” provision (or other similar provision) and (b) such Indebtedness is not Guaranteed by any Person other than an Escrow Subsidiary.

“Escrow Indebtedness Documents” means, with respect to any Escrow Indebtedness, (a) the definitive documents evidencing or governing the rights of the holders of such Escrow Indebtedness, (b) the Escrow Account Documents relating to such Escrow Indebtedness and (c) any other documents entered into by the applicable Escrow Subsidiary in connection with such Escrow Indebtedness.

“Escrow Subsidiary” means a Subsidiary that does not hold or have any assets or liabilities other than any Escrow Indebtedness, any Escrow Funds, any Escrow Accounts and such Subsidiary’s rights and obligations under any Escrow Indebtedness Documents.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Borrowing denominated in Euros for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBO Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Market Institute (or any other Person that takes over the administration of such rate) for the applicable Interest Period, as displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in consultation with the Borrower).

“EURIBOR Borrowing” means a Borrowing comprised of EURIBOR Loans.

“EURIBOR Loan” means a Loan bearing interest at a rate determined by reference to the EURIBO Rate.

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“Euros” and the sign “€” means the single currency of the Participating Member States.

“Event of Default” means any condition or event set forth in Section 8.1.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate of exchange for the purchase of US Dollars with such other currency at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by such publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion. Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the US Dollar Equivalent in respect of Letters of Credit issued by it by such method as is customarily employed by it for such purpose. Any determination by the Administrative Agent or the applicable Issuing Bank of the Exchange Rate shall be conclusive absent manifest error.

“Excluded Property” as defined in the definition of the term “Collateral and Guarantee Requirement”.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed (or that would be imposed) on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender ~~acquires such interest in the Loan or Commitment~~becomes a party to this Agreement (other than pursuant to an assignment requested by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any United States federal withholding Taxes imposed under FATCA.

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“Existing Amended and Restated Credit Agreement” means this Agreement as amended and restated by the Restatement Agreement on the Restatement Effective Date.

~~“Existing CMC Materials Credit Agreement” means that certain Credit Agreement, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among CMC Materials, the lenders party thereto and JPMorgan Chase Bank, N.A.~~

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Restatement Effective Date.

“Existing Letter of Credit” means (a) each letter of credit issued by any Issuing Bank for the account of the Borrower or a Restricted Subsidiary that is outstanding on the ~~Restatement~~Amendment No. 4 Effective Date and listed on Schedule 2.4A and (b) any other letter of credit that is issued by any Issuing Bank for the account of the Borrower or any Restricted Subsidiary and, subject to compliance with the requirements set forth in Section 2.4 as to the maximum Total Utilization of Revolving Commitments and Letter of Credit Usage and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Borrower and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Borrower as of the date thereof that the conditions precedent set forth in Sections 3.2(b) and 3.2(c) shall be satisfied immediately after giving effect to such designation).

“~~Existing Revolving Borrowings~~Expected Run Rate Effects” as defined in ~~Section 2.24(e)(i)~~the definition of the term “Consolidated Adjusted EBITDA”.

“Extended/Modified Commitments” as defined in ~~the definition of the term “Extension/Modification Permitted Amendment”~~Section 2.25(a).

“Extended/Modified Loans” as defined in ~~the definition of the term “Extension/Modification Permitted Amendment”~~Section 2.25(a).

“Extended/Modified Revolving Commitment” as defined in Section 2.25(a).

“Extended/Modified Term Loan Maturity Date” means, with respect to Extended/Modified Term Loans of any Class, the scheduled date on which such Extended/Modified Term Loans shall become due and payable in full hereunder, as specified in the applicable Extension/Modification Agreement.

“Extended/Modified Term Loans” as defined in ~~the definition of the term “Extension/Modification Permitted Amendment”~~Section 2.25(a).

“Extending/Modifying Lenders” as defined in Section 2.25(a).

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“Extension/Modification Agreement” means an Extension/Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Extending/Modifying Lenders, effecting one or more Extension/Modification Permitted Amendments and such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.25.

“Extension/Modification Offer” as defined in Section 2.25(a).

“Extension/Modification Permitted Amendment” means an amendment to this Agreement and the other Credit Documents, effected in connection with an Extension/Modification Offer pursuant to Section 2.25, providing for (a) an extension of the Maturity Date ~~and/or~~, (b) an increase or decrease in the yield ~~with respect to such Extended/Modified Term Loans~~ (including any increase or decrease in, or an introduction of, interest margins, benchmark rate floors, fixed interest rates or fees or premiums~~)~~ and/or (c) any other modifications of the terms, in each case, ~~applicable~~with respect to the Loans and/or Commitments of the Extending/Modifying Lenders of the applicable Extension/Modification Request Class ~~(such Loans or Commitments being referred to as the “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable) and, in connection therewith~~; provided that:

(a) ~~in the case of any~~(i) the scheduled termination date applicable to the Extended/Modified ~~Loans that are Term Loans of any Class (such Extended/Modified Loans being referred to as the “Extended/~~Revolving Commitments shall not be earlier than the Revolving Maturity Date and (ii) no Extended/Modified Term Loans~~”), any modification of the scheduled amortization resulting therefrom, provided that the~~ shall have a scheduled final maturity date earlier than the Maturity Date of the Term Loans of the applicable Extension/Modification Request Class or a Weighted Average Life to Maturity ~~of such Extended/Modified Term Loans shall be no~~ shorter than the remaining Weighted Average Life to Maturity of the Term Loans of the applicable Extension/Modification Request Class, in each case, determined at the time of such Extension/Modification Offer~~,~~;

(b) ~~a modification of voluntary or mandatory prepayments applicable to such Extended/Modified Term Loans (including prepayment premiums, “no call” terms and other restrictions thereon), provided that in the case of any Extended/Modified Term Loans, such requirements may provide that such~~any Extended/Modified Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the Term Loans of the applicable Extension/Modification Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Term Loans of the applicable Extension/Modification Request Class~~,~~;

(c) ~~an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending/Modifying Lenders in respect of such Extension/Modification Offer or their~~any Extended/Modified ~~Term~~ Loans or Extended/Modified Commitments~~, as applicable, and/or~~ shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other Loans (and shall not be secured by any assets other than the Collateral), and shall be extensions of credit to the Borrower that are Guaranteed only by the Credit Parties; and

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(d) ~~an addition of any covenants applicable to the Borrower and/or the Restricted Subsidiaries, provided that to the extent such covenants~~ except for the terms referred to above, to the extent the terms of any Extended/Modified Loans or any Extended/Modified Revolving Commitments (other than with respect to yield and components thereof, MFN terms, fees, prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those applicable to the Loans or Commitments of the applicable Extension/Modification Request Class, such ~~differences shall be reasonably satisfactory to the Administrative Agent (except for covenants (i) beneficial to the~~differing terms shall either be (i) terms not materially more favorable (when taken as a whole and as reasonably determined by the Borrower) to the Extending/Modifying Lenders than those applicable to the Loans or Commitments of the applicable Extension/Modification Request Class, (ii) terms benefitting the Extending/Modifying Lenders where this Agreement is amended to include such ~~covenants~~beneficial terms for the benefit of all Lenders, ~~provided that, in the case of any Extension/Modification Request Class that consists of Customary Term A Loans or Revolving Commitments, any financial maintenance covenant added for the benefit of the applicable Extending/Modifying Lenders shall not be required to apply for the benefit of any Term Lender (other than Term Lenders that hold Customary Term A Loans), or (ii)~~(iii) terms applicable only to periods after the latest Maturity Date in effect at the time of effectiveness of the applicable Extension/Modification ~~Agreement).~~Permitted Amendment and/or (iv) terms that reflect current market terms (when taken as a whole) at the time of effectiveness of the applicable Extension/Modification Permitted Amendment for such type of Loans or Commitments (as reasonably determined by the Borrower)), provided that (x) in the event any Extended/Modified Loans or any Extended/Modified Revolving Commitments benefit from a financial maintenance covenant, then, subject to clause (y) below in the case of Term Lenders, such financial maintenance covenant shall be added to this Agreement for the benefit of all the Lenders and (y) any Extension/Modification Request Class that consists of Customary Term A Loans or Revolving Commitments may benefit from one or more financial maintenance covenants that do not apply for the benefit of any Term Lender (other than Term Lenders that hold Customary Term A Loans)).

“Extension/Modification Request Class” as defined in Section 2.25(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any Restricted Subsidiary or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2(b).

“Fair Share Contribution Amount” as defined in Section 7.2(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall set forth on the NYFRB’s Website from time to time and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Financial Covenant” means the covenant contained in Section 6.7.

“Financial Covenant Cross Acceleration” means (x) the declaration of the Revolving Loans to be due and payable and the termination of the Revolving Commitments as described in Section 8.1(b) or 8.1(c) or (y) any other event that, pursuant to the express terms of the final proviso to Section 8.1(b) results in an Event of Default with respect to any Term B Loans or any Term B Lenders.

“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as ~~capital leases or~~ finance leases on a balance sheet of such Person in conformity with GAAP, subject to Section 1.2(a). The amount of such obligations shall be the amount thereof set forth on a balance sheet of such Person in conformity with GAAP, subject to Section 1.2(a), and the final maturity of such obligations shall be the date of the last payment due under such lease (or other arrangement) before such lease (or other arrangement) may be terminated by the lessee without payment of a premium or penalty. For purposes of Section 6.2, a Finance Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Financial Officer” means, with respect to any Person, any individual holding the position of chief financial officer, chief accounting officer, treasurer, corporate controller or director of treasury operations of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the ~~secretary or assistant secretary of such Person shall have delivered an~~Administrative Agent shall have received a customary incumbency certificate ~~to the Administrative Agent~~ as to the authority of such individual.

“Financial Officer Certification” means (a) with respect to any consolidated financial statements of the Borrower, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated in conformity with GAAP ~~applied on a consistent basis (except as otherwise disclosed in such financial statements)~~, subject to changes resulting from audit and normal year-end adjustments and the absence of certain footnotes, and (b) with respect to any Unrestricted Subsidiary Reconciliation Statement, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Borrower and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement).

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~~“Financing Transactions” means, collectively, (a) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is or is to be a party, (b) the creation of the Liens provided for in the Collateral Documents and (c) in the case of the Borrower, the borrowing of Loans and obtainment of Letters of Credit.~~

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters of the Borrower most recently ended on or prior to such date.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Amounts” as defined in Section 1.2(c).

“Flood Certificate” means a life of loan “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency.

“Flood Hazard Property” means any ~~Material~~ Real Estate Asset that (a) is located in the United States, (b) constitutes “improved real property” (as defined in the Flood Program) and (c) contains improvements located in an area designated by the Federal Emergency Management Agency as a special flood hazard area.

“Flood Program” means the National Flood Insurance Program created by the US Congress pursuant to (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 and any other regulations promulgated thereunder or any successor statutes thereto.

~~“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as now or hereafter in effect or any successor statute thereto.~~

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the Term SOFR or the TIBO Rate, as applicable.

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“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments (including any applicable grace period) or (c) the receipt of a notice from an applicable Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, in either case to protect the interests of the participants or to avoid any unreasonable deterioration of the financial condition of the Foreign Pension Plan or any unreasonable increase in liability with respect to the Foreign Pension Plan or alleging the insolvency of any such Foreign Pension Plan, in each case, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

“Foreign Currency” means Euro, Sterling, Singapore Dollars and Yen.

“Foreign Currency Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation; provided that if the Foreign Currency Overnight Rate as so determined would be less than zero, the Foreign Currency Overnight Rate will be deemed to be zero.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Pension Plan” means any material defined benefit plan described in Section 4(b)(4) of ERISA that under applicable law is required to be funded through a trust or other funding vehicle, other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Revolving Lender that is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s applicable Pro Rata Share of the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank, other than any portion of such Pro Rata Share that (a) shall have been funded by such Defaulting Lender pursuant to Section 2.4(e) or (b) has been reallocated to other Revolving Lenders in accordance with Section 2.22(a)(iii) or Cash Collateralized in accordance with the terms hereof.

“Funding Notice” means a notice substantially in the form of Exhibit E or any other form approved by the Administrative Agent and the Borrower.

“GAAP” means, at any time, subject to Section 1.2(a), United States generally accepted accounting principles as in effect at such time, applied in accordance with the consistency requirements thereof.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

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“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, approval, exemption, authorization, plan, directive, binding agreement, consent order or consent decree made to, or issued, promulgated or entered into by or with, any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) reasonable indemnity obligations entered into in connection with any Acquisition, any other Investment or any Disposition permitted hereunder (other than any such obligations with respect to Indebtedness). The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness guaranteed thereby (or, in the case of (A) any Guarantee the terms of which limit the monetary exposure of the guarantor or (B) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (A), pursuant to such terms or, in the case of clause (B), reasonably and in good faith by the Borrower)).

“Guarantor Subsidiary” means each Restricted Subsidiary that is a party hereto as a “Guarantor Subsidiary” and a party to the Pledge and Security Agreement as a “Grantor” thereunder (it being understood, for the avoidance of doubt, that no Subsidiary that is excluded from being a Designated Subsidiary shall be required to be a Guarantor Subsidiary). The Borrower in its sole discretion may cause any Restricted Subsidiary that is a Domestic Subsidiary and not a Guarantor Subsidiary to Guarantee the Obligations by causing such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement.

“Guarantors” means each Guarantor Subsidiary; provided that, for purposes of Section 7, the term “Guarantors” shall also include the Borrower solely for purposes of the Guarantee of Obligations of the other Credit Parties pursuant to Section 7.

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“Hazardous Materials” means any chemical, material, waste or substance that is prohibited, limited or regulated by or pursuant to any Environmental Law, and any petroleum products, distillates or byproducts and all other hydrocarbons, radon, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, pentachlorophenol, per- or polyfluorinated substances, chlorofluorocarbons and all other ozone-depleting substances, and heavy metals.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the generation, use, storage, transportation, recycling or disposal, including the arrangement for recycling or disposal, or Release of, or exposure to, or presence of, any Hazardous Materials, and any treatment, abatement, removal, remediation, corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock, stock option, stock appreciation right or similar plan or right providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedge Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged or received under the laws applicable to any Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Borrower Financial Statements” means the audited consolidated balance sheet and related audited statements of operations, comprehensive income, equity and cash flows, in each case, prepared in conformity with GAAP, of the Borrower and its consolidated Subsidiaries for the Fiscal Year ended December 31, ~~2023~~2025.

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“Incremental Amount” means, as of any date of determination, an amount equal to:

(a)           the excess of (i) the sum of (A) the greater of (1) US$1,100,000,000 and (2) 100% of Consolidated Adjusted EBITDA for the then most recently ended Test Period (determined after giving Pro Forma Effect to ~~the incurrence of Indebtedness with respect to which the~~any transactions in connection with any determination of such Incremental Amount ~~is being determined and the related transactions~~), plus (B) without duplication of clause (b) below, the sum of (1) the aggregate principal amount of any Tranche B Term Loans (other than (i) any Term Loans incurred in reliance on clause (A) above ~~or this clause (B)~~ or (ii) any Term Loans prepaid or deemed to be prepaid in connection with the transactions contemplated by Amendment No. 1) voluntarily prepaid by the Borrower pursuant to Section 2.13(a) or repurchased by the Borrower pursuant to Section 10.6(i), in each case, after the Restatement Effective Date and prior to such date, (2) the aggregate amount of reductions of the Revolving Commitments pursuant to Section 2.13(b) after the ~~Restatement~~Amendment No. 4 Effective Date and prior to such date (~~excluding~~other than (i) any Revolving Commitments established in reliance on clause (A) above, (ii) any termination of Revolving Commitments in connection with the transactions contemplated by Amendment No. 4 and (iii) any such reduction in connection with a refinancing thereof), and (3) ~~the aggregate principal amount of any Permitted Credit Agreement Refinancing Indebtedness, any~~any Permitted Incremental Equivalent Indebtedness (other than any Permitted Incremental Equivalent Indebtedness incurred in reliance on clause (A) above ~~or this clause (B))~~) or any Permitted Senior Indebtedness, in each case, that is Permitted Pari Passu Secured Indebtedness voluntarily prepaid, redeemed, repurchased or otherwise satisfied and discharged by the Borrower or any Restricted Subsidiary after the Restatement Effective Date and prior to such date (in the case of any revolving Indebtedness, solely to the extent accompanied by a permanent reduction of the revolving commitments in respect thereof and excluding any such reduction in connection with a refinancing thereof), in each case under this clause (B), to the extent not financed with the proceeds of any Long-Term Indebtedness (other than revolving Indebtedness), minus (ii) the sum of (A) the aggregate outstanding principal amount of Incremental Term Loans (or, to the extent established but not yet funded, the aggregate amount of Incremental Term Loan Commitments in effect) that shall have been incurred or established after the Restatement Effective Date and prior to such date in reliance on this clause (a), (B) the aggregate amount of Incremental Revolving Commitments in effect that shall have been established after the ~~Restatement~~Amendment No. 4 Effective Date and prior to such date in reliance on this clause (a) ~~and~~, (C) the aggregate outstanding principal amount of any Permitted Incremental Equivalent Indebtedness that shall have been incurred after the Restatement Effective Date and prior to such date in reliance on this clause (a), and (D) the aggregate principal amount of Incremental Term Loans and Permitted Incremental Equivalent Indebtedness outstanding, and the aggregate amount of Incremental Revolving Commitments in effect, in each case, that were incurred or established in reliance on clause (b) below and which, and only to the extent, refinanced Term Loans, Revolving Commitments or Permitted Pari Passu Secured Indebtedness originally incurred or established in reliance on this clause (a) (so long as such Term Loans, Revolving Commitments or Permitted Pari Passu Secured Indebtedness, or such Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness, have not been otherwise reclassified) (the amounts available on such date under this clause (a) being referred to as the “Unrestricted Incremental Amount”); plus

(b)           without duplication of clause (a)(i)(B) above, in the case of any Incremental Term Loans, any Incremental Revolving Commitments or any Permitted Incremental Equivalent Indebtedness that effectively extends the scheduled final maturity with respect to, or otherwise refinances, any Term Loans and/or Revolving Commitments of any Class hereunder or any Permitted Pari Passu Secured Indebtedness, an amount equal to the portion of the relevant Term Loans, Revolving Commitments or Permitted Pari Passu Secured Indebtedness that will be refinanced by such Incremental Term Loans, such Incremental Revolving Commitments or such Permitted Incremental Equivalent Indebtedness (plus an amount equal to the accrued and unpaid interest thereon, any original issue discount or upfront fees applicable to such Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness and any reasonable fees, premiums and expenses relating to such refinancing) (the amounts available on any date under this clause (b) being referred to as the “Refinancing Incremental Amount”); plus

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(c)           ~~(b)~~ an additional amount so long as, in the case of this clause (~~b~~c), after giving Pro Forma Effect to the incurrence of Indebtedness with respect to which the Incremental Amount is being determined and the related transactions (but without netting the Cash proceeds of such Indebtedness and any other Indebtedness incurred substantially concurrently therewith), and assuming, solely for purposes of this determination, that the entire amount of the Incremental Commitments with respect to which the Incremental Amount is being determined are fully funded as Loans:

(i)           in the case of the incurrence of Incremental Term Loans, the establishment of any Incremental Revolving Commitments or the incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Pari Passu Secured Indebtedness, either (A) the First Lien Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed ~~2.93~~3.50:1.00 or (B) solely in the case of the incurrence of Incremental Term Loans, the establishment of any Incremental Revolving Commitments or the incurrence of such Permitted Incremental Equivalent Indebtedness in connection with an Acquisition or a similar Investment, the First Lien Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed the First Lien Net Leverage Ratio, determined as of such date but without giving Pro Forma Effect to the incurrence of such Indebtedness, the application of the proceeds thereof and the related transactions;

(ii)           in the case of the ~~establishment~~incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Junior Lien Secured Indebtedness, either (A) the Secured Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed ~~3.43~~3.75:1.00 or (B) solely in the case of the incurrence of such Permitted Incremental Equivalent Indebtedness in connection with an Acquisition or a similar Investment, the Secured Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed the Secured Net Leverage Ratio, determined as of such date but without giving Pro Forma Effect to the incurrence of such Indebtedness, the application of the proceeds thereof and the related transactions; or

(iii)           in the case of the ~~establishment~~incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted ~~Unsecured~~Other Indebtedness, either (A) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 5.64:1.00 or (B) solely in the case of the incurrence of such Permitted Incremental Equivalent Indebtedness in connection with an Acquisition or a similar Investment, the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed the Total Net Leverage Ratio, determined as of such date but without giving Pro Forma Effect to the incurrence of such Indebtedness, the application of the proceeds thereof and the related transactions;

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provided that (I) if, for purposes of determining capacity under clause (~~b~~c) above, Pro Forma Effect is given to the entire committed amount of any Indebtedness with respect to which the Incremental Amount is being determined, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without any further testing under this definition (provided that any such committed amount that remains unused shall, solely for purposes of calculating availability under clause (~~b~~c) above, at all times thereafter (while it remains unused and has not been terminated) be deemed to be fully funded as Indebtedness for borrowed money), (II) in the case of any Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness established or incurred concurrently in reliance on the Unrestricted Incremental Amount and/or the Refinancing Incremental Amount and in reliance on clause (~~b~~c) above, the amount of such Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on the Unrestricted Incremental Amount and/or the Refinancing Incremental Amount shall be disregarded for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, under clause (~~b~~c) above, (III) in the case of any Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (~~b~~c) above, any Revolving Loans incurred concurrently therewith or any other Indebtedness incurred concurrently therewith pursuant to and in accordance with any clause of Section 6.1 that does not require observance of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio shall be disregarded for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, under clause (~~b~~c) above, (IV) in the case of any Incremental Term ~~Loan Commitment~~Loans or Permitted Incremental Equivalent Indebtedness ~~established or~~ incurred in reliance on clause (~~b~~c) above, to the extent the proceeds thereof are intended to be applied to finance a Limited Conditionality Transaction (including, for the avoidance of doubt, in the case of a Limited Conditionality Transaction that is an Acquisition, Incremental Term ~~Loan Commitments~~Loans or Permitted Incremental Equivalent Indebtedness the proceeds of which are intended to be applied to refinance existing Indebtedness of any Person that is the subject of such Acquisition ~~or, in the case of Permitted Incremental Equivalent Indebtedness,~~ that represents Indebtedness assumed in connection with such Acquisition), at the election of the Borrower, Pro Forma Compliance with the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, may be tested in accordance with the provisions of Section 1.2(e), (V) any portion of any Incremental Term Loans, Incremental Revolving Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (a) or clause (b) above may be reclassified, as the Borrower may elect from time to time, as incurred under clause (~~b~~c) above if the Borrower would, using the figures as of the end of the then most recently ended Test Period, meet the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, on a Pro Forma Basis (and, to the extent so reclassified, shall not be deemed to have been incurred or established in reliance on clause (a) or clause (b) above for purposes of determining the Unrestricted Incremental Amount or the Refinancing Incremental Amount, as applicable), (VI) any Incremental Term Loans, Incremental Revolving Commitments and Permitted Incremental Equivalent Indebtedness may be established or incurred in reliance on clause (a) ~~or~~, (b) or (c) above regardless of whether there is capacity under any such other clause above, or may be established or incurred in reliance in part on clause (a) ~~or~~, (b) or (c) above and in part on any such other clause above, all as determined by the Borrower in its sole discretion, provided that absent an election by the Borrower, to the extent that the applicable requirements have been satisfied, such incurrence shall be deemed to have been made pursuant to clause (~~b~~c) above~~.~~ , and (VII) in the case of any Permitted Incremental Equivalent Indebtedness that is secured by the proceeds of such Permitted Incremental Equivalent Indebtedness, and any related deposit of Cash or Cash Equivalents to cover interest and premium with respect to such Permitted Incremental Equivalent Indebtedness, pursuant to, and only for so long as such proceeds and related deposit are subject to, an escrow or similar arrangement to secure such Permitted Incremental Equivalent Indebtedness pending the application of the proceeds thereof, the determination of which of the incurrence tests set forth in clause (c) above is applicable to such Permitted Incremental Equivalent Indebtedness will be made on the basis of the incurrence test that would be applicable to such Permitted Incremental Equivalent Indebtedness had such escrow or similar arrangement been terminated on the date of incurrence of such Permitted Incremental Equivalent Indebtedness.

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“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“Incremental Facilities” means, collectively, the Incremental Revolving Commitments and the Incremental Term Facilities.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental ~~Commitments~~Facilities of any Class~~, specifying the purposes for which the proceeds of the Loans made pursuant thereto will be used~~  and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.24.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.24, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Facility” as defined in Section 2.24(a).

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an Incremental Term Loan.

“Incremental Term ~~Loan” means a term loan made by an Incremental Term Lender to the Borrower pursuant~~Loans” as defined in to Section 2.24(a).

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.24, to make Incremental Term Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Class to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Incremental Term Loan Commitment of any Class, if any, is set forth in the Incremental Facility Agreement or Assignment Agreement pursuant to which such Lender shall have established or assumed its Incremental Term Loan Commitment of such Class.

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“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans of any Class, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“incur” means to create, incur, assume or, in the case of any Indebtedness, otherwise become liable with respect to such Indebtedness.

“Incurrence-Based Amounts” as defined in Section 1.2(c).

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person or any of its Subsidiaries and (iii) any purchase price adjustment ~~or~~, earnout or other contingent obligation (other than for payment of Indebtedness) incurred in connection with any Acquisition or other Investment until such obligation (A) becomes fixed and determined and (B) has not been paid within 30 days after becoming due and payable (it being understood that any such obligation that is subject to a good faith ongoing dispute by the Borrower or any Restricted Subsidiary shall not be deemed to be due and payable pending the settlement or other resolution of such dispute)), (e) all Finance Lease Obligations of such Person, (f) the maximum aggregate amount (determined after giving effect to any prior drawings or reductions that have been reimbursed) of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by any Lien on any property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (i) the principal amount of such Indebtedness and (ii) the fair market value of such property (as determined in good faith by such Person), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness shall not include (A) accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue and (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset.

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“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, or testing of any Hazardous Materials and any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees, expenses and other charges of counsel and consultants for the Indemnitees) in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate, creditor or security holder thereof), whether or not any such Indemnitee or any of its Related Parties shall be designated as a party or a potential party thereto (but limited, in the case of any one such proceeding or hearing, to fees, expenses and other charges of one firm of primary counsel and one firm of local counsel in each applicable jurisdiction for all the Indemnitees (and, if any Indemnitee shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and one additional firm of local counsel in each applicable jurisdiction for each group of affected Indemnitees that are similarly situated), and any fees or expenses incurred by the Indemnitees in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the issuance, amendment~~,~~ or extension ~~or renewal~~ of any Letter of Credit by any Issuing Bank (including the failure of any Issuing Bank to honor a drawing under any Letter of Credit as a result of any Governmental Act), the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Obligations Guarantee)), (b) any commitment letter, engagement letter, fee letter or other letter or agreement delivered by any Agent, any Arranger, any Issuing Bank or any Lender to the Borrower, or any Affiliate thereof, in connection with the arrangement of the credit facilities provided for herein or in connection with the transactions contemplated by this Agreement, (c) any Environmental Claim or any Hazardous Materials Activity directly or indirectly relating to or arising from any past or present activity, operation, land ownership, or practice of the Borrower or any Subsidiary or (d) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that none of the foregoing shall include any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements relating to or arising from any non-Tax action, judgment, suit or claim.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitee” as defined in Section 10.3.

“Initiative” as defined in the definition of the term “Consolidated Adjusted EBITDA”.

“Installment” means (a) when used in respect of the Tranche B Term Loans or Tranche B Term Borrowings, each payment of the principal amount thereof due under Section 2.12(a) (including the payment due on the Tranche B Term Loan Maturity Date) and (b) when used in respect of any Term Loans or Term Borrowings of any other Class, each payment of the principal amount thereof due under Section 2.12(b) (including the payment due on the Maturity Date applicable to the Term Loans of such Class).

“Insurance/Condemnation Event” means any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, or any Disposition under a threat of such taking of, all or any part of any assets of the Borrower or any Restricted Subsidiary, other than any of the foregoing resulting in aggregate Net Proceeds not exceeding US$25,000,000.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” as defined in the Pledge and Security Agreement.

“Intercompany Indebtedness Subordination Agreement” means an Intercompany Indebtedness Subordination Agreement substantially in the form of Exhibit F.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date, (b) with respect to any RFR Loan, the last Business Day of each calendar month, commencing on the first such date to occur after the Restatement Effective Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and, in the case of any such Loan with an Interest Period of longer than three months’ duration, each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month, three months or six months thereafter (or, in the case of any Term Benchmark Borrowing of any Class, such longer period thereafter as shall have been consented to by each Lender of such Class), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice; provided that (a) if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless no succeeding Business Day occurs in such month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of the last calendar month of such Interest Period, (c) notwithstanding anything to the contrary in this Agreement, no Interest Period for a Term Benchmark Borrowing of any Class may extend beyond the Maturity Date for Borrowings of such Class ~~and~~, (d) no tenor that has been removed from this definition pursuant to Section 2.18(b)(iv) shall be available for specification in such Funding Notice or Conversion/Continuation Notice and (e) the initial Interest Period for any Term Benchmark Borrowing comprised of Loans of any Class established pursuant to Section 2.24, 2.25 or 2.26 may be such period as shall be set forth in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement. For purposes hereof, the date of a Term Benchmark Borrowing shall initially be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP) to, Guarantees of any Indebtedness of (including any such Guarantees arising as a result of the specified Person being a co-maker of any note or other instrument or a joint and several co-applicant with respect to any letter of credit or letter of guaranty), or any investment in the form of a transfer of property for consideration that is less than the fair market value thereof to, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the aggregate principal amount thereof made on or prior to such date of determination, minus the amount, as of such date of determination, of any Returns with respect thereto, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other Securities of any Person shall be the fair market value of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair market value of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair market value thereof, the fair market value of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer.

“IRS” means the United States Internal Revenue Service.

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“ISDA CDS Definitions” as defined in Section 10.5(g)(ii).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit G or any other form approved by the applicable Issuing Bank and the Borrower.

“Issuing Bank” means (a) each Person set forth on Schedule 2.4B and (b) any other Revolving Lender (or an Affiliate thereof) that shall have become an Issuing Bank as provided herein, other than any such Person that shall have ceased to be an Issuing Bank as provided herein, each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate or branch (it being agreed that such Issuing Bank shall, or shall cause such Affiliate or branch to, comply with the requirements of Section 2.4 with respect to such Letters of Credit).

“Junior Indebtedness” means (a) ~~any Permitted Credit Agreement Refinancing Indebtedness,~~ any Permitted Incremental Equivalent Indebtedness and any Permitted Senior Indebtedness that, in each case, is Permitted Junior Lien Secured Indebtedness and (b) any Subordinated Indebtedness, other than any Subordinated Indebtedness owing to the Borrower or any Restricted Subsidiary.

“Junior Lien Intercreditor Agreement” means, with respect to any Permitted Junior Lien Secured Indebtedness, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Junior Lien Secured Indebtedness.

“Leasehold Property” means, as of any time of determination, any leasehold interest then owned by any Credit Party in any leased real property.

“Lender” means each Person listed on Schedule 2.1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment Agreement, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lender” includes each Swingline Lender.

~~“Lender Presentation” means the Lender Presentation dated March 11, 2024, including any private supplement thereto, relating to this Agreement and the credit facilities provided for herein.~~

“Lender-Related Person” means each Agent (and each sub-agent thereof), each Arranger, each Lender, each Swingline Lender, each Issuing Bank and each Related Party of any of the foregoing Persons.

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“Letter of Credit” means (a) a letter of credit issued by any Issuing Bank pursuant to this Agreement and (b) any Existing Letter of Credit, in each case other than any Letter of Credit that ceases to be a “Letter of Credit” outstanding hereunder pursuant to Section 10.8.

“Letter of Credit Indemnified Costs” as defined in Section 2.4(k).

“Letter of Credit Issuing Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue, amend or extend Letters of Credit pursuant to Section 2.4, expressed as an amount representing the maximum aggregate Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s Letter of Credit Issuing Commitment is set forth on Schedule 2.4B or in the written agreement referred to in Section 2.4(i)(ii) pursuant to which it became an Issuing Bank hereunder. The aggregate amount of the Letter of Credit Issuing Commitments as of the ~~Restatement~~Amendment No. 4 Effective Date is US$~~70,000,000~~90,000,000. The Letter of Credit Issuing Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“Letter of Credit Usage” means, at any time, the sum of (a) the sum of the US Dollar Equivalents of the maximum aggregate amount that is, or at any time thereafter pursuant to the terms thereof may become, available for drawing under all Letters of Credit outstanding at such time (regardless of whether any conditions for drawing could then be met) and (b) the sum of the US Dollar Equivalents of the aggregate amount of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Borrower.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Conditionality Transaction” means (a) any Acquisition or Investment (other than an intercompany Investment), including by way of merger, amalgamation or consolidation, (b) any Disposition or (c) any Restricted Junior Payment of the type referred to in clause (c) of the definition of such term with respect to which an irrevocable notice of prepayment or redemption is required.

“Liquidity” means, at any time, the sum of (a) the excess at such time of the Total Revolving Commitments over the Total Utilization of Revolving Commitments, but only if and to the extent the conditions precedent to borrowing set forth in Sections 3.02(b) and 3.02(c) are capable of being satisfied as of such time, as determined in good faith by the Borrower, and (b) the aggregate amount of Unrestricted Cash of the Borrower and its Restricted Subsidiaries at such time.

“Loan” means a Revolving Loan, a Tranche B Term Loan, an Incremental Term Loan of any Class, an Extended/Modified Term Loan of any Class, a Refinancing Term Loan of any Class or a Swingline Loan.

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“Long-Term Indebtedness” means any Indebtedness that, in conformity with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Revolving Exposures and unused Revolving Commitments of all the Revolving Lenders at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loan Exposure of such Class representing more than 50% of the Term Loan Exposure of all the Term Lenders of such Class at such time. For purposes of this definition, (i) the amount of Revolving Exposures, unused Revolving Commitments and Term Loan Exposures of any Class shall be determined by excluding (A) the Revolving Exposure, unused Revolving Commitment and Term Loan Exposure of such Class of any Defaulting Lender and (B) the Term Loan Exposure of such Class of any Net Short Lender and (ii) the Revolving Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its applicable Pro Rata Share of the aggregate principal amount of the outstanding Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(a)(iii) of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of any such Revolving Lender shall be determined without regard to any such excess amount.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Credit Parties (taken as a whole) to fully and timely perform any of their payment obligations under the Credit Documents or (c) the rights and remedies available to, or conferred upon, any Agent or any Lender under the Credit Documents.

“Material Indebtedness” means any Indebtedness (other than the Loans and Guarantees under the Credit Documents and Indebtedness between or among the Borrower and the Restricted Subsidiaries), or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of US$125,000,000 or more. In the case of any Material Indebtedness that is a Guarantee of any other Indebtedness, each reference to “Material Indebtedness” shall be deemed to include a reference to such Guaranteed Indebtedness. For purposes of determining Material Indebtedness, (a) the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time and (b) the principal amount of any Permitted Securitization shall be determined as set forth in the definition of such term.

“Material Real Estate Asset” means each Real Estate Asset (other than any Excluded Property) located in the United States owned by any Credit Party; provided that such Real Estate Asset, together with the improvements thereon and all contiguous and all related parcels and the improvements thereon, has a fair market value of US$20,000,000 or more, determined (a) in the case of any such Real Estate Asset owned by any Credit Party on the Restatement Effective Date, as of the Restatement Effective Date, (b) in the case of any such Real Estate Asset owned by any Restricted Subsidiary that becomes a Credit Party after the Restatement Effective Date, as of the date such Restricted Subsidiary becomes a Credit Party or (c) in the case of any such Real Estate Asset acquired by any Credit Party after the Restatement Effective Date or, in the case of any Credit Party referred to in clause (b), after it becomes a Credit Party, as of the date of acquisition thereof.

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“Material Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries and eliminating all intercompany items) equal 5.0% or more of the Consolidated Total Assets or (b) the consolidated revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries, but eliminating all intercompany items) equal 5.0% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 10.0% of the Consolidated Total Assets or 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated.

“Maturity Date” means the Revolving Maturity Date, the Tranche B Term Loan Maturity Date, the Incremental Term Loan Maturity Date with respect to the Incremental Term Loans of any Class, the Extended/Modified Term Loan Maturity Date with respect to the Extended/Modified Term Loans of any Class or the Refinancing Term Loan Maturity Date with respect to the Refinancing Term Loans of any Class, as the context requires.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Morgan Stanley” as defined in the preamble hereto.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Material Real Estate Asset in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA to which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates makes or is obligated to make contributions.

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“Net Proceeds” means, with respect to any event, (a) the Cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any Insurance/Condemnation Event, insurance, condemnation and similar proceeds) received in respect of such event, including any Cash received in respect of any non-Cash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out of pocket costs and expenses incurred in connection with such event by the Borrower or any Restricted Subsidiary to Persons that are not Affiliates of the Borrower (including (x) in the case of an Insurance/Condemnation Event, in connection with the adjustment, settlement or collection of any claims in respect thereof or in connection with the repair, clean-up or operational adjustments arising therefrom (including any additional costs and expenses as a result of such adjustments) and (y) in each case, attorneys’, accountants’ and consultants’ fees, investment banking and advisory fees and underwriting discounts and commissions), (ii) in the case of any Asset Sale or any Insurance/Condemnation Event, (A) the amount of all payments (including in respect of principal, accrued interest and premiums) required to be made by the Borrower and the Restricted Subsidiaries as a result of such event (x) to repay Indebtedness (other than Loans~~, Permitted Credit Agreement Refinancing Indebtedness~~, Permitted Incremental Equivalent Indebtedness or Permitted Senior Secured Indebtedness) secured by the assets subject thereto and (y) in the case of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is CFC or CFC Holding Company, to repay any Indebtedness of such CFC or CFC Holding Company and (B) the amount of all payments reasonably estimated to be required to be made by the Borrower and the Restricted Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are directly attributable to such event or in respect of any retained liabilities associated with such event (including pension and other post-employment benefit liabilities and environmental liabilities), (iii) the amount of all Taxes (including transfer taxes, deed or recording taxes and repatriation taxes or any withholding or deduction) paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries in connection with such event and (iv) in the case of any proceeds from any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is not a wholly-owned Subsidiary, the portion of such proceeds received by such Restricted Subsidiary attributable to the noncontrolling interests in such Restricted Subsidiary, in each case as determined reasonably and in good faith by the chief financial officer of the Borrower. For purposes of this definition, in the event any estimate with respect to contingent liabilities or Taxes as described in clause (b)(ii)(B) or (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the applicable contingent liabilities or Taxes, be deemed to be receipt, on the date of such reduction, of Cash proceeds in respect of such event.

“Net Short Lender” as defined in Section 10.5(g)(i).

~~“New Senior Secured Debt” means senior secured debt issued, sold or otherwise incurred by the Borrower or any Subsidiary of the Borrower in connection with the CMC Acquisition in addition to the Term Loans resulting in aggregate gross cash proceeds of up to US$1,600,000,000.~~

~~“New Senior Unsecured Debt” means senior unsecured debt issued, sold or otherwise incurred by the Borrower or any Subsidiary of the Borrower in connection with the CMC Acquisition resulting in aggregate gross cash proceeds of up to US$800,000,000.~~

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“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note issued to any Lender pursuant to Section 2.7(c).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) all obligations of every nature of each Credit Party under this Agreement and the other Credit Documents, whether for principal, interest (including default interest accruing pursuant to Section 2.10 and interest (including such default interest) that would continue to accrue pursuant to Credit Documents on any such obligation after the commencement of any proceeding under any Debtor Relief Law with respect to any Credit Party, whether or not such interest is allowed or allowable against such Credit Party in any such proceeding), reimbursement of amounts drawn under Letters of Credit, fees (including commitment fees, letter of credit participation fees, fronting fees and prepayment fees), reimbursement of expenses, indemnification or otherwise, (b) all Specified Hedge Obligations, excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor, and (c) all Specified Cash Management Services Obligations.

“Obligations Guarantee” means the Guarantee of the Obligations created under Section 7.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Open Market Purchase” as defined in Section 10.6(i)(B).

“Organizational Documents” means (a) with respect to any corporation or company, its certificate or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and in the case of any Foreign Subsidiary, any analogous organizational documents. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

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“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Secured Indebtedness, (a) an intercreditor agreement substantially in the form of Exhibit H, with such changes thereto as may be reasonably acceptable to the Administrative Agent and the Borrower, and (b) any other intercreditor agreement that is in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and containing terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Pari Passu Secured Indebtedness.

“Participant Register” as defined in Section 10.6(g)(i).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56).

“Payment” as defined in Section 9.12(a).

“Payment Notice” as defined in Section 9.12(b).

“Payment Recipient” as defined in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or is covered by Title IV of ERISA.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its Restricted Subsidiaries; provided that:

(a) immediately prior and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)(i) in the case of any Acquisition of Equity Interests in a Person, each of such Person and its Subsidiaries will become a Restricted Subsidiary (or will be merged or consolidated with or into the Borrower or any Restricted Subsidiary, with the continuing or surviving Person being the Borrower (in the case of any such transaction involving the Borrower) or a Restricted Subsidiary) and (ii) in the case of any Acquisition of other assets, such assets will be owned by the Borrower or any Restricted Subsidiary; and

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(c) the business of any such acquired Person, or such acquired assets, as the case may be, constitutes a business permitted by Section 6.11.

~~“Permitted Credit Agreement Refinancing Indebtedness” means Indebtedness permitted under Section 6.1(k).~~

~~“Permitted Credit Agreement Refinancing Indebtedness Documents” means any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Credit Agreement Refinancing Indebtedness.~~

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not overdue by more than 60 days or are being contested in good faith in compliance with Section 5.3, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code) arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.3, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) in the ordinary course of business to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases, statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), surety and appeal bonds, performance bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

~~(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(h);~~

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(e) (i) Liens securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation (including appeal bonds) not constituting an Event of Default under Section 8.1(h) and (ii) any deposit of Cash or Cash Equivalents securing any settlement of litigation;

(f) easements, zoning restrictions, rights-of-way, encroachments, protrusions and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Restricted Subsidiaries, taken as a whole and other matters on title that are reasonably acceptable to the Collateral Agent;

(g) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(h) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located;

(i) Liens in favor of a banking or other financial institution arising as a matter of law and banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness;

(j) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(k) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the Uniform Commercial Code on the items in the course of collection;

(l) Liens arising by virtue of precautionary UCC financing statement filings (or similar filings under applicable law) regarding (i) operating leases or consignments or bailments entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business or (ii) any sale of accounts receivable for which a UCC financing statement or similar filing under applicable law is required;

(m) Liens representing any interest or title of a lessor or sublessor, or a lessee or sublessee, in the property subject to any lease permitted by this Agreement (and all encumbrances and other matters affecting such interest or title);

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and permitted by this Agreement and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (and any similar provision of any other requirement of law) in favor of a seller or buyer of goods;

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(p) Liens that are contractual rights of set-off;

(q) Liens on specific items of inventory or other goods and proceeds thereof securing obligations in respect of documentary letters of credit issued to facilitate the purchase, shipment or storage of such inventory or such other goods;

(r) deposits of Cash with the owner or lessor of premises leased and operated by the Borrower or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business; and

(s) leases, nonexclusive licenses, subleases or nonexclusive sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the ordinary course of business of the Borrower and the Restricted Subsidiaries, taken as a whole; and

(t) (i) Liens on Cash and Cash Equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Permitted Senior Indebtedness or any other Indebtedness, provided that such defeasance or satisfaction and discharge is permitted hereunder~~;~~, and (ii) Liens on proceeds of any Indebtedness, and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c), (d) or (q) above securing letters of credit, bank guarantees and similar instruments or in clause (t).

“Permitted Incremental Equivalent Indebtedness” means Indebtedness permitted under Section 6.1(j).

~~“Permitted Incremental Equivalent Indebtedness Documents” means any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Incremental Equivalent Indebtedness.~~

“Permitted Intercreditor Agreement” means any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor Agreement.

“Permitted Junior Lien Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of junior lien secured notes, bonds, debentures or loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations and is not secured by any assets of the Borrower or any Restricted Subsidiary other than the Collateral, provided that such Indebtedness may be secured by the proceeds of such Indebtedness and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof, (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries, provided that the obligations of any Person with respect to any escrow or similar arrangement described in the proviso to clause (a) above shall be deemed not to constitute a Guarantee by such Person, and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided that if such Indebtedness is the initial Permitted Junior Lien Secured Indebtedness incurred by the Borrower and the Guarantor Subsidiaries, then the Borrower and the Guarantor Subsidiaries shall have executed and delivered the Junior Lien Intercreditor Agreement (or an acknowledgement thereof in the form specified therein) and the Administrative Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the Junior Lien Intercreditor Agreement. It is understood and agreed that, notwithstanding Section 1.2(d), Permitted Junior Lien Secured Indebtedness may only be incurred and outstanding in reliance on Section 6.1(j)~~, 6.1(k)~~  or 6.1(m).

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“Permitted Lien” means any Lien permitted by Section 6.2.

“Permitted Other Indebtedness” means any Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of notes, bonds, debentures or loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is either (i) not secured by any Liens on any assets of the Borrower or any Restricted Subsidiary or (ii) secured solely by Liens on assets of the Borrower and/or any Guarantor Subsidiary not constituting Collateral, it being understood that such Indebtedness may in any event be secured by the proceeds of such Indebtedness and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof, and (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries, provided that the obligations of any Person with respect to any escrow or similar arrangement described in clause (a) above shall be deemed not to constitute a Guarantee by such Person.

“Permitted Pari Passu Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of senior secured notes, bonds, debentures or loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies) and is not secured by any assets of the Borrower or any Restricted Subsidiary other than the Collateral, provided that such Indebtedness may be secured by the proceeds of such Indebtedness and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof, (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries, provided that the obligations of any Person with respect to any escrow or similar arrangement described in the proviso to clause (a) above shall be deemed not to constitute a Guarantee by such Person, and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies). It is understood and agreed that, notwithstanding Section 1.2(d), Permitted Pari Passu Secured Indebtedness may only be incurred and outstanding in reliance on Section 6.1(j)~~, 6.1(k)~~  and 6.1(m).

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“Permitted Securitization” means any receivables financing program providing for (a) the sale, transfer or conveyance of trade receivables (and related assets) by the Borrower or its Restricted Subsidiaries to a Receivables Subsidiary or any other Person in a transaction or series of transactions purporting to be sales~~,~~  and/or (b) the sale, transfer or conveyance of, or granting a Lien in, ~~such~~ trade receivables ~~by a~~(and related assets) by the Borrower, any Restricted Subsidiary or any Receivables Subsidiary to any other Person, in each case under clause (a) or (b) above, without any recourse to the Borrower and its Restricted Subsidiaries (other than the Receivables Subsidiaries), whether pursuant to a Guarantee or otherwise, other than customary representations, warranties, covenants, indemnities and servicing obligations that are usual and customary for securitization transactions involving trade receivables. The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (i) in the case of any Permitted Securitization where the sale, transfer or conveyance referred to in clause (a) above is funded by the incurrence of Indebtedness or other Securities that are to receive payments from, or that represent interests in, the cash flow derived from the applicable trade receivables, the aggregate principal or stated amount of such Indebtedness or other Securities (or, if there shall be no such principal or stated amount, the uncollected amount of the trade receivable sold, transferred or conveyed pursuant to such Permitted Securitization, net of any such trade receivable that have been written off as uncollectible), and (ii) in the case of any Permitted Securitization involving a direct sale, transfer or conveyance by a Receivables Subsidiary to one or more investors or purchasers, the uncollected amount of the trade receivables transferred pursuant to such Permitted Securitization, net of any such trade receivables that have been written off as uncollectible.

“Permitted Senior Indebtedness” means the Permitted Senior Unsecured Indebtedness and the Permitted Senior Secured Indebtedness.

“Permitted Senior Indebtedness Documents” means the Permitted Senior Unsecured Indebtedness Documents and the Permitted Senior Secured Indebtedness Documents.

“Permitted Senior Unsecured Indebtedness” means Indebtedness permitted under Section 6.1(l).

“Permitted Senior Unsecured Indebtedness Documents” means the 2028 Senior Notes, the 2029 Senior Notes and any other credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the lenders or holders of any Permitted Senior Unsecured Indebtedness.

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“Permitted Senior Secured Indebtedness” means Indebtedness permitted under Section 6.1(m).

“Permitted Senior Secured Indebtedness Documents” means any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the lenders or holders of any Permitted Senior Secured Indebtedness.

“Permitted Stock Repurchases” as defined in Section 6.4(g).

~~“Permitted Unsecured Indebtedness” means any Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of senior unsecured or subordinated unsecured notes, bonds, debentures or loans; provided that (a) such Indebtedness is not secured by any Liens on any assets of the Borrower or any Restricted Subsidiary and (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries.~~

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Platform” means Debt Domain, IntraLinks, SyndTrak, DebtX or a similar electronic transmission system.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date, as amended pursuant to the Restatement Agreement, among the Credit Parties and the Collateral Agent, together with all supplements thereto.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective. Any Agent and any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information.

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“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any determination of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any other financial metric (including component definitions thereof) in connection with any Pro Forma Event, that such Pro Forma Event and each other Pro Forma Event required to be given pro forma effect pursuant to Section 1.2(b) shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) and that:

(a)           (i) in the case of a Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary, a Disposition that otherwise results in a Restricted Subsidiary ceasing to be a Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Pro Forma Event shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of an Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Restricted Subsidiary or a designation of a Subsidiary as a Restricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Pro Forma Event shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(b)           any Expected Run Rate Effects as a result of any Initiative shall be calculated on a pro forma basis as though such Expected Run Rate Effects had been realized on the first day of the applicable Test Period and as if such Expected Run Rate Effects were realized in full during the entirety of such period; provided that any pro forma adjustment described in this clause (b) may be applied solely to the extent that such adjustment is consistent with the definition of Consolidated Adjusted EBITDA and to the extent not duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA for the applicable Test Period;

(c)           ~~(b)~~ any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(d)           ~~(c)~~ any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have been incurred or assumed as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination (taking into account any hedging obligations applicable to such Indebtedness).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” in respect of any Pro Forma Event shall be calculated in a reasonable and factually supportable manner by the Borrower and in the manner that is consistent with the definition of Consolidated Adjusted EBITDA. For the avoidance of doubt, the amount of pro forma “run rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of actions taken or to be taken in connection with any Pro Forma Event may be included in Consolidated Adjusted EBITDA in the manner, and subject to the limitations, set forth in the definition of such term.

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“Pro Forma Event” means (a) any Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Subsidiary, (b) any Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary and any other Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, (d) any incurrence or issuance or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) ~~or~~, (e) in the sole discretion of the Borrower, any Initiative or (f) any Restricted Junior Payment or any other transaction where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Agreement, requires that a financial ratio or test be calculated on a Pro Forma Basis or after giving Pro Forma Effect to such transaction; provided that any such Acquisition, Investment or Disposition involving consideration of less than US$100,000,000 shall, in each case in the sole discretion of the Borrower, be deemed not to constitute a Pro Forma Event hereunder.

“Pro Rata Share” means, with respect to any Lender, at any time, (a) when used in reference to payments, computations and other matters relating to the Tranche B Term Loans or Tranche B Term Borrowings, the percentage obtained by dividing (i) the Tranche B Term Loan Exposure of such Lender at such time by (ii) the aggregate Tranche B Term Loan Exposure of all the Lenders at such time, (b) when used in reference to payments, computations and other matters relating to Term Loan Commitments, Term Loans or Term Borrowings of any other Class, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender with respect to such Class at such time by (ii) the aggregate Term Loan Exposure of all the Lenders with respect to such Class at such time, (c) when used in reference to payments, computations and other matters relating to the Revolving Commitments, Revolving Loans, Revolving Borrowings, participations in Swingline Loans and Swingline Exposure, participations in Letters of Credit or Letter of Credit Usage, the percentage obtained by dividing (i) the Revolving Commitment of such Lender at such time by (ii) the aggregate Revolving Commitments of all the Lenders at such time, provided that if the Revolving Commitments have terminated or expired, the Pro Rata Share under this clause (c) shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments, and (d) when used for any other purpose (including under Section 9.6), the percentage obtained by dividing (i) an amount equal to the sum of the Tranche B Term Loan Exposure, the Term Loan Exposure of each such other Class and the Revolving Commitments of such Lender at such time by (ii) an amount equal to the sum of the aggregate Tranche B Term Loan Exposure, the aggregate Term Loan Exposure of each such other Class and the aggregate Revolving Commitments of all the Lenders at such time; provided that if the Revolving Commitments have terminated or expired, the Pro Rata Share under this clause (d) shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

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“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means information that is either (a) available to all holders of Traded Securities of the Borrower and its Subsidiaries or (b) not material non-public information (for purposes of United States federal, state or other applicable securities laws).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.26.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding US$10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means any interest owned by any Credit Party in fee in any real property.

“Receivables Subsidiary” means any special purpose~~, bankruptcy remote wholly-owned~~  Subsidiary of the Borrower formed for the sole and exclusive purpose of engaging in activities in connection with a Permitted Securitization.

“Recipient” means (a) any Agent, (b) any Swingline Lender and any other Lender and (c) any Issuing Bank, as applicable.

“refinances” means renews, extends, prepays, repays, redeems, defeases, retires, extinguishes, substitutes, refinances or replaces. “Refinanced” and “refinancing” shall have correlative meanings.

“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.26.

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“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that ~~extends, renews,~~ refinances ~~or replaces~~ such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount not greater than accrued and unpaid interest on such Original Indebtedness, any original issue discount applicable to such Refinancing Indebtedness, any unused commitments in respect of such Original Indebtedness (only if and to the extent that, had such Original Indebtedness been incurred under such commitments at the time such Refinancing Indebtedness is incurred, it would have been permitted hereunder), any original issue discount or upfront fees applicable to such Refinancing Indebtedness, and any reasonable fees, premiums and expenses relating to such ~~extension, renewal or~~ refinancing; (b) in the ~~stated~~case of Refinancing Indebtedness permitted by Section 6.1(j), 6.1(l) or 6.1(m) (other than Customary Bridge Loans), the scheduled final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) in the case of Refinancing Indebtedness permitted by Section 6.1(j), 6.1(l) or 6.1(m) (other than Customary Bridge Loans), the Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be shorter than the remaining Weighted Average Life to Maturity of such Original Indebtedness; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, provided that the obligations of any Person with respect to any escrow or similar arrangement described in clause (g) below shall be deemed not to constitute a Guarantee by such Person; (e) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; (f) if such Original Indebtedness shall be Permitted ~~Credit Agreement Refinancing Indebtedness, Permitted~~ Incremental Equivalent Indebtedness or Permitted Senior Secured Indebtedness, then (i) ~~except~~  if such Original Indebtedness was Permitted ~~Senior Secured~~Incremental Equivalent Indebtedness, such Refinancing Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (ii) if such Original Indebtedness was Permitted Pari Passu Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness and (iii) if such Original Indebtedness was Permitted Junior Lien Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Junior Lien Secured Indebtedness; and (g) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured (or, in the case of after-acquired assets, would be required to secure pursuant to the terms thereof) such Original Indebtedness or, to the extent such assets would have been required to secure such Original Indebtedness pursuant to the terms thereof, that are proceeds and products of, or after-acquired property that is affixed or incorporated into, the assets that secured such Original Indebtedness~~.~~, provided that such Refinancing Indebtedness may be secured by the proceeds of such Refinancing Indebtedness and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Refinancing Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Refinancing Indebtedness pending the application of the proceeds thereof to refinance such Original Indebtedness.

“Refinancing Lenders” means the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans” means the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments” as defined in Section 2.26(a).

“Refinancing Revolving Lender” as defined in Section 2.26(a).

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“Refinancing Revolving Loans” as defined in Section 2.26(a).

“Refinancing Term Lender” as defined in Section 2.26(a).

“Refinancing Term Loan Commitments” as defined in Section 2.26(a).

“Refinancing Term Loan Maturity Date” means, with respect to Refinancing Term Loans of any Class, the scheduled date on which such Refinancing Term Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.

“Refinancing Term Loans” as defined in Section 2.26(a).

“Register” as defined in Section 2.7(b).

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least US$5,000,000,000 that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation D” means Regulation D of the Board of Governors.

“Regulation U” means Regulation U of the Board of Governors.

“Reimbursement Date” as defined in Section 2.4(d).

“Related Fund” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, controlling persons, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment, including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Foreign Currency, (i) the central bank for such Foreign Currency or any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for such Foreign Currency, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

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“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBO Rate or (d) with respect to any Borrowing denominated in Sterling or Singapore Dollar, the applicable Daily Simple RFR, as applicable.

“Repricing Event” means, with respect to any Tranche B Term Loan, (a) any prepayment or repayment of such Tranche B Term Loan with the proceeds of, or made in connection with the incurrence of, any Indebtedness that has an Effective Yield lower than the Effective Yield of such Tranche B Term Loan at the time of such prepayment or repayment and (b) any amendment or other modification of this Agreement that, directly or indirectly, reduces the Effective Yield of such Tranche B Term Loan; provided the primary purpose of such prepayment, repayment, amendment or other modification was to reduce the Effective Yield applicable to the Tranche B Term Loans.

“Requisite Lenders” means, at any time, Lenders having or holding Revolving Exposure, unused Revolving Commitments, Tranche B Term Loan Exposure and Term Loan Exposure of any other Class representing more than 50% of the sum of the Revolving Exposure, unused Revolving Commitments, Tranche B Term Loan Exposure and Term Loan Exposure of each such other Class of all the Lenders at such time. For purposes of this definition, (a) the amount of Revolving Exposure, unused Revolving Commitments, Tranche B Term Loan Exposure and Term Loan Exposure of any other Class shall be determined by excluding (i) the Revolving Exposure, unused Revolving Commitments, Tranche B Term Loan Exposure and Term Loan Exposure of each such other Class of any Defaulting Lender and (ii) the Tranche B Term Loan Exposure and Term Loan Exposure of each such other Class of any Net Short Lender and (ii) the Revolving Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its applicable Pro Rata Share of the aggregate principal amount of the outstanding Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(a)(iii) of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of any such Revolving Lender shall be determined without regard to any such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Agreement” means the Amendment and Restatement Agreement, dated as of July 6, 2022, among the Borrower, the other Credit Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

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“Restatement Effective Date” as defined in the Restatement Agreement.

~~“Restatement Effective Date Refinancing” means (a) (i) the payment and discharge of the principal of and interest accrued on all outstanding Indebtedness and all fees and other amounts outstanding or accrued under the Existing CMC Materials Credit Agreement (other than contingent obligations), the termination of the commitments thereunder and the cancellation or termination of all letters of credit outstanding thereunder (or such letters of credit shall be (x) cash collateralized, (y) backstopped or (z) designated as Existing Letters of Credit) and (ii) the termination and release of all Guarantees and Liens supporting or securing any of the Indebtedness or other obligations referred to in the foregoing clause (i) or created under the documentation governing any such Indebtedness and (b) the payment and discharge of the principal of and interest accrued on all Loans outstanding under, and as defined in, the Existing Credit Agreement and all fees and other amounts outstanding or accrued under the Existing Credit Agreement.~~

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect (whether in Cash, Securities or other property), with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment or distribution, direct or indirect (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of any redemption, retirement, purchase, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Restricted Subsidiary and (c) any payment or other distribution, direct or indirect (whether in Cash, Securities or other property) of or in respect of principal of or interest or premium on any Junior Indebtedness, or any payment or other distribution (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, purchase, acquisition, defeasance (including in-substance or legal defeasance), exchange, conversion, cancelation or termination of any Junior Indebtedness; provided that (i) any Special Mandatory Redemption/Repayment ~~shall be deemed not to be a Restricted Junior Payment; provided, further, that~~, (ii) cancellation of any Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of the Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests in the Borrower and (iii) payments with respect to purchase price adjustments, earnouts or other contingent obligations (other than for the payment of Indebtedness) in connection with any Acquisition or another Investment, in each case, shall be deemed not to be a Restricted Junior Payment.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

~~“Resulting Revolving Borrowings” as defined in Section 2.24(e)(iv).~~

“Retained ECF Percentage” means, with respect to any Fiscal Year, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Fiscal Year.

“Returns” means (a) with respect to any Investment in the form of a loan or advance, the repayment to the investor in Cash or Cash Equivalents of principal thereof and (b) with respect to any Acquisition or other Investment, any return of capital (including dividends, distributions and similar payments and profits on sale to a Person other than the Borrower or a Subsidiary) received by the investor in Cash or Cash Equivalents in respect of such Acquisition or other Investment.

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“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” means, with respect to any Revolving Loan or Letter of Credit denominated in any Foreign Currency, (a) the date of the borrowing of such Revolving Loan or the issuance of such Letter of Credit, as the case may be, and (b) each other date as shall be determined to be a “Revaluation Date” with respect to such Revolving Loan or Letter of Credit by the Administrative Agent in accordance with the Administrative Agent’s standard practices, as the Administrative Agent deems to be necessary or advisable for purposes of this Agreement in its sole discretion.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder. As of the ~~Restatement~~Amendment No. 4 Effective Date, the amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 2.1. The aggregate amount of the Revolving Commitments as of the ~~Restatement~~Amendment No. 4 Effective Date is US$~~575,000,000~~750,000,000.

“Revolving Commitment Period” means the period from and including the ~~Restatement~~Amendment No. 4 Effective Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earlier to occur of (a) the Revolving Maturity Date and (b) the date on which all the Revolving Commitments are terminated or permanently reduced to zero pursuant hereto.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the sum of the US Dollar Equivalents of the principal amount of the Revolving Loans of such Lender outstanding at such time, (b) such Lender’s applicable Pro Rata Share of the Letter of Credit Usage at such time and (c) such Lender’s Swingline Exposure at such time.

“Revolving Facility Test Condition” means, as of any date of determination, that (a) the sum of (i) the sum of the US Dollar Equivalents of the principal amount of the Revolving Loans and Swingline Loans outstanding on such date and (ii) the Letter of Credit Usage as of such date, excluding, in the case of this clause (ii), (A) any portion thereof that shall have been Cash Collateralized and (B) in the case of Letter of Credit Usage referred to in clause (a) of the definition of such term, the portion thereof not in excess of US$5,000,000, exceeds (b) an amount equal to 35% of the Total Revolving Commitments as of such date.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

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“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2(a).

“Revolving Maturity Date” means the date that is five years after the ~~Restatement~~Amendment No. 4 Effective Date (or, if such date is not a Business Day, the immediately preceding Business Day)~~.~~; provided that if, on any date (any such date, a “Springing Revolving Maturity Date”) that is (a) prior to the Revolving Maturity Date and (b) 91 days prior to the scheduled final maturity in respect of any Specified Debt, the aggregate outstanding principal amount of Short-Dated Specified Debt is US$200,000,000 or more, then, unless Liquidity as of such Springing Revolving Maturity Date is more than the aggregate principal amount of Short-Dated Specified Debt outstanding as of such Springing Revolving Maturity Date, on such Springing Revolving Maturity Date the Revolving Maturity Date shall automatically be modified to be such Springing Revolving Maturity Date.

“RFR” means (a) for any Loan denominated in Sterling, SONIA and (b) for any Loan denominated in Singapore Dollars, SORA.

“RFR Borrowing” means a Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) for any Loan denominated Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Singapore.

“RFR Loan” means a Loan bearing interest at a rate determined by reference to an RFR.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary Disposes of such property to any Person and the Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property Disposed of, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the Restatement Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Department of State, the United States Department of Treasury (including OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled or 50% or more owned by any such Person or Persons described in clause (a) or (b) above.

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“Sanctions” as defined in Section 4.23(a).

“Sanctions Laws” as defined in Section 4.23(a).

“SEC” means the United States Securities and Exchange Commission.

“Secured Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters of the Borrower most recently ended on or prior to such date.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Short-Dated Specified Debt” means, as of any Springing Revolving Maturity Date, any Specified Debt that has a scheduled final maturity that is 91 days or less after such Springing Revolving Maturity Date.

“Singapore Dollars” and the sign “SGD$” means the lawful money of Singapore.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Solvent” means that, as of the date of determination, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair saleable value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, taken as a whole, (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated as of the date of determination and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“SONIA” means a rate per annum equal to the Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means a Borrowing comprised of SONIA Loans.

“SONIA Loan” means a Loan bearing interest at a rate determined by reference to the Daily Simple SONIA.

“SORA” means a rate per annum equal to the Singapore Overnight Rate Average published on the Statistics page of the SORA Administrator’s Website (or as published by its authorized distributors).

“SORA Administrator” means the Monetary Authority of Singapore (or any successor administrator of the Singapore Overnight Rate Average).

“SORA Administrator’s Website” means the Monetary Authority of Singapore’s website, currently at http://www.mas.gov.sg, or any successor source for the Singapore Overnight Rate Average identified as such by the SORA Administrator from time to time.

“SORA Borrowing” means a Borrowing comprised of SORA Loans.

“SORA Loan” means a Loan bearing interest at a rate determined by reference to the Daily Simple SORA.

“Special Mandatory Redemption/Repayment” means, with respect to any Indebtedness incurred to finance, in whole or in part, any Acquisition and any related transactions, the redemption or other satisfaction and discharge thereof pursuant to a “special mandatory redemption” provision (or other similar provision) as a result of such Acquisition not having been consummated by the date specified in the definitive documents evidencing or governing such Indebtedness (as such date may be extended).

“Specified Cash Management Services Agreement” means any agreement relating to Cash Management Services that is entered into, or was entered into prior to the Restatement Effective Date and is in existence on the Restatement Effective Date, between the Borrower or any Restricted Subsidiary and a Cash Management Services Provider.

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“Specified Cash Management Services Obligations” means all obligations of every nature of the Borrower and each Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided under any Specified Cash Management Services Agreement, including obligations for interest (including interest that would continue to accrue pursuant to such Specified Cash Management Services Agreement on any such obligation after the commencement of any proceeding under the Debtor Relief Laws with respect to the Borrower or any Restricted Subsidiary, whether or not such interest is allowed or allowable against the Borrower or such Restricted Subsidiary in any such proceeding), fees, expenses, indemnification or otherwise.

“Specified Debt” means (a) the 2028 Senior Notes, (b) the 2029 Senior Secured Notes, (c) the 2029 Senior Unsecured Notes, (d) the 2030 Senior Notes and (e) any Indebtedness (other than Revolving Loans) that refinances any Indebtedness referred to in preceding clauses (a) through (d).

“Specified Hedge Agreement” means any Hedge Agreement the obligations under which constitute Specified Hedge Obligations.

“Specified Hedge Obligations” means, with respect to each Hedge Agreement in respect of interest rates or foreign currency exchange rates that (a) is with a counterparty that is, or was on the Restatement Effective Date, an Agent, an Arranger or any Affiliate of any of the foregoing, whether or not such counterparty shall have been an Agent, an Arranger or any Affiliate of any of the foregoing at the time such Hedge Agreement was entered into, (b) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) is entered into after the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedge Agreement is entered into, all obligations of every nature of the Borrower or any Restricted Subsidiary under such Hedge Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)), including obligations for interest (including interest that would continue to accrue pursuant to such Hedge Agreement on any such obligation after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower or any Restricted Subsidiary, whether or not such interest is allowed or allowable against the Borrower or such Restricted Subsidiary in any such proceeding), payments for early termination of such Hedge Agreement, fees, expenses, indemnification or otherwise.

“Specified Permitted Indebtedness Documentation Requirements” means, with respect to any Indebtedness, the requirements that the terms of such Indebtedness (except with respect to currency, yield and components thereof, MFN terms, fees, lien priority, prepayment or redemption terms (including “no call” terms and other restrictions thereunder) and premiums) are, at the time of incurrence of such Indebtedness and when taken as a whole, either be (a) terms not materially more favorable (when taken as a whole and as reasonably determined by the Borrower) to the lenders or holders providing such Indebtedness than those applicable under this Agreement, (~~when taken as a whole) (other than~~b) terms benefitting such lenders or holders ~~(i)~~ where this Agreement is amended to include such beneficial terms for the benefit of all Lenders ~~or~~, (~~ii~~c) terms applicable only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness~~)~~ and/or (~~b~~d) ~~otherwise on~~terms that reflect current market terms (when taken as a whole) for such type of Indebtedness (as reasonably determined by the Borrower); provided that (x) in the event such Indebtedness contains a financial maintenance covenant, then, subject to clause (y) below in the case of Term Lenders, such financial maintenance covenant shall be added to this Agreement for the benefit of all the Lenders and (y) any such Indebtedness that consists of Customary Term A Loans or revolving credit facilities may contain one or more financial maintenance covenants that do not apply for the benefit of any Term Lender (other than a Term Lender holding Customary Term A Loans).

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“Springing Revolving Maturity Date” as defined in the definition of the term “Revolving Maturity Date”.

“Standard Letter of Credit Practice” means, for any Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Sterling” and the sign “£” means the lawful money of the United Kingdom.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary” means, with respect to any Person (the “parent”), any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent, in each case, solely if such Person’s accounts would be consolidated with those of the parent in the parent’s consolidated financial statements in conformity with GAAP. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

“Supplemental Collateral Questionnaire” means a certificate in the form of Exhibit I or any other form approved by the Collateral Agent.

“Supported QFC” has the meaning set forth in Section 10.26.

“Swap Obligation” as defined in “Excluded Swap Obligation”.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.3, expressed as an amount representing the maximum permitted aggregate principal amount of such Swingline Lender’s outstanding Swingline Loans hereunder. The initial amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.3 or in the written agreement referred to in Section 2.3(e) pursuant to which it became a Swingline Lender hereunder. The aggregate amount of the Swingline Commitments as of the ~~Restatement~~Amendment No. 4 Effective Date is US$~~57,500,000~~75,000,000. The Swingline Commitment of any Swingline Lender may be increased or reduced by written agreement between such Swingline Lender and the Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

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“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its applicable Pro Rata Share of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.22(a)(iii) of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Revolving Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Swingline Lender and outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means (a) Morgan Stanley ~~Bank, N.A~~Senior Funding, Inc. and (b) any other Revolving Lender that shall have become a Swingline Lender as provided herein, each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a loan made by a Swingline Lender to the Borrower pursuant to Section 2.3(a).

“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system, if any, determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Lender” means a Lender with a Term B Loan.

“Term B Loans” means any Term Loans other than any Customary Term A Loans, it being understood that Tranche B Term Loans are Term B Loans.

“Term B Loan Commitment” means any Term Loan Commitment other than a Term Loan Commitment to make any Customary Term A Loan.

“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means a Loan bearing interest at a rate determined by reference to a Term Benchmark Rate.

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“Term Benchmark Rate” means any of the Term SOFR, the EURIBO Rate and the TIBO Rate.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Term Loan” means a Tranche B Term Loan, an Incremental Term Loan of any Class, an Extended/Modified Term Loan of any Class or a Refinancing Term Loan of any Class.

“Term Loan Commitment” means a Tranche B Term Loan Commitment, an Incremental Term Loan Commitment of any Class or a Refinancing Term Loan Commitment of any Class.

“Term Loan Exposure” means, with respect to any Lender, for any Class of Term Loan Commitments or Term Loans at any time, (a) prior to the making of the Term Loans of such Class, the Term Loan Commitment of such Class of such Lender at such time and (b) after the making of the Term Loans of such Class, the aggregate principal amount of the Term Loans of such Class of such Lender at such time.

“Term SOFR” means, with respect to any Borrowing denominated in US Dollars for any Interest Period, the ~~sum of (a) the~~ Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator ~~plus (b) 0.00%~~; provided that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three RFR Business Days prior to such Term SOFR Determination Day; provided further that, notwithstanding the foregoing, ~~(i) in the case of the Tranche B Term Loans, Term SOFR shall at no time be less than 0.00% per annum and (ii) otherwise,~~ the Term SOFR shall at no time be less than 0.00% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan bearing interest at a rate determined by reference to the Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Test Period” means, on any date of determination, the period of four consecutive Fiscal Quarters of the Borrower most recently ended on or prior to such date for which financial statements have been delivered (or, for purposes of Section 6.7, are required to have been delivered) pursuant to Section 5.1(a) or 5.1(b), or, if earlier (and other than as such term is used in Section 6.7), for which financial statements are internally available.

“Third Party Assets” means any assets that are comprised solely of (a) Cash and Cash Equivalents that any Credit Party has provided as cash collateral for the benefit of another Person (other than the Borrower or any Restricted Subsidiary) as permitted hereunder, (b) Cash and Cash Equivalents representing proceeds of any Indebtedness, and any related deposit of Cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof, (c) any Cash and Cash Equivalents that any Credit Party provided or received as a deposit in connection with any Acquisition, Investment or Disposition permitted hereunder, (d) any assets that any Credit Party holds in trust or as an escrow or fiduciary for any other Person (other than the Borrower or any Subsidiary) and (e) any deposit accounts and securities accounts that hold solely assets referred to in clauses (a) through (d) above.

“TIBO Rate” means, with respect to any Borrowing denominated in Japanese Yen for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period; provided that if the TIBO Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person which takes over the administration of that rate) for deposits in Japanese Yen for the applicable Interest Period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“TIBOR Borrowing” means a Borrowing comprised of TIBOR Loans.

“TIBOR Loan” means a Loan bearing interest at a rate determined by reference to the TIBO Rate.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters of the Borrower most recently ended on or prior to such date.

“Total Revolving Commitments” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders in effect at such time.

“Total Utilization of Revolving Commitments” means, at any time, the sum of (a) the sum of the US Dollar Equivalents of the principal amount of all Revolving Loans outstanding at such time, (b) the aggregate principal amount of all Swingline Loans outstanding at such time and (c) the Letter of Credit Usage at such time.

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“Traded Securities” means any debt or equity Securities issued pursuant to a public offering registered under the Securities Act or Rule 144A offering or other similar private placement.

“Tranche B Term Borrowing” means a Borrowing comprised of Tranche B Term Loans.

“Tranche B Term Lender” means a Lender with a Tranche B Term Loan Commitment or a Tranche B Term Loan.

“Tranche B Term Loan” as defined in Amendment No. 1.

“Tranche B Term Loan Commitment” means, with respect to any Lender, the “New Tranche B Term Loan Commitment”, as defined in Amendment No. 1, of such Lender.

“Tranche B Term Loan Exposure” means, with respect to any Lender at any time, (a) prior to the making of Tranche B Term Loans hereunder, the Tranche B Term Loan Commitment of such Lender at such time and (b) after the making of Tranche B Term Loans hereunder, the aggregate principal amount of the Tranche B Term Loans of such Lender outstanding at such time.

“Tranche B Term Loan Maturity Date” means the date that is seven years after the Restatement Effective Date (or, if such date is not a Business Day, the immediately preceding Business Day).

“Transactions” means, collectively, (a) the ~~Financing Transactions, (b) the consummation of the CMC Acquisition and the other transactions contemplated by the CMC Acquisition Agreement, (c) the Restatement Effective Date Refinancing, (d) the issuance, sale or incurrence of the New Senior Secured Debt and the New Senior Unsecured Debt and the~~ execution, delivery and performance by each Credit Party of the ~~related Permitted Senior Indebtedness~~Credit Documents to which it is or is to be a party ~~and~~, (~~e~~b) the ~~payment of fees and expenses in connection with the foregoing~~creation of the Liens provided for in the Collateral Documents and (c) in the case of the Borrower, the borrowing of Loans and obtainment of Letters of Credit.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate), the TIBO Rate or the Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, on any date, Cash and Cash Equivalents owned on such date by the Borrower or any Restricted Subsidiary, provided that such Cash and Cash Equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP.

“Unrestricted Subsidiary” means (a) any Escrow Subsidiary, (b) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary in the manner provided below and not subsequently redesignated as a “Restricted Subsidiary” in the manner provided below and (c) each Subsidiary of an Unrestricted Subsidiary.

The Borrower may, after the Restatement Effective Date, designate any Subsidiary to be an “Unrestricted Subsidiary” by delivering to the Administrative Agent a certificate of a Financial Officer of the Borrower specifying such designation and certifying that such designated Subsidiary satisfies the requirements set forth in this definition (and including reasonably detailed calculations demonstrating satisfaction of the requirement in clause (b) below); provided that no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving Pro Forma Effect to such designation, the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 4.64:1.00, (c) such Subsidiary does not own any Equity Interests in any of the Restricted Subsidiaries, (d) such Subsidiary does not own (or hold or control by lease, exclusive license or otherwise) any asset (including any Intellectual Property) that is material to the operation in the ordinary course of business of (i) the Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries, taken as a whole, (e) each Subsidiary of such Subsidiary has been designated as (and, for so long as it is a Subsidiary of the Borrower, continues as) an “Unrestricted Subsidiary” in accordance with this definition, (f) the Investments in such Unrestricted Subsidiary by the Borrower and the Restricted Subsidiaries (including, after giving effect to the next sentence, those resulting from such designation) are permitted under Section 6.6, (g) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Permitted ~~Credit Agreement Refinancing Indebtedness and any Permitted~~ Incremental Equivalent Indebtedness and (h) no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary. Upon the designation of any Subsidiary as an Unrestricted Subsidiary, the Borrower and the Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal at the time of such designation to the fair market value of such Subsidiary. The Borrower shall cause each Unrestricted Subsidiary to satisfy at all times the requirements set forth in clauses (c), (d) and (g) above.

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The Borrower may designate any Unrestricted Subsidiary (other than any Escrow Subsidiary) as a “Restricted Subsidiary” by delivering to the Administrative Agent a certificate of a Financial Officer of the Borrower specifying such redesignation and certifying that such redesignation satisfies the requirements set forth in this paragraph; provided that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of any Indebtedness, Liens and Investments of such Subsidiary existing at such time and (c) such Subsidiary shall have been or will promptly be designated a “restricted subsidiary” (or otherwise be subject to the covenants) under any Permitted ~~Credit Agreement Refinancing Indebtedness and any Permitted~~ Incremental Equivalent Indebtedness.

Notwithstanding anything in this Agreement or any other Credit Document to the contrary, nothing shall restrict or prohibit (a) the formation of an Escrow Subsidiary and (b) the holding by any Escrow Subsidiary of any Escrow Funds in any Escrow Account and the granting by any Escrow Subsidiary of, or the existence of, any Liens on any Escrow Account, the Escrow Funds or any documentation relating thereto, in each case, in favor of any Escrow Agent (or its designee).

“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any balance sheet or statement of operations, comprehensive income, equity or cash flows of the Borrower, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in US Dollars of such amount, as determined by the Administrative Agent pursuant to Section 1.4(a) using the Exchange Rate with respect to such other currency at the time in effect under the provisions of Section 1.4(a).

“US Dollars” and the sign “US$” mean the lawful money of the United States of America.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“US Special Resolution Regime” has the meaning set forth in Section 10.26.

“US Tax Compliance Certificate” as defined in Section 2.20(g)(ii)(B)(3).

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (with the amount of any such required scheduled payment prior to the final maturity thereof to be determined disregarding the effect thereon of any prepayment made in respect of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any “AHYDO catch-up” payment that may be required to be made in respect of such Indebtedness shall be disregarded in making such calculation.

“wholly owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned Subsidiary of such Person or any combination thereof.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and the sign “¥” means the lawful money of Japan.

1.2. Accounting Terms; Certain Calculations. (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with GAAP as in effect ~~on the Restatement Effective Date~~from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to ~~implement~~eliminate the effect of any change occurring after the ~~Restatement Effective Date~~ date of the most recent balance sheet described in the definition of “Historical Borrower Financial Statements” in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Requisite Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect ~~the Restatement Effective Date~~and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith, it being agreed that the Lenders and the Borrower shall negotiate in good faith such amendment, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (for the avoidance of doubt, in each case, other than for purposes of the financial statements referred to in Section 4.7 or 5.1), without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board. It is understood and agreed that when any term of an accounting or financial nature refers to a determination being made on a “consolidated basis”, when such reference is made with respect to the Borrower and the Restricted Subsidiaries (or any Restricted Subsidiary and its Restricted Subsidiaries), such determination shall exclude from such consolidation the accounts of the Unrestricted Subsidiaries.

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(b)  Notwithstanding anything to the contrary herein, but subject to Section 1.2(e), all financial ratios and tests (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Pro Forma Event occurs (or with respect to any Test Period to determine whether any Pro Forma Event is permitted to be consummated or any Indebtedness or Liens to be incurred in connection therewith is permitted to be incurred) shall be calculated with respect to such Test Period and such Pro Forma Event (including such Pro Forma Event that is to be consummated) on a Pro Forma Basis. Further, if since the beginning of any Test Period and on or prior to the date of any required calculation of any financial ratio or test, any Pro Forma Event has occurred, then any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Pro Forma Event had occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period), provided that, notwithstanding the foregoing, when calculating any leverage ratio for purposes of (i) determining the Applicable ECF Percentage, the Applicable Rate or the Commitment Fee Rate and (ii) determining actual compliance (and not Pro Forma Compliance or compliance after giving Pro Forma Effect or on a Pro Forma Basis) with the Financial Covenant or any financial maintenance covenant that might be added hereto ~~after the Restatement Effective Date~~, any Pro Forma Event that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect. For purposes hereof (other than for purposes of (i) determining the Applicable ECF Percentage, the Applicable Rate or the Commitment Fee Rate and (ii) determining actual compliance (and not Pro Forma Compliance or compliance after giving Pro Forma Effect or on a Pro Forma Basis) with the Financial Covenant or any financial maintenance covenant that might be added hereto), to the extent the proceeds of any newly incurred Indebtedness are expressly stated as being intended to be used by the Borrower and its Restricted Subsidiaries to refinance any existing Indebtedness of the Borrower and its Restricted Subsidiaries no later than 90 days following the date of the incurrence of such new Indebtedness, the Borrower may, in its sole discretion, treat such newly incurred Indebtedness as refinancing such existing Indebtedness (including for purposes of the definition of Refinancing Indebtedness and clause (b) of the definition of Incremental Amount) even prior to the application of such proceeds for such purpose, it being understood, however, that to the extent so treated, the proceeds of such newly incurred Indebtedness shall be disregarded for purposes of determining Unrestricted Cash.

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(c)  Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (including ~~Section 6.7,~~ any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test or any compliance with the Financial Covenant on a Pro Forma Basis) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including ~~Section 6.7,~~ any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test or any compliance with the Financial Covenant on a Pro Forma Basis) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (even if part of the same transaction or, in the case of Indebtedness, the same tranche as any Incurrence-Based Amounts) shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Amounts, but giving full Pro Forma Effect to any increase in the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including Unrestricted Cash) resulting from the reliance on the Fixed Amounts. The Borrower may elect, in its sole discretion, that any such amounts incurred or transactions entered into (or consummated) be incurred or entered into (or consummated) in reliance on one or more of any Fixed Amounts or Incurrence-Based Amounts. It is further agreed that in connection with the calculation of any financial ratio applicable to any incurrence or assumption of Indebtedness or incurrence of any related Liens in reliance on any Incurrence-Based Amount, such calculation shall be made on a Pro Forma Basis for the incurrence of such Indebtedness (including any Acquisition consummated concurrently therewith and any other application of the proceeds thereof), but without netting the Cash proceeds of such Indebtedness (or of any Indebtedness incurred concurrently therewith), and assuming a full drawing of any undrawn committed amounts of such Indebtedness.

(d)  It is understood and agreed that any Indebtedness, Lien, Restricted Junior Payment, Investment, Disposition and/or any other action subject to the limitations set forth in Section 6 need not be permitted solely by reference to one clause or subclause of Section 6.1, 6.2, 6.4, 6.6 or 6.8 or other applicable Section, respectively, but may instead be permitted in part under any combination thereof, all as classified or~~, to the extent such alternative classification would have been permitted at the time of the relevant action,~~ reclassified by the Borrower in its sole discretion, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that (i) Indebtedness incurred under this Agreement may only be classified under Section 6.1(a) and the Liens securing such Indebtedness may only be classified under Section 6.2(a) (and may not be reclassified) and (ii) Indebtedness incurred under Section 6.1(j)~~, 6.1(k)~~  or 6.1(m) (in each case, other than any such Indebtedness that is unsecured), and the Liens securing such Indebtedness pursuant to Section 6.2(f)~~, 6.2(g)~~  or 6.2(h), as applicable, may not be reclassified to any other clause of Section 6.1 or 6.2, as applicable. In addition, for purposes of determining compliance at any time with Section 6.1, 6.2, 6.4 or 6.6, the Borrower may, at any time and from time to time in its sole discretion, reclassify any Indebtedness, Lien, Restricted Junior Payment or Investment (or a portion thereof), as applicable, that was previously incurred, made or otherwise undertaken under any basket other than a “ratio-based” basket as having been incurred, made or otherwise undertaken under any applicable “ratio-based” basket set forth in such Section if such item (or such portion thereof) would, using the figures as of the end of any Test Period ended after the date of such incurrence, making or other undertaking, be permitted under the applicable “ratio-based” basket; provided that, in the case of Sections 6.1 and 6.2, any such reclassification shall be subject to the limitations set forth in the proviso to the immediately preceding sentence. In addition, in the case of any clause or subclause of Section 6.1 or 6.2 that requires a calculation of any such financial ratio or test, to the extent the committed amount of any Indebtedness has been tested, such committed amount may, at the election of the Borrower, thereafter be borrowed and, in the case of commitments of a revolving nature, reborrowed in whole or in part, from time to time, without any further testing under Section 6.1 or Section 6.2, it being understood, however, that for purposes of any subsequent determination of compliance with such financial ratio or test, such Indebtedness shall, solely to the extent of the reliance at such time on this sentence with respect to such committed amount, be deemed to be outstanding.

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(e)  Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including ~~Section 6.7,~~ any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test or any compliance with the Financial Covenant on a Pro Forma Basis) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets or (ii) the absence of any Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation or making of any Limited Conditionality Transaction (or, in each case, the consummation of any related transaction, including any incurrence of any Indebtedness in connection therewith~~, including any Incremental~~ (other than Revolving Loans)) (but, for the avoidance of doubt, not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself nor for purposes of determining the “Applicable ECF Percentage”, “Applicable Rate” or “Commitment Fee Rate”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (A) in the case of any Acquisition or other Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or Investment (or, in the case of any Acquisition made pursuant to a tender or similar offer, at the time of the commencement of such offer) (or, solely in connection with an Acquisition or other Investment to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or (y) the consummation of such Acquisition or Investment, (B) in the case of any Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Disposition or (y) the consummation of such Disposition and (C) in the case of any Restricted Junior Payment constituting a Limited Conditionality Transaction, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Junior Payment or (y) the making of such Restricted Junior Payment, in each case, after giving effect on a Pro Forma Basis to (I) the relevant Acquisition, Investment, Disposition and/or Restricted Junior Payment and (II) at the election of the Borrower, to the extent a definitive agreement with respect to such other Acquisition, Investment or Disposition has been executed (or, in the case of any Acquisition made pursuant to a tender or similar offer, to the extent such offer has been commenced) (or, solely in connection with an Acquisition or other Investment to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or irrevocable notice with respect to such Restricted Junior Payment has been delivered (which Acquisition, Investment, Disposition or Restricted Junior Payment has not yet been consummated and, if applicable, with respect to which such definitive agreement, tender or similar offer or notice has not terminated or been revoked without the consummation thereof), any other Acquisition, Investment, Disposition or Restricted Junior Payment and/or any related Indebtedness (including the intended use of proceeds thereof) that the Borrower has elected to be tested as set forth in this paragraph (and, in each case, the related transactions, including any incurrence of any Indebtedness in connection therewith), and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test or other condition occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Borrower or any Restricted Subsidiary). If the Borrower has exercised its election to apply clause (A)(x), (B)(x) or (C)(x) above in connection with any Limited Conditionality Transaction, then, in connection with any subsequent calculation of financial ratios or tests (but not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself nor for purposes of determining the “Applicable ECF Percentage”, “Applicable Rate” or “Commitment Fee Rate”) on or following the relevant date referred to in such applicable clause and prior to the earlier of (1) the date on which such Limited Conditionality Transaction is consummated and (2) the date that the definitive agreement for such Limited Conditionality Transaction is terminated or expires without consummation of such Limited Conditionality Transaction, any such financial ratios or tests shall be calculated on a Pro Forma Basis assuming such Limited Conditionality Transaction and the other transactions in connection therewith (including any incurrence of any Indebtedness in connection therewith, including any Incremental Term Loans) have been consummated.

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(f)  For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including ~~Section 6.7,~~ any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test ~~or~~, any Total Net Leverage Ratio test, any compliance with the Financial Covenant on a Pro Forma Basis and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to Section 1.2(e)), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.

(g)  For purposes of determining compliance with this Agreement, the accrual of interest, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest or a dividend in the form of additional Indebtedness or additional Equity Interests and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligation.

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1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article or a Section of, or a Schedule or an Exhibit to, this Agreement, unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including Cash, Securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Credit Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or any self-regulating entity, any other Governmental Authority or entity that shall have succeeded to any or all functions thereof, and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Terms defined in the UCC as in effect in the State of New York on the Restatement Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. For purposes of this Agreement, the fair market value of any asset or property (including the fair market value of any Unrestricted Subsidiary) shall be such fair market value as is reasonably determined by the Borrower.

1.4. Currency Translation. (a)  The Administrative Agent shall determine the US Dollar Equivalent of any Revolving Loan or Letter of Credit denominated in a Foreign Currency as of each applicable Revaluation Date, in each case using the Exchange Rate for such Foreign Currency in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Revolving Loan or Letter of Credit until the next required calculation thereof pursuant to this paragraph.

(b)  Solely for purposes of any determination under Sections 6 and 8, amounts incurred or outstanding, or proposed to be incurred or outstanding, in each case, in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates in effect on the date of such determination; provided that (i) solely for purposes of any determination under Sections 6.1, 6.2, 6.4, 6.6 and 6.8, the amount of each applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date of the consummation thereof (or, in the case of any such transaction, at the election of the Borrower, such other date as shall be applicable with respect to such transaction pursuant to Section 1.2(e) or, in the case of the incurrence of Indebtedness, on the date such Indebtedness is first committed), which currency exchange rates shall be determined reasonably and in good faith by the Borrower, and (ii) for purposes of the Financial Covenant or any other financial ratio and the related definitions, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates then most recently used in preparing the consolidated financial statements of the Borrower. Notwithstanding anything to the contrary set forth herein but subject to clause (ii) above, (A) no Default shall arise as a result of any limitation or threshold expressed in US Dollars in this Agreement being exceeded in respect of any transaction solely as a result of changes in currency exchange rates from those applicable for determining compliance with this Agreement at the time of such transaction (or, if applicable, at such other time with respect to such transaction as is applicable to such transaction pursuant to the immediately preceding sentence) and (B) in the case of any Indebtedness outstanding under any clause of Section 6.1 or secured under any clause of Section 6.2 that contains a limitation expressed in US Dollars and that, as a result of changes in exchange rates, is so exceeded, such Indebtedness will be permitted to be refinanced with Refinancing Indebtedness in respect thereof incurred under such clause notwithstanding that, after giving effect to such refinancing, such excess shall continue.

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(c) Each provision of this Agreement and the other Credit Documents shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time agree to in writing to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

1.5. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Loan” or “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or “Term Benchmark Revolving Borrowing”).

1.6. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7. Benchmark Replacement Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, the Term SOFR, the Daily Simple SOFR, the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the TIBO Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, the Term SOFR, the Daily Simple SOFR, the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the TIBO Rate, such other Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR, the Daily Simple SOFR, the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the TIBO Rate or any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR, the Daily Simple SOFR, the Daily Simple SONIA, the Daily Simple SORA, the EURIBO Rate, the TIBO Rate or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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~~1.8. Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) (a) made on the Restatement Effective Date is made after giving effect to the Transactions and (b) thereafter, each reference to “Transactions” set forth therein shall be deemed to refer to the Financing Transactions, unless the context otherwise requires.~~

1.8. [Reserved].

1.9. Cashless Rollovers. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in connection with any ~~extension, replacement, renewal or~~ refinancing of any Class of Loans hereunder, any Lender may, with the consent of the Borrower, elect to accept any other Indebtedness permitted by the terms of this Agreement in lieu of all or any part of such Lender’s applicable Pro Rata Share or other applicable share of any payment hereunder with respect to such Loans, it being agreed that (a) such acceptance shall not be subject to any requirement hereunder or under any other Credit Document that such payment be made “in US Dollars” or “in applicable Foreign Currency”, “in immediately available funds”, “in Cash” or any other similar requirement and (b) notice of such acceptance shall be provided to the Administrative Agent and, if such other Indebtedness is in the form of Loans, the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Administrative Agent.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1. Term Loans. (a)  Term Loan Commitments. (i)  Subject to the terms and conditions set forth in Amendment No. 1, each Tranche B Term Lender party thereto agreed to make or convert to, and has made or converted to, a Tranche B Term Loan on the Amendment No. 1 Effective Date. Any portion of any Tranche B Term Loan that is repaid or prepaid may not be reborrowed.

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(ii)  Additional Classes of Term Loan Commitments may be established as provided in Section 2.24 or 2.26, and the Term Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth in, such Section.

(b)  Borrowing Mechanics for Term Loans.

(i)  Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Class and Type made by the Lenders of such Class proportionately to their applicable Pro Rata Shares. Subject to Section 2.18, each Term Borrowing shall be comprised entirely of Base Rate Loans or Term SOFR Loans, as the Borrower may request in accordance herewith. At the time each Term Borrowing is made and, in the case of Term SOFR Borrowings, at the commencement of each subsequent Interest Period therefor, such Term Borrowing shall be in an aggregate principal amount equal to the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof; provided that (A) a Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate principal amount that is equal to the aggregate principal amount of such outstanding Borrowing and (B) a Term Borrowing of any Class may be in an aggregate principal amount that is equal to the entire unused balance of the Term Loan Commitments of such Class.

(ii)  To request a Term Borrowing, the Borrower shall deliver to the Administrative Agent a fully completed and executed Funding Notice (A) in the case of a Term SOFR Borrowing, not later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day) (or, in the case of a Tranche B Term Borrowing, such shorter period as may be acceptable to the Administrative Agent) and (B) in the case of a Base Rate Borrowing, not later than 1:00 p.m. (New York City time) on the proposed Credit Date (which shall be a Business Day) (or, in each case, with respect to any Borrowing of Incremental Term Loans or Refinancing Term Loans, not later than such other time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement). Promptly upon receipt by the Administrative Agent of a Funding Notice in accordance with this paragraph, the Administrative Agent shall notify each Term Lender of the applicable Class of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Term Borrowing. Following delivery of any such Funding Notice for a Term SOFR Borrowing, any failure to make such Borrowing shall be subject to Section 2.18(d).

(iii)  Each Lender shall make the principal amount of each Term Loan required to be made by it hereunder on any Credit Date available to the Administrative Agent not later than 2:00 p.m. (New York City time) on such Credit Date (or, with respect to any Borrowing of Incremental Term Loans or Refinancing Term Loans, not later than such other time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement) by wire transfer of same day funds in US Dollars to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make each such Term Loan available to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice.

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2.2. Revolving Loans. (a)  Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender agrees to make loans to the Borrower in US Dollars or any Foreign Currency in an aggregate principal amount at any one time outstanding that will not result (after giving effect to any application of the proceeds of such Revolving Loans pursuant to Section 2.4(d) or 2.13(a)) in (i) such Lender’s Revolving Exposure exceeding its Revolving Commitment or (ii) the Total Utilization of Revolving Commitments exceeding the Total Revolving Commitments. Amounts borrowed pursuant to this Section 2.2(a) that are repaid or prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall terminate on the Revolving Commitment Termination Date.

(b)  Borrowing Mechanics for Revolving Loans.

(i)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and currency made by the Revolving Lenders proportionately to their applicable Pro Rata Shares. Subject to Section 2.18, (A) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of Base Rate Loans or Term SOFR Loans, as the Borrower may request in accordance herewith, (B) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans, (C) each Revolving Borrowing denominated in Sterling shall be comprised entirely of SONIA Loans, (D) each Revolving Borrowing denominated in Singapore Dollars shall be comprised entirely of SORA Loans and (E) each Revolving Borrowing denominated in Yen shall be comprised entirely of TIBOR Loans. At the time each Revolving Borrowing is made and, in the case of Term Benchmark Borrowings, at the commencement of each subsequent Interest Period therefor, such Revolving Borrowing shall be in an aggregate principal amount equal to the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof; provided that (1) a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate principal amount that is equal to the aggregate principal amount of such outstanding Borrowing, (2) a Revolving Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the Revolving Commitments and (3) a Revolving Borrowing may be in an aggregate principal amount that is required to finance the reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d).

(ii)  To request a Revolving Borrowing, the Borrower shall deliver to the Administrative Agent a fully completed and executed Funding Notice (A) in the case of a Term Benchmark Borrowing, not later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day), (B) in the case of a Base Rate Borrowing, not later than 1:00 p.m. (New York City time) on the proposed Credit Date (which shall be a Business Day) or (C) in the case of an RFR Borrowing, not later than 11:00 a.m. (New York City time), ~~five~~three RFR Business Days in advance of the proposed Credit Date. Promptly upon receipt by the Administrative Agent of a Funding Notice in accordance with this paragraph, the Administrative Agent shall notify each Revolving Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing. Following delivery of any such Funding Notice for a Term Benchmark Borrowing, any failure to make such Borrowing shall be subject to Section 2.18(d).

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(iii)  Each Lender shall make the principal amount of the Revolving Loan required to be made by it hereunder on any Credit Date available to the Administrative Agent not later than ~~2:00 p.m~~1:00 p.m. (New York City time) (or, in the case of a Base Rate Revolving Loan, not later than 3:00 p.m. (New York City time)) on such Credit Date by wire transfer of same day funds in the applicable currency to the account of the Administrative Agent most recently designated by it for such purpose by written notice to the Lenders. The Administrative Agent will make each such Revolving Loan available to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice (or, in the case of a Revolving Borrowing specified by the Borrower in the applicable Funding Notice as made to finance reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d), to the applicable Issuing Bank).

2.3. Swingline Loans. (a)  General. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Swingline Lender agrees to make loans to the Borrower in US Dollars in an aggregate principal amount at any one time outstanding that will not result (after giving effect to any application of the proceeds of such loans pursuant to Section 2.4(d) or 2.13(a)) in (i) the Revolving Exposure of any Lender exceeding its Revolving Commitment, (ii) the Total Utilization of Revolving Commitments exceeding the Total Revolving Commitments and (iii) the aggregate outstanding principal amount of the Swingline Loans of such Swingline Lender exceeding its Swingline Commitment; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Amounts borrowed pursuant to this Section 2.3(a) that are repaid or prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Commitment Period. Each Swingline Lender’s Swingline Commitment shall terminate on the Revolving Commitment Termination Date.

(b)  Borrowing Mechanics for Swingline Loans. (i)  Each Swingline Loan shall be a Base Rate Loan and, at the time made, shall be in an aggregate principal amount equal to the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof; provided that (A) a Swingline Loan may be in an aggregate principal amount that is equal to the entire unused balance of the Revolving Commitments and (B) a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d).

(ii)  To request a Swingline Loan, the Borrower shall deliver to the applicable Swingline Lender, with a copy to the Administrative Agent, a fully completed and executed Funding Notice not later than 3:00 p.m. (New York City time) on the proposed Credit Date (which shall be a Business Day).

(iii)  The applicable Swingline Lender shall make the principal amount of the Swingline Loan required to be made by it hereunder on any Credit Date available to the Borrower not later than 4:00 p.m. (New York City time) on such Credit Date by wire transfer of same day funds in US Dollars to the account specified by the Borrower in the applicable Funding Notice (or, in the case of a Swingline Loan specified by the Borrower in the applicable Funding Notice as made to finance reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d), to the applicable Issuing Bank).

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(c)  Revolving Lenders’ Participations in Swingline Loans. Any Swingline Lender may by written notice given to the Administrative Agent on any Business Day require the Revolving Lenders to acquire participations in all or a portion of its Swingline Loan or Loans outstanding. Such notice shall specify the aggregate principal amount of the Swingline Loans of such Swingline Lender in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent shall notify each Revolving Lender of the details of such notice and of such Revolving Lender’s applicable Pro Rata Share of such Swingline Loan or Loans. Each Revolving Lender shall make available an amount equal to such Revolving Lender’s applicable Pro Rata Share of such Swingline Loan or Loans to the Administrative Agent not later than 12:00 p.m. (New York City time) on the first Business Day following the date of receipt of such notice, by wire transfer of same day funds in US Dollars to the account of the Administrative Agent most recently designated by it for such purpose by written notice to the Revolving Lenders, and the Administrative Agent shall promptly remit the amounts so received, in like funds, to the applicable Swingline Lender. In the event that any Revolving Lender fails to make available, for the account of any Swingline Lender, any payment referred to in the immediately preceding sentence, such Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for three Business Days at the rate customarily used by such Swingline Lender for the correction of errors among banks and thereafter at the Base Rate. Each Revolving Lender agrees that, in making any Swingline Loan, the applicable Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.2, unless, at least one Business Day prior to the time such Swingline Loan is made, the Borrower, a Majority in Interest of the Revolving Lenders or the Requisite Lenders shall have notified the applicable Swingline Lender (with a copy to the Administrative Agent and, if the notice is not sent by the Borrower, the Borrower) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 3.2 would not be satisfied if such Swingline Loan was then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, or shall otherwise believe in good faith that such conditions would not be satisfied, it shall have no obligation to (and, in the event it shall have received any such notice, shall not) make any Swingline Loan until and unless it shall be satisfied that the events and circumstances giving rise thereto shall have been cured or otherwise shall have ceased to exist). The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender that made such Swingline Loan. Any amounts received by a Swingline Lender from the Borrower in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; and any such amounts received by the Administrative Agent shall be promptly remitted to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in its payment thereof.

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(d)  Obligations Absolute. The obligations of the Revolving Lenders under Section 2.3(c) shall be unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms hereof, without any offset, abatement, withholding or reduction whatsoever, under all circumstances, notwithstanding:

(i)  any adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary;

(ii)  the fact that any Default or Event of Default shall have occurred and be continuing;

(iii)  any reduction or termination of the Revolving Commitments; or

(iv)  any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.3(d), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Revolving Lender’s obligations under Section 2.3(c).

(e)  Designation of Additional Swingline Lenders. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by a written agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent (and which, in any event, shall specify the Swingline Commitment of such additional Swingline Lender), executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity.

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2.4. Letters of Credit. (a)  General. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it as requested by the Borrower; provided that no Letter of Credit shall be, or shall be required to be, issued, amended or extended by any Issuing Bank unless (i) immediately after giving effect thereto (A) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment, (B) the Total Utilization of Revolving Commitments shall not exceed the Total Revolving Commitments and (C) unless otherwise agreed by such Issuing Bank, the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Issuing Commitment of such Issuing Bank, (ii) such Letter of Credit shall be denominated in US Dollars or any Foreign Currency and shall be of the type approved for issuance by such Issuing Bank (it being understood that standby Letters of Credit are deemed to be approved, and no Issuing Bank shall be required to issue any trade or commercial Letter of Credit unless otherwise expressly agreed to by such Issuing Bank), (iii) such Letter of Credit shall have an expiration date that is not later than the earlier of (A) five Business Days prior to the Revolving Maturity Date as in effect at the time of the issuance thereof (or, in the case of an extension of any Letter of Credit, at the time thereof) and (B) the date that is one year after the date of issuance of such Letter of Credit (or, in the case of an extension of any Letter of Credit, one year after the then-current expiration date ~~thereof~~), provided that, in the case of any Letter of Credit, such Issuing Bank may agree that (x) such Letter of Credit will automatically extend for one or more successive periods not to exceed one year each (but in any event to a date not later than five Business Days prior to the Revolving Maturity Date as in effect at the time of the issuance thereof (or, in the case of an extension of any Letter of Credit, at the time thereof)) unless such Issuing Bank elects not to extend for any such additional period or (y) such Letter of Credit will expire after the applicable date referred to above if such Letter of Credit is, at the time it is issued or extended, Cash Collateralized or otherwise backstopped in an amount and manner and pursuant to documentation approved in writing by such Issuing Bank (any such Letter of Credit referred to in this clause (y) being a “Backstopped Letter of Credit”), and (iv) such issuance (or amendment or extension) is in accordance with such Issuing Bank’s standard operating procedures. Each Letter of Credit shall be in a form acceptable to the applicable Issuing Bank in its reasonable discretion, it being agreed that the Borrower is responsible for preparing or approving the final text of each Letter of Credit issued by any Issuing Bank, irrespective of any assistance such Issuing Bank may provide such as drafting or recommending text or by such Issuing Bank’s use or refusal to use text submitted by the Borrower. The Borrower is solely responsible for the suitability of the Letter of Credit for the Borrower’s or its Restricted Subsidiaries’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the applicable Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if the Borrower does not at any time want such Letter of Credit to be extended, the Borrower will so notify the Administrative Agent and the applicable Issuing Bank at least 15 calendar days before such Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including Sections 2.4(d) and 2.4(e)), to be a Letter of Credit issued hereunder for the account of the Borrower. The Borrower unconditionally and irrevocably agrees that, in connection with any Existing Letter of Credit, it will be fully responsible for the reimbursement of drawings thereunder, the payment of interest thereon in accordance with Section 2.8(e) and the payment of fees due under Section 2.11 with respect thereto to the same extent as if it were the account party in respect of such Existing Letter of Credit.

(b)  Request for Issuance, Amendment or Extension. To request the issuance of a Letter of Credit (or the amendment or extension (other than an automatic extension permitted under Section 2.4(a)) of an outstanding Letter of Credit), the Borrower shall deliver to the Administrative Agent and the applicable Issuing Bank a fully completed and executed Issuance Notice not later than 1:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by such Issuing Bank in any particular instance, in advance of the proposed date of issuance, amendment or extension. In connection with any such request, the Borrower shall specify (i) the currency and amount of such Letter of Credit, (ii) the requested date of issuance, amendment or extension of such Letter of Credit, (iii) the requested expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of such Letter of Credit and (v) such other information (including the conditions to drawing, and, in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit, not later than the time set forth above, a completed and executed letter of credit application on such Issuing Bank’s standard form in connection with any such request and shall provide such other documents or information as such Issuing Bank may reasonably require in connection with the issuance, amendment or extension of the applicable Letter of Credit; provided that in the event of any inconsistency or conflict between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement or any other Credit Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Agreement or such Credit Document shall govern and control.

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(c)  Responsibility of the Issuing Banks. In determining whether to honor any drawing under any Letter of Credit, the sole responsibility of an Issuing Bank shall be to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit, it being agreed that, with respect to such documents that appear on their face to be in substantial compliance, but are not in strict compliance, with the terms of such Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents. As between the Borrower and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, any act taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit or any documents or certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (such absence to be presumed unless otherwise determined in a final, non-appealable judgment of a court of competent jurisdiction), shall not give rise to any liability on the part of such Issuing Bank to the Borrower or any Restricted Subsidiary, and none of the Issuing Banks or any of their respective Related Parties shall have any responsibility for (and none of their rights or powers hereunder shall be affected or impaired by):

(i)  the form, validity, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged;

(ii)  the validity or effectiveness of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;

(iii)  failure of the beneficiary of any Letter of Credit to comply with any conditions required in order to draw upon such Letter of Credit, other than presentation that on its face substantially complies with the terms and conditions of such Letter of Credit;

(iv)  the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit;

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(v)  honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if such Letter of Credit requires strict compliance by the beneficiary;

(vi)  honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(vii)  acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or an adequate reference to such Letter of Credit so long as the applicable Drawing Document on its face substantially complies with the terms and conditions of such Letter of Credit;

(viii)  the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (so long as such Issuing Bank determines that such Drawing Document on its face substantially complies with the terms and conditions of the Letter of Credit);

(ix)  acting upon any instruction or request relative to a Letter of Credit or a requested Letter of Credit that such Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(x)  any errors, omissions, interruptions, loss or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrower or any Restricted Subsidiary;

(xi)  any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated ~~person or entity~~Person or any other Person or any breach of contract between any beneficiary and the Borrower, any Restricted Subsidiary or any of the parties to the underlying transaction to which any Letter of Credit relates;

(xii)  assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(xiii)  payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(xiv)  acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where such Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xv)  honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by such Issuing Bank if subsequently such Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

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(xvi)  dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor;

(xvii)  honor of a presentation that is subsequently determined by the applicable Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons; or

(xviii)  any consequences arising from causes beyond the control of the applicable Issuing Bank, including any Governmental Acts;

provided that, subject to Sections 2.4(k) and 2.4(l) and the other provisions hereof, the foregoing shall not release an Issuing Bank from such liability to the Borrower or any Restricted Subsidiary as may be determined in a final, non-appealable judgment of a court of competent jurisdiction against such Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrower to such Issuing Bank arising under, or in connection with, this Section 2.4 or any Letter of Credit.

(d)  Reimbursement by the Borrower. In the event an Issuing Bank shall have determined to honor a drawing under any Letter of Credit, it shall promptly notify the Borrower and the Administrative Agent thereof, and the Borrower shall reimburse such Issuing Bank for such drawing by paying to such Issuing Bank an amount in same day funds and in the currency of such Letter of Credit equal to the amount of such drawing not later than 2:00 p.m. (New York City time) (or, in the case of drawings denominated in any Foreign Currency, no later than the Applicable Time that is specified by such Issuing Bank) on the Business Day next following the day that the Borrower receives such notice (the date on which the Borrower is required to reimburse a drawing under any Letter of Credit being referred to herein as the “Reimbursement Date” in respect of such drawing); provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2(b) or 2.3(b) that such reimbursement payment be financed with a Revolving Borrowing or a Swingline Loan and, to the extent the applicable Issuing Bank shall have received the proceeds thereof, the Borrower’s obligation to make such reimbursement payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Loan. ~~The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Restricted Subsidiary as provided in Section 2.4(a), the Borrower will be fully responsible for the reimbursement of any drawings thereunder, the payment of interest thereon in accordance with Section 2.8(e) and the payment of fees due under Section 2.11 with respect thereto to the same extent as if it were the sole account party in respect of such Letter of Credit.~~

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(e)  Revolving Lenders’ Participations in Letters of Credit. Immediately upon the issuance of any Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or extending the term thereof, the listing on Schedule 2.4A of an Existing Letter of Credit described in clause (a) of the definition thereof or a designation of an Existing Letter of Credit pursuant to clause (b) of the definition of such term), each Revolving Lender shall be deemed to have purchased from the applicable Issuing Bank, and agrees to fund as set forth herein, a participation in such Letter of Credit and any drawings thereunder in an amount equal to such Revolving Lender’s applicable Pro Rata Share of the maximum amount that is or at any time may become available to be drawn under such Letter of Credit. In the event the Borrower shall fail for any reason to fully reimburse the applicable Issuing Bank for any drawing under a Letter of Credit, such Issuing Bank shall promptly notify the Administrative Agent thereof and of the unreimbursed amount of such drawing and, promptly upon receipt of such notice, the Administrative Agent shall notify each Revolving Lender of the details of such notice and of such Revolving Lender’s applicable Pro Rata Share of such unreimbursed amount. Each Revolving Lender shall make available an amount equal to such Lender’s applicable Pro Rata Share of such unreimbursed amount to the Administrative Agent not later than 12:00 p.m. (New York City time) (or, in the case of amounts denominated in any Foreign Currency, no later than the Applicable Time that is specified by ~~such Issuing Bank~~the Administrative Agent) on the first Business Day following the date of receipt of such notice, by wire transfer of same day funds and in the currency of the applicable Letter of Credit to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders, and the Administrative Agent shall promptly remit the amounts so received, in like funds, to the applicable Issuing Bank. In the event that any Revolving Lender fails to make available, for the account of any Issuing Bank, any payment referred to in the immediately preceding sentence, such Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at, in the case of amounts denominated in US Dollars, the Base Rate or, in the case of amounts denominated in a Foreign Currency, the Foreign Currency Overnight Rate. Each Revolving Lender agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.2, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of any Letter of Credit subject to automatic extension provisions, at least three Business Days prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Borrower, a Majority in Interest of the Revolving Lenders or the Requisite Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent and, if the notice is not sent by the Borrower, the Borrower) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 3.2 would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, or shall otherwise believe in good faith that such conditions would not be satisfied, it shall have no obligation to (and, in the event it shall have received any such notice, shall not) issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances giving rise thereto shall have been cured or otherwise shall have ceased to exist). In the event an Issuing Bank shall have been reimbursed by the Revolving Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Revolving Lender that has paid all amounts payable by it under this Section 2.4(e) with respect to such drawing such Revolving Lender’s applicable Pro Rata Share of all payments subsequently received by such Issuing Bank from or on behalf of the Borrower in reimbursement of such drawing when such payments are received; provided that any such payment so distributed shall be repaid to such Issuing Bank if and to the extent such payment is required to be refunded to the Borrower for any reason. Any payment made by a Revolving Lender pursuant to this Section 2.4(e) to reimburse an Issuing Bank for a drawing under a Letter of Credit (other than the funding of a Revolving Borrowing as contemplated by Section 2.4(d)) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such drawing.

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(f)  Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by such Issuing Bank and the obligations of the Revolving Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms hereof under all circumstances, notwithstanding:

(i)  any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;

(ii)  payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)  such Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv)  such Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)  the existence of any claim, set-off, defense or other right that the Borrower or any Subsidiary or any Lender may have at any time against any beneficiary, any assignee of proceeds, such Issuing Bank or any other Person or, in the case of any Revolving Lender, against the Borrower or any Subsidiary, whether in connection herewith, with the transactions contemplated herein or with any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary under any Letter of Credit);

(vi)  any adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary;

(vii)  the fact that any Default or Event of Default shall have occurred and be continuing;

(viii)  any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Restricted Subsidiary or in the relevant currency markets generally;

(ix)  ~~(viii)~~  any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the Revolving Maturity Date; or

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(x)  ~~(ix)~~  any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.4(f), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, the Borrower’s, any Subsidiary’s or any Lender’s reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against such Issuing Bank, the beneficiary or any other Person;

provided that, subject to Sections 2.4(k) and 2.4(l) and the other provisions hereof, the foregoing shall not release an Issuing Bank from such liability to the Borrower or any Restricted Subsidiary as may be determined in a final, non-appealable judgment of a court of competent jurisdiction against such Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrower to such Issuing Bank arising under, or in connection with, this Section 2.4 or any Letter of Credit.

(g)  Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.4, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all honored drawings and reimbursements thereof, and (ii) such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(h)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the day that the Borrower receives a request from an Issuing Bank or notice from the Administrative Agent referred to in Section 8.1, the Borrower shall deposit in a deposit account in the name of the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, an amount in the currency of each Letter of Credit equal to 103% of the Letter of Credit Usage as of such date attributable to such Letter of Credit; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default specified in Section 8.1(f) or 8.1(g). The Borrower also shall deposit Cash Collateral in accordance with this Section 2.4(h) as and to the extent required by Section 2.14(e) or 2.22. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such deposit account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Funds in such account shall, notwithstanding anything to the contrary in Section 2.16(f) or 2.17 or the Collateral Documents, be applied by the Administrative Agent to reimburse the Issuing Banks for honored drawings under Letters of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining Cash Collateral shall be less than the aggregate Fronting Exposure), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide Cash Collateral as a result of the occurrence of an Event of Default, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower promptly after all Events of Default have been cured or waived and the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to that effect. If the Borrower is required to provide Cash Collateral pursuant to Section 2.14(e), such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Total Utilization of Revolving Commitments would not exceed the Total Revolving Commitments. If the Borrower is required to provide Cash Collateral pursuant to Section 2.22, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any Fronting Exposure.

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(i)  Termination of any Issuing Bank; Designation of Additional Issuing Banks.

(i)  The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing written notice thereof to such Issuing Bank, with a copy to the Administrative Agent, and terminating such Issuing Bank’s Letter of Credit Issuing Commitment. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall continue to have all the rights of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such termination, but shall not be required to amend or extend such Letters of Credit or issue any additional Letters of Credit.

(ii)  The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Issuing Banks one or more Revolving Lenders (or an Affiliate thereof) that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender (or such Affiliate) of an appointment as an Issuing Bank hereunder shall be evidenced by a written agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent (and which, in any event, shall specify the Letter of Credit Issuing Commitment of such additional Issuing Bank), executed by the Borrower, the Administrative Agent and such designated Revolving Lender (or such Affiliate) and, from and after the effective date of such agreement, (i) such Revolving Lender (or such Affiliate) shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender (or such Affiliate) in its capacity as an issuer of Letters of Credit hereunder.

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(j)  Letter of Credit Amounts. (i) Unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application relating thereto (or of any other document, agreement or instrument entered into by the applicable Issuing Bank and the Borrower and relating to such Letter of Credit), provides for one or more automatic increases prior to the expiration thereof (without giving effect to any automatic extension provisions therein or the reinstatement of an amount previously drawn thereunder and reimbursed) in the face amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum face amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(ii)  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(k)  Indemnity. Without limiting the provisions of Section 10.3 or any other provision of this Agreement, the Borrower agrees to indemnify, defend and hold harmless each Indemnitee, to the fullest extent permitted by applicable law, from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties and damages, and all reasonable fees and disbursements of attorneys, experts or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Indemnitee (other than (x) Taxes, except Taxes that represent claims, liabilities fines, costs, penalties or damages relating to or arising from any non-Tax claim, demand, suit, action, investigation or proceeding and (y) any liabilities, fines, costs, penalties, damages, fees and expenses arising out of claims, demands, suits, actions, investigations or proceedings commenced or threatened by a Credit Party, which shall be the subject of Section 10.3 and shall not be the subject of this Section 2.4(k)) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)  any Letter of Credit or any pre-advice of its issuance;

(ii)  any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any Indemnitee in connection with any Letter of Credit;

(iii)  any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

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(iv)  any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)  any unauthorized instruction or request made to an Issuing Bank in connection with any Letter of Credit or any requested Letter of Credit or error in computer or electronic transmission;

(vi)  an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii)  any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of any Letter of Credit proceeds or holder of an instrument or document;

(viii)  the fraud, forgery or illegal action of parties other than such Indemnitee;

(ix)  an Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or

(x)  the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or cause or event beyond the control of such Indemnitee;

in each case, including that resulting from any Indemnitee’s own negligence; provided that, notwithstanding the foregoing, such indemnity shall not be available to any Indemnitee claiming indemnification under this Section 2.4(k) to the extent that such Letter of Credit Indemnified Costs (i) have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (ii) arise out of or in connection with any action, claim or proceeding not involving any Credit Party or the equityholders or Affiliates of any Credit Party (or the Related Parties of any Credit Party) that is brought by an Indemnitee against another Indemnitee (other than against any Agent or any Arranger (or any holder of any other title or role) in its capacity as such). The Borrower hereby agrees to pay any Indemnitee claiming indemnity on demand from time to time all amounts owing under this Section 2.4(k). If and to the extent that the obligations of Borrower under this Section 2.4(k) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

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(l)  Limitation of Liability. The liability of an Issuing Bank (or any other Lender-Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct or actual damages suffered by the Borrower and the Subsidiaries that are caused directly by such Issuing Bank’s gross negligence, bad faith or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. An Issuing Bank shall be deemed to have acted with due diligence and reasonable care if such Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrower’s and its Subsidiaries’ aggregate remedies against any Issuing Bank and any other Lender-Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrower to such Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.4(d), plus interest at the rate then applicable to Base Rate Revolving Loans hereunder. The Borrower shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against any Issuing Bank or any other Lender-Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit to the extent the Borrower deems such enforcement to be commercially reasonable. Any claim by the Borrower or any Restricted Subsidiary under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrower and its Restricted Subsidiaries as a result of the breach or alleged wrongful conduct complained of and (y) the amount (if any) of the loss that would have been avoided by the Borrower or any Restricted Subsidiary had it taken all commercially reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor by specifically and timely authorizing the applicable Issuing Bank to effect a cure.

(m)  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, any Restricted Subsidiary, or states that any Restricted Subsidiary is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including the reimbursement of any drawings thereunder, the payment of interest thereon in accordance with Section 2.8(e) and the payment of fees due under Section 2.11 with respect thereto) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for the Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of the Restricted Subsidiaries.

(n)  ~~(m)~~  Concerning the Issuing Banks. Notwithstanding any other provision of this Agreement:

(i)  No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the ~~Restatement~~Amendment No. 4 Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the ~~Restatement~~Amendment No. 4 Effective Date and which such Issuing Bank in good faith deems material to it;

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(B)  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or

(C)  any Revolving Lender is at that time a Defaulting Lender, except in accordance with Section 2.22(c).

(ii)  An Issuing Bank shall be under no obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended or extended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to or extension of such Letter of Credit.

(iii)  Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Section 9 included such Issuing Bank with respect to such acts or omissions, provided that no Lender shall have any obligation to any Issuing Bank (except, in the case of any Issuing Bank that is also an Agent, in its capacity as such Agent) under Section 9.6, and (B) as additionally provided herein with respect to Issuing Banks.

(o)  ~~(n)~~  Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to any Existing Letter of Credit), (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

2.5. Pro Rata Shares; Obligations Several; Availability of Funds. (a)  All Loans on the occasion of any Borrowing shall be made, and all participations in Letters of Credit and Swingline Loans purchased, by the Lenders in proportion to their applicable Pro Rata Shares; provided that each Swingline Loan shall be made by the applicable Swingline Lender as provided in Section 2.3. The failure of any Lender to make any Loan or fund any participation required hereunder shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and other obligations of the Lenders hereunder are several, and no Lender shall be responsible for the failure of any other Lender to make any Loan or fund any participation required hereunder or to satisfy any of its other obligations hereunder.

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(b)  Unless the Administrative Agent shall have been notified by a Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested to be made on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made the amount of its Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand, such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of such payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, (A) at any time prior to the third Business Day following the date such amount is made available to the Borrower, the customary rate set by the Administrative Agent for the correction of errors among banks and (B) thereafter, in the case of amounts denominated in US Dollars, the Base Rate or, in the case of amounts denominated in a Foreign Currency, the Foreign Currency Overnight Rate or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable hereunder to such Loan. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.

2.6. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans and the Swingline Loans solely for working capital requirements and other general corporate purposes of the Borrower and the Restricted Subsidiaries not prohibited by this Agreement, including for Acquisitions and other Investments permitted hereunder~~; provided that the proceeds of any Revolving Loans and any Swingline Loans made on the Restatement Effective Date may be used solely (i) to fund certain amounts as separately agreed by the Borrower and the Arrangers, (ii) to cash collateralize letters of credit of CMC Materials and its Subsidiaries outstanding on the Restatement Effective Date, (iii) to finance purchase price adjustments under the CMC Acquisition Agreement and (iv) for working capital requirements and other general corporate purposes of the Borrower and the Restricted Subsidiaries not prohibited by this Agreement (including payment of fees and expenses in connection with the Transactions); provided further that the sum of the US Dollar Equivalents of the Revolving Loans and the Swingline Loans made on the Restatement Effective Date for the purposes described in clauses (iii) and (iv) above shall not exceed US$75,000,000. Letters of Credit will be used by the Borrower solely for general corporate purposes of the Borrower and the Restricted Subsidiaries not prohibited by this Agreement. The Borrower will use the proceeds of any Incremental Term Loan solely for the purposes specified in the applicable Incremental Facility Agreement. The Borrower will use the proceeds of any Refinancing Term Loans solely for the purposes specified in Section 2.26(c) and the payment of any related fees, premiums and expenses.~~.

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2.7. Evidence of Debt; Register; Notes. (a)  Lenders’ Evidence of Debt. Each Lender shall maintain records evidencing the Obligations of the Borrower owing to such Lender, including the principal amount of the Loans made by such Lender and each repayment and prepayment in respect thereof. Subject to Section 2.7(b), such records maintained by any Lender shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to maintain any such records, or any error therein, shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms hereof; provided further that in the event of any inconsistency between the records maintained by any Lender and the records maintained by the Administrative Agent, the records maintained by the Administrative Agent shall govern and control.

(b)  Register. The Administrative Agent shall maintain records of the name and address of, and the Commitments of and the principal amount of and stated interest on the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that the failure to maintain the Register, or any error therein, shall not in any manner affect the obligation of any Lender to make a Loan or other payment hereunder or the obligation of the Borrower to pay any amounts due hereunder, in each case in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower, any Issuing Bank, any Swingline Lender or any Lender (but, in the case of a Lender, only with respect to (i) any entry relating to such Lender’s Commitments or Loans and (ii) the identity of the other Lenders (but not information as to such other Lenders’ Commitments or Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby designates the Person serving as the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.7(b) and agrees that, in consideration of such Person serving in such capacity, such Person and its Related Parties shall constitute “Indemnitees”.

(c)  Notes. Upon the request of any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) to evidence such Lender’s Loans of any Class, which shall be in a form approved by the Administrative Agent.

2.8. Interest on Loans and Letter of Credit Disbursements. (a)  Subject to Section 2.10, each Loan of any Class shall bear interest on the outstanding principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)  if a Base Rate Loan (including any Swingline Loan), at the Base Rate plus the Applicable Rate with respect to Loans of such Class;

(ii)  if a Term Benchmark Loan denominated in US Dollars, at the Term SOFR for the applicable Interest Period plus the Applicable Rate with respect to Loans of such Class;

(iii)  if a Term Benchmark Loan denominated in Euros, at the EURIBO Rate for the applicable Interest Period plus the Applicable Rate with respect to Loans of such Class;

(iv)  if a Term Benchmark Loan denominated in Yen, at the TIBO Rate for the applicable Interest Period plus the Applicable Rate with respect to Loans of such Class;

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(v)  if an RFR Loan denominated in Sterling, at the Daily Simple SONIA plus the Applicable Rate with respect to Loans of such Class; or

(vi)  if an RFR Loan denominated in Singapore Dollars, at the Daily Simple SORA plus the Applicable Rate with respect to Loans of such Class.

The applicable Base Rate, Term SOFR, EURIBO Rate, TIBO Rate, Daily Simple SONIA or Daily Simple SORA shall be determined by the Administrative Agent, and such determination shall be conclusive and binding on the parties hereto, absent manifest error.

(b)  The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term Benchmark Borrowing, shall be selected by the Borrower pursuant to the applicable Funding Notice or Conversion/Continuation Notice delivered in accordance herewith; provided that (i) the Type of Loans selected by the Borrower shall comply with Section 2.1(b)(i), 2.2(b)(i) or 2.3(b)(i), as applicable, and (ii) there shall be no more than 10 (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Borrowings and RFR Borrowings outstanding at any time. In the event the Borrower fails to deliver in accordance with Section 2.9 a Conversion/Continuation Notice with respect to any Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing of the applicable Type with an Interest Period of one month. In the event the Borrower requests the making of, or the conversion to or continuation of, any Term Benchmark Borrowing but fails to specify in the applicable Funding Notice or Conversion/Continuation Notice the Interest Period to be applicable thereto, the Borrower shall be deemed to have specified an Interest Period of one month.

(c)  All interest payable pursuant to Section 2.8(a) shall be computed on the basis of a 360-day year, except that (i) interest computed by reference to the Daily Simple SONIA, the Daily Simple SORA or the TIBO Rate and (ii) interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a 365-day or 366-day year, as applicable, in each case for the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall accrue on such Loan.

(d)  Except as otherwise set forth herein, accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to such Loan, (ii) upon any voluntary or mandatory repayment or prepayment of such Loan (other than any voluntary prepayment of any Base Rate Revolving Loan), to the extent accrued on the amount being repaid or prepaid, (iii) if such Loan is a Revolving Loan or a Swingline Loan, on the Revolving Commitment Termination Date, (iv) on the Maturity Date applicable to such Loan and (v) in the event of any conversion of a Term SOFR Loan prior to the end of the Interest Period then applicable thereto, on the effective date of such conversion.

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(e)  The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, (A) in the case of drawings denominated in US Dollars, the rate of interest otherwise payable hereunder with respect to Base Rate Revolving Loans and (B) in the case of drawings denominated in any Foreign Currency, the applicable Foreign Currency Overnight Rate plus an Applicable Rate with respect to Term Benchmark Revolving Loans and (ii) thereafter, the rate determined in accordance with Section 2.10. Interest payable pursuant to this Section 2.8(e) shall be computed on the basis of a 365-day or 366-day year, as applicable (or, in the case of interest accruing by reference to any Foreign Currency Overnight Rate, on the basis of the convention customary for such Foreign Currency Overnight Rate), for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. In the event the applicable Issuing Bank shall have been reimbursed by the Revolving Lenders for all or any portion of such drawing, such Issuing Bank shall distribute to each Revolving Lender that has paid all amounts payable by it under Section 2.4(e) with respect to such drawing such Revolving Lender’s applicable Pro Rata Share of any interest received by such Issuing Bank in respect of the portion of such drawing so reimbursed by the Revolving Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by the Borrower.

2.9. Conversion/Continuation. (a)  Subject to Section 2.18, the Borrower shall have the option:

(i)  to convert at any time all or any part of any Borrowing denominated in US Dollars from one Type to the other applicable Type; and

(ii)  to continue, at the end of the Interest Period applicable to any Term Benchmark Borrowing, all or any part of such Borrowing as a Term Benchmark Borrowing of the applicable Type and to elect an Interest Period therefor;

provided, in each case, that (A) at the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an amount that complies with Section 2.1(b) or 2.2(b), as applicable, (B) no Borrowing of any Class may be converted into a Borrowing of another Class, (C) no Borrowing may be converted to a Type not available with respect thereto and (D) this Section 2.9 shall not apply to RFR Loans or Swingline Loans, which may not be converted or continued.

In the event any Borrowing shall have been converted or continued in accordance with this Section 2.9 in part, such conversion or continuation shall be allocated ratably, in accordance with their applicable Pro Rata Shares, among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each part of such Borrowing resulting from such conversion or continuation shall be considered a separate Borrowing.

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(b)  To exercise its option pursuant to this Section 2.9, the Borrower shall deliver a fully completed and executed Conversion/Continuation Notice to the Administrative Agent not later than 1:00 p.m. (New York City time) (i) on the proposed Conversion/Continuation Date, in the case of a conversion to a Base Rate Borrowing, and (ii) at least three Business Days in advance of the proposed Conversion/Continuation Date, in the case of a conversion to, or a continuation of, a Term Benchmark Borrowing. Except as otherwise provided herein, a Conversion/Continuation Notice for a conversion to, or a continuation of, any Term Benchmark Borrowing shall be irrevocable, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith; any failure to effect such conversion or continuation in accordance therewith shall be subject to Section 2.18(d).

(c)  Notwithstanding anything to the contrary herein, if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) or, at the request of the Requisite Lenders (or a Majority in Interest of Lenders of any Class), any other Event of Default shall have occurred and be continuing, then (i) no outstanding Borrowing (of the applicable Class, in the case of such a request by a Majority in Interest of Lenders of any Class) denominated in US Dollars may be converted to or continued as a Term Benchmark Borrowing and (ii) no outstanding Borrowing (of the applicable Class, in the case of such a request by a Majority in Interest of Lenders of any Class) denominated in any Foreign Currency may be continued as a Term Benchmark Borrowing with an Interest Period of longer than one month.

2.10. Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of any Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), any principal of or interest on any Loan, any drawing under any Letter of Credit or any fee or other amount payable by the Borrower hereunder shall bear interest (in the case of an Event of Default under Section 8.1(a), only on overdue amounts), payable on demand, after as well as before judgment, at a rate per annum equal to (a) in the case of the principal of any Loan or any drawing under any Letter of Credit, 2.00% per annum in excess of the interest rate otherwise applicable hereunder to such Loan or such drawing or (b) in the case of any other amount, a rate (computed on the basis of a year of 360 days for the actual number of days elapsed) that is 2.00% per annum in excess of the interest rate payable hereunder for Base Rate Revolving Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

2.11. Fees. (a)  The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, for each day:

(i)  a commitment fee equal to such Lender’s applicable Pro Rata Share of (A) the excess, determined as of the close of business on such day, of (1) the Total Revolving Commitments over (2) Total Utilization of Revolving Commitments (excluding any portion thereof attributable to the Swingline Loans) multiplied by (B) the Commitment Fee Rate on such day; and

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(ii)  a letter of credit fee equal to such Lender’s applicable Pro Rata Share of (A) the Letter of Credit Usage (excluding any portion thereof attributable to unreimbursed drawings under the Letters of Credit), determined as of the close of business on such day, multiplied by (B) the Applicable Rate for Term Benchmark Revolving Loans on such day.

(b)  The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i)  for each day, a fronting fee equal to 0.125% per annum multiplied by the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed drawings under such Letters of Credit), determined as of the close of business on any such day; and

(ii)  any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, such Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit issued by such Issuing Bank, at the time of issuance by it of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit issued by it (including transfers, assignments of proceeds, amendments, drawings or cancellations).

(c)  All fees referred to in Sections 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, (i) in the case of the fees referred to in Section 2.11(a)(i), during the Revolving Commitment Period and (ii) in the case of the fees referred to in Section 2.11(a)(ii) or 2.11(b)(i), during the period from and including the ~~Restatement~~Amendment No. 4 Effective Date to but excluding the later of the Revolving Commitment Termination Date and the date on which the Letter of Credit Usage shall have been reduced to zero; provided that all such fees shall be payable on the Revolving Commitment Termination Date and any such fees accruing after such date shall be payable on demand.

(d)  The Borrower agrees to pay on the ~~Restatement~~Amendment No. 4 Effective Date to the Administrative Agent, for the account of each Revolving Lender, such upfront fees as shall have been separately agreed by the Borrower and the Arrangers with respect thereto.

(e)  The Borrower agrees to pay to the Administrative Agent and the Collateral Agent such other fees in the amounts and at the times separately agreed upon in respect of the credit facilities provided herein.

(f)  Fees paid hereunder shall not be refundable or creditable under any circumstances.

2.12. Scheduled Installments; Repayment on Maturity Date. (a)  Subject to Section 2.12(c), the Borrower shall repay Tranche B Term Borrowings on the last Business Day of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 1, 2023 and ending with the last such day to occur prior to the Tranche B Term Loan Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans made on the Amendment No. 1 Effective Date. To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date.

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(b)  Subject to Section 2.12(c), the Borrower shall repay Term Loans of any Class established under Section 2.24, 2.25 or 2.26 in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement establishing the Term Loans of such Class. To the extent not previously paid, all Term Loans of any such Class shall be due and payable on the Maturity Date applicable to the Term Loans of such Class.

(c)  The Installments shall be reduced in connection with any voluntary or mandatory prepayments of, or any repurchases by the Borrower of, the Tranche B Term Loans or the Term Loans of any other Class, as the case may be, in accordance with Section 2.15.

(d)  Prior to any repayment of any Term Borrowings of any Class under this Section 2.12, the Borrower shall select the Term Borrowing or Term Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent of such selection. Each such notice may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each repayment of a Term Borrowing shall be allocated among the Lenders holding Loans comprising such Term Borrowing in accordance with their applicable Pro Rata Shares.

(e)  The Borrower shall repay to the Administrative Agent, (i) for the account of the Revolving Lenders, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) for the account of each Swingline Lender, the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of (A) the Revolving Maturity Date and (B) the first date after such Swingline Loan is made that is the 15th or the last day of a calendar month and is at least five Business Days after such Swingline Loan is made.

2.13. Voluntary Prepayments/Commitment Reductions; Call Protection. (a)  Voluntary Prepayments. (i)  At any time and from time to time, the Borrower may, without premium or penalty (except as applicable under Section 2.13(c)) but subject to compliance with the conditions set forth in this Section 2.13(a) and with Section 2.18(d), prepay any Borrowing in whole or in part; provided that any partial voluntary prepayment of any Borrowing shall be in an aggregate principal amount equal to the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof.

(ii)  To make a voluntary prepayment pursuant to Section 2.13(a)(i), the Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) not later than 1:00 p.m. (New York City time) (A) on the date of prepayment, in the case of prepayment of Base Rate Borrowings (including Swingline Loans), (B) at least three Business Days prior to the date of prepayment, in the case of prepayment of Term Benchmark Borrowings or (C) at least ~~five~~three RFR Business Days prior to the date of prepayment, in the case of prepayment of RFR Borrowings. Each such notice shall specify the prepayment date (which shall be a Business Day) and the principal amount of each Borrowing or portion thereof to be prepaid, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the principal amount of each Borrowing specified therein shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment of any Borrowing pursuant to Section 2.13(a)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded, or may be modified to extend the effective date of the applicable prepayment, by the Borrower (by notice to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each voluntary prepayment of a Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares.

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(b)  Voluntary Commitment Reductions. (i)  At any time and from time to time, the Borrower may, without premium or penalty but subject to compliance with the conditions set forth in this Section 2.13(b), terminate in whole or permanently reduce in part (A) the Revolving Commitments in an amount up to the amount by which the Total Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction or (B) the Term Loan Commitments of any Class; provided that each such partial reduction of the Commitments of any Class shall be in an aggregate amount equal to the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof.

(ii)  To make a voluntary termination or reduction of the Commitments of any Class pursuant to Section 2.13(b)(i), the Borrower shall notify the Administrative Agent not later than 1:00 p.m. (New York City time) at least one Business Day prior to the date of effectiveness of such termination or reduction. Each such notice shall specify the termination or reduction date (which shall be a Business Day) and the amount of any partial reduction, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the termination or reduction of the Commitments specified therein shall become effective on the date specified therein; provided that a notice of termination or reduction of the Commitments of any Class under Section 2.13(b)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded, or may be modified to extend the effective date of the applicable termination or reduction, by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each voluntary reduction of the Commitments of any Class shall reduce the Commitments of the Lenders of such Class in accordance with their applicable Pro Rata Shares.

(c)  Tranche B Term Loan Call Protection. In the event that prior to the six month anniversary of the Amendment No. 3 Effective Date, (i) all or any portion of the Tranche B Term Borrowings are subject to any Repricing Event or (ii) a Lender is required to assign any of its Tranche B Term Loans pursuant to Section 2.23 in connection with such Repricing Event, then each Lender whose Tranche B Term Loans are subject to such Repricing Event or that is required to assign any of its Tranche B Term Loans pursuant to Section 2.23 in connection with such Repricing Event shall be paid a fee equal to 1.00% of the aggregate principal amount of such Lender’s Tranche B Term Loans subject to such Repricing Event or such assignment; provided that such fee shall not apply if such Repricing Event (or such assignment) occurs in connection with (A) the consummation of an Acquisition not permitted by this Agreement or (B) the occurrence of a Change of Control.

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2.14. Mandatory Prepayments/Commitment Reductions. (a)  Asset Sales. Not later than the fifth Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds in respect of any Asset Sale, the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided that the Borrower may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be reinvested in non-current assets useful in the business of the Borrower and the Restricted Subsidiaries or to be applied to consummate an Acquisition or a similar Investment permitted hereunder, in each case, within 545 days after the receipt of such Net Proceeds, and certifying that, as of the date thereof, no Default or Event of Default has occurred and is continuing, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested or applied by the end of such period (or within a period of 180 days thereafter, if by the end of such initial 545-day period the Borrower or any Restricted Subsidiary shall have entered into a binding agreement with a third party to acquire such assets or to consummate an Acquisition or a similar Investment) shall be applied to prepay the Term Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Asset Sale that would otherwise be required pursuant to this Section 2.14(a) to be applied to prepay the Term Borrowings to prepay, repurchase or redeem any Permitted Senior Secured Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be) prepaid, repurchased or redeemed as a result of such Asset Sale (with the amount of the prepayment of the Term Borrowings that would otherwise have been required pursuant to this Section 2.14(a) being reduced accordingly), provided that (i) such portion shall not exceed the product of (A) the amount of such Net Proceeds multiplied by (B) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Term Borrowings, in each case at the time of occurrence of such Asset Sale, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Term Borrowings.

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(b)  Insurance/Condemnation Events. Not later than the fifth Business Day following the date of receipt by the Borrower or any Restricted Subsidiary, or by the Collateral Agent as loss payee, of any Net Proceeds in respect of any Insurance/Condemnation Event, the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided that the Borrower may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be reinvested in replacement assets (including through the repair, restoration or replacement of the damaged, destroyed or condemned assets) or other non-current assets useful in the business of the Borrower and the Restricted Subsidiaries or to be applied to consummate an Acquisition or a similar Investment permitted hereunder, in each case, within 545 days after the receipt of such Net Proceeds, and certifying that, as of the date thereof, no Default or Event of Default has occurred and is continuing, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested or applied by the end of such period (or within a period of 180 days thereafter, if by the end of such initial 545-day period the Borrower or any Restricted Subsidiary shall have entered into a binding agreement with a third party to acquire such assets or to consummate an Acquisition or a similar Investment) shall be applied to prepay the Term Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Insurance/Condemnation Event that would otherwise be required pursuant to this Section 2.14(b) to be applied to prepay the Term Borrowings to prepay, repurchase or redeem any Permitted Senior Secured Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be) prepaid, repurchased or redeemed as a result of such Insurance/Condemnation Event (with the amount of the prepayment of the Term Borrowings that would otherwise have been required pursuant to this Section 2.14(b) being reduced accordingly), provided that (i) such portion shall not exceed the product of (A) the amount of such Net Proceeds multiplied by (B) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Term Borrowings, in each case at the time of occurrence of such Insurance/Condemnation Event, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Term Borrowings.

(c)  Issuance of Debt. No later than the first Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds from the incurrence of any Indebtedness (other than any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

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(d)  Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2023), the Borrower shall, not later than 120 days after the end of such Fiscal Year (and, in the case of Consolidated Excess Cash Flow attributable to the operations of a CFC or CFC Holding Company, subject to the limitations of Section 2.14(g)), prepay the Term Borrowings in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (i) the product of (A) the Applicable ECF Percentage for such Fiscal Year multiplied by (B) the Consolidated Excess Cash Flow for such Fiscal Year minus (ii) the sum of (A) the aggregate principal amount of the Term Borrowings voluntarily prepaid by the Borrower pursuant to Section 2.13 or repurchased by the Borrower pursuant to Section 10.6(i), (B) the aggregate principal amount of any optional prepayments, repurchases or redemptions of any Permitted Senior Secured Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness (other than revolving Indebtedness) and (C) the aggregate principal amount of any optional prepayments of any Revolving Loans or any Permitted ~~Credit Agreement Refinancing Indebtedness or any Permitted~~ Incremental Equivalent Indebtedness that, in each case, constitutes revolving Indebtedness that is Permitted Pari Passu Secured Indebtedness but solely to the extent the Revolving Commitments or revolving commitments in respect of such Permitted Pari Passu Secured Indebtedness, as applicable, are permanently reduced in connection therewith (and solely to the extent of the amount of such permanent reduction and excluding any reduction in connection with a refinancing thereof), in each case under clauses (A) through (C) above, (1) during such Fiscal Year (to the extent not applied to reduce any mandatory prepayment required under this Section 2.14(d) in respect of any prior Fiscal Year pursuant to clause (2) below) or (2) at the option of the Borrower, after the end of such Fiscal Year and prior to the time that the mandatory prepayment required under this Section 2.14(d) in respect of such Fiscal Year is due as provided above and, in each case, only to the extent such prepayments, repurchases or redemptions have not been financed with Long-Term Indebtedness (other than revolving Indebtedness) and only to the extent of Cash spent, minus (iii) the aggregate amount of Cash payments made or committed to be made in respect of Consolidated Capital Expenditures, Acquisitions or other Investments to the extent that (A) such payments would otherwise be permitted to be deducted in determining the Consolidated Excess Cash Flow for such Fiscal Year pursuant to clause (b)(i) or (b)(viii), as applicable, of the definition of “Consolidated Excess Cash Flow”, (B) such payments are (1) so made or committed during such Fiscal Year (to the extent not applied to reduce any mandatory prepayment required under this Section 2.14(d) in respect of any prior Fiscal Year pursuant to clause (2) below or pursuant to clause (b)(i) or (b)(viii), as applicable, of the definition of “Consolidated Excess Cash Flow”) or (2) at the option of the Borrower, so made after the end of such Fiscal Year and prior to the time that the mandatory prepayment required under this Section 2.14(d) in respect of such Fiscal Year is due as provided above and (C) such payments have not been financed (or, in the case of committed amounts, are not intended by the Borrower to be financed) with Long-Term Indebtedness (other than revolving Indebtedness); provided that if any amount is deducted under this clause (iii) in respect of any committed Cash payments, such amount shall be added to the ECF Prepayment Amount for the immediately succeeding Fiscal Year to the extent such committed Cash payments are not actually made during such succeeding Fiscal Year or are financed with Long-Term Indebtedness (other than revolving Indebtedness); provided that no prepayment shall be required under this Section 2.14(d) (x) unless the amount thereof would equal or exceed US$25,000,000, (y) if, immediately prior to such prepayment, the aggregate principal amount of the Term Borrowings shall be less than US$250,000,000 or (z) to the extent that, immediately after giving effect to such prepayment, the aggregate principal amount of the Term Borrowings shall be less than US$250,000,000.

(e)  Reductions of Revolving Exposure. In the event and on each occasion that the Total Utilization of Revolving Commitments exceeds the Total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Loans (or, if no such Loans or Borrowings are outstanding, deposit Cash Collateral in accordance with Section 2.4(h)) in an aggregate amount equal to such excess.

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(f)  Notice and Certificate. ~~Prior to or concurrently with~~At least five Business Days (or such shorter period as shall be practicable under the circumstances) prior to any mandatory prepayment or reduction pursuant to this Section 2.14, the Borrower (i) shall notify the Administrative Agent of such prepayment or reduction and (ii) shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the calculation of the amount of the applicable prepayment or reduction. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (with such specification to be in accordance with Section 2.15(b)), or the effective date and the amount of any such reduction, as applicable, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each mandatory prepayment of any Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares and shall be subject to Section 2.18(d).

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(g)  Foreign Restrictions and Taxes. Notwithstanding any other provisions of this Section 2.14 to the contrary, if the Borrower determines in good faith that (i) any Net Proceeds in respect of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, are prohibited, restricted or delayed by applicable foreign law (including currency controls) from being repatriated to the United States (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to take into account the cyclicality applicable to the business of the Borrower and the Restricted Subsidiaries and to disregard availability under the Revolving Commitments (it being understood that the Borrower shall not be required to make a borrowing of Revolving Loans or Swingline Loans to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation is reasonably required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Term Borrowings as otherwise required under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that (A) the Borrower shall, and shall cause such Foreign Subsidiary, CFC or CFC Holding Company to, use commercially reasonable efforts to take actions reasonably required by the applicable foreign law to permit such repatriation and (B) the Borrower shall prepay Term Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (x) the repatriation of such amount (or such portion thereof) becomes permitted under applicable foreign law or (y) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made with respect to any such amounts that, after the use of such commercially reasonable efforts, have not been repatriated prior to the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, or (ii) that repatriation of any Net Proceeds in respect of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, would have a material adverse tax consequence (taking into account any withholding tax, any Subpart F inclusion and any foreign tax credit or benefit actually realized in connection with such repatriation) to the Borrower (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to take into account the cyclicality applicable to the business of the Borrower and the Restricted Subsidiaries and to disregard availability under the Revolving Commitments (it being understood that the Borrower shall not be required to make a borrowing of Revolving Loans or Swingline Loans to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation is reasonably required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Term Borrowings as otherwise required under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that the Borrower shall prepay Term Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (A) the repatriation of such amount (or such portion thereof) would no longer result in a material adverse tax consequence or (B) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made after the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable.

2.15. Application of Prepayments; Waivable Mandatory Prepayments.
(a)  Application of Voluntary Prepayments and Repurchases. Any voluntary prepayment of Term Borrowings of any Class pursuant to Section 2.13(a) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified by the Borrower in the notice of prepayment relating thereto (or, if no such manner is specified in such notice, in direct order of maturity); provided that any prepayment of Term Borrowings of any Class as contemplated by Section 2.26(b) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified in Section 2.26(c). Any repurchase of Term Loans of any Class as contemplated by Section 10.6(i) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified in Section 10.6(i).

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(b)  Application of Mandatory Prepayments. Any mandatory prepayment of Term Borrowings pursuant to Section 2.14 shall (i) be allocated among the Classes of Term Borrowings on a pro rata basis (in accordance with the aggregate principal amount of outstanding Borrowings of each such Class), provided that the amounts so allocable to Incremental Term Loans, Extended/Modified Term Loans or Refinancing Term Loans of any Class may be applied to other Term Borrowings as provided in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement, and (ii) be applied to reduce the subsequent Installments to be made pursuant to Section 2.12 with respect to Term Borrowings of any Class, (x) in the case of Tranche B Term Borrowings, in the manner specified by the Borrower in the notice of prepayment relating thereto (or, if no such manner is specified in such notice, in direct order of maturity) and (y) in the case of Borrowings of any other Class, as provided in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement.

(c)  Waivable Mandatory Prepayments. Notwithstanding anything herein to the contrary, any Term Lender may elect, by notice to the Administrative Agent (which may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing)) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to Section 2.14 (other than Section 2.14(c)), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined shall be, first, applied on the required prepayment date to prepay or offer to redeem any Permitted Senior Secured Indebtedness~~, any Permitted Credit Agreement Refinancing Indebtedness~~  or any Permitted Incremental Equivalent Indebtedness to the extent required thereby and, second, to the extent of the remainder thereof that is not so applied to prepay or redeem such Indebtedness, shall be retained by the Borrower.

2.16. General Provisions Regarding Payments. (a)  All payments by the Borrower or any other Credit Party of principal, interest, fees and other amounts required to be made hereunder or under any other Credit Document shall be made by wire transfer of same day funds (i) in the case of principal of or interest on any Loan, or any drawing under a Letter of Credit, denominated in a Foreign Currency, in such Foreign Currency and (ii) otherwise, in US Dollars, in each case, without defense, recoupment, set-off or counterclaim, free of any restriction or condition, to the account of the Administrative Agent most recently designated by it for such purpose by written notice to the Borrower and received by the Administrative Agent not later than (A) in the case of payments in Foreign Currency, prior to the Applicable Time and (B) in the case of payments in US Dollars, prior to ~~1:00 p.m~~3:00 p.m. (New York City time), in each case, on the date due for the account of the Persons entitled thereto; provided that payments required to be made directly to an Issuing Bank or a Swingline Lender shall be so made and payments made pursuant to Sections 2.18(d), 2.19, 2.20, 10.2 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any payment received by it hereunder for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b)  All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)  If any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its applicable Pro Rata Share of any Term Benchmark Borrowing, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

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(d)  Subject to the provisos set forth in the definitions of “Interest Period”, “Revolving Maturity Date” and “Tranche B Term Loan Maturity Date”, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

(e)  Any payment hereunder by or on behalf of the Borrower to the Administrative Agent that is not received by the Administrative Agent in same day funds prior to the time specified therefor in Section 2.16(a) shall, unless the Administrative Agent shall determine otherwise, be deemed to have been received, for purposes of computing interest and fees hereunder (including for purposes of determining the applicability of Section 2.10), on the Business Day immediately following the date of receipt (or, if later, the Business Day immediately following the date the funds received become available funds).

(f)  If an Event of Default shall have occurred and the maturity of the Loans shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by the Administrative Agent or the Collateral Agent in respect of any of the Obligations, or from any sale of, collection from or other realization upon all or any part of the Collateral, shall, subject to Sections 2.4(h) and 2.22(d)(iii) and the requirements of any applicable Permitted Intercreditor Agreement, be applied in accordance with the application arrangements set forth in the Pledge and Security Agreement.

(g)  Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in its sole discretion, but shall not be obligated to, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to pay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent (i) at any time prior to the third Business Day following the date such amount is distributed to it, the customary rate set by the Administrative Agent for the correction of errors among banks and (ii) thereafter, the Base Rate.

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2.17. Ratable Sharing. The Lenders hereby agree among themselves that if any Lender shall, whether through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a portion of the aggregate amount of any principal, interest, fees and amounts payable in respect of participations in Letters of Credit or Swingline Loans owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) resulting in such Lender receiving payment of a greater proportion of the Aggregate Amounts Due to such Lender than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase (for cash at face value) participations in the Aggregate Amounts Due to the other Lenders so that all such payments of Aggregate Amounts Due shall be shared by all the Lenders ratably in accordance with the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by any purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Party expressly consents to the foregoing arrangements and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by such Credit Party to such holder with respect thereto as fully as if such holder were owed the amount of the participation held by such holder. The provisions of this Section 2.17 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Credit Document (for the avoidance of doubt, as in effect from time to time), including Sections 1.9 and 2.18(c), the application of funds arising from the existence of a Defaulting Lender or any payment made by the Borrower pursuant to Section 2.23 or any Extension/Modification Agreement, Incremental Facility Agreement or Refinancing Facility Agreement or (ii) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in Loans or other Obligations owing to it pursuant to and in accordance with the express terms of this Agreement.

2.18. Making or Maintaining Loans. (a)  Inability to Determine Applicable Interest Rate. Subject to Section 2.18(b), if:

(i)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term Benchmark Rate (including because the Term SOFR Reference Rate, the EURIBO Screen Rate or the TIBO Screen Rate is not available or published on a current basis) for the applicable Agreed Currency for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining any Daily Simple RFR or any RFR for the applicable Agreed Currency; or

(ii)  the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Term Benchmark Rate for the applicable Agreed Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any RFR Borrowing;

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then the Administrative Agent shall give notice thereof (which may be by telephone) to the Borrower and the Lenders as promptly as practicable thereafter and until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Conversion/Continuation Notice in accordance with Section 2.9 or a new Funding Notice in accordance with Section 2.2, (A) in the case of Loans denominated in US Dollars, any Conversion/Continuation Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Funding Notice that requests an affected Term Benchmark Borrowing shall instead be deemed to be a Conversion/Continuation Notice or a Funding Notice, as applicable, for a Base Rate Borrowing, (B) in the case of Loans denominated in any Foreign Currency, any Conversion/Continuation Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Funding Notice that requests an affected Term Benchmark Borrowing or RFR Borrowing, in each case, for the relevant Benchmark shall be ineffective and (C) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any such affected Loans (to the extent of the affected Loans or affected Interest Periods). Furthermore, if any Term Benchmark Loan or RFR Loan (in the case of clause (ii) above, of the applicable Class) is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.18(a) with respect to the relevant Benchmark applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Conversion/Continuation Notice in accordance with Section 2.9 or a new Funding Notice in accordance with Section 2.2, (1) in the case of Loans denominated in US Dollars, such Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to a Base Rate Loan and (2) in the case of Loans denominated in any Foreign Currency, (x) if such Loan is a Term Benchmark Loan, such Loan shall be prepaid in full by the Borrower on the last day of the Interest Period applicable thereto and (y) if such Loan is an RFR Loan, such Loan shall be prepaid in full by the Borrower on the date of the Borrower’s receipt of such notice.

(b)  Benchmark Replacement. (i)  Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including all related adjustments) for all purposes under this Agreement and any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document, and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including all related adjustments) for all purposes under this Agreement and any other Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

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(ii)  Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Credit Document.

(iii)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its (or their) sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18(b).

(iv)  Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans denominated in the applicable Agreed Currency, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the Borrower will be deemed to have converted any request for any affected Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of, or conversion to, a Base Rate Borrowing and (B) any request for a borrowing of, or conversion to or continuation of, any affected Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.18(b), (1) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable thereto convert to a Base Rate Loan and (2) in the case of Loans denominated in any Foreign Currency, (x) if such Loan is a Term Benchmark Loan, such Loan shall be prepaid in full by the Borrower on the last day of the Interest Period applicable thereto and (y) if such Loan is an RFR Loan, such Loan shall be prepaid in full by the Borrower on the date of the Borrower’s receipt of such notice. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(c)  Illegality or Impracticability. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to any applicable Term Benchmark Rate or RFR, or to determine or charge interest based upon any applicable Term Benchmark Rate or RFR or, with respect to any Term Benchmark Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable Agreed Currency in the applicable offshore interbank market for the applicable Agreed Currency then, upon notice thereof by such Lender (an “Affected Lender”) to the Administrative Agent and the Borrower, (i) any obligation of such Lender to make Term Benchmark Loans or RFR Loans, as applicable, and any right of the Borrower to convert to or continue Term Benchmark Loans or RFR Loans, as applicable, of such Lender in the affected Agreed Currency shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute, with respect to such Lender, the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until such Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of any such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from the applicable Affected Lender (with a copy to the Administrative Agent) (A) convert all affected outstanding Term Benchmark Loans of such Lender denominated in US Dollars to Base Rate Loans on the last day of the Interest Period applicable thereto, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or on the date of the Borrower’s receipt of such notice and (B) prepay in full all affected outstanding Term Benchmark Loans or RFR Loans of such Lender denominated in a Foreign Currency (x) in the case of Term Benchmark Loans, on the last day of the Interest Period applicable thereto, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or on the date of the Borrower’s receipt of such notice and (B) in the case of RFR Loans, on the day of the Borrower’s receipt of such notice. Notwithstanding the foregoing, to the extent any such determination by an Affected Lender relates to a Term Benchmark Loan or an RFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to Section 2.18(d), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice (or telephonic notice promptly confirmed by written notice) thereof to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Each Affected Lender shall promptly notify the Administrative Agent and the Borrower when the circumstances that led to its notice pursuant to this Section 2.18(c) no longer exist.

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(d)  Compensation for Breakage or Non-Commencement of Interest Periods. In the event that (i) a borrowing of any Term Benchmark Loan does not occur on a date specified therefor in any Funding Notice given by the Borrower (other than as a result of a failure by such Lender to make such Loan in accordance with its obligations hereunder), whether or not such notice may be rescinded in accordance with the terms hereof, (ii) a conversion to or continuation of any Term Benchmark Loan does not occur on a date specified therefor in any Conversion/Continuation Notice given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, (iii) any payment of any principal of any Term Benchmark Loan occurs on a day other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) (other than, with respect to the Tranche B Term Loans, any scheduled repayments thereof made pursuant to Section 2.12), (iv) the conversion of any Term Benchmark Loan occurs on a day other than on the last day of an Interest Period applicable thereto, (v) any Term Benchmark Loan is assigned other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23 or (vi) a prepayment of any Term Benchmark Loan does not occur on a date specified therefor in any notice of prepayment given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, the Borrower shall compensate each Lender for all losses, costs, expenses and liabilities that such Lender may sustain, including any loss incurred from obtaining, liquidating or employing losses from third parties, but excluding any loss of margin or any interest rate “floor” for the period following any such payment, assignment or conversion or any such failure to borrow, pay, prepay, convert or continue. To request compensation under this Section 2.18(d), a Lender shall deliver to the Borrower a certificate setting forth in reasonable detail the basis and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.18(d), which certificate shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(e)  Booking of Loans. Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.

2.19. Increased Costs; Capital Adequacy and Liquidity. (a)  Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

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(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make or participate in any Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital and Liquidity Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time upon request of such Lender or Issuing Bank the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth in reasonable detail the basis and calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.19(a) or 2.19(b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

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(d)  Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)  Certain Limitations. Notwithstanding any other provision of this Section 2.19 to the contrary, no Lender or Issuing Bank shall request, or be entitled to receive, any compensation pursuant to this Section 2.19 unless it shall be the general policy or practice of such Lender or Issuing Bank to seek compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.20. Taxes; Withholding, Etc. (a)  Issuing Bank. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and, for the avoidance of doubt, any Swingline Lender.

(b)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)  Payment of Other Taxes by the Credit Parties. Each Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)  Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf (including in its capacity as the Collateral Agent) or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 15 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Credit Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(e).

(f)  Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)  Status of Lenders. (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(g)(ii)(A), 2.20(g)(ii)(B) and 2.20(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that information required by current United States federal income Tax withholding forms shall not be considered to be information the provision of which would materially prejudice the position of a Lender).

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(ii)  Without limiting the generality of the foregoing:

(A)  Any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding Tax, provided that, if such Lender is a disregarded entity for United States federal income Tax purposes and its owner is a US Person, such Lender will provide the appropriate withholding form of its owner (with required supporting documentation).

(B)  Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed originals of IRS Form W-8ECI (or successor form);

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form); or

(4)  to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), a US Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner.

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(C)  Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D)  If a payment made to a Lender under any Credit Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

(iii)  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(h)  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)  Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.21. Obligation to Mitigate. If any Lender becomes an Affected Lender or any Lender or Issuing Bank requests compensation under Section 2.19, or if the Borrower is required to pay any additional amount to any Lender or Issuing Bank or to any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.20, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or issuing its Letters of Credit hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender or Issuing Bank, such designation or assignment and delegation (a) would cause such Lender to cease to be an Affected Lender or would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future and (b) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or Issuing Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment and delegation.

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2.22. Defaulting Lenders. (a)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or the Collateral Agent under the Credit Documents; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to any Lender, the Swingline Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Swingline Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its applicable Pro Rata Share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement or participation obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement or participation obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)  Certain Fees. (A)  No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22(d).

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(B)  With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iii)  Reallocation of Participations in Letters of Credit and Swingline Loans. All or any part of such Defaulting Lender’s participation in Letters of Credit (other than any portion thereof that shall have been funded by such Defaulting Lender pursuant to Section 2.4(e) or with respect to which such Defaulting Lender shall have provided Cash Collateral pursuant to Section 2.22(d)) and Swingline Loans (other than any portion thereof that is referred to in clause (b) of the definition of such term or that shall have been funded by such Defaulting Lender pursuant to Section 2.3(c)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective applicable Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that ~~(x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y)~~ such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)  Cash Collateral. If the reallocation described in Section 2.22(a)(iii) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposures in accordance with Section 2.22(d).

(v)  Participation as Requisite Lender. The Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Requisite Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.5); provided that any amendment, waiver or other modification that under clauses (i), (ii), (iv), (v) or (vi) of Section 10.5(b) requires the consent of all Lenders affected thereby shall require the consent of such Defaulting Lender in accordance with the terms thereof.

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(b)  Defaulting Lender Cure. If the Borrower, the Administrative Agent, each Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Defaulting Lender will cease to be a Defaulting Lender and, if a Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans and unfunded participations in Letters of Credit of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Swingline Loans and Letters of Credit to be held by the Revolving Lenders in accordance with their respective applicable Pro Rata Shares (without giving effect to Section 2.22(a)(iii)); provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, (ii) all amendments, waivers and other modifications effected without its consent in accordance with the provisions of this Section 2.22 and Section 10.5 during the period it was a Defaulting Lender shall be binding on it and (iii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)  New Letters of Credit and Swingline Loans. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend or increase any Letter of Credit and no Swingline Lender shall be required to fund any Swingline Loans unless, in each case, it is satisfied that the participations in any existing Letters of Credit or funded Swingline Loans as well as the new, extended or increased Letter of Credit or new Swingline Loans has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii) and such Defaulting Lender shall not participate therein except, in the case of such Letter of Credit, to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22(d).

(d)  Cash Collateral for Letters of Credit. (i)  Any Cash Collateral provided by any Defaulting Lender pursuant to Section 2.22(a)(i) shall be held by the Administrative Agent as Cash Collateral securing such Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, and each Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any deposit account containing any such Cash Collateral.

(ii)  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize in accordance with Section 2.4(h) each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the amount of Fronting Exposure with respect to such Defaulting Lender.

(iii)  Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

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2.23. Replacement and Termination of Lenders. If (a) any Lender has become an Affected Lender, (b) any Lender requests compensation under Section 2.19, (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (d) any Lender becomes and continues to be a Defaulting Lender or a Disqualified Institution or (e) any Lender fails to consent to a proposed waiver, amendment or other modification of any Credit Document, or to any departure of any Credit Party therefrom, that under Section 10.5 requires the consent of all the Lenders (or all the affected Lenders or all Lenders or all the affected Lenders of the affected Class) and with respect to which the Requisite Lenders (or, in circumstances where Section 10.5(d) does not require the consent of the Requisite Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) so long as no Event of Default shall have occurred and be continuing, terminate the Commitments of such Lender and prepay outstanding Loans of such Lender in full (or terminate the Commitment and prepay Loans of such Lender of the relevant Class), in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Lender, provided, that if, after giving effect to such termination and repayment, the Total Utilization of Revolving Commitments exceeds the Total Revolving Commitments, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Borrowings or Swingline Loans (and, if no such Borrowings or Loans are outstanding, deposit Cash Collateral in accordance with Section 2.4(h)) in an amount necessary to eliminate such excess, or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6, including the consent requirements set forth therein), all its interests, rights and obligations under this Agreement and the other Credit Documents (other than existing rights to payment under Sections 2.18(d), 2.19 and 2.20) (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all such interests, rights and obligations under this Agreement and the other Credit Documents as a Lender of an applicable Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that, in the case of any such assignment and delegation under clause (ii) above, (A) the Borrower shall have caused to be paid to the Administrative Agent the registration and processing fee referred to in Section 10.6(d), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in drawings under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.18(d) and any prepayment fee under Section 2.13(c)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of an applicable Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) such assignment and delegation does not conflict with applicable law, (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable waiver, amendment or other modification, or consent to a departure, can be effected. A Lender shall not be required to make any such assignment and delegation, or to have its Commitments or Loans so terminated or repaid, if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation, or to cause such termination or repayment, have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.23 may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

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2.24. Incremental Facilities. (a)  The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Commitment Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of ~~Incremental~~one or more new Classes of term facilities and/or increase the principal amount of the Term Loans or the amount of the Term Loan Commitments of any existing Class (any such new Class or increase, an “Incremental Term Facility”, and the loans thereunder, “Incremental Term Loans”), provided that the aggregate principal or committed, as applicable and without duplication, amount of all the Incremental ~~Commitments~~Facilities established hereunder on any date shall not exceed the Incremental Amount as of such date. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term ~~Loan Commitments~~Facility, as applicable, shall be effective and (B) the amount of the Incremental Revolving Commitments or the Incremental Term ~~Loan Commitments~~Facility, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental ~~Commitment~~Facility may elect or decline, in its sole discretion, to provide such Incremental ~~Commitment~~Facility and (y) any Person that the Borrower proposes to become an Incremental Lender must be an Eligible Assignee and, solely if such approval would be required under Section 10.6 for an assignment of Loans or Commitments of the applicable Class to such Incremental Lender, must be approved by the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and each Swingline Lender (each such approval not to be unreasonably withheld, conditioned or delayed)).

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(b)  The terms and conditions of any Incremental Revolving Commitment and ~~Incremental Revolving Loans~~loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Borrower determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or ~~Incremental Revolving Loans~~loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or ~~Incremental Revolving Loans~~loans and other extensions of credit made thereunder, as the case may be; provided further that the Borrower at its election may pay upfront or closing fees with respect to Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term ~~Loan Commitments and the Incremental Term Loans to be made thereunder~~Facility shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) (A) except in the case of any Incremental Term Loans in the form of Customary Bridge Loans, unless otherwise consented by the Majority in Interest of the Revolving Lenders, no Incremental Term Loan Maturity Date shall be earlier than the ~~latest~~Revolving Maturity Date ~~in effect~~ and (B) except in the case of any Incremental Term Loans in the form of Customary Bridge Loans or Customary Term A Loans, if any Tranche B Term Loans shall be outstanding (determined after giving effect to any prepayment thereof on the date of incurrence of such Incremental Term Loans), no Incremental Term Loan Maturity Date shall be earlier than the Tranche B Term Loan Maturity Date, (ii) except in the case of any Incremental Term Loans in the form of Customary Bridge Loans or Customary Term A Loans, if any Tranche B Term Loans shall be outstanding (determined after giving effect to any prepayment thereof on ~~such~~the date~~), (ii)~~ of incurrence of such Incremental Term Loans), the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the ~~longest~~ remaining Weighted Average Life to Maturity of ~~any other Class of Term Loans outstanding (determined after giving effect to any prepayment on such date) on the date of incurrence of such Incremental Term~~the Tranche B Term Loans, it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Lenders, (iii) Incremental Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Term Loans, (iv) any Incremental ~~Commitments~~Facilities and any Loans thereunder shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other ~~Commitments and Loans~~Loans (and, for the avoidance of doubt, shall not be secured by any assets other than the Collateral), and shall be extensions of credit to the Borrower ~~that~~ or, in the case of any Incremental Term Facility, any Guarantor Subsidiary (including any Person that shall become a Guarantor Subsidiary substantially concurrently with the establishment of such Incremental Term Facility) that are Guaranteed only by the Credit Parties, (v) the Effective Yield with respect to any Incremental Term Loans that are incurred on or prior to the date that is 12 months after the Restatement Effective Date, determined as of the date of incurrence of such Incremental Term Loans, shall not be greater than the Effective Yield with respect to the Tranche B Term Loans that will remain outstanding after giving effect to the incurrence of such Incremental Term Loans and the application of the proceeds thereof, determined as of such date (giving effect to any amendments to the Effective Yield on the Tranche B Term Loans that became effective subsequent to the Amendment No. 1 Effective Date but prior to such date, but excluding the effect of any increase in the Effective Yield thereon pursuant to this clause (v)), plus 75 basis points per annum unless the Applicable Rate (together with, as provided in the proviso below, the Term SOFR and Base Rate floors) with respect to the Tranche B Term Loans is increased, or fees to Lenders then holding the Tranche B Term Loans are paid, so as to cause the Effective Yield with respect to the Tranche B Term Loans to equal the Effective Yield with respect to such Incremental Term Loans minus 75 basis points; provided that any increase in the Effective Yield with respect to the Tranche B Term Loans due to the application of a Term SOFR or Base Rate floor to any Incremental Term Loans shall be effected solely through an increase in the Term SOFR or Base Rate floor applicable to the Tranche B Term Loans, and (vi) except for the terms referred to above and subject to Section 2.24(c), to the extent the terms of any Incremental Term Loans (other than with respect to currency, yield and components thereof, MFN terms, fees, prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Tranche B Term Loans outstanding (determined after giving effect to any prepayments on such date) on the date of incurrence of such Incremental Term Loans, such ~~differences shall be reasonably acceptable to the Administrative Agent (except for terms (A)~~differing terms shall either be (A) terms not materially more favorable (when taken as a whole and as reasonably determined by the Borrower) to the Incremental Term Lenders than those applicable to the other Term Lenders, (B) terms benefitting the Incremental Term Lenders where this Agreement is amended to include such beneficial terms for the benefit of all the Lenders, (~~B~~C) terms applicable only to periods after the latest Maturity Date in effect as of the date of incurrence of such Incremental Term Loans (determined after giving effect to any prepayments on such date) and/or (~~C~~D) terms that reflect current market terms (when taken as a whole) at the time of effectiveness for such type of Indebtedness (as reasonably determined by the Borrower)~~)~~; provided that, in the case of clauses (i) and (ii) above, at the option of the Borrower, the requirements of such clauses shall not apply with respect to any Incremental Term Loans to the extent such Incremental Term Loans effectively refinance any Term Loans, any Permitted Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness so long as such Incremental Term Loans shall have an Incremental Term Loan Maturity Date that is no earlier than the scheduled final maturity of, and Weighted Average Life to Maturity that is no shorter than the remaining Weighted Average Life to Maturity of, the Term Loans, Permitted Incremental Equivalent Indebtedness or Permitted Senior Secured Indebtedness so refinanced; provided further that (x) in the event any Incremental Term ~~Loans benefit~~Facility benefits from a financial maintenance covenant, then, subject to clause (y) below in the case of Term Lenders, such financial maintenance covenant shall be added to this Agreement for the benefit of all the Lenders and (y) any Incremental Term ~~Loans~~Facility that consists of (or upon the funding thereunder, will consist of) Customary Term A Loans may benefit from one or more financial maintenance covenants that do not apply for the benefit of any Term Lender that does not hold such Incremental Term Facility or any other Customary Term A Loans. In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Extended/Modified Term Loans or Refinancing Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting, and any differences in scheduled amortization that are required to preserve, the fungibility thereof for US federal income tax purposes), such Incremental Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Extended/Modified Term Loans or Refinancing Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.

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(c)  The Incremental ~~Commitments~~Facilities shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental ~~Commitments~~Facilities and the Administrative Agent; provided that no Incremental ~~Commitments~~Facility shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving Pro Forma Effect to such Incremental ~~Commitments~~Facility, the making of Loans thereunder and the use of proceeds thereof, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date; provided that (1) in the case of any Incremental Term ~~Loan Commitments~~Facility established to finance, in whole or in part, a Limited Conditionality Transaction (including, for the avoidance of doubt, in the case of a Limited Conditionality Transaction that is an Acquisition or Investment, an Incremental Term ~~Loan Commitments~~Facility the proceeds of which are intended to be applied to refinance existing Indebtedness of any Person that is the subject of such Acquisition or Investment), the conditions set forth in this clause (i) may be tested in accordance with Section 1.2(e) and (2) in the case of any Incremental Term ~~Loan Commitments~~Facility established to finance, in whole or in part, an Acquisition or Investment (including, for the avoidance of doubt, an Incremental Term ~~Loan Commitments~~Facility the proceeds of which are used to refinance existing Indebtedness of any Person that is the subject of such Acquisition or Investment), the condition in subclause (y) of this clause (i) may be modified to require solely the accuracy of certain representations and warranties in accordance with customary “SunGard” provisions, in each case as agreed by the Borrower and the Incremental Lenders providing such Incremental Term ~~Loan Commitment~~Facility and set forth in the applicable Incremental Facility Agreement, (ii) the Administrative Agent shall have received a certificate, dated the date of effectiveness thereof and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in clause (i) above~~,~~ and (iii) the Borrower ~~shall make any payments required to be made pursuant to Section 2.18(d) in connection with such Incremental Commitments and the related transactions under this Section 2.24 and (iv) the Borrower~~ shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 6 of the Restatement Agreement on the Restatement Effective Date) by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Incremental Term Loan Commitments and Incremental Term Loans as a new Class of Commitments and Loans hereunder (including (i) to increase the amortization of any existing Class of Term Loans (or to provide for any existing Class of Term Loans to have (or to again have) amortization) in order to have such existing Class of Term Loans be “fungible” with any Incremental Term Facility that is to be added to such Term Loans and (ii) for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share” and “Requisite Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under Section 2.26).

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(d)  Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) in the case of an Incremental Term Loan Commitment, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Total Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Pro Rata Shares of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

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(e)  On the date of effectiveness of any Incremental Revolving Commitments:

(i)  the Pro Rata Share of all the Revolving Lenders shall be automatically adjusted to give effect thereto; and

(ii)  the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Commitments), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Commitments) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitments pursuant to this Section 2.24), it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (ii).

~~(i)  the aggregate principal amount of the Revolving Loans (the “Existing Revolving Borrowings”) outstanding immediately prior to the effectiveness of such Incremental Revolving Commitments shall be deemed to be repaid,~~

~~(ii)  each Incremental Revolving Lender shall pay to the Administrative Agent in same day funds and in the applicable Agreed Currencies an amount equal to the difference, if positive, between:~~

~~(A)  the product of (1) such Lender’s Pro Rata Share of the applicable Class (calculated after giving effect to such effectiveness) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined), and~~

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~~(B)  the product of (x) such Lender’s Pro Rata Share of the applicable Class (calculated without giving effect to such effectiveness, with such Pro Rata Share for any Incremental Revolving Lender that did not have a Revolving Commitment prior to such effectiveness being deemed to be zero) multiplied by (y) the aggregate principal amount of the Existing Revolving Borrowings,~~

~~(iii)  after the Administrative Agent receives the funds specified in clause (ii) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the difference, if positive, between:~~

~~(A)  the product of (1) such Lender’s Pro Rata Share of the applicable Class (calculated without giving effect to such effectiveness, with such Pro Rata Share for any Incremental Revolving Lender that did not have a Revolving Commitment prior to such effectiveness being deemed to be zero) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, and~~

~~(B)  the product of (1) such Lender’s Pro Rata Share of the applicable Class (calculated after giving effect to such effectiveness) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings,~~

~~(iv)  after the effectiveness of such Incremental Revolving Commitments, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate amount and currency equal to the aggregate amount and currency of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Funding Notice delivered to the Administrative Agent in accordance with Section 2.2 (and the Borrower shall deliver such Funding Notice),~~

~~(v)  each Revolving Lender shall be deemed to hold its applicable Pro Rata Share of each Resulting Revolving Borrowing (calculated after giving effect to such effectiveness), and~~

~~(vi)  the Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings.~~

~~The deemed payments of the Existing Revolving~~Any assignments of Term Benchmark Borrowings made pursuant to clause (~~i~~ii) above shall be subject to compensation by the Borrower pursuant to the provisions of Section ~~2.18(d)~~2.18(d) if the date of the effectiveness of such Incremental Revolving Commitments occurs other than on the last day of the Interest Period relating thereto.

(f)  Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Incremental Term Lender holding an Incremental Term Loan Commitment of any Class shall make a Loan to the Borrower in an amount equal to such Incremental Term Loan Commitment on the date specified in such Incremental Facility Agreement.

(g)  The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.24(a) and of the effectiveness of any Incremental ~~Commitments~~Facilities, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Pro Rata Shares of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.24(e).

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2.25. Extension/Modification Offers. (a)  The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension/Modification Offer”) to all the Lenders of any Class (each Class subject to such an Extension/Modification Offer being referred to as an “Extension/Modification Request Class”), on ~~the same terms and conditions, and on~~ a pro rata basis and on the terms offered on the same basis to each such Lender, to each Lender within any Extension/Modification Request Class, to make one or more Extension/Modification Permitted Amendments. Such notice shall set forth (i)   the terms and conditions of the requested Extension/Modification Permitted Amendment and (ii) the date on which such Extension/Modification Permitted Amendment is requested to become effective. Extension/Modification Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension/Modification Request Class that accept (such acceptance by any Lender to be in its sole discretion) the applicable Extension/Modification Offer (such Lenders, the “Extending/Modifying Lenders”) and, in the case of any Extending/Modifying Lender, only with respect to such Lender’s Loans and Commitments of such Extension/Modification Request Class as to which such Lender’s acceptance has been made (such Loans and Commitments being referred to as “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable; and any such Loans that are Term Loans being referred to as “Extended/Modified Term Loans”, and any such Commitments that are Revolving Commitments being referred to as “Extended/Modified Revolving Commitments”). Any Extended/Modified Loans or Extended/Modified Commitments shall constitute a separate Class of Loans or Commitments from the Extension/Modification Request Class from which they were converted and, in the event any Extended/Modified Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Incremental Term Loans or Refinancing Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting, and any differences in scheduled amortization that are required to preserve, the fungibility thereof for US federal income tax purposes), such Extended/Modified Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Incremental Term Loans or Refinancing Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Extended/Modified Term Loans. The Extension/Modification Offer shall not be required to be in any minimum amount or any minimum increment, provided that the Borrower may, at its option and subject to its right to waive any such condition in its sole discretion, specify as a condition to the effectiveness of any Extension/Modification Permitted Amendment that a minimum amount, as specified in the Extension/Modification Offer, of Loans and Commitments of the Extension/Modification Request Class be extended or modified pursuant thereto. The Borrower may amend, revoke or replace any Extension/Modification Offer at any time prior to the effectiveness of the applicable Extension/Modification Agreement. In connection with any Extension/Modification Offer, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.25.

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(b)  An Extension/Modification Permitted Amendment shall be effected pursuant to an Extension/Modification Agreement executed and delivered by the Borrower, each applicable Extending/Modifying Lender and the Administrative Agent; provided that no Extension/Modification Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 6 of the Restatement Agreement on the Restatement Effective Date) by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension/Modification Agreement. Each Extension/Modification Agreement may, without the consent of any Lender other than the applicable Extending/Modifying Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.25, including (i) a reduction to the scheduled Installments set forth in Section 2.12 with respect to Loans of the Extension/Modification Request Class to reflect the treatment of the Extended/Modified Loans as a new Class of Loans (it being understood that the amount of any scheduled amortization payable to any non-Extending/Modifying Lender with respect to its Loans of the Extension/Modification Request Class shall not be reduced as a result thereof) and (ii) any amendments necessary to treat the applicable Loans and/or Commitments of the Extending/Modifying Lenders as a new “Class” of Loans and/or Commitments hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share” and “Requisite Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Loans to be extended under this Section 2.25 or refinanced under Section 2.26; provided that, in the case of any Extension/Modification Offer relating to Revolving Commitments or Revolving Loans, (A) the borrowing and repayment (except for repayments required upon the maturity, repayments made in connection with any Refinancing Facility Agreement and repayments made in connection with a permanent repayment and termination of the applicable Commitments) of Loans under the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments, (B) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments (and the applicable Extension/Modification Agreement shall contain reallocation and cash collateralization provisions, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, with respect to Letters of Credit outstanding on the Revolving Maturity Date) and (C) the Revolving Commitment Period and the Revolving Maturity Date, as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable.

2.26. Refinancing Facilities. (a)  The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of (i) one or more additional Classes of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and, if applicable under such Class, acquire participations in the Letters of Credit and Swingline Loans and all the then existing Revolving Commitments will be refinanced in full or (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower or any Guarantor Subsidiary (including any Person that shall become a Guarantor Subsidiary substantially concurrently with the establishment of such Refinancing Term Loan Commitments) (the “Refinancing Term Loans”). Each such notice shall specify (A) the date on which the Borrower proposes that the Refinancing Commitments shall be effective and (B) the amount of the Refinancing Commitments requested to be established (it being agreed that (x) any Lender approached to provide any Refinancing Commitment may elect or decline, in its sole discretion, to provide such Refinancing Commitment and (y) any Person that the Borrower proposes to be a Refinancing Lender must be an Eligible Assignee and, solely if such approval would be required under Section 10.6 for an assignment of Loans or Commitments of the applicable Class to such Refinancing Lender, must be approved by the Administrative Agent and, in the case of any proposed Refinancing Revolving Lender if such Lender is to acquire participations in the Letters of Credit or Swingline Loans, each Issuing Bank or each Swingline Lender, as applicable (each such approval not to be unreasonably withheld, conditioned or delayed)).

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(b)  The terms and conditions of any Refinancing Commitments and the Refinancing Loans to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Lenders and set forth in the applicable Refinancing Facility Agreement; provided that an Issuing Bank or a Swingline Lender shall not be required to issue, amend or extend any Letter of Credit or make Swingline Loans, as applicable, under any Refinancing Revolving Commitments unless such Issuing Bank or such Swingline Lender, as applicable, shall have consented to act in such capacity under the Refinancing Revolving Commitments; provided further that (i) the ~~stated~~scheduled termination date applicable to the Refinancing Revolving Commitments of any Class and the Refinancing Term Loan Maturity Date of any Class shall not be earlier than the Maturity Date of the Class of Commitments or Loans being refinanced, (ii) in the case of any Refinancing Term Loans, the ~~weighted average life to maturity~~Weighted Average Life to Maturity of any Refinancing Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced, it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Refinancing Term Loans shall be determined by the Borrower and the applicable Refinancing Lenders, (iii) any Refinancing Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Term Loans, (iv) any Refinancing Commitments and Refinancing Loans made thereunder shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other Loans and Commitments hereunder, and shall be extensions of credit to the Borrower or, in the case of any Refinancing Term Loans, any Guarantor Subsidiary (including any Person that shall become a Guarantor Subsidiary substantially concurrently with the establishment of such Refinancing Term Loan Commitments) that are Guaranteed only by the Credit Parties, and (v) except for the terms referred to above, to the extent the terms of any Refinancing Commitments or Refinancing Loans (except with respect to yield and components thereof, MFN terms, fees, prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Class of Commitments or Loans being refinanced, such ~~differences shall be reasonably acceptable to the Administrative Agent (except for terms (A)~~differing terms shall either be (A) terms not materially more favorable (taken as a whole and as reasonably determined by the Borrower) to the Refinancing Lenders than those applicable to the other Term Lenders or Revolving Lenders, as applicable, (B) terms benefitting the Refinancing Lenders where this Agreement is amended to include such beneficial terms for the benefit of all the Lenders, (~~B~~C) terms applicable only to periods after the latest Maturity Date in effect as of the date of establishment or incurrence of such Refinancing Commitments or Refinancing Loans (determined after giving effect to any prepayments on such date) and/or (~~C~~D) terms that reflect current market terms (when taken as a whole) at the time of establishment or incurrence for such type of Indebtedness (as reasonably determined by the Borrower)); provided further that (x) in the event any Refinancing Commitments or Refinancing Loans benefit from a financial maintenance covenant, then, subject to clause (y) below in the case of Term Lenders, such financial maintenance covenant shall be added to this Agreement for the benefit of all the Lenders and (y) any Refinancing Revolving Commitments and Refinancing Term Loans that consists of Customary Term A Loans may benefit from one or more financial maintenance covenants that do not apply for the benefit of any Term Lender (other than a Term Lender that holds Customary Term A Loans); provided further that clauses (i), (ii) and (iii) above shall not apply if, at the time of the incurrence of such Refinancing Revolving Commitments or Refinancing Term Loans, as the case may be, and after giving effect to the application of the proceeds thereof, such Refinancing Revolving Commitments or Refinancing Term Loans shall be the sole Class of Commitments or Term Loans, as the case may be, outstanding under this Agreement. In the event any Refinancing Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Incremental Term Loans or Extended/Modified Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting, and any differences in scheduled amortization that are required to preserve, the fungibility thereof for US federal income tax purposes), such Refinancing Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Incremental Term Loans or Extended/Modified Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Refinancing Term Loans.

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(c)  The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitments, the Administrative Agent and, in the case of Refinancing Revolving Commitments, as applicable, each Issuing Bank; provided that no Refinancing Commitments shall become effective unless (i) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 6 of the Restatement Agreement on the Restatement Effective Date) by the Administrative Agent in connection therewith, (ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated and the Borrower shall make any prepayment or deposit required to be made under Section 2.14(e) as a result thereof and shall pay all interest on the amounts prepaid and all fees accrued on the Revolving Commitments (it being understood, however, that any Letters of Credit may continue to be outstanding under the Refinancing Revolving Commitments, in each case on terms agreed by each applicable Issuing Bank and specified in the applicable Refinancing Facility Agreement) and (iii) in the case of any Refinancing Term Loan Commitments, (A) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings, any original issue discount or upfront fees applicable to such Refinancing Term Loans and any reasonable fees, premium and expenses relating to such refinancing) and (B) any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent Installments to be made pursuant to Section 2.12 with respect to Term Borrowings of such Class on a pro rata basis (in accordance with the principal amounts of such Installments) and, in the case of a prepayment of Term Benchmark Borrowings, shall be subject to Section 2.18(d). Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new Class of Commitments and Loans hereunder (including (i) to increase the amortization of any existing Class of Term Loans (or to provide for any existing Class of Term Loans to have (or to again have) amortization) in order to have such existing Class of Term Loans be “fungible” with any Refinancing Term Loans that are to be added to such Term Loans and (ii) for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share” and “Requisite Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under this Section 2.26).

(d)  Upon the effectiveness of a Refinancing Commitment of any Refinancing Lender, such Refinancing Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents.

(e)  The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.26(a) and of the effectiveness of any Refinancing Commitments, in each case advising the Lenders of the details thereof.

SECTION 3. CONDITIONS PRECEDENT

3.1. Restatement Effective Date. The Existing Amended and Restated Credit Agreement became effective on and as of the Restatement Effective Date, as provided for in the Restatement Agreement.

3.2. Each Credit Extension. The obligation of each Revolving Lender, each Swingline Lender and each Issuing Bank to make any Credit Extension on or after the ~~Restatement~~Amendment No. 4 Effective Date is subject to the satisfaction (or waiver in accordance with Section 10.5) of the following conditions precedent:

(a)  the Administrative Agent and, in the case of any issuance, amendment or extension (other than an automatic extension permitted under Section 2.4(a)) of any Letter of Credit, the applicable Issuing Bank or, in the case of any Swingline Loan, the applicable Swingline Lender shall have received a fully completed and executed Funding Notice or Issuance Notice, as the case may be;

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(b)  the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date; and

(c)  at the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

On the date of any such Credit Extension, the Borrower shall be deemed to have represented and warranted that the conditions specified in Sections 3.2(b) and 3.2(c) have been satisfied and that, after giving effect to such Credit Extension, the Total Utilization of Revolving Commitments (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.2(a), 2.3(a) or 2.4(a), as applicable.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to make each Credit Extension to be made by it hereunder, each Credit Party represents and warrants to each Agent, each Lender and each Issuing Bank on the ~~Restatement~~Amendment No. 4 Effective Date and on each Credit Date thereafter as follows:

4.1. Organization; Requisite Power and Authority; Qualification. The Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (i) to own and operate its properties and to carry on its business and operations as now conducted and (ii) in the case of any Credit Party, to execute and deliver the Credit Documents to which it is a party and to perform its obligations under the Credit Documents and (c) is qualified to do business and in good standing under the laws of every jurisdiction where its assets are located or where such qualification is necessary to carry out its business and operations, except, in each case referred to in clauses (a) (other than with respect to the Borrower), (b)(i) and (c), where the failure so to be or so to have, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2. Equity Interests and Ownership. Schedule 4.2 sets forth, as of the Restatement Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture and other Person in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. The Equity Interests owned by any Credit Party in any Restricted Subsidiary have been duly authorized and validly issued and, to the extent such concept is applicable, are fully paid and non-assessable.

4.3. Due Authorization. The Transactions to be entered into by each Credit Party have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action on the part of such Credit Party.

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4.4. No Conflict. The Transactions do not and will not (a) violate any applicable law, including any order of any Governmental Authority, except to the extent any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) violate the Organizational Documents of the Borrower or any Restricted Subsidiary, (c) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of the Borrower or any Restricted Subsidiary, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancelation or acceleration or right of renegotiation of any obligation thereunder, except to the extent any such violation, default, right or result, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (d) except for Liens created under the Credit Documents and other Permitted Liens, result in or require the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.

4.5. Governmental Approvals. The Transactions do not and will not require any registration with, consent or approval of, notice to, or other action by any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings with respect to the Collateral necessary to perfect Liens created under the Credit Documents and (c) those registrations, consents, approvals, notices or other actions the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements. The Historical Borrower Financial Statements were prepared in conformity with GAAP and present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the period then ended. As of the Amendment No. ~~3~~4 Effective Date, neither the Borrower nor any Restricted Subsidiary has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Borrower Financial Statements or the notes thereto except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.8. No Material Adverse Change. Since December 31, ~~2021~~2025, there has been no event or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole.

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4.9. Adverse Proceedings. There are no Adverse Proceedings that (a) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (b) in any manner question the validity or enforceability of any of the Credit Documents.

4.10. Payment of Taxes. Except as otherwise permitted under Section 5.3, all Tax returns and reports of the Borrower and the Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable, and all assessments, fees and other governmental charges upon the Borrower and the Restricted Subsidiaries and upon their properties, income, businesses and franchises that are due and payable, have been paid when due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11. Properties. (a)  Title. The Borrower and each Restricted Subsidiary has (i) good, sufficient and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property) all of their assets reflected in the consolidated financial statements of the Borrower most recently delivered pursuant to Section 5.1, in each case, except (A) for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement, (B) for Permitted Liens and (C) where the failure to have such title, leasehold or other interest, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)  Intellectual Property. The Borrower and each Restricted Subsidiary owns, or is licensed (or otherwise has the rights) to use, all Intellectual Property that is necessary for the conduct of its business as currently conducted, and without violation of the rights of any other Person, except to the extent any such violations (or failures to own or have a license or other right to use), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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4.12. Environmental Matters. Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each of the Borrower and the Restricted Subsidiaries are, and have been, in compliance with all Environmental Laws, (b) none of the Borrower, any Restricted Subsidiary or any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to or arising out of any Environmental Law or any Hazardous Materials Activity and neither the Borrower nor any Restricted Subsidiary has received any written notice, letter or request for information alleging any liability or obligation under Environmental Law, including under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC. § 9604) or any comparable state law, (c) there has been no Release of any Hazardous Materials on, at, under or from any property owned, leased or operated (and, to the knowledge of the Borrower and each Restricted Subsidiary, formerly owned, leased or operated) by the Borrower or any Restricted Subsidiary and (d) to the knowledge of the Borrower and each Restricted Subsidiary there are and have been no conditions, occurrences or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any Restricted Subsidiary.

4.13. No Defaults. No Default or Event of Default has occurred and is continuing.

4.14. Governmental Regulation. Neither the Borrower nor any Guarantor Subsidiary is or is required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940.

4.15. Federal Reserve Regulations. (a)  Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)  No portion of the proceeds of any Credit Extension will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation U or any other regulation of the Board of Governors.

4.16. Employee Matters. Neither the Borrower nor any Restricted Subsidiary is engaged in any unfair labor practice that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any Restricted Subsidiary before the National Labor Relations Board, (b) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any Restricted Subsidiary, (c) no strike, lockout or work stoppage in existence or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened involving the Borrower or any Restricted Subsidiary and (d) to the knowledge of the Borrower or any Restricted Subsidiary, no union organizing activity exists or is taking place with respect to the employees of the Borrower or any Restricted Subsidiary.

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4.17. Employee Benefit Plans. The Borrower and each Restricted Subsidiary is in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations with respect to each Employee Benefit Plan, and has performed all its obligations under each Employee Benefit Plan, except where such failure to comply or perform, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premium payments) with respect to any Pension Plan has been or is expected to be incurred by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by an amount that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report has been received by the Borrower or the contributing Restricted Subsidiary or ERISA Affiliate, the potential liability of the Borrower, the Restricted Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, would not reasonably be expected to have a Material Adverse Effect. The Borrower, each Restricted Subsidiary and each of their respective ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except where such failure to comply or such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.18. Solvency. On the ~~Restatement~~Amendment No. 4 Effective Date (after giving effect to the Transactions to occur on such date), the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

4.19. Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance with all applicable laws, including all orders and other restrictions imposed by any Governmental Authority, in respect of the conduct of its business and the ownership and operation of its properties (including compliance with all Environmental Laws), except where such failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.20. Disclosure. ~~Neither the Lender Presentation nor any other~~None of the written information (other than financial projections, estimates, forecasts and other forward-looking information and information of a general economic or industry-specific nature) provided by or on behalf of the Borrower or its Subsidiaries to any Arranger, Agent, Lender or Issuing Bank in connection with this Agreement or any other Credit Document or the transactions contemplated hereby or thereby, taken as a whole and together with the public filings of the Borrower with the SEC (other than any portions thereof under the “risk factors” section or other cautionary language), contains or will contain, when furnished, any untrue statement of a material fact or omits or will omit, when furnished, to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto so provided by or on behalf of the Borrower from time to time). The financial projections, estimates, forecasts, budgets and other forward-looking information provided by or on behalf of the Borrower or its Subsidiaries to any Arranger, Agent, Lender or Issuing Bank in connection with this Agreement or any other Credit Document or the transactions contemplated hereby or thereby were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was furnished to such Arranger, Agent, Lender or Issuing Bank (it being understood and agreed that financial projections, estimates and forecasts by their nature are inherently uncertain and are not a guarantee of financial performance and the results reflected in any financial projections may not be achieved and actual result may differ significantly and such differences may be material).

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4.21. Collateral Matters. (a)  The Pledge and Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (subject to any Pari Passu Intercreditor Agreement) and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior in right to any other Person, but subject to Permitted Liens.

(b)  Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Real Estate Asset subject thereto and the proceeds thereof (except as such enforceability may be limited by Debtor Relief Laws and general principles of equity), and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute fully perfected security interests in all right, title and interest of the mortgagors in the Real Estate Assets subject thereto and the proceeds thereof, prior and superior in right to any other Person, but subject to the Permitted Liens.

(c)  Upon the recordation of the Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in Section 4.21(a), the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States Patent and Trademark Office or United States Copyright Office, in each case prior and superior in right to any other Person, but subject to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Credit Parties after the Restatement Effective Date).

(d)  Each Collateral Document, other than any Collateral Document referred to in the preceding paragraphs of this Section 4.21, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto (except as such enforceability may be limited by Debtor Relief Laws and general principles of equity), and will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, but subject to Permitted Liens.

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(e)  Notwithstanding anything in this Agreement (including this Section 4.21) or in any other Credit Document to the contrary, neither the Borrower nor any Restricted Subsidiary makes, or shall be deemed to have made, any representation or warranty as to (i) the perfection or non-perfection, the priority or the enforceability of any security interest in any Collateral consisting of Equity Interests in any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Secured Party with respect thereto under any foreign law or (ii) the creation of any security interest, or the perfection or non-perfection, the priority or the enforceability of any security interest, in each case, to the extent such security interest or perfection is expressly not required pursuant to the Collateral and Guarantee Requirement.

4.22. Insurance. Schedule 4.22 sets forth, as of the ~~Restatement~~Amendment No. 4 Effective Date, a true and complete description of all property damage, machinery breakdown, business interruption and liability insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries.

4.23. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. (a)  None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the United States Department of State or the United States Department of Treasury (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of the Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (i) all applicable Sanctions Laws and (ii)  applicable anti-terrorism and money laundering laws, rules, regulations and orders, including, to the extent applicable, the PATRIOT Act.

(b)  Each of the Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees, agents, advisors and Affiliates is in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 (U.K.) and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”).

(c)  No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, (i) for the purpose of financing any activities or business of or with any Sanctioned Person or in any Sanctioned Country, (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or (iii) in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

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SECTION 5. AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, been terminated and the Letter of Credit Usage shall have been reduced to zero, each Credit Party covenants and agrees with the Agents, the Lenders and the Issuing Banks that:

5.1. Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent and, where applicable, to the Lenders:

(a)  Annual Financial Statements. Within 90 days after the end of each Fiscal Year (or, so long as the Borrower is subject to the periodic annual reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for such Fiscal Year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, comprehensive income, equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, together with a report thereon of KPMG LLP or another independent registered public accounting firm of recognized national standing (which report shall not contain a “going concern” or like qualification, exception or emphasis (other than a “going concern” or like qualification, exception or emphasis resulting solely from an upcoming maturity date of any Indebtedness or a prospective or actual non-compliance with Section 6.7 or any other financial ratio or financial test with respect to any other Indebtedness) or any qualification, exception or emphasis as to the scope of audit), and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the periods indicated in conformity with GAAP ~~applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements)~~ and that the examination by such accounting firm in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(b)  Quarterly Financial Statements. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, so long as the Borrower is subject to the periodic quarterly reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations, comprehensive income, equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter (in the case of such statements of operations and comprehensive income) and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year~~, together with a Financial Officer Certification with respect thereto~~;

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(c)  Forecasts. Within 90 days after the beginning of each Fiscal Year, the forecasted consolidated balance sheets of the Borrower and its Subsidiaries and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each Fiscal Quarter of such Fiscal Year, each in reasonable detail (including an explanation of the assumptions on which such forecasts are based), representing the good faith forecasts of the Borrower for each such Fiscal Quarter, ~~and certified by the chief financial officer or chief accounting officer of the Borrower as being the most accurate forecasts available,~~ together with such supporting schedules and information as the Administrative Agent from time to time may reasonably request;

(d)  Compliance Certificate and Unrestricted Subsidiary Reconciliation Statements. ~~Together with~~Within five Business Days of each delivery of the consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section ~~5.1(a)~~5.1(a) or ~~5.1(b)~~5.1(b), a completed Compliance Certificate executed by the chief financial officer or chief accounting officer of the Borrower, which shall include (i) in the case of any Compliance Certificate with respect to any consolidated financial statements delivered pursuant to Section 5.1(b), a Financial Officer Certification with respect thereto and~~,~~ (ii) if any Subsidiary shall be an Unrestricted Subsidiary, with respect to each such financial statement an Unrestricted Subsidiary Reconciliation Statement (which may be in a footnote form), ~~which shall be accompanied by~~together with a Financial Officer Certification with respect thereto;

~~(e)  Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP or in the application thereof since the date of the most recent balance sheet delivered pursuant to Section 5.1(a) or 5.1(b), the consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Section had no such change occurred, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation specifying in reasonable detail the effect of such change on such financial statements, including those for the prior period;~~

(e)  [Reserved];

(f)  Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of the Borrower or any Guarantor Subsidiary obtaining knowledge of any event or condition set forth below, a certificate of an Authorized Officer of the Borrower setting forth the details of such event or condition and any action the Borrower or any Restricted Subsidiary has taken, is taking or proposes to take with respect thereto:

(i)  the occurrence of any Default or Event of Default; or

(ii)  any event or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(g)  Notice of Adverse Proceedings. Promptly upon any Authorized Officer of the Borrower or any Guarantor Subsidiary obtaining knowledge of (i) any Adverse Proceeding that would reasonably be expected to have a Material Adverse Effect or that in any manner questions the validity or enforceability of any of the Credit Documents or (ii) any material and adverse development in any Adverse Proceeding referred to in clause (i) above, in each case where such development has not previously been publicly disclosed by the Borrower or disclosed in writing by the Borrower to the Administrative Agent and the Lenders, a certificate of an Authorized Officer of the Borrower setting forth the details of such Adverse Proceeding or development;

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(h)  ERISA. (i) Promptly upon any officer of the Borrower obtaining knowledge of the occurrence of or of forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness after request by the Administrative Agent or any Lender, copies of all material notices received by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning the occurrence of an ERISA Event;

(i)  Information Regarding Credit Parties. Within 45 days (or such longer period as the Administrative Agent may agree to in writing) of the occurrence of the relevant change, written notice of any change in (i) any Credit Party’s legal name, as set forth in its Organizational Documents, (ii) any Credit Party’s form of organization, (iii) any Credit Party’s jurisdiction of organization or (iv) the location of the chief executive office of any Credit Party;

(j)  Collateral Verification. ~~Together with~~Within five Business Days of each delivery of the consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 5.1(a), a completed Supplemental Collateral Questionnaire executed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby;

(k)  Filed or Distributed Information. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders acting in such capacity or by any Restricted Subsidiary to its security holders other than the Borrower or another Restricted Subsidiary, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any Restricted Subsidiary with any securities exchange or with the SEC or any Governmental Authority performing similar functions and (iii) all press releases and other statements made available generally by the Borrower or any Restricted Subsidiary to the public concerning material developments in the business of the Borrower or any Restricted Subsidiary;

(l)  PATRIOT Act. Promptly (and in any event within five Business Days) following any request therefor, such information and documentation as the Administrative Agent or any Lender may reasonably request, which information or documentation is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

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(m)  Other Information. Promptly after any request therefor, such other information regarding the business, operations, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may reasonably request, provided that neither the Borrower nor any Restricted Subsidiary will be required to deliver any information in respect of which disclosure to the Administrative Agent, the Collateral Agent or any Lender (i) is prohibited by applicable law or any obligations of confidentiality binding upon the Borrower or any Subsidiary or (ii) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to the Borrower or a Subsidiary, provided that the Borrower shall notify the Administrative Agent promptly upon obtaining knowledge that such information is being withheld and, in the case of clause (i) above, the Borrower and the Subsidiaries shall use commercially reasonable efforts to communicate or permit the delivery, to the extent permitted, of the applicable information in a way that would not violate the applicable law or any such obligation of confidentiality and, in the case of any such obligation of confidentiality, to obtain a waiver with respect thereto.

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Private-Side Information will not be posted on the portion of the Platform that is designated for Public Lenders, provided that the Borrower shall make any disclosure required so that each Unrestricted Subsidiary Reconciliation Statement shall be suitable for distribution to Public Lenders. The Borrower agrees that, any time any Term B Loans shall be outstanding or any Term B Loan Commitments shall be in effect, to clearly designate all information provided to any Agent by or on behalf of any Credit Party that contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Private-Side Information, the Administrative Agent reserves the right to post such document or notice solely on the portion of the Platform that is designated for Private Lenders.

Information required to be delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(k) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be publicly available on the website of the SEC at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section 5.1 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

5.2. Existence. The Borrower and each Restricted Subsidiary will at all times preserve and keep in full force and effect (a) its existence and (b) all rights, franchises, licenses and permits necessary for the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries; provided that (i) other than in the case of clause (a) above with respect to the Borrower, the foregoing shall not apply to the extent the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) the foregoing shall not prohibit any transaction permitted under Section 6.8.

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5.3. Payment of Taxes. The Borrower and each Restricted Subsidiary will pay all Taxes imposed upon it or any of its properties prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as (i) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to make such payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4. Maintenance of Properties. (a)  The Borrower and each Restricted Subsidiary will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and fire, casualty or condemnation excepted, all properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  The Borrower and each Restricted Subsidiary will take all actions reasonably necessary to protect all Intellectual Property used or useful in the business of the Borrower and the Restricted Subsidiaries, including (i) protecting the secrecy and confidentiality of the confidential information and trade secrets of the Borrower and each Restricted Subsidiary by having and enforcing a policy requiring all employees, consultants, licensees, vendors and contractors to execute confidentiality and invention assignment agreements, (ii) taking all actions reasonably necessary to ensure that none of the trade secrets of the Borrower or any Restricted Subsidiary shall fall or has fallen into the public domain and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications owned or licensed by the Borrower or any Restricted Subsidiary by having and enforcing a policy requiring any licensees of such source code (including any licensees under any source code escrow agreement) to enter into license agreements with appropriate use and nondisclosure restrictions, except in each case where the failure to take any such action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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5.5. Insurance. The Borrower and the Restricted Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurance companies (as reasonably determined by the Borrower), such insurance with respect to liabilities, losses or damage in respect of the assets and businesses of the Borrower and the Restricted Subsidiaries as the Borrower reasonably determines would be carried or maintained under similar circumstances by Persons of established reputation engaged in the same or similar businesses operating in the same or similar locations. ~~Without limiting the generality of the foregoing, the Borrower and the Restricted Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurance companies, flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the Flood Program, in each case in compliance with any applicable requirements of the Flood Program and other applicable law.~~ Each such policy of insurance maintained by or on behalf of the Credit Parties shall (in the case of any such policy of insurance maintained by any Credit Party that becomes a Subsidiary as a result of an Acquisition, the date that is 45 days after the date of the consummation of such Acquisition) (or, in each case, on such later date as the Administrative Agent may agree to in writing)) (a) in the case of liability insurance policies (other than workers’ compensation and other policies for which such endorsements are not customary), name the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Banks, as an additional insured thereunder and (b) in the case of business interruption and casualty insurance policies, contain a mortgagee and a lender’s loss payable endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, for the benefit of the Secured Parties, as a mortgagee and lender loss payee thereunder, contain “not coinsurer” and “non-vitiation” provisions reasonably satisfactory in form and substance to the Collateral Agent and, to the extent available from the relevant insurance carrier after submission of a request by the applicable Credit Party to obtain the same, provide that it shall not be cancelled (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent or (ii) for any other reason upon not less than 30 days’ (or such shorter number of days as may be agreed to by the Collateral Agent or as may be the maximum number of days permitted by applicable law) prior written notice thereof by the insurer to the Collateral Agent.

5.6. Books and Records; Inspections. The Borrower and each Restricted Subsidiary will keep proper books of record and accounts in which entries in conformity in all material respects with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Restricted Subsidiary will permit the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent) (or their authorized representatives) to visit and inspect any of its properties, to examine, copy and make extracts from its financial and accounting records and to discuss its business, operations, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent registered public accounting firm, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that unless an Event of Default has occurred and is continuing, such visits and inspections shall be limited to not more than one visit and inspection (coordinated through the Administrative Agent) in any Fiscal Year and such visit and inspection shall be at the expense of the Borrower (it being agreed that during the continuance of an Event of Default, such visits and inspections are not limited in number or otherwise by this proviso and all such visits and inspections shall be at the expense of the Borrower). The Administrative Agent and the Lenders conducting any such visit or inspection shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent registered public accounting firm. Notwithstanding anything to the contrary in this Section 5.6, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection, examination, copying or discussion of any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or their respective designees) (i) is prohibited by applicable law or any obligations of confidentiality binding upon the Borrower or any Restricted Subsidiary or (ii) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to the Borrower or a Restricted Subsidiary, provided that the Borrower shall notify the Administrative Agent promptly upon obtaining knowledge that such information is being withheld and, in the case of clause (i) above, the Borrower and the Restricted Subsidiaries shall use commercially reasonable efforts to communicate or permit the inspection, examination, copying or discussion, to the extent permitted, of the applicable document, information or other matter in a way that would not violate the applicable law or any such obligation of confidentiality and, in the case of any such obligation of confidentiality, to obtain a waiver with respect thereto.

5.7. Lenders Calls. The Borrower will, upon the request of the Administrative Agent or the Requisite Lenders, participate in a telephonic or video conference with the Administrative Agent and Lenders once during each Fiscal Year at such time as may be agreed to by the Borrower and the Administrative Agent.

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5.8. Compliance with Laws. The Borrower and each Restricted Subsidiary will comply with all applicable laws (including all Environmental Laws and all orders of any Governmental Authorities), except (a) in the case of applicable Sanctions Laws, applicable anti-terrorism and money laundering laws (including, to the extent applicable, the PATRIOT Act), and Anti-Corruption Laws, where failure to comply, individually or in the aggregate, is not material and (b) otherwise, where failure to comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

5.9. Environmental Matters. (a)  Environmental Disclosure. The Borrower will deliver to the Administrative Agent:

(i)  as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character (whether prepared by personnel of the Borrower or any Restricted Subsidiary or by independent consultants, Governmental Authorities or any other Persons) with respect to significant environmental, health or safety conditions or compliance matters at any Facility or with respect to any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(ii)  promptly upon the Borrower or any Restricted Subsidiary obtaining knowledge thereof, written notice describing in reasonable detail (A) any Release required to be reported to any Governmental Authority under any Environmental Laws, (B) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials present or Released at any real property which presence, Release or remedial action would reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (C) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and

(iii)  as soon as practicable following the sending or receipt thereof by the Borrower or any Restricted Subsidiary, a copy of any and all material written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (B) any Release required to be reported to any Governmental Authority, and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Borrower or any Restricted Subsidiary may be potentially responsible for any Hazardous Materials Activity and which would reasonably be expected to have a Material Adverse Effect.

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(b)  Hazardous Materials Activities. The Borrower will, and will cause each Restricted Subsidiary to, take promptly any and all actions necessary to (i) cure any violation of Environmental Laws by the Borrower or any Restricted Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any Restricted Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. If any Person becomes a Restricted Subsidiary of the Borrower (or any Subsidiary of the Borrower not theretofore a Designated Subsidiary becomes a Designated Subsidiary, including as a result of a designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Material Subsidiary), the Borrower will ~~(a) with respect to any such Restricted Subsidiary that is a Designated Subsidiary, within 60 days (or such longer period~~ , no later than the later to occur of (a) 60 days following such occurrence and (b) the date of delivery of the next Compliance Certificate required to be delivered pursuant to Section 5.1(d) (or, in either case, such later date as the Administrative Agent may reasonably agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary ~~and (b) with respect to any such Restricted Subsidiary, no later than the later to occur of (i) 60 days following such occurrence and (ii) the date of delivery of the next Compliance Certificate required to be delivered pursuant to Section 5.1(d) (or such later date as the Collateral Agent may agree to in writing), cause the Collateral and Guarantee Requirement to be satisfied with respect to~~(if it is a Designated Subsidiary) and any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Credit Party.

5.11. Additional Collateral. The Borrower will, ~~within~~no later than the later to occur of (a) 60 days (or, in the case of clause (~~a~~i), 120 days) ~~of~~following the occurrence of the relevant event and (b) the date of delivery of the next Compliance Certificate required to be delivered pursuant to Section 5.1(d) (or such longer period as the Administrative Agent may reasonably agree to in writing) furnish to the Administrative Agent written notice of (~~a~~i) the acquisition by any Credit Party of a Material Real Estate Asset after the ~~Restatement~~Amendment No. 4 Effective Date and (~~b~~ii) the acquisition by any Credit Party of any other material assets (other than any assets constituting Excluded Property) after the ~~Restatement~~Amendment No. 4 Effective Date, other than any such assets constituting Collateral under the Collateral Documents in which the Collateral Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Collateral Document) upon the acquisition thereof.

5.12. Further Assurances. Each Credit Party will execute any and all further documents, financing statements, agreements and instruments, and take any and all further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (to the extent applicable, subject to the grace periods set forth in Sections 5.10 and 5.11) or otherwise to effectuate the provisions of the Credit Documents, all at the expense of the Credit Parties. The Borrower will provide to the Administrative Agent and the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

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5.13. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain continuously, any time any Term B Loans shall be outstanding, a public corporate family rating from Moody’s and a public corporate credit rating from S&P, in each case in respect of the Borrower, and a public credit rating from each of Moody’s and S&P in respect of the Term B Loans (it being understood, in each case, that no minimum ratings shall be required to be obtained or maintained).

5.14. Post-Closing Actions. The Borrower will complete each of the actions described on Schedule 5.14 by no later than the date set forth in Schedule 5.14 with respect to such action or such later date as the Administrative Agent may agree in its ~~sole~~reasonable discretion. ~~So long as the applicable Credit Parties shall have complied with the immediately preceding sentence, the representations and warranties contained in this Agreement and the other Credit Documents in respect of any action described on Schedule 5.14 shall not be deemed violated solely due to the fact that any such action was not taken as of the Restatement Effective Date.~~

SECTION 6. NEGATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and the Letter of Credit Usage shall have been reduced to zero, each Credit Party covenants and agrees with the Agents, the Lenders and the Issuing Banks that:

6.1. Indebtedness. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, incur or remain liable with respect to any Indebtedness, except:

(a)  the Indebtedness created under the Credit Documents (including pursuant to Section 2.24, 2.25 or 2.26);

(b)  Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Restricted Subsidiary and (ii) such Indebtedness owing by any Credit Party to a Restricted Subsidiary that is not a Credit Party shall be unsecured and (in the case of any Person that becomes a Restricted Subsidiary in connection with an Acquisition or similar Investment on or after the Restatement Effective Date, from and after the 60th day after the consummation of the relevant Acquisition or Investment) subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Indebtedness Subordination Agreement;

(c)  Guarantees incurred in compliance with Section 6.6(d);

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(d)  Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6.1, or incurred pursuant to credit facilities existing on the Restatement Effective Date and set forth on Schedule 6.1 (in an aggregate principal amount not to exceed the amount set forth on Schedule 6.1 in respect of such credit facilities), and Refinancing Indebtedness in respect thereof;

(e)  (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets of the Borrower or any Restricted Subsidiary, including Finance Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (B) assumed in connection with the acquisition of any fixed or capital assets of the Borrower or any Restricted Subsidiary, provided, in the case of this clause (i), that at the time of incurrence or assumption of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) US$550,000,000 and (y) 5.2% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(f)  (i) Indebtedness of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed after the Restatement Effective Date by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an Acquisition permitted hereunder, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) immediately after giving effect to the Borrower or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving Pro Forma Effect thereto and the related transactions, either (x) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 5.64:1.00 or (y) the Total Net Leverage Ratio determined as of the last day of the then most recently ended Test Period shall be no greater than the Total Net Leverage Ratio determined as of such date but without giving Pro Forma Effect thereto, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(g)  Indebtedness of the Borrower or any Restricted Subsidiary in the form of deferred purchase price of property, purchase price adjustments, earn-outs or other ~~arrangements representing Acquisition Consideration~~contingent obligations incurred in connection with an Acquisition, Investment or Disposition permitted hereunder;

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(h)  (i) other Indebtedness of Restricted Subsidiaries that are not Credit Parties, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the related transactions, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) US$275,000,000 and (y) 2.6% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(i)  (i) Indebtedness of the Borrower and the Restricted Subsidiaries, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the related transactions, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) US$~~275,000,000~~400,000,000 and (y) ~~2.6~~4.7% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(j)  (i) Permitted Pari Passu Secured Indebtedness, Permitted Junior Lien Secured Indebtedness and Permitted ~~Unsecured~~Other Indebtedness; provided that (A) the aggregate principal amount of Indebtedness incurred under this clause (i) on any date shall not exceed the Incremental Amount as of such date, (B) ~~the stated~~(i) except in the case of any such Indebtedness in the form of Customary Bridge Loans, unless otherwise consented by the Majority in Interest of the Revolving Lenders, the scheduled final maturity of ~~any~~ such Indebtedness shall not be earlier than the ~~latest~~Revolving Maturity Date ~~in effect as of the date of the incurrence thereof (determined after giving effect to any prepayment on such date), (C) the Weighted Average Life to Maturity~~and (ii) except in the case of any such Indebtedness ~~shall be no shorter than the longest remaining Weighted Average Life to Maturity of any Class of Term Loans~~in the form of Customary Bridge Loans and Customary Term A Loans, if any Tranche B Term Loans shall be outstanding (determined after giving effect to any prepayment thereof on ~~such date) as of~~ the date of ~~the~~ incurrence ~~thereof,~~ of such Indebtedness), the scheduled final maturity of such Indebtedness shall not be earlier than the Tranche B Term Loan Maturity Date, (C) except in the case of any such Indebtedness in the form of Customary Bridge Loans, Customary Term A Loans or a revolving credit facility, if any Tranche B Term Loans shall be outstanding (determined after giving effect to any prepayment thereof on the date of incurrence of such Indebtedness), the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche B Term Loans, (D) any such Permitted Pari Passu Secured Indebtedness in the form of term loans (other than loans under any bridge or other interim credit facility referred to below) incurred on or prior to the date that is 12 months after the Restatement Effective Date shall be subject to the requirements set forth in clause (v) of Section 2.24(b), mutatis mutandis, and (E) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements; provided ~~further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy~~that, in the case of clauses (B) and (C) above ~~so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in~~, at the option of the Borrower, the requirements of such clauses shall not apply with respect ~~of~~to any Indebtedness ~~permitted under clause (i) above or under this clause (ii);~~

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~~(k)~~  to the extent such ~~(i) Permitted Pari Passu Secured~~ Indebtedness~~, Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness that, in each case, refinances or replaces, in whole or in part, any Term Loans; provided that (A) the original aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of such Term Loans being refinanced (except by an amount no greater than accrued and unpaid interest on such Term Loans, any original issue discount or upfront fees applicable to such Indebtedness and any reasonable fees, premiums and expenses relating to such refinancing), (B) the stated final maturity of such Indebtedness shall not be earlier than the Maturity Date of the Class of Term Loans being refinanced, (C) the~~ effectively refinance any Term Loans or any Permitted Incremental Equivalent Indebtedness so long as such Indebtedness shall have a scheduled final maturity that is no earlier than the scheduled final maturity of, and Weighted Average Life to Maturity ~~of such Indebtedness (if other than in the form of revolving loans) shall be~~that is no shorter than the remaining Weighted Average Life to Maturity of, the ~~Class of~~ Term Loans ~~being refinanced, (D) such Term Loans being refinanced or replaced shall be repaid or prepaid substantially concurrently on the date such Indebtedness is incurred and (E) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above);~~or Permitted Incremental Equivalent Indebtedness so refinanced, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(k)  [reserved];

(l)  (i)  the 2028 Senior Notes in an aggregate principal amount at any time outstanding not exceeding US$400,000,000, (ii) the 2029 Senior Notes in an aggregate principal amount at any time outstanding not exceeding US$400,000,000, (iii) the ~~New~~2030 Senior ~~Unsecured Debt~~Notes in an aggregate principal amount of any time outstanding not exceeding US$~~800,000,000~~895,000,000 and (iv) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i), (ii) or (iii) above or under this clause (iv); provided that in each case such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries;

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(m)  (i) the ~~New~~2029 Senior Secured ~~Debt~~Notes in an aggregate principal amount at any time outstanding not exceeding US$1,600,000,000 and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii); provided that in each case (A) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries and (B) if such Indebtedness is secured, such Indebtedness is Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness;

(n)  (i) Indebtedness in respect of ~~netting services, overdraft protections and otherwise arising from treasury, depository, credit card, debit cards and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services~~Cash Management Services, in each case in the ordinary course of business and (ii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(o)  Indebtedness incurred in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created by the Borrower or any Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(p)  Indebtedness in respect of, or in respect of letters of credit, bank guarantees or similar instruments relating to, performance, bid, appeal and surety bonds, performance and completion guarantees and similar obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;

(q)  Indebtedness owed to current or former officers, directors or employees of the Borrower or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption of Equity Interests in the Borrower permitted by Section 6.4;

(r)  (i) Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees and (ii) obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent title insurance policies, in each case, incurred in the ordinary course of business;

(s)  Indebtedness in the form of indemnification obligations incurred in connection with any Acquisition or other Investment permitted by Section 6.6 (other than in reliance on Section 6.6(q)) or any Disposition permitted by Section 6.8;

(t)  Finance Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 6.9; provided that at the time of incurrence of such Indebtedness and after giving effect to such Sale/Leaseback Transaction on a Pro Forma Basis, the aggregate principal amount of Indebtedness then outstanding under this clause (t) shall not exceed the greater of (x) US$50,000,000 and (y) 0.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period;

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(u)  Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with ~~the Transactions, Acquisitions~~any Acquisition or any other Investment permitted hereunder;

(v)  Permitted Securitizations in an aggregate principal amount at any time outstanding not exceeding US$125,000,000;

(w)  Indebtedness of the Borrower and the Restricted Subsidiaries in respect of incentive, supplier finance or similar programs;

(x)  to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 6.1;

(y)  Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued hereunder; and

(z)  Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit.

6.2. Liens. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, incur or permit to exist any Lien on or with respect to any asset of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired or licensed, or assign or sell any income, profits or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(a)  Liens created under the Credit Documents (including Liens securing any Backstopped Letter of Credit);

(b)  Permitted Encumbrances;

(c)  any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the Restatement Effective Date and set forth on Schedule 6.2, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien, and (ii) such Lien shall secure only those obligations that it secures on the Restatement Effective Date and any ~~extensions, renewals and~~ refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount or upfront fees and any reasonable fees, premiums and expenses relating to such ~~extension, renewal or~~ refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.1(d) as Refinancing Indebtedness in respect thereof;

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(d)  Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness outstanding under Section 6.1(e) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(e)  any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto), other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), (iii) immediately after giving Pro Forma Effect to such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation) and the related transactions, together with all Indebtedness and Liens incurred or assumed in connection therewith, either (x) the Secured Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 3.93:1:00 or (y) the Secured Net Leverage Ratio determined as of the last day of the then most recently ended Test Period shall be no greater than the Secured Net Leverage Ratio determined as of such date but without giving Pro Forma Effect thereto, and (iv) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any ~~extensions, renewals and~~ refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount and any reasonable fees, premiums and expenses relating to such ~~extension, renewal or~~ refinancing);

(f)  Liens ~~on the Collateral~~ securing Permitted Incremental Equivalent Indebtedness and obligations relating thereto not constituting Indebtedness; provided that any Lien that is granted in reliance on this clause (f) on any Collateral shall satisfy the requirements set forth in the definition of Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness, as applicable under Section 6.1(j);

(g)  ~~Liens on the Collateral securing  Permitted Credit Agreement Refinancing Indebtedness and obligations relating thereto not constituting Indebtedness~~[reserved];

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(h)  Liens ~~on the Collateral~~ securing Permitted Senior Secured Indebtedness and obligations relating thereto not constituting Indebtedness; provided that any Lien that is granted in reliance on this clause (h) on any Collateral shall satisfy the requirements set forth in the definition of Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness, as applicable under Section 6.1(m);

(i)  in connection with any Disposition permitted under Section 6.8, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

(j)  in the case of (i) any Restricted Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any encumbrance, restriction or other Lien, including any put and call arrangements, related to the Equity Interests in such Restricted Subsidiary or such other Person set forth (A) in its Organizational Documents or any related joint venture, shareholders’ or similar agreement, in each case so long as such encumbrance or restriction is applicable to all holders of the same class of Equity Interests or is otherwise of the type that is customary for agreements of such type, or (B) in any agreement or document governing Indebtedness of such Person;

(k)  any Lien on assets of any CFC or CFC Holding Company; provided that (i) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any Restricted Subsidiary that is not a CFC or a CFC Holding Company and (ii) such Lien shall secure only Indebtedness or other obligations of any CFC or CFC Holding Company permitted hereunder;

(l)  (i) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder and (ii) Liens deemed to arising solely in connection with rights of dissenting equity holders pursuant to any requirement of applicable law in respect of any Acquisition or Investment permitted hereunder;

(m)  (i) nonexclusive outbound licenses of Intellectual Property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business that do not materially detract from the value of the affected asset or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary and (ii) any customary restriction on the transfer of licensed Intellectual Property and any customary provision in any agreement that restricts the assignment of such agreement or any Intellectual Property arising thereunder;

(n)  any Lien in favor of the Borrower or any Restricted Subsidiary (other than Liens on assets of any Credit Party in favor of a Restricted Subsidiary that is not a Credit Party);

(o)  (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Borrower and its Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(p)  receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien;

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(q)  Liens on fixed or capital assets subject to any Sale/Leaseback Transaction permitted under Section 6.9; provided that (i) such Liens secure only Indebtedness permitted by Section 6.1(t) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens;

(r)  Liens on Cash and Cash Equivalents securing obligations in respect of any Hedge Agreements or letters of credit permitted hereunder and entered into in the ordinary course of business; provided that at the time of incurrence of such Liens, the aggregate amount of Cash and Cash Equivalents subject to Liens permitted by this clause (r) shall not exceed the greater of (x) US$100,000,000 and (y) 1.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period;

(s)  Liens on accounts receivable and any related assets (including any deposit accounts into which collection on such account receivables or related assets are made) (and on any assets of, or Equity Interests in, any Receivables Subsidiary) existing or deemed to exist in connection with any Permitted Securitization permitted under Section ~~6.1(v); and~~6.1(v);

(t)  other Liens securing Indebtedness or other obligations; provided that at the time of the incurrence of such Liens and the related Indebtedness and other obligations and after giving Pro Forma Effect thereto and the related transactions, the aggregate outstanding principal amount of Indebtedness and other principal obligations secured by Liens permitted by this clause does not exceed the greater of (i) US$~~150,000,000~~250,000,000 and (ii) ~~1.4~~3.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period~~.~~; and

(u)  Liens on assets of Restricted Subsidiaries that are not Credit Parties securing permitted Indebtedness of such Restricted Subsidiaries.

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6.3. No Further Negative Pledges. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, whether now owned or hereafter acquired, to secure any Obligations; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by any Credit Document, (b) restrictions and conditions existing on the Restatement Effective Date identified on Schedule 6.3, and amendments, modifications, extensions and renewals thereof (including any such extension or renewal arising as a result of ~~an extension, renewal or~~a refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (c) in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions and conditions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or in any agreement or instrument relating to Indebtedness of such Person, provided, in each case, that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary or to the Equity Interests in such other Person (including any Unrestricted Subsidiary), as applicable, (d) restrictions and conditions imposed by any agreement or document governing secured Indebtedness permitted by Section 6.1(e) ~~or~~, 6.1(t) or 6.1(v) or governing Liens permitted by Section 6.2(l) ~~or~~, 6.2(o) or 6.2(s) or by clause (c), (d), (j), (q) ~~or~~, (r) or (t) of the definition of “Permitted Encumbrances”, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens, (e) restrictions and conditions imposed by agreements relating to Indebtedness permitted by Section 6.1(f), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (f) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (g) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (h) restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the sublease, sublicense or assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (i) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (j) customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (k) restrictions and conditions contained in any Permitted Senior Indebtedness Document as in effect on the Restatement Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (l) restrictions and conditions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions and conditions were not entered into in contemplation of such Person becoming a Restricted Subsidiary, provided that such restrictions and conditions apply only to such Restricted Subsidiary and its assets, and (m) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness of the Borrower or any Restricted Subsidiary permitted hereunder to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

6.4. Restricted Junior Payments. Neither the Borrower nor any Restricted Subsidiary will declare or pay or make, directly or indirectly, any Restricted Junior Payment, except that:

(a)  the Borrower and any Restricted Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional Equity Interests in such Person permitted hereunder;

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(b)  any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, and declare and make other Restricted Junior Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Borrower and the Restricted Subsidiaries);

(c)  the Borrower may pay dividends with respect to its common stock within 60 days after the declaration of such dividend; provided that at the date of such declaration, such payment would have complied with this Section 6.4 (it being understood that any dividends paid pursuant to this clause (c) shall be deemed, for purposes of determining availability under the applicable clause under this Section 6.4, to have been paid under such clause);

(d)  the Borrower may make payments in respect of, or repurchases of its Equity Interests deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;

(e)  the Borrower may make cash payments in lieu of the issuance of fractional shares representing Equity Interests in the Borrower in connection with the exercise of warrants, options or other Securities convertible into or exchangeable for common stock in the Borrower;

(f)  the Borrower may make Restricted Junior Payments in respect of its Equity Interests pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries; provided that the amount of any such Restricted Junior Payments, together with the aggregate amount of all other Restricted Junior Payments made in reliance on this clause (f) during the same Fiscal Year, shall not exceed the sum of (i) the greater of (x) US$50,000,000 and (y) 0.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period, plus (ii) any unutilized portion of such amount in any preceding Fiscal Year ended after the Restatement Effective Date;

(g)  so long as no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase common stock in the Borrower, provided that the aggregate amount of Restricted Junior Payments made in reliance on this clause (g) shall not exceed the quotient obtained by dividing (i) the aggregate principal amount, without duplication, of all prepayments of the Tranche B Term Loans (other than any prepayments pursuant to Section 2.14 or in connection with any refinancing of any Tranche B Term Loans (including on account of incurrence of any Permitted ~~Credit Agreement Refinancing~~Incremental Equivalent Indebtedness) with other Long-Term Indebtedness) by (ii) three (such repurchases, “Permitted Stock Repurchases”);

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(h)  to the extent constituting Restricted Junior Payments of the type referred to in clause (a) or (b) of the definition of such term, the Borrower and the Restricted Subsidiaries may consummate the transactions permitted by Section 6.6 (other than in reliance on Section 6.6(q)) and Section 6.8 (other than in reliance on Section 6.8(b)(i)(E) or 6.8(b)(xiv)) (it being understood that this clause (g) may be relied on to consummate any transaction that is technically subject to this Section 6.4 but is intended to be restricted primarily by any such other Section, but may not be relied on to consummate any transaction that is intended to be restricted primarily by this Section 6.4);

(i)  the Borrower and the Restricted Subsidiaries may make regularly scheduled principal payments, payments of interest (including any penalty interest, if applicable, and payments of accrued interest on the amount of principal paid) and payments of fees, expenses and indemnification obligations as and when due in respect of any Junior Indebtedness (including any “AHYDO catch-up payment” with respect to, and required by the terms of, any indebtedness of the Borrower or any Restricted Subsidiary), other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(j)  the Borrower and the Restricted Subsidiaries may refinance Junior Indebtedness with the proceeds of other Indebtedness to the extent permitted under Section 6.1;

(k)  the Borrower and the Restricted Subsidiaries may make payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);

(l)  so long as no ~~Default or~~ Event of Default shall have occurred and be continuing~~, (i)~~ or would result therefrom, the Borrower may declare and ~~pay dividends or other distributions with respect to its common stock~~make other Restricted Junior Payments, provided that the aggregate amount of such ~~dividends or distributions~~Restricted Junior Payments made in reliance on this clause (l~~)(i~~) during any Fiscal Year shall not exceed the sum of (A) the greater of (x) US$~~200,000,000~~500,000,000 and (y) ~~1.9~~5.8% of Consolidated Total Assets as of the last day of the then most recently ended Test Period ~~and~~, (B) any unutilized portion of such amount in any preceding Fiscal Year ended after the ~~Restatement~~Amendment No. 4 Effective Date~~,~~  and (~~ii) the Borrower may repurchase common stock in the Borrower, provided that the aggregate amount of Restricted Junior Payments made in reliance on this clause (l)(ii) during any Fiscal Year shall not exceed the sum of (A) the greater of (x) US$200,000,000 and (y) 1.9% of Consolidated Total Assets as of the last day of the then most recently ended Test Period and (B) any unutilized portion of such amount in any preceding~~C) any unutilized portions of any of the amounts under Section 6.4(l) of this Agreement as in effect immediately prior to the Amendment No. 4 Effective Date in any Fiscal Year ended after the Restatement Effective Date and prior to the Amendment No. 4 Effective Date;

(m)  the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom and (ii) the amount of any such Restricted Junior Payment shall not exceed the Available Basket Amount at the time such Restricted Junior Payment is made; and

(n)  the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 3.89:1.00.

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6.5. Restrictions on Subsidiary Distributions. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary, (b) to repay or prepay any Indebtedness owing by such Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (c) to make loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee the Obligations or (d) to transfer, lease or license any of its assets to the Borrower or any Restricted Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Credit Document, (ii) restrictions and conditions existing on the Restatement Effective Date identified on Schedule 6.5, and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of ~~an extension, renewal or~~a refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (iii) in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) in the case of restrictions and conditions referred to in clause (d) above, the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions and conditions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or, in the case of clause (B), in any agreement or instrument relating to Indebtedness of such Person, provided, in each case, that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary or to Equity Interests in such other Person (including any Unrestricted Subsidiary), as applicable, (iv) in the case of restrictions and conditions referred to clause in (d) above, restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.1(e) ~~or~~, 6.1(t) or 6.1(v) or governing Liens permitted by Section 6.2(l) ~~or~~, 6.2(o) or 6.2(s) or by clause (c), (d), (j), (q) ~~or~~, (r) or (t) of the definition of “Permitted Encumbrances”, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens, (v) restrictions and conditions imposed by any agreement or document governing Indebtedness permitted by Section 6.1(f), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (vi) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (vii) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (viii) in the case of restrictions and conditions referred to in clause (d) above, restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (ix) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (x) in the case of restrictions and conditions referred to in clause (d) above, customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (xi) restrictions and conditions contained in any Permitted Senior Indebtedness Document as in effect on the Restatement Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (xii) restrictions and conditions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions and conditions were not entered into in contemplation of such Person becoming a Restricted Subsidiary, provided that such restrictions and conditions apply only to such Restricted Subsidiary and its assets, and (xiii) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness of the Borrower or any Restricted Subsidiary permitted hereunder to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

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6.6. Investments. Neither the Borrower nor any Restricted Subsidiary will purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior thereto), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a)  Investments in Cash and Cash Equivalents and in assets that were Cash Equivalents when such Investment was made;

(b)  Investments existing (or that are made pursuant to legally binding written commitments existing) on the Restatement Effective Date and, in each case, set forth on Schedule 6.6, and any modification, replacement, renewal, reinvestment or extension of any such Investment so long as the amount of any Investment permitted pursuant to this clause (b) is not increased from the amount of such Investment on the Restatement Effective Date except pursuant to the terms of such Investment as of the Restatement Effective Date (as set forth on Schedule 6.6) or as otherwise permitted by (and made in reliance on) another clause this Section 6.6;

(c)  Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; provided that, in the case of any such Investment in Restricted Subsidiaries, such investees are Restricted Subsidiaries prior to such Investments (or such Equity Interests in a Restricted Subsidiary are held as the result of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary);

(d)  Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other monetary obligations of the Borrower or any other Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that a Restricted Subsidiary shall not Guarantee any Permitted Senior Indebtedness, any Permitted ~~Credit Agreement Refinancing Indebtedness, any Permitted~~ Incremental Equivalent Indebtedness or any Subordinated Indebtedness unless (i) such Restricted Subsidiary has Guaranteed the Obligations pursuant hereto and (ii) in the case of Subordinated Indebtedness, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of such Subordinated Indebtedness;

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(e)  (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (ii) deposits, prepayments, expenditure reimbursements and other credits to suppliers or licensors made in the ordinary course of business;

(f)  Investments made as a result of the receipt of noncash consideration from any Disposition in compliance with Section 6.8 (other than in reliance on Section 6.8(b)(xiv));

(g)  Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Junior Payment in the form of Equity Interests, evidences of Indebtedness or other Securities (but not any additions thereto made after the date of the receipt thereof);

(h)  Investments in the form of Hedge Agreements permitted under Section 6.12;

(i)  payroll, travel and similar advances to directors, officers and employees of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(j)  loans or advances to directors, officers and employees (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) of the Borrower or any Restricted Subsidiary (i) in connection with such Person’s purchase of Equity Interests in the Borrower, provided that no Cash or Cash Equivalents is actually advanced pursuant to this clause (i) other than to pay Taxes due in connection with such purchase unless such Cash or Cash Equivalents are promptly repaid or contributed to the Borrower in Cash as common equity, and (ii) for other purposes, provided that, in the case of any such Investment made in reliance on this clause (ii), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (ii), measured at the time such Investment is made, to exceed the greater of (x) US$25,000,000 and (y) 0.2% of Consolidated Total Assets as of the last day of the then most recently ended Test Period;

(k)  Permitted Acquisitions, provided that after giving Pro Forma Effect to such Acquisition and the related transactions, the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 5.64:1.00;

(l)  Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

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(m)  Guarantees of obligations of the Borrower or any Restricted Subsidiary in respect of leases or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(n)  (i) Investments held by a Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, provided that such Investments exist at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) and (ii) any modification, replacement, renewal, reinvestment or extension of any Investment referred to in clause (i) above so long as the amount of such Investment is not increased from the amount thereof at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) except pursuant to the terms of such Investment as in effect at such time or as otherwise permitted by (and made in reliance on) another clause this Section 6.6;

(o)  Investments held by any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of the term “Unrestricted Subsidiary”, provided that such Investments have not been made in contemplation of or in connection with such redesignation;

(p)  any other Acquisition or other Investment to the extent consideration therefor is made solely with Equity Interests (other than Disqualified Equity Interests) in the Borrower;

(q)  Investments (i) deemed to exist as a result of Liens permitted by Section 6.2, (ii) consisting of the incurrence or assumption of Indebtedness in accordance with Section 6.1 (other than in reliance on Section 6.1(b) or 6.1(c)) and (iii) consisting of the acquisition of assets resulting from the consummation of a merger, consolidation, dissolution or liquidation in accordance with Section 6.8(a) (it being understood that this clause (q) may be relied on to consummate any transaction that is technically subject to this Section 6.6 but is intended to be restricted primarily by any such other Section, but may not be relied on to consummate any transaction that is intended to be restricted primarily by this Section 6.6);

(r)  any other Acquisition or other Investments, provided that (i) the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not exceed the Available Basket Amount at the time such Acquisition or other Investment is consummated and (ii) at the time such Acquisition or other Investment is consummated, no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom;

(s)  Investments in any Escrow Subsidiary in an amount not to exceed the amount of Escrow Funds referred to in clause (b) of the definition thereof with respect to Escrow Indebtedness of such Escrow Subsidiary;

(t)  Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, solely as a part of a Permitted Securitization permitted under Section 6.1(v);

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(u)  any other Acquisition or other Investment, provided that the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not cause the aggregate amount of all Acquisition Consideration paid in connection with all Acquisitions made, together with the aggregate amount of all Investments outstanding, in each case in reliance on this clause (u), measured at the time such Acquisition or other Investment is consummated, to exceed the greater of (i) US$~~275,000,000~~600,000,000 and (ii) ~~2.6~~7.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period;

(v)  any other Acquisition or other Investment, provided that (i) no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof and to the related transaction on a Pro Forma Basis, the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 4.14:1.00;

(w)  Investments made in any joint venture as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture;

(x)  Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons in each case in the ordinary course of business;

(y)  to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchase of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business; and

(z)  the CMC Acquisition.

Notwithstanding anything to the contrary in this Section 6.6, neither the Borrower nor any Restricted Subsidiary shall make any Investment that results in or facilitates in any manner any Restricted Junior Payment not permitted under Section 6.4.

6.7. Financial Covenant. Commencing with the Fiscal Quarter ending on December 31, 2022, on the last day of any Test Period on which the Revolving Facility Test Condition is satisfied, the Borrower shall not permit the First Lien Net Leverage Ratio to exceed 5.20:1.00.

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6.8. Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries. (a)  Neither the Borrower nor any Restricted Subsidiary will merge or consolidate with or into any other Person, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), and neither the Borrower nor any Restricted Subsidiary shall Dispose (whether in one transaction or in a series of transactions) of assets that represent all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, except that:

(i)  any Person may merge with or into the Borrower in a transaction in which (A) the Borrower is the surviving corporation~~;~~ or (B) if the Person formed by or surviving any such merger is not the Borrower (and such Person, the “Successor Borrower”), (w) the Successor Borrower shall be an entity organized under the laws of the United States, any State thereof or the District of Columbia, (x) the Successor Borrower shall expressly assume all obligations of the Borrower under this Agreement and the other Credit Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, (y) the Administrative Agent shall have received, at least three Business Days prior to such merger, (A) all documentation and other information relating to such Successor Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (B) if such Successor Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Successor Borrower, in each case of clauses (A) and (B), that has been reasonably requested of such Successor Borrower by any Lender in writing at least seven Business Days in advance of such merger and (z) each Guarantor Subsidiary, unless it is the other party to such merger, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Credit Documents; it being understood and agreed that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Credit Documents;

(ii)  any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary;

(iii)  any Restricted Subsidiary may merge or consolidate with or into any Person (other than the Borrower) in a transaction permitted under Section 6.8(b) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, provided that such transaction shall not result in the Borrower and the Restricted Subsidiaries Disposing (whether in one transaction or in a series of transactions) of assets that represent all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis;

(iv)  any Restricted Subsidiary may liquidate or dissolve or may change its legal form, in each case if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is a Guarantor Subsidiary, such Restricted Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to the Borrower or another Restricted Subsidiary that is a Guarantor Subsidiary and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor Subsidiary will remain a Guarantor Subsidiary unless such Restricted Subsidiary is otherwise permitted to cease being a Guarantor Subsidiary hereunder); and

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(v)  the Borrower and the Restricted Subsidiaries may consummate the CMC Acquisition.

provided that, in the case of clauses (i), (ii) and (iii) above, any such merger or consolidation shall not be permitted unless it, and each Investment resulting therefrom, is also permitted under Section 6.6 (other than in reliance on Section 6.6(q)(iii)).

(b)  Neither the Borrower nor any Restricted Subsidiary will Dispose of, or exclusively license, any asset, including any Equity Interest, owned by it, except:

(i)  Dispositions of (A) inventory and goods held for sale in the ordinary course of business, (B) used, obsolete, worn out or surplus equipment, (C) items of property no longer used or useful (or no longer economically practical to maintain) in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or be abandoned), (D) leasehold improvements to landlords pursuant to the terms of leases in respect of Leasehold Property and (E) Cash and Cash Equivalents;

(ii)  Dispositions and exclusive licenses to the Borrower or any Restricted Subsidiary;

(iii)  Dispositions of (A) accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction and (B) trade receivables (and related assets) as part of a Permitted Securitization permitted under Section 6.1(v);

(iv)  Dispositions of assets in any Insurance/Condemnation Event;

(v)  leases, subleases and licenses entered into by the Borrower or any Restricted Subsidiary as a lessor, sublessor or licensor in the ordinary course of business, provided that such leases, subleases or licenses do not adversely affect in any material respect the value of the properties subject thereto (including the value thereof as Collateral) or interfere in any material respect with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(vi)  Dispositions of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(vii)  Sale/Leaseback Transactions permitted by Section 6.9;

(viii)  the unwinding of Hedge Agreements in accordance with the terms thereof;

(ix)  Dispositions of Investments (including Equity Interests) in, and issuances of Equity Interests by, any joint venture or non-wholly owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between the parties to such joint venture or equityholders of such non-wholly owned Restricted Subsidiary set forth in, the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or non-wholly-owned Restricted Subsidiary;

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(x)  Dispositions of Equity Interests in, or Indebtedness or other Securities of, any Unrestricted Subsidiary, provided that all Dispositions made in reliance on this clause (x) shall be made for fair market value;

(xi)  other Dispositions of assets; provided that (A) all Dispositions made in reliance on this clause (xi) shall be made for fair market value, (B) in the case of any Disposition (or a series of related Dispositions) for consideration in excess of US$10,000,000 in value, the Borrower or such Restricted Subsidiary shall receive at least 75% of the consideration for such transaction in Cash (provided further that for the purposes of this clause (B), the following shall be deemed to be Cash: (x) the assumption by the transferee of Indebtedness or other liabilities (contingent or otherwise) of the Borrower or any Restricted Subsidiary (other than any Junior Indebtedness) for which the Borrower or such Restricted Subsidiary shall have been validly released in writing from all liability on such Indebtedness or other liability in connection with such Disposition, (y) Securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received in such conversion) within 180 days following the closing of the applicable Disposition and (z) aggregate non-Cash consideration received by the Borrower and the Restricted Subsidiaries for all Dispositions consummated in reliance on this clause (net of any non-Cash consideration converted into Cash and Cash Equivalents) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not in excess of US$50,000,000, (C) the Net Proceeds thereof shall be applied as, and to the extent, required by Section 2.14, and (D) before and after giving effect to any such Disposition, no Event of Default shall have occurred and be continuing;

(xii)  Dispositions of non-core assets acquired in connection with Permitted Acquisitions or other Investments either (x) pursuant to agreements executed in connection with such Permitted Acquisition or Investment or (y) for fair market value, in each case, (I) that are consummated within one year after such Permitted Acquisition or Investment or (II) that are consummated pursuant to definitive agreements entered into by the Borrower or a Restricted Subsidiary within one year after such Permitted Acquisition or Investment;

(xiii)  any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, as reasonably determined by the Borrower;

(xiv)  Investments permitted by Section 6.6 (other than in reliance on Section 6.6(f)), Liens permitted by Section 6.2 and Restricted Junior Payments permitted by Section 6.4 (other than in reliance on Section 6.4(h)); ~~and~~

(xv)  Dispositions made pursuant to the CMC Acquisition Agreement or any acquisition agreement entered into in connection with any other Acquisition permitted hereunder, in each case to the extent required by law~~.~~; and

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(xvi)  other Dispositions involving assets with a fair market value of not more than, in an aggregate amount in any Fiscal Year, the greater of US$75,000,000 and 0.8% of Consolidated Total Assets as of the last day of the then most recently ended Test Period.

(c)  The Borrower will not permit any Person other than the Borrower, or one or more of its Restricted Subsidiaries that is not a CFC or a CFC Holding Company, to own any Equity Interests in any Restricted Subsidiary that is a Domestic Subsidiary and is not a CFC Holding Company; provided that (i) any CFC Holding Company may own Equity Interests in any other CFC Holding Company, (ii) the foregoing shall not apply with respect to any Domestic Subsidiary the Equity Interests of which are owned by a CFC or a CFC Holding Company as of the Restatement Effective Date or, in the case of any Domestic Subsidiary that becomes a Subsidiary after the Restatement Effective Date, as of the date such Domestic Subsidiary became a Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary and is not a CFC Holding Company may issue its Equity Interests to any Restricted Subsidiary that is a CFC or a CFC Holding Company as part of a tax planning reorganization (provided that substantially concurrently therewith such Equity Interests are transferred by such recipient Restricted Subsidiary to the Borrower or a Restricted Subsidiary that is not a CFC or a CFC Holding Company) and (iv) the foregoing shall not restrict the transfer, ownership or issuance of the Equity Interests of any Restricted Subsidiary that is a Domestic Subsidiary to any Restricted Subsidiary that is a CFC or a CFC Holding Company if such transfer, ownership or issuance is for a bona fide business purpose (including, without limitation, as part of a tax planning reorganization) and so long as neither the value of the Obligations Guarantee, taken as a whole, is materially reduced, nor the security interest of the Collateral Agent in the Collateral, taken as a whole, is materially impaired (it being agreed that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent, together with a summary description of the applicable transfer, ownership or issuance, stating that the Borrower has determined in good faith that the requirements of this clause (iv) with respect thereto have been satisfied shall be conclusive evidence thereof unless the Administrative Agent notifies the Borrower in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

6.9. Sales and Leasebacks. Neither the Borrower nor any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) any Finance Lease Obligations arising in connection therewith are permitted under Section 6.1(t), (b) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Finance Lease Obligations) are permitted under Section 6.2(q) and (c) after giving effect to such Sale/Leaseback Transaction, the aggregate fair market value of all property Disposed of in the Sale/Leaseback Transactions consummated after the Restatement Effective Date shall not be in excess of the greater of (x) US$50,000,000 and (y) 0.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period.

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6.10. Transactions with Affiliates. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or such Restricted Subsidiary on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that the foregoing restriction shall not apply to (a) transactions between or among the Credit Parties or their Restricted Subsidiaries or any other Person that becomes a Restricted Subsidiary as a result of such transaction, not involving any other Affiliate, (b) ~~the Transactions, including the payment of fees and expenses in connection with the consummation of the Transactions, (c)~~ any Restricted Junior Payment permitted under Section 6.4, (~~d~~c) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests) and receipt by the Borrower of capital contributions, (~~e~~d) employment, compensation, bonus, incentive, retention and severance arrangements and health, disability and similar insurance or benefit plans or other benefit arrangements between the Borrower or any of the Restricted Subsidiaries and their respective future, current or former officers, directors and employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, current or former officers, directors and employees and stock option or incentive plans and other compensation arrangements) in the ordinary course of business, (~~f~~e) payment of customary fees and indemnities to and reimbursement of out-of-pocket costs and expenses of any future, current or former officers, directors and employees of the Borrower and the Restricted Subsidiaries entered into in the ordinary course of business, (~~g~~f) any Investments permitted by Section 6.6, (~~h~~g) the transactions set forth on Schedule 6.10 or any amendment thereto or replacement thereof to the extent such amendment or replacement could not reasonably be expected to be adverse in any material respect to the Lenders, taken as a whole and in their capacities as such (it being agreed that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment or replacement, stating that the Borrower has determined in good faith that such amendment or replacement is not adverse in any material respect to the Lenders, taken as a whole and in their capacities as such, shall be conclusive evidence thereof unless the Administrative Agent notifies the Borrower in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (~~i~~h) transactions with a Receivables Subsidiary in connection with a Permitted Securitization permitted under Section 6.1(v).

6.11. Conduct of Business. Neither the Borrower nor any Restricted Subsidiary will engage to any material extent in any business substantially different from the types of businesses conducted by the Borrower and the Restricted Subsidiaries on the Restatement Effective Date and businesses reasonably related, complementary, synergistic or ancillary thereto or representing a reasonable extension thereof.

6.12. Hedge Agreements. Neither the Borrower nor any Restricted Subsidiary will enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or potential exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Restricted Subsidiary), (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (c) any accelerated share repurchase contract, prepaid forward purchase contract or similar contract with respect to the purchase by the Borrower of its Equity Interests, which purchase is permitted by Section 6.4.

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6.13. Amendments or Waivers of Organizational Documents and Certain Agreements. Neither the Borrower nor any Restricted Subsidiary will agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (a) any agreement or instrument governing or evidencing any Junior Indebtedness that is Material Indebtedness or (b) its Organizational Documents, in each case, to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders, taken as a whole and in their capacities as such (it being agreed that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment, restatement, supplement or modification, stating that the Borrower has determined in good faith that such amendment, restatement, supplement or other modification is not adverse in any material respect to the Lenders, taken as a whole and in their capacities as such, shall be conclusive evidence thereof unless the Administrative Agent notifies the Borrower in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided that it is understood and agreed that (i) the Borrower and/or any Restricted ~~Agreement~~Subsidiary may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.8(a) and (ii) any Junior Indebtedness may be modified to permit any ~~extension or~~ refinancing thereof to the extent otherwise permitted by this Agreement or in a manner that would be permitted if such Junior Indebtedness were being refinanced as otherwise permitted by this Agreement.

6.14. Fiscal Year. Neither the Borrower nor any Restricted Subsidiary will change its Fiscal Year to end on a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to end on any other date reasonably acceptable to the Administrative Agent (and the Fiscal Year of each Restricted Subsidiary may be changed to align with such date), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments or other modifications to this Agreement and the other Credit Documents that are necessary, in the reasonable judgment of the Administrative Agent and the Borrower, to reflect such change in Fiscal Year.

SECTION 7. GUARANTEE

7.1. Guarantee of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Obligations when and as the same shall become due. In furtherance of the foregoing, the Guarantors hereby jointly and severally agree that upon the failure of the Borrower or any other Person to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of, or stay imposed under, any other Debtor Relief Law), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of all Obligations then due as aforesaid.

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7.2. Indemnity by the Borrower; Contribution by the Guarantors. (a)  In addition to all such rights of indemnity and subrogation as any Guarantor Subsidiary may have under applicable law (but subject to Section 7.5), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor Subsidiary under its Obligations Guarantee, the Borrower shall indemnify such Guarantor Subsidiary for the full amount of such payment and such Guarantor Subsidiary shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any Collateral provided by any Guarantor Subsidiary shall be sold pursuant to any Collateral Document to satisfy in whole or in part any Obligations, the Borrower shall indemnify such Guarantor Subsidiary in an amount equal to the fair market value of the assets so sold.

(b)  The Guarantor Subsidiaries desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Section 7 and under the Collateral Documents. Accordingly, in the event any payment or distribution is made on any date by a Guarantor Subsidiary under its Obligations Guarantee such that its Aggregate Payments exceed its Fair Share as of such date (such Guarantor Subsidiary being referred to as a “Claiming Guarantor”) and the Borrower does not indemnify such Claiming Guarantor in accordance with Section 7.2(a), such Claiming Guarantor shall be entitled to a contribution from each other Guarantor Subsidiary in an amount sufficient to cause each Guarantor Subsidiary’s Aggregate Payments to equal its Fair Share as of such date (and for all purposes of this Section 7.2(b), any sale or other dispositions of Collateral of a Guarantor Subsidiary pursuant to an exercise of remedies under any Collateral Document shall be deemed to be a payment by such Guarantor Subsidiary under its Obligations Guarantee in an amount equal to the fair market value of such Collateral, less any amount of the proceeds of such sale or other dispositions returned to such Guarantor Subsidiary). “Fair Share” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (i) the ratio of (A) the Fair Share Contribution Amount with respect to such Guarantor Subsidiary to (B) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantor Subsidiaries multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Claiming Guarantors under their Obligations Guarantees. “Fair Share Contribution Amount” means, with respect to any Guarantor Subsidiary as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor Subsidiary under its Obligations Guarantee that would not render its obligations thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor Subsidiary for purposes of this Section 7.2(b), any assets or liabilities of such Guarantor Subsidiary arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution under this Section 7 shall not be considered as assets or liabilities of such Guarantor Subsidiary. “Aggregate Payments” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor Subsidiary in respect of its Obligations Guarantee (including any payments and distributions made under this Section 7.2(b)), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor Subsidiary from the Borrower pursuant to Section 7.2(a) or the other Guarantor Subsidiaries pursuant to this Section 7.2(b). The amounts payable under this Section 7.2(b) shall be determined as of the date on which the related payment or distribution is made by the applicable Claiming Guarantor. The allocation among Guarantor Subsidiaries of their obligations as set forth in this Section 7.2(b) shall not be construed in any way to limit the liability of any Guarantor Subsidiary hereunder or under any Collateral Document.

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7.3. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations under this Section 7 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)  its Obligations Guarantee is a guarantee of payment when due and not of collectability and is a primary obligation of such Guarantor and not merely a contract of surety;

(b)  the Administrative Agent may enforce its Obligations Guarantee upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)  the obligations of each Guarantor hereunder are independent of the obligations of the Borrower or of any other guarantor (including any other Guarantor) of the Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any other Guarantor or any other Person and whether or not the Borrower, any other Guarantor or any other Person is joined in any such action or actions;

(d)  payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations that has not been paid (and, without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Obligations);

(e)  any Secured Party may, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of the Obligations Guarantees or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability under this Section 7, at any time and from time to time (i) renew, extend, accelerate, increase the rate of interest on or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto, and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guarantees of the Obligations and take and hold security for the payment of the Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guarantees of the Obligations or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or with the applicable Specified Hedge Agreement or Specified Cash Management Services Agreement and any applicable security agreement, including foreclosure on any such security or exercise of a power of sale pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Obligations, and (vi) exercise any other rights available to it under the Credit Documents or any Specified Hedge Agreements or Specified Cash Management Services Agreements; and

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(f)  the Obligations Guarantees and the obligations of the Guarantors thereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them (in any case other than payment in full in Cash of the Obligations or release of a Guarantor Subsidiary’s Obligations Guarantee in accordance with Section 9.8(d)(ii)): (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Specified Hedge Agreements or Specified Cash Management Services Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the Obligations, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Credit Document, any Specified Hedge Agreement or any Specified Cash Management Services Agreement or any agreement or instrument executed pursuant thereto, or of any other guarantee or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Specified Hedge Agreement or such Specified Cash Management Services Agreement or any agreement relating to such other guarantee or security, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Specified Hedge Agreement or Specified Cash Management Services Agreement under which any Obligations arose or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of obligations other than the Obligations, even though any Secured Party could have elected to apply such payment to all or any part of the Obligations, (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any Subsidiary and to any corresponding restructuring of the Obligations, (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Obligations, (vii) any defenses, set-offs or counterclaims that the Borrower or any other Person may allege or assert against any Secured Party in respect of the Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

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7.4. Waivers by the Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor in respect of its obligations under this Section 7, (i) to proceed against the Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) to proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) to proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Credit Party or any other Person or (iv) to pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full in Cash of the Obligations; (c) any defense based upon any law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations; (e) (1) any principles or provisions of any law that are or might be in conflict with the terms hereof or any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Credit Documents or any Specified Hedge Agreement or any Specified Cash Management Services Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or any other Credit Party and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.5. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been indefeasibly paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with its Obligations Guarantee or the performance by such Guarantor of its obligations thereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnity that such Guarantor now has or may hereafter have against the Borrower with respect to the Obligations, including any such right of indemnity under Section 7.2(a), (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of any Secured Party. In addition, until the Obligations shall have been indefeasibly paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations, including any such right of contribution under Section 7.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnity and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnity such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any other Guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower or any other Credit Party, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnity or contribution rights at any time when all Obligations shall not have been indefeasibly paid in full in Cash, all Commitments not having terminated and all Letters of Credit not having expired or been terminated, such amount shall be held in trust for the Administrative Agent, for the benefit of the Secured Parties, and shall forthwith be paid over to the Administrative Agent, for the benefit of Secured Parties, to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

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7.6. Continuing Guarantee. The Obligations Guarantee is a continuing guarantee and shall remain in effect (except, in the case of a Guarantor Subsidiary, if such Guarantor Subsidiary’s Obligations Guarantee shall have been released in accordance with Section 9.8(d)(ii)) until all of the Obligations (excluding contingent obligations as to which no claim has been made) shall have been paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated. Each Guarantor hereby irrevocably waives any right to revoke its Obligations Guarantee as to future transactions giving rise to any Obligations.

7.7. Authority of the Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or any Related Party acting or purporting to act on behalf of any such Person.

7.8. Financial Condition of the Credit Parties. Any Credit Extension may be made or continued from time to time, and any Obligations arising under Specified Hedge Agreements or Specified Cash Management Services Agreements may be incurred from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any Subsidiary at the time of any such grant or continuation or at the time such other Obligations are incurred, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any Subsidiary. Each Guarantor has adequate means to obtain information from the Borrower and its Subsidiaries on a continuing basis concerning the financial condition of the Borrower and its Subsidiaries and their ability to perform the Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and its Subsidiaries and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary now or hereafter known by any Secured Party.

7.9. Bankruptcy, Etc. (a)  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement or similar proceeding of the Borrower or any other Guarantor or by any defense that the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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(b)  Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations that accrues after the commencement of any case or proceeding referred to in Section 7.9(a) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations that are guaranteed by the Guarantors pursuant to this Section 7 should be determined without regard to any rule of law or order that may relieve the Borrower or any Subsidiary of any portion of any Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay to the Administrative Agent, for the benefit of the Secured Parties, or allow the claim of any Secured Party or of the Administrative Agent, for the benefit of the Secured Parties, in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)  In the event that all or any portion of the Obligations are paid by the Borrower or any Subsidiary, the obligations of the Guarantors under this Section 7 shall continue and remain in full force and effect or be reinstated, as the case may be (notwithstanding any prior release of any Obligations Guarantee), in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or conveyance or transfer at undervalue or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

7.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Guarantor to honor all of such Guarantor’s obligations under this Obligations Guarantee or any other Credit Document in respect of Swap Obligations, provided that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 7.10, or otherwise under this Obligations Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent transfer or conveyance, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 7.10 shall remain in full force and effect until the Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a)  Failure to Make Payments When Due. Failure by the Borrower (i) to pay, when due, any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) to pay, when due, any amount payable to the applicable Issuing Bank in reimbursement of any drawing under any Letter of Credit or to deposit, when due, any Cash Collateral required pursuant to Section 2.14(e) or 2.22 or (iii) to pay, within five Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder;

(b)  Default in Other Agreements. (i) Failure by the Borrower or any Restricted Subsidiary, after the expiration of any applicable grace period, to make any payment that shall have become due and payable (whether of principal, interest or otherwise) in respect of any Material Indebtedness, or (ii) any condition or event shall occur that results in any Material Indebtedness becoming due, or being required to be prepaid, repurchased, redeemed or defeased, prior to its ~~stated~~scheduled final maturity or, in the case of any Hedge Agreement, being terminated, or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedge Agreement, the applicable counterparty, or in the case of any Permitted Securitization, the applicable purchasers or lenders thereunder, with or without the giving of notice but only after the expiration of any applicable grace period, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity or, in the case of any Hedge Agreement, to cause the termination thereof; provided that, notwithstanding the foregoing, this clause (b) shall not apply to (A) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted under Section 6.1, (C) any Indebtedness becoming due as a result of a voluntary (or, in the case of customary “asset sale sweeps”, “casualty/condemnation sweeps” or “excess cash flow sweeps”, mandatory) prepayment, repurchase, redemption or defeasance thereof permitted hereunder, (D) any customary debt, equity and asset sale proceeds prepayment requirements contained in any bridge or other interim credit facility (including, for the avoidance of doubt, any requirement causing such Indebtedness ~~becoming~~to become due or ~~being~~be required to be prepaid, repurchased, redeemed or defeased~~,~~  prior to its stated maturity~~, in each case,~~ as a result of a Special Mandatory Redemption Repayment), (E) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased, redeemed or defeased (or offered to be repaid, repurchased, redeemed or defeased) as required by the terms thereof in connection with the acquisition of such Person, (F) any prepayment, repurchase, redemption or defeasance of any Indebtedness incurred to finance an Acquisition if such Acquisition is not consummated (including as a result of a Special Mandatory Redemption/~~Prepayment~~Repayment) or (~~E~~G) any termination events pursuant to the terms of any Hedge Agreement that are not the result of any default thereunder by the Borrower or any Restricted Subsidiary; provided further that, notwithstanding the foregoing, in the case of any breach or default with respect to any financial maintenance covenant under any Customary Term A Loans or any revolving Indebtedness, such breach or default shall not constitute a Default or an Event of Default under this Section 8.1(b) with respect to any Term B Loans or any Term B Lenders unless and until (I) such breach or default shall have resulted in the holder or holders of such Indebtedness, or any trustee or agent on its or their behalf, demanding repayment thereof or otherwise accelerating such Indebtedness (and terminating the commitments thereunder) or (II) the Revolving Loans shall have been declared to be due and payable~~,~~  and the Revolving Commitments shall have been terminated as a result of such breach or default, in each case, as set forth below in this Section 8;

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(c)  Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, 5.1(f)(i), 5.2 (with respect to the existence of the Borrower only) or 6; provided that, notwithstanding the foregoing, any breach of the Financial Covenant will not constitute a Default or an Event of Default under this Section 8.1(c) with respect to any Term B Loans or any Term B Lenders until and unless the Revolving Loans shall have been declared to be due and payable~~,~~  and the Revolving Commitments shall have been terminated, in each case, as set forth below in this Section 8;

(d)  Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by or on behalf of any Credit Party in any Credit Document or in any certificate or similar document (including the Collateral Questionnaire or any Supplemental Collateral Questionnaire) at any time provided in writing by or on behalf of any Credit Party pursuant to or in connection with any Credit Document shall be incorrect in any material respect as of the date made or deemed made;

(e)  Other Defaults under Credit Documents. Failure of any Credit Party to perform or comply with any term or condition contained herein or in any other Credit Document, other than any such term or condition referred to in any other clause of this Section 8.1, and such failure shall not have been remedied within 30 days after receipt by the Borrower of notice from the Administrative Agent of such failure;

(f)  Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any Restricted Subsidiary that is a Material Subsidiary in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against the Borrower or any Restricted Subsidiary that is a Material Subsidiary under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the involuntary appointment of an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against all or a substantial part of the property of the Borrower or any Restricted Subsidiary that is a Material Subsidiary, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed or discharged;

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(g)  Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any Restricted Subsidiary that is a Material Subsidiary shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or shall consent to the appointment of or taking possession by an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property (other than any liquidation permitted by Section 6.8(a)(iv)); or the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall make any assignment for the benefit of creditors; or the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower or any Restricted Subsidiary that is a Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g) or in Section 8.1(f);

(h)  Judgments and Attachments. One or more judgments for the payment of money in an aggregate amount of US$125,000,000 or more (other than any such judgment covered by insurance (other than under a self-insurance program) provided by a financially sound insurer to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Restricted Subsidiary that is a Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(i)  ERISA Events. There shall occur one or more ERISA Events that individually or in the aggregate have resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

(j)  Change of Control. A Change of Control shall occur; or

(k)  Obligations Guarantees, Collateral Documents and other Credit Documents. Any Obligations Guarantee (other than any Obligations Guarantee by any Restricted Subsidiary that is not a Material Subsidiary) for any reason shall cease to be, or shall be asserted by any Credit Party not to be, in full force and effect (other than in accordance with its terms), or shall be declared to be null and void; any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and (to the extent required by the Credit Documents) perfected Lien on any material Collateral, with the priority required by the Credit Documents, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Credit Documents, (ii) the release thereof as provided in Section 9.8(d) or (iii) the Collateral Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument physically delivered to it under the Collateral Documents or, in the case of Collateral consisting of real property, to the extent covered by the title insurance policy applicable to such real property required pursuant to the Collateral and Guarantee Requirement to the extent the insurer has not denied coverage under such title insurance policy; or this Agreement or any Collateral Document shall cease to be in full force and effect (other than in accordance with its terms), or shall be declared null and void, or any Credit Party shall contest the validity or enforceability of any Credit Document or deny that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

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THEN, (i) (A) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (B) upon (x) the occurrence and during the continuance of any other Event of Default (other than, prior to the occurrence of the Financial Covenant Cross Acceleration, an Event of Default arising from a breach or default referred to in the final proviso to Section 8.1(b) or an Event of Default under Section 8.1(c) with respect to the Financial Covenant) and (y) notice to the Borrower by the Administrative Agent provided at the request of (or with the consent of) the Requisite Lenders, (1) the Commitments and the obligation of each Issuing Bank to issue, amend, extend or renew any Letter of Credit, and of each Swingline Lender to make any Swingline Loan, shall immediately terminate, (2) the unpaid principal amount of and accrued interest on the Loans and all other Obligations (other than the Specified Hedge Obligations and the Specified Cash Management Services Obligations) shall immediately become due and payable, and the Borrower shall immediately be required to deposit Cash Collateral in respect of Letter of Credit Usage in accordance with Section 2.4(h), in each case without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by each Credit Party, and (3) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens created pursuant to the Collateral Documents; and (ii) in the case of an Event of Default arising from a breach or default referred to in the final proviso to Section 8.1(b) or an Event of Default under Section 8.1(c) with respect to the Financial Covenant, (A) upon the occurrence and during the continuance of such Event of Default and (B) notice to the Borrower by the Administrative Agent provided at the request of (or with the consent of) the Majority in Interest of the Revolving Lenders, (1) the Revolving Commitments and the obligation of each Issuing Bank to issue, amend, extend or renew any Letter of Credit, and of each Swingline Lender to make Swingline Loans, shall immediately terminate, (2) the unpaid principal amount of and accrued interest on the Revolving Loans and Swingline Loans and all other Obligations owing to the Revolving Lenders, the Issuing Banks or the Swingline Lenders in their capacity as such (other than, for the avoidance of doubt, the Specified Hedge Obligations and the Specified Cash Management Services Obligations) shall immediately become due and payable, and the Borrower shall immediately be required to deposit Cash Collateral in respect of Letter of Credit Usage in accordance with Section 2.4(h), in each case without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by each Credit Party, and (3) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens created pursuant to the Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. Morgan Stanley is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents, and each Lender and Issuing Bank hereby authorizes Morgan Stanley to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and of the other Credit Documents. Each such Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this Section 9, other than Sections 9.7 and 9.8(d), are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and no Credit Party shall have any rights as a third party beneficiary of any such provisions. In performing its functions and duties hereunder, no Agent assumes, and shall not be deemed to have assumed, any obligation towards or relationship of agency or trust with or for the Borrower or any Subsidiary.

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9.2. Powers and Duties. Each Lender and Issuing Bank irrevocably authorizes each Agent to take such actions and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender, any Issuing Bank or any other Person (regardless of whether or not a Default or an Event of Default has occurred), it being understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Credit Document with reference to any Agent is not intended to connote any fiduciary or other implied obligations arising under any agency doctrine of any applicable law, and that such term is used as a matter of market custom; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing, no Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

9.3. General Immunity. (a)  No Responsibility for Certain Matters. No Agent shall be responsible to any Lender or Issuing Bank for (i) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Credit Document; (ii) the creation, perfection, maintenance, preservation, continuation or priority of any Lien or security interest created, purported to be created or required under any Credit Document; (iii) the value or the sufficiency of any Collateral; (iv) the satisfaction of any condition set forth in Section 3 or elsewhere ~~herein or in the Restatement Agreement~~in any Credit Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent; (v) the failure of any Credit Party, Lender, Issuing Bank or other Agent to perform its obligations hereunder or under any other Credit Document; or (vi) any representations, warranties, recitals or statements made herein or therein or in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or the Issuing Banks or by or on behalf of any Credit Party to any Agent, any Lender or any Issuing Bank in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default (nor shall any Agent be deemed to have knowledge of the existence or possible existence of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by the Borrower or any Lender) or to make any disclosures with respect to the foregoing. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender, any Issuing Bank or any other Secured Party as a result of, confirmations of the amount of outstanding Loans, the Letter of Credit Usage or the component amounts thereof, the calculation of the Effective Yield with respect to any Indebtedness, any exchange rate determination or currency conversion, the terms and conditions of any Permitted Intercreditor Agreement, any amendment, supplement or other modification thereof, or the calculation of the outstanding amount of Specified Hedge Obligations or Specified Cash Management Services Obligations. Notwithstanding anything herein to the contrary, no Agent shall (i) have any responsibility or liability for, or be required to ascertain, inquire, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions or Net Short Lenders, (ii) be required to ascertain, inquire or monitor whether a Lender, participant or prospective Lender or participant is a Disqualified Institution or Net Short Lender or (iii) have any liability arising out of any assignment or participation of Loans or disclosure of Confidential Information to any Disqualified Institution or Net Short Lender.

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(b)  Exculpatory Provisions.

(i)  None of any Agent or any of its Related Parties shall be liable to the Lenders or the Issuing Banks for any action taken or omitted by such Agent under or in connection with any of the Credit Documents, including, but not limited to, the payment of principal, interest and fees, except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority (including the making of any requests, determinations, judgments, calculations or the expression of any satisfaction or approval) vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5) and upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that such Agent shall not be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Credit Document or applicable law, including any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided further that the Administrative Agent may seek clarification or direction from the Requisite Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic notice, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise provided by the proper Person (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the signatory, sender or provider thereof) and on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, insurance consultants and other experts or professional advisors selected by it, and such Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any of the foregoing documents; and (ii) no Lender or Issuing Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5). In determining compliance with any condition hereunder to the making of any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume the satisfaction of such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank reasonably in advance of such Credit Extension.

(ii)  Each party hereto acknowledges that the Administrative Agent, together with its Affiliates (collectively, the “MS Group”), is a member of a global financial services firm engaged in the securities, investment management, credit services businesses and individual wealth management businesses involving, without limitation, the provision of securities underwriting, hedging, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial services. As a result, members of the MS Group and their respective Related Parties may also at any time (A) invest on a principal basis or manage funds that invest on a principal basis, in the loans or debt or equity securities of the Borrower, its Subsidiaries or other Persons which may be the subject of any of the transactions contemplated herein, or in any currency, commodity or instrument that may be involved in any of the transactions contemplated herein, or in any related derivative instrument, (B) carry out ordinary course investment and wealth management or brokerage activities for any the Borrower, its Subsidiaries or any other Persons (or their respective Related Parties) which may be the subject of the transactions contemplated herein, and (C) perform various investment banking, commercial banking and financial advisory services for other clients and customers that may have conflicting interests with respect to the Borrower, the other its Subsidiaries and their respective Related Parties. Each party hereto therefore acknowledges that (I) in the course of such activities and relationships, one or more members of the MS Group, other than the Administrative Agent performing its duties and responsibilities expressly set forth in this Agreement and the other Credit Documents, may acquire information about the Borrower, its Subsidiaries, their respective Related Parties or other Persons which may be the subject of any transaction contemplated hereunder, and (II) any such member of the MS Group is doing so in its capacity (including, without limitation, as investment manager, hedge counterparty, financial advisor, Lender or Arranger), which are separate from and independent of the function and duties of the Administrative Agent. Each Lender and Issuing Bank party hereto further acknowledges that no other member of the MS Group (or the Administrative Agent to the extent it receives any such information from another member of the MS Group) shall have any obligation to disclose (or any liability for failing to disclose) such information, or the fact that any of them are in possession of such information, to any Lender or Issuing Bank or to use such information on behalf of any of them.

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(c)  Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all of its powers, rights and remedies under this Agreement or any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such of its sub-agents may perform any and all of its duties and exercise any and all of its powers, rights and remedies by or through their respective Affiliates. The exculpatory, indemnification and other provisions set forth in this Section 9.3 and in Sections 9.6 and 10.3 shall apply to any such sub-agent or Affiliate (and to their respective Related Parties) as if they were named as such Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent appointed by it except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under the exculpatory, indemnification and other provisions set forth in this Section 9.3 and Sections 9.6 and 10.3 and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders and (ii) such sub-agent shall only have obligations to such Agent, and not to any Credit Party, any Lender or any other Person, and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d)  Concerning Arrangers and Certain Other Indemnitees. Notwithstanding anything herein to the contrary, none of the Arrangers or any of the other titleholders listed on the cover page hereof shall have any duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank hereunder or, in the case of any Auction Manager or any other Person appointed under the Credit Documents to serve as an agent or in a similar capacity, the duties and responsibilities that are expressly specified in the applicable Credit Documents with respect thereto, but all such Persons shall have the benefit of the exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 and shall have all of the rights and benefits of a third party beneficiary with respect thereto, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders. The exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 shall apply to any Affiliate or other Related Party of any Arranger or any Agent in connection with the arrangement and syndication of the credit facilities provided for herein (including pursuant to Section 2.24, 2.25 and 2.26) and any amendment, supplement or modification hereof or of any other Credit Document (including in connection with any Extension/Modification Offer), as well as activities as an Agent.

9.4. Acts in Individual Capacity. Nothing herein or in any other Credit Document shall in any way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender (including as a Swingline Lender) or an Issuing Bank hereunder. With respect to its Loans, Letters of Credit and participations in the Letters of Credit and Swingline Loans, each Agent shall have the same rights and powers hereunder as any other Lender or Issuing Bank and may exercise the same as if it were not performing the duties and functions delegated to it hereunder. Each Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, commodity, derivative or other business with the Borrower or any of its Affiliates as if it were not performing the duties and functions specified herein, and may accept fees and other consideration from the Borrower and its Affiliates for services in connection herewith and otherwise, in each case without having to account therefor to the Lenders or the Issuing Banks. Each Agent and its Affiliates, when acting under any agreement in respect of any such activity or under any related agreements, will be acting for its own account as principal and will be under no obligation or duty as a result of such Agent’s role in connection with the credit facility provided herein or otherwise to take any action or refrain from taking any action (including refraining from exercising any right or remedy that might be available to it).

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9.5. Lenders’ and Issuing Banks’ Representations, Warranties and Acknowledgments. (a)  Each Lender and Issuing Bank represents and warrants that it has made, and will continue to make, its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions or taking or not taking action under or based upon any Credit Document, in each case without reliance on any Agent, any Arranger or any of their respective Related Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or Issuing Banks or to provide any Lender or Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Credit Extensions or at any time or times thereafter. Each Lender and Issuing Bank represents and warrants to the Administrative Agent that (a) the Credit Documents set forth the terms of a commercial lending facility and (b) in the case of any Lender or Issuing Bank, it is engaged in the making, acquiring, purchasing or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank in the ordinary course and is entering into this Agreement and the other Credit Documents to which it is a party as a Lender or Issuing Bank for the purpose of making, acquiring, purchasing and/or holding the commercial loans and providing other facilities set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and/or any Subsidiary, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security. Each Lender and Issuing Bank also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 9.5(a).

(b)  Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement, a Refinancing Facility Agreement, an Incremental Facility Agreement or an Extension/Modification Agreement and funding its Tranche B Term Loans on the Restatement Effective Date and/or providing its Revolving Commitment on the Restatement Effective Date or by funding any Refinancing Term Loan or any Incremental Term Loan or providing any Incremental Revolving Commitment, any Extended/Modified Commitment or any Extended/Modified Loan, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or any other Lenders, as applicable, on the Restatement Effective Date or as of the date of funding of such Refinancing Term Loans or such Incremental Term Loans or the date of the effectiveness of such Incremental Revolving Commitment, Extended/Modified Commitment or Extended/Modified Loan.

(c)  Each Lender and Issuing Bank acknowledges and agrees that Morgan Stanley or one or more of its Affiliates may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the holders of ~~any Permitted Credit Agreement Refinancing Indebtedness and~~ any Permitted Incremental Equivalent Indebtedness and, in such capacities, may be a party to any Permitted Intercreditor Agreement. Each Lender, Issuing Bank and Credit Party waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Morgan Stanley or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating to any such conflict of interest.

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9.6. Right to Indemnity. Each Lender, in proportion to its applicable Pro Rata Share (determined as set forth below), severally agrees to indemnify each Agent and each Related Party thereof, to the extent that such Agent or such Related Party shall not have been reimbursed by any Credit Party (and without limiting any Credit Party’s obligations under the Credit Documents to do so), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including fees, expenses and other charges of counsel) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent or any such Related Party (i) in exercising the powers, rights and remedies, or performing the duties and functions, of such Agent under the Credit Documents or any other documents contemplated by or referred to therein or otherwise in relation to its capacity as an Agent or (ii) for any action taken in connection with any of the Credit Documents, including, by not limited to, the payment or principal, interest and fees; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s applicable Pro Rata Share thereof; and provided further that this sentence shall not be deemed to require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. For purposes of this Section 9.6, “Pro Rata Share” shall be determined as of the time that the applicable indemnity payment is sought (or, in the event at such time all the Commitments shall have terminated and all the Loans shall have been repaid in full, as of the time most recently prior thereto when any Loans or Commitments remained outstanding).

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9.7. Successor Administrative Agent and Collateral Agent. Subject to the terms of this Section 9.7, the Administrative Agent may resign at any time upon 30 days~~,~~  advance written notice to the Borrower and the Lenders from its capacity as such. Any resignation of the Administrative Agent shall be deemed to be a resignation of the Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes of the Credit Documents. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor. Upon the acceptance of its appointment as Administrative Agent and Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent and Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Requisite Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent, provided that (i) all payments required to be made hereunder or under any other Credit Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent or the Collateral Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s and Collateral Agent’s resignation from its capacity as such, the provisions of Sections 2.19, 2.20, 10.3 and 10.23 and this Section 9, any other reimbursement, indemnity or exculpatory provision set forth in any Credit Document for the benefit of any Agent, any sub-agent thereof or their respective Related Parties and any other provision set forth in any Credit Document that by its terms expressly survives the termination of such Credit Document for the benefit of any Agent, any sub-agent thereof or their respective Related Parties shall, in each case, continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as applicable, and in respect of all liabilities, losses, damages, costs or expenses arising from or relating to the Credit Documents (whether now existing or hereinafter arising), all other Indemnified Liabilities and the matters referred to in the proviso under clause (a) above. If the Person serving as the resigning Administrative Agent shall also be an Issuing Bank or a Swingline Lender, then, unless otherwise agreed to by such Person, upon the effectiveness of the resignation thereof in its capacity as the Administrative Agent, (A) such Person shall no longer be obligated to issue, amend, renew or extend any Letter of Credit or make any Swingline Loan, but shall continue to have all the rights of an Issuing Bank or a Swingline Lender, as applicable, under this Agreement with respect to Letters of Credit issued by it or Swingline Loans made by it prior to the effectiveness of such resignation, (B) the Borrower shall pay all unpaid fees accrued for the account of such Person in its capacity as an Issuing Bank pursuant to Section 2.11(b) and (C) the Borrower may appoint a replacement Issuing Bank or Swingline Lender (which appointment shall be made in accordance with the procedures set forth in Section 2.3(e) or 2.4(i), as applicable, mutatis mutandis).

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9.8. Collateral Documents and Obligations Guarantee. (a)  Agents under Collateral Documents and the Obligations Guarantee. Each Secured Party hereby further authorizes the Administrative Agent and the Collateral Agent to be the agent for and representative of the Secured Parties with respect to the Obligations Guarantee, the Collateral and the Credit Documents and authorizes the Administrative Agent and the Collateral Agent to execute and deliver, on behalf of such Secured Party, any Collateral Documents that the Administrative Agent or the Collateral Agent determines in its discretion to execute and deliver in connection with the satisfaction of the Collateral and Guarantee Requirement (and hereby grants to the Administrative Agent and the Collateral Agent any power of attorney that may be required under any applicable law in connection with such execution and delivery on behalf of such Secured Party).

(b)  Right to Realize on Collateral and Enforce Obligations Guarantee. Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) except with respect to the exercise of set-off rights of any Lender or Issuing Bank or with respect to a Secured Party’s right to file a proof of claim in any proceeding under the Debtor Relief Laws, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Obligations Guarantee, it being understood and agreed that all powers, rights and remedies under the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof and that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof and (ii) in the event of a foreclosure, exercise of a power of sale or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code, any analogous Debtor Relief Law or any law relating to the granting or perfection of security interests), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code, any analogous Debtor Relief Law or any law relating to the granting or perfection of security interests) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold or licensed at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

(c)  Specified Hedge Obligations. No obligations under any Specified Hedge Agreement or under any Specified Cash Management Services ~~Provider~~ Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(ii) of this Agreement. Notwithstanding anything to the contrary herein, neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of any Specified Hedge Obligations or Specified Cash Management Services Obligations.

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(d)  Release of Collateral and Obligations Guarantees. Notwithstanding anything to the contrary herein or in any other Credit Document, the Lenders and the Issuing Banks hereby irrevocably agree (and each other Secured Party is deemed to agree) that:

(i)  The Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (A) when all Obligations (excluding contingent obligations as to which no claim has been made and the Specified Hedge Obligations and Specified Cash Management Services Obligations) have been paid in full, all Commitments have terminated and no Letter of Credit shall be outstanding and upon request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all Obligations Guarantees provided for in any Credit Document, whether or not on the date of such release there may be outstanding Specified Hedge Obligations or Specified Cash Management Services Obligations and (B) to the extent that such Collateral comprises property leased to a Credit Party, upon termination or expiration of such lease.

(ii)  If (A) any Guarantor Subsidiary shall have been designated as an Unrestricted Subsidiary in accordance with the terms hereof, (B) all the Equity Interests in any Guarantor Subsidiary held by the Borrower and its Subsidiaries shall be sold or otherwise disposed of (including by merger or consolidation) in any transaction permitted hereunder or (C) any Guarantor Subsidiary is not a Designated Subsidiary, then such Guarantor Subsidiary shall, upon effectiveness of such designation, the consummation of such transaction or such Guarantor Subsidiary not being a Designated Subsidiary, automatically (or, in the case of clause (C) above, upon written request of the Borrower to the Administrative Agent) be discharged and released from its Obligations Guarantee and all security interests created by the Collateral Documents in Collateral owned by such Guarantor Subsidiary shall be automatically released, without any further action by any Secured Party or any other Person; provided that, in the case of clause (C) above, if such Guarantor Subsidiary is ~~not~~so released as a result of ceasing to be a Designated Subsidiary pursuant to clause (a) of the definition of such term, (x) such Guarantor Subsidiary shall have ceased to be a wholly owned Subsidiary of the Borrower as a result of the consummation of a joint venture entered into for a valid business purpose and permitted hereunder and (y) no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing; provided further that no such discharge or release shall occur unless ~~(x)~~ substantially concurrently therewith, such Subsidiary shall have been discharged and released from its Guarantee of ~~all Permitted Credit Agreement Refinancing Indebtedness,~~ all Permitted Incremental Equivalent Indebtedness and all Permitted Senior Indebtedness, and all Liens on the assets of such Subsidiary securing any such Indebtedness shall have been released~~, and (y) no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing~~. Upon any sale or other transfer by any Credit Party (other than to any Credit Party or any other Designated Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 10.5, the security interests in such Collateral created by the Collateral Documents shall be automatically released, without any further action by any Secured Party or any other Person; provided that no such release shall occur unless substantially concurrently therewith, such Collateral shall cease to be subject to any security interests securing any Permitted ~~Credit Agreement Refinancing Indebtedness, any Permitted~~ Incremental Equivalent Indebtedness and any Permitted Senior Indebtedness.

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(iii)  Each Secured Party hereby authorizes the Collateral Agent to subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(d), 6.2(l) or 6.2(r).

(iv)  In connection with any termination, release or subordination pursuant to this Section 9.8(d), the Administrative Agent and the Collateral Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 9.8(d) shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. At any time that any Credit Party desires that the Administrative Agent or the Collateral Agent take any action described in this paragraph, such Credit Party shall, upon request of the Administrative Agent or the Collateral Agent, as the case may be, deliver to the Administrative Agent or the Collateral Agent, as the case may be, a certificate of an Authorized Officer of the Borrower certifying that such termination, release or subordination is permitted pursuant to this Section 9.8(d).

(e)  Additional Exculpatory Provisions. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien on any Collateral or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

(f)  Acceptance of Benefits. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral or the Obligations Guarantees, to have agreed to the provisions of this Section 9 (including the authorization and the grant of the power of attorney pursuant to Section 9.8(a)), Section 10.24 and all the other provisions of this Agreement relating to Collateral, any Obligations Guarantee or any Collateral Document and to have agreed to be bound by the Credit Documents as a Secured Party thereunder. It is understood and agreed that the benefits of the Collateral and the Obligations Guarantee to any Secured Party are made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed herein to be made, or deemed herein to be made, by such Secured Party.

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9.9. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender or Issuing Bank pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender or Issuing Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law with respect to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)  to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent and any other Secured Party (including any claim under Sections 2.8, 2.10, 2.16, 2.18, 2.19, 2.20, 10.2 and 10.3) allowed in such judicial proceeding; and

(c)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank, and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to the Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties under the Credit Documents (including under Sections 10.2 and 10.3). To the extent that the payment of any such amounts due to the Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property that the Lenders, the Issuing Banks or the other Secured Parties may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

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9.11. Certain ERISA Matters. (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, the Loan or any documents related hereto or thereto).

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9.12. Return of Certain Payments. (a)  Each Lender (including each Swingline Lender) and each Issuing Bank (and each participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Bank (any of the foregoing, a “Payment Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section 9.12(a) shall be conclusive, absent manifest error.

(b)  Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)  Any Payment required to be returned by a Payment Recipient under this Section 9.12 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate (in the case of Payments denominated in a Foreign Currency, a Foreign Currency Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, ~~permitted by applicable law,~~ hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

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(d)  The Borrower and each other Credit Party hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) the receipt by a Payment Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender or Issuing Bank by the Borrower or any other Credit Party, provided that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making ~~such erroneous~~a Payment.

(e)  In addition to any rights and remedies of the Administrative Agent provided in this Section 9.12 or by law, the Administrative Agent shall have the right, without prior notice to any Payment Recipient, any such notice being expressly waived by such Payment Recipient to the extent permitted by applicable law, with respect to any Payment for which a demand has been made in accordance with this Section 9.12 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all (i) deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or any Affiliate, branch or agency thereof to or for the credit or the account of such Payment Recipient and (ii) amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient under any Credit Document with respect to any payment of principal, interest, fees or other amounts. The Administrative Agent agrees promptly to notify the Payment Recipient after any such setoff and application made by Administrative Agent; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10. MISCELLANEOUS

10.1. Notices. (a)  Notices Generally. Any notice or other communication hereunder given to any Credit Party, the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank shall be given to such Person at its address or e-mail address as set forth on Schedule 10.1 or, in the case of any Lender or Issuing Bank, at such address or e-mail address as shall have been provided by such Lender or Issuing Bank to the Administrative Agent in writing. Except in the case of notices and other communications expressly permitted to be given by telephone and as otherwise provided in Section 10.1(b), each notice or other communication hereunder shall be in writing and shall be delivered in person or by e-mail, courier service or certified or registered United States mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, as provided in Section 10.1(b) if sent by e-mail or upon receipt if sent by United States mail; provided that no notice or other communication given to the Administrative Agent or the Collateral Agent shall be effective until received by it; and provided further that any such notice or other communication shall, at the request of the Administrative Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) from time to time. Any party hereto may change its address (including its e-mail address or telephone number) for notices and other communications hereunder by notice to each of the Administrative Agent and the Borrower.

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(b)  Electronic Communications.

(i)  Notices and other communications to any Lender and any Issuing Bank hereunder may be delivered or furnished, in addition to e-mail, by electronic communication (including Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2 if such Lender or such Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept, in addition to e-mail, notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or rescinded by such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(ii)  Each Credit Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)  The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their Related Parties warrants as to the accuracy, adequacy or completeness of the Approved Electronic Communications or the Platform, and each of the Agents and their Related Parties expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or any of its Related Parties in connection with the Platform or the Approved Electronic Communications.

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(iv)  Each Credit Party, each Lender and each Issuing Bank agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)  Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)  Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or acting on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of any Credit Party or any Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2. Expenses. The Borrower agrees to pay promptly (a) all the reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and expenses of counsel) incurred by any Agent, any Arranger or any of their respective Affiliates in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing, ~~extending or replacing,~~ in whole or in part, the credit facilities provided herein, including the preparation, execution, delivery and administration of this Agreement, the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby shall be consummated) or any other document or matter requested by the Borrower, (b) all the reasonable and documented out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and other charges of counsel to the Collateral Agent and of counsel providing any opinions that the Administrative Agent or the Collateral Agent may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (c) all the reasonable and documented fees, expenses and other charges of any auditors, accountants, consultants or appraisers, (d) all the reasonable and documented expenses (including the reasonable and documented fees and expenses of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral or any insurance process and (e) after the occurrence and during the continuance of a Default or an Event of Default, all reasonable and documented costs and expenses, including reasonable and documented fees and expenses of counsel and costs of settlement, incurred by any Agent, Arranger, Lender or Issuing Bank in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of any Obligations Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that, in the case of clauses (a), (b), (c) and (d) above, expenses with respect to counsel shall be limited to one firm of primary counsel and one firm of local counsel in each applicable jurisdiction for all Persons entitled to reimbursement under this Section 10.2 (and, if any such Person shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and one additional firm of local counsel in each applicable jurisdiction for each group of affected Persons that are similarly situated). All amounts due under this Section 10.2 shall be payable within 30 days after written demand therefor.

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10.3. Indemnity; Limitation of Liability. (a)  In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to indemnify, pay and hold harmless each Agent (and each sub-agent thereof), each Arranger, each Lender (including each Swingline Lender) and each Issuing Bank and each of their respective Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE; provided that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (B) a material breach of the express obligations of such Indemnitee or its Related Parties under the Credit Documents (provided, that with respect to Indemnified Liabilities arising out of claims, demands, suits, actions, investigations or proceedings commenced or threatened by a Credit Party that are relating to any Letter of Credit, this clause (B) shall only apply to a material breach of the express obligations of such Indemnitee or its Related Parties under the provisions of Section 2.4 with respect to such Letter of Credit) or (ii) arise out of or in connection with any action, claim or proceeding not involving any Credit Party or the equityholders or Affiliates of any Credit Party (or the Related Parties of any Credit Party) that is brought by an Indemnitee against another Indemnitee (other than against any Agent or any Arranger (or any holder of any other title or role) in its capacity or in fulfilling its role as such). To the extent that the undertakings to indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

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(b)  To the extent permitted by applicable law, (i) no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Lender-Related Person and (ii) no Lender-Related Person shall assert, and each Lender-Related Person hereby waives, any claim against any Credit Party or any Related Party of any Credit Party, in each case, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or any duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Lender-Related Person and each Credit Party hereby waives, releases and agrees not to sue upon any such claim for special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing in this Section 10.3(b) shall diminish obligations of the Credit Parties under Section 10.2 or 10.3(a) or under similar obligations in any other Credit Document. No Lender-Related Person shall have any liability, on any theory of liability, and no Credit Party shall assert any such liability, for any damages arising from the use by others of information or other materials (including, without limitation, personal data) obtained through telecommunications, electronic or other information transmission systems (including the internet or the Platform) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, other than, in the case of any Lender-Related Person, to the extent resulting directly from the gross negligence, bad faith or willful misconduct of such Lender-Related Person, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c)  Each Credit Party agrees that no Lender-Related Person will have any liability to any Credit Party or any Person asserting claims on behalf of or in right of any Credit Party or any other Person in connection with or as a result of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith except (but subject to Section 10.3(b) and similar provisions in any other Credit Document), in the case of any Credit Party, to the extent that any losses, claims, damages, liabilities or expenses have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person in performing its express obligations under this Agreement or any other Credit Document.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each Issuing Bank is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Issuing Bank to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender or such Issuing Bank hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or thereto, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders. Each Lender and Issuing Bank agrees to notify the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

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10.5. Amendments and Waivers. (a)  Requisite Lenders’ Consent. None of this Agreement, any other Credit Document or any provision hereof or thereof may be waived, amended or modified, and no consent to any departure by any Credit Party therefrom may be made, except, subject to the additional requirements of Sections 10.5(b) and 10.5(c) and as otherwise provided in Sections 10.5(d), 10.5(e) and 10.5(g), in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders and, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Requisite Lenders.

(b)  Affected Lenders’ Consent. In addition to any consent required pursuant to Section 10.5(a), without the written consent of each Lender that would be directly affected thereby, no waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall be effective if the effect thereof would be to:

(i)  increase any Commitment or postpone the scheduled expiration date of any Commitment (it being understood that no waiver, amendment or other modification of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender);

(ii)  extend the scheduled final maturity date of any Loan;

(iii)  extend the scheduled expiration date of any Letter of Credit (other than any Backstopped Letter of Credit) beyond the Revolving Commitment Termination Date;

(iv)  waive, reduce or postpone any scheduled amortization payment (but not any voluntary or mandatory prepayment) of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(v)  reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder, or waive or postpone the time for payment of any such interest, fee or premium, it being agreed that a change in the definition of “First Lien Net Leverage Ratio” or in any other ratio (or, in each case, in any component definition thereof) used in the calculation of the Applicable Rate or the Commitment Fee Rate, or in the calculation of any other interest or fee due under any Credit Document, shall not be subject to this clause (v);

(vi)  reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

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(vii)  waive, amend or otherwise modify any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders is required to waive, amend or otherwise modify any rights thereunder or to make any determination or grant any consent thereunder (including such provision set forth in Section 10.6(a));

(viii)  amend the percentage specified in the definition of the term “Requisite Lenders” or “Majority in Interest” or amend the term “Pro Rata Share”; provided that additional extensions of credit made pursuant to Sections 2.24, 2.25 and 2.26 shall be included, and with the consent of the Requisite Lenders other additional extensions of credit pursuant hereto may be included, in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Exposures are included on the Restatement Effective Date;

(ix)  amend Section 2.17 of this Agreement or Section 5.02 of the Collateral Agreement, in each case in a manner that would alter the pro rata sharing of payments required thereby; or

(x)  release all or substantially all the Collateral from the Liens of the Collateral Documents, or all or substantially all the Guarantors from the Obligations Guarantee (or limit liability of all or substantially all the Guarantors in respect of the Obligations Guarantee), in each case except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to section 363(k), section 1129(b)(2)(a)(ii) or any other section of the Bankruptcy Code or any other sale or other disposition of assets in connection with other Debtor Relief Laws or an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be required for such release) (it being understood that (A) an amendment or other modification of the type of obligations secured by the Collateral Documents or Guaranteed hereunder or thereunder shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents or a release or limitation of the Obligations Guarantee and (B) an amendment or other modification of Section 6.8 shall only require the consent of the Requisite Lenders);

provided that (x) notwithstanding the foregoing provisions of this Section 10.5(b), it is understood and agreed that any waiver, amendment or modification of the “most favored nation” provisions of Section 2.24(b)(v), and the provisions of any Section incorporating Section 2.24(b)(v) by reference (and the definition of the term “Effective Yield” as used in any such Section), or of any other “most favored nation” provision set forth in any Credit Document (and the defined terms relating thereto) may be effected pursuant to any agreement or agreements in writing entered into by the Borrower and the Requisite Lenders and (y) for the avoidance of doubt, all Lenders shall be deemed directly affected by any waiver, amendment or other modification, or any consent, described in the preceding clauses (vii), (viii) and (x).

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(c)  Other Consents. No waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall:

(i)  waive, amend or otherwise modify the rights or obligations of any Agent, any Swingline Lender or any Issuing Bank (including any waiver, amendment or other modification of the obligation of Lenders to purchase participations in Swingline Loans as provided in Section 2.3(c) or in Letters of Credit as provided in Section 2.4(e)) without the prior written consent of such Agent, such Swingline Lender or such Issuing Bank, as the case may be; or

(ii)  waive, amend or otherwise modify this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents, on the one hand, and the Specified Hedge Obligations or Specified Cash Management Services Obligations, on the other, or amend or otherwise modify the definition of the term “Obligations”, “Specified Hedge Obligations”, “Specified Hedge Obligations”, “Specified Cash Management Services Obligations” or “Secured Parties” (or any comparable term used in any Collateral Document), in each case in a manner adverse to any Secured Party holding Specified Hedge Obligations or Specified Cash Management Services Obligations then outstanding without the written consent of such Secured Party (it being understood that an amendment or other modification of the type of obligations secured by the Collateral Documents or Guaranteed hereunder or thereunder, so long as such amendment or other modification by its express terms does not alter the Specified Hedge Obligations or Specified Cash Management Services Obligations being so secured or Guaranteed, shall not be deemed to be adverse to any Secured Party holding Specified Hedge Obligations or Specified Cash Management Services Obligations, as applicable).

(d)  Class Amendments. Notwithstanding anything to the contrary in Section 10.5(a), any waiver, amendment or modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 10.5 if such Class of Lenders were the only Class of Lenders hereunder at the time.

(e)  Certain Permitted Amendments. Notwithstanding anything herein or in any other Credit Document to the contrary:

(i)  any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (i) to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature or (ii) to better implement the intentions of this Agreement, so long as (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment;

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(ii)  in connection with any transaction permitted by Section 2.24, 2.25 or 2.26, this Agreement and the other Credit Documents may be amended or modified as contemplated by Sections 2.24, 2.25 and 2.26, including (A) in the case of any Term Loans incurred or established pursuant to any such Section that are intended to be “fungible” with any then-existing Class of Term Loans, providing scheduled amortization in such other percentages or amounts as may be agreed by the Borrower and the Administrative Agent to ensure that such Loans are “fungible” with such then-existing Class of Term Loans and (B) to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries or any other provisions for the benefit of the Lenders, it being understood and agreed that any Incremental Facility ~~Amendment~~Agreement, Extension/Modification ~~Amendment~~Agreement or Refinancing Facility ~~Amendment~~Agreement also may provide for amendments or other modifications to this Agreement and the other Credit Documents in addition to those referred to in Section 2.24, 2.25 or 2.26, the case may be (any such additional amendment or modification, an “Additional Amendment”); provided that no Additional Amendment shall become effective prior to the time that such Additional Amendment shall have been consented to (including pursuant to consents set forth in any Incremental Facility ~~Amendment~~Agreement, Extension/Modification ~~Amendment~~Agreement or Refinancing Facility ~~Amendment~~Agreement) by such of the Lenders and other Persons (if any) as may be required in order for such Additional Amendment to become effective in accordance with this Section 10.5;

(iii)  in connection with the incurrence of any Permitted ~~Credit Agreement Refinancing Indebtedness or any Permitted~~ Incremental Equivalent Indebtedness, this Agreement and the other Credit Documents may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries or any other provisions for the benefit of the Lenders;

(iv)  the Administrative Agent and the Collateral Agent may, without the consent of any Secured Party, (A) consent to a departure by any Credit Party from any covenant of such Credit Party set forth in this Agreement or any other Credit Document to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” or (B) waive, amend or modify any provision in any Credit Document (other than this Agreement), or consent to a departure by any Credit Party therefrom, to the extent the Administrative Agent or the Collateral Agent determines that such waiver, amendment, modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement;

(v)  any waiver, amendment or modification of Section 6.7 (or the definition of “First Lien Net Leverage Ratio” or any component definition thereof, in each case, as used solely for purposes of Section 6.7) may only be effected by an agreement or agreements in writing entered into by the Borrower and a Majority in Interest of the Revolving Lenders (and no consent of the Requisite Lenders or any other Lender shall be required or effective with respect thereto);

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(vi)  no waiver or amendment of any condition set forth in Section 3.2 may be effected without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that no such waiver or amendment shall be deemed to exist as a result of any waiver, amendment or modification with respect to (A) any provision of this Agreement that does not expressly refer to any condition set forth in Section 3.2 or (B) any other Credit Document, including any amendment of any representation or warranty or any affirmative or negative covenant set forth herein or in any other Credit Document or any waiver of a Default or Event of Default);

(vii)  any waiver of any Default or Event of Default that arises from the inaccuracy of any representation, warranty or certification made or deemed to be made by any Credit Party in any Credit Document or in any certificate required to be delivered in connection therewith, in each case, in connection with any Revolving Loan, Swingline Loan or Letter of Credit may be effected by an agreement or agreements in writing entered into by the Borrower and a Majority in Interest of the Revolving Lenders (and no consent of the Requisite Lenders or any other Lender shall be required with respect thereto);

(viii)  any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower, the Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the Issuing Banks and the Swingline Lenders) and the Lenders that will remain parties hereto after giving effect to such amendment if (A) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall be reduced to zero upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement; and

(ix)  this Agreement and the other Credit Documents may be amended in the manner provided in Sections 1.4(c), 2.3(e), 2.4(i), 2.18(b), 6.14 and 10.24 and the definition of the terms “Letter of Credit Issuing Commitment” or “Swingline Commitment”.

Each Lender (including each Swingline Lender) and Issuing Bank hereby expressly authorizes the Administrative Agent and/or the Collateral Agent to enter into any waiver, amendment or other modification of this Agreement and the other Credit Documents contemplated by this Section 10.5(e).

(f)  Requisite Execution of Amendments, Etc. With the concurrence of any Lender, the Administrative Agent may, but shall have no obligation to, execute waivers, amendments, modifications or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

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(g)  Net Short Lenders. (i)  Notwithstanding anything in this Section 10.5 or elsewhere in this Agreement or any other Credit Document to the contrary, (A) in connection with any determination as to whether the Requisite Lenders or the Majority in Interest of Lenders of any Class have (1) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by the Borrower or any other Credit Party therefrom, (2) otherwise acted on any matter related to any Credit Document or (3) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, any Lender (other than any Lender that is a Regulated Bank, ~~a~~any Revolving Lender or, in each case, an Affiliate thereof) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to consent (or not consent), otherwise act or direct or require the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) (and shall have no right to vote any of its Loans and Commitments); it being understood that for purposes of any such determination all Term Loans and Term Loan Commitments held by any Net Short Lender shall be deemed to be not outstanding, and (B) each Net Short Lender shall be deemed to vote in the same proportion as Lenders that are neither Net Short Lenders nor Disqualified Institutions in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Credit Party.

(ii)  For purposes of determining whether a Lender has a “net short position” on any date of determination, (A) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof if in US Dollars or, if the notional amount thereof is in a currency other than US Dollars, at the notional amount thereof converted to the US Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (B) derivative contracts in respect of an index that includes the Borrower or any other Credit Party or any instrument issued or guaranteed by the Borrower or any other Credit Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Credit Parties and any instrument issued or guaranteed by the Borrower and the other Credit Parties, collectively, shall represent less than 5% of the components of such index, (C) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation, or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Borrower or the other Credit Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions and (D) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower or the other Credit Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower, the other Credit Parties and any instrument issued or guaranteed by the Borrower or the other Credit Parties, collectively, shall represent less than 5% of the components of such index.

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(iii)  Each Lender shall, in connection with any determination referred to in clause (i) above determine whether or not it is a Net Short Lender and, if such Lender shall be a Net Short Lender, such Lender shall promptly notify the Administrative Agent and the Borrower in writing that it is a Net Short Lender, it being agreed that (1) each Lender that shall not have provided such notice to the Administrative Agent and the Borrower shall be deemed to have represented and warranted to the Administrative Agent and the Borrower that it is not a Net Short Lender and (2) the Administrative Agent and the Borrower shall be entitled to rely on each such notification and each such deemed representation and warranty and shall have (x) no duty to (I) inquire as to or investigate the accuracy of any such deemed representation and warranty, (II) verify any statements in any officer’s certificates delivered to it or (III) otherwise make any calculations, investigations or determinations with respect to any derivative contracts and/or net short positions and (y) no liabilities with respect to any provisions of this Agreement relating to Net Short Lenders.

10.6. Successors and Assigns; Participations. (a)  Generally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. No Credit Party’s rights or obligations under the Credit Documents, and no interest therein, may be assigned or delegated by any Credit Party (except~~,~~  (i) in the case of the Borrower, as expressly provided in Section 6.8(a)(i) and (ii) in the case of any Guarantor Subsidiary, any assignment or delegation by operation of law as a result of any merger or consolidation of such Guarantor Subsidiary permitted by Section ~~6.8~~6.8(a)) without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment or delegation without such consent shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the participants referred to in Section 10.6(g) (to the extent provided in clause (iii) of such Section) and, to the extent expressly contemplated hereby, Affiliates of any Agent or any Lender, the other Indemnitees and other express third party beneficiaries hereof) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)  Register. The Borrower, the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks shall deem and treat the Persons recorded as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans recorded therein for all purposes hereof. No assignment or transfer of any Commitment or Loan shall be effective unless and until recorded in the Register, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment Agreement relating thereto. Each assignment and transfer shall be recorded in the Register following receipt by the Administrative Agent of the fully executed Assignment Agreement, together with the required forms and certificates regarding tax matters and any fees payable in connection therewith, in each case as provided in Section 10.6(d); provided that the Administrative Agent shall not be required to accept such Assignment Agreement or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment Agreement lacks any written consent required by this Section 10.6 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment Agreement, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment Agreement, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 10.6 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment Agreement is otherwise duly completed and in proper form. The date of such recordation of an assignment and transfer is referred to herein as the “Assignment Effective Date” with respect thereto. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is recorded in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)  Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans or other Obligations owing to it to:

(i)  any Eligible Assignee of the type referred to in clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; provided that, in the case of any assignment of a Revolving Commitment or any Revolving Exposure, such Eligible Assignee is a Revolving Lender or an Affiliate of a Revolving Lender; or

(ii)  any Eligible Assignee of the type referred to in clause (b) of the definition of the term “Eligible Assignee” (or, in the case of any assignment of a Revolving Commitment or a Revolving Exposure, any Eligible Assignee that does not meet the requirements of clause (i) above), upon (A) the giving of notice to the Borrower, the Administrative Agent and, in the case of assignments of Revolving Commitments or participations in Letters of Credit or Swingline Loans, each Issuing Bank and each Swingline Lender, as applicable, and (B) except in the case of assignments made by or to any Arranger or any Affiliate thereof during the primary syndication of any credit facilities established hereunder, receipt of prior written consent (each such consent not to be unreasonably withheld or delayed) of (1) the Borrower, provided that the consent of the Borrower to any assignment (x) shall not be required if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and is continuing and (y) shall be deemed to have been granted unless the Borrower shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, (2) the Administrative Agent and (3) in the case of assignments of Revolving Commitments or a Revolving Lender’s obligations in respect of its participation in Letters of Credit or Swingline Loans, each Issuing Bank and each Swingline Lender, as applicable;

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provided that:

(A)  in the case of any such assignment or transfer (other than to any Eligible Assignee meeting the requirements of clause (i) above), the amount of the Commitment or Loans of the assigning Lender subject thereto shall not be less than (A) US$5,000,000 (or equivalent thereof) in the case of assignments of any Revolving Commitment or Revolving Loan or (B) US$1,000,000 in the case of assignments of any Term Loan Commitment or Term Loan of any Class (with concurrent assignments to Eligible Assignees that are Affiliates or Related Funds thereof to be aggregated for purposes of the foregoing minimum assignment amount requirements) or, in each case, such lesser amount as shall be consented to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitments or Loans of the applicable Class of the assigning Lender; provided, that such consent of the Borrower (x) shall not be required if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and is continuing and (y) shall be deemed to have been granted unless the Borrower shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)  each partial assignment or transfer shall be of a uniform, and not varying, percentage of all rights and obligations of the assigning Lender hereunder; provided that a Lender may assign or transfer all or a portion of its Commitment or of the Loans owing to it of any Class without assigning or transferring any portion of its Commitment or of the Loans owing to it, as the case may be, of any other Class; and

(C)  in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, such Defaulting Lender’s applicable Pro Rata Share of Revolving Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each Revolving Lender hereunder (and interest accrued thereon), and (2) acquire (and fund as appropriate) its applicable Pro Rata Share of all Revolving Loans and participations in Letters of Credit and Swingline Loans; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (C), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(d)  Mechanics. Assignments and transfers of Loans and Commitments by Lenders shall be effected by the execution and delivery to the Administrative Agent of an Assignment Agreement. In connection with all assignments, there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee thereunder may be required to deliver pursuant to Section 2.20(d), together with payment to the Administrative Agent by the assignor or the assignee of a registration and processing fee of US$3,500 (except that no such registration and processing fee shall be payable (i) in the case of an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender or (ii) if otherwise waived by the Administrative Agent in its sole discretion).

(e)  Representations and Warranties of Assignee. Each Lender, upon execution and delivery of the Restatement Agreement (or of any Incremental Facility Agreement or Refinancing Facility Agreement) or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Restatement Effective Date (or, in the case of any Incremental Facility Agreement or Refinancing Facility Agreement, as of the date of the effectiveness thereof) or as of the applicable Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control) and (iv) it will not provide any information obtained by it in its capacity as a Lender to the Borrower or any Affiliate of the Borrower. It is understood and agreed that the Administrative Agent and each assignor Lender shall be entitled to rely, and shall incur no liability for relying, upon the representations and warranties of an assignee set forth in this Section 10.6(e) and in the applicable Assignment Agreement.

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(f)  Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any assignment and transfer of any Commitment or Loan, (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in such Commitment or Loan as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned and transferred to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all the remaining rights and obligations of an assigning Lender hereunder, such Lender shall cease to be a party hereto as a “Lender” (but not, if applicable, as an Issuing Bank, a Swingline Lender or in any other capacity hereunder) on such Assignment Effective Date, provided that such assigning Lender shall continue to be entitled to the benefit of all rights that survive the termination hereof under Section 10.8, and provided further that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender, and (iii) the assigning Lender shall, upon the effectiveness thereof or as promptly thereafter as practicable, surrender its applicable Notes (if any) to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g)  Participations.

(i)  Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments or Loans or in any other Obligation; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant to which it has sold a participation and the principal amounts (and stated interest) of each such participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or other rights and obligations under any Credit Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as required pursuant to other applicable law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder, except that any participation agreement may provide that the participant’s consent must be obtained with respect to the consent of such Lender to any waiver, amendment, modification or consent that is described in Section 10.5(b) that affects such participant or requires the approval of all the Lenders.

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(iii)  The Credit Parties agree that each participant shall be entitled to the benefits of Sections 2.18(d), 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided that such participant (x) agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c) and (y) such participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 with respect to any participation than the applicable Lender would have been entitled to receive with respect to such participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h)  Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans or the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by any Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)  Term Loan Repurchases. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, the Borrower may repurchase outstanding Term Loans, and each Term Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans to the Borrower, on the following basis:

(A)  Term Loan Repurchase Auctions. The Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class, provided that (1) such Auction shall be open for participation by all the Term Lenders of such Class on a ratable basis, (2) a Term Lender of such Class that elects to participate in such Auction will be permitted to tender for repurchase all or a portion of such Term Lender’s Loans of such Class, (3) each repurchase of Term Loans of any Class shall be of a uniform, and not varying, percentage of all rights of the assigning Term Lender hereunder with respect thereto (and shall be allocated among the Term Loans of such Class of such Term Lender in a manner that would result in such Term Lender’s remaining Term Loans of such Class being included in each Term Borrowing in accordance with its applicable Pro Rata Share thereof), (4) at the time of the commencement and conclusion of such Auction, no Event of Default shall have occurred and be continuing, (5) the Borrower shall not use the proceeds of any Revolving Loans to make such repurchase and (6) such Auction shall be conducted pursuant to such procedures as the Auction Manager may establish, so long as such procedures are consistent with this Section 10.6(i) and are reasonably acceptable to the Administrative Agent and the Borrower. In connection with any Auction, the Auction Manager and the Administrative Agent may request one or more certificates of an Authorized Officer of the Borrower as to the satisfaction of the conditions set forth in clauses (4) and (5) above.

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(B)  Open Market Purchases. The Borrower may repurchase all or any portion of the Term Loans of any Class on a non pro rata basis through open market purchases (each, an “Open Market Purchase”), provided that (1) each repurchase of Term Loans of any Class shall be of a uniform, and not varying, percentage of all rights of the assigning Term Lender hereunder with respect thereto (and shall be allocated among the Term Loans of such Class of such Term Lender in a manner that would result in such Term Lender’s remaining Term Loans of such Class being included in each Term Borrowing in accordance with its applicable Pro Rata Share thereof), (2) at the time of and immediately following such Open Market Purchase, no Event of Default shall have occurred and be continuing and (3) the Borrower shall not use the proceeds of Revolving Loans to make such repurchase.

(C)  Concerning the Repurchased Loans. Repurchases by the Borrower of Term Loans pursuant to this Section 10.6(i) shall not constitute voluntary prepayments for purposes of Section 2.12 or 2.14. The aggregate principal amount of the Term Loans of any Class repurchased by the Borrower pursuant to this Section 10.6(i) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Loans of such Class in an inverse order of maturity. Upon the repurchase by the Borrower pursuant to this Section 10.6(i) of any Term Loans, such Term Loans shall, without further action by any Person, automatically be deemed cancelled and no longer outstanding (and may not be resold by the Borrower) for all purposes of this Agreement and the other Credit Documents, including with respect to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (3) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. The Administrative Agent is authorized to make appropriate entries in the Register to reflect any cancelation of the Term Loans repurchased and cancelled pursuant to this Section 10.6(i). Any payment made by the Borrower in connection with a repurchase permitted by this Section 10.6(i) shall not be subject to the provisions of Section 2.16, 2.17 or 2.18(d). Failure by the Borrower to make any payment to a Lender required to be made in consideration of a repurchase of Term Loans permitted by this Section 10.6(i) shall not constitute a Default or an Event of Default under Section 8.1(a). Each Term Lender shall, to the extent that its Term Loans shall have been repurchased and assigned to the Borrower pursuant to this Section 10.6(i), relinquish its rights in respect thereof. Except as otherwise set forth in this Section 10.6(i), the provisions of Section 10.6 shall not apply to any repurchase of Loans pursuant to this Section 10.6(i).

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10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other documents delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Arranger, any Lender or any Issuing Bank may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Credit Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Credit Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, any Issuing Bank at its option and in its sole discretion shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of such Letter of Credit becoming a Backstopped Letter of Credit or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Credit Documents (other than Sections 2.4(c), 2.4(k), 2.4(l), 2.19, 2.20, 10.2 and 10.3 (and the defined terms used in such Sections)), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.4(e). In addition, notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, in the event that on the fifth Business Day prior to the Revolving Maturity Date any Letter of Credit shall be a Backstopped Letter of Credit, then, unless on such date any unreimbursed drawing shall have been outstanding thereunder, such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Credit Documents (other than for purposes of such Letter of Credit, Sections 2.4(c), 2.4(k), 2.4(l), 2.19, 2.20, 10.2 and 10.3 (and the defined terms used in such Sections) and all obligations in respect thereof continuing to constitute Obligations that are secured and Guaranteed as provided in the Credit Documents) and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.4(e). The provisions of Sections 2.4(c), 2.4(k), 2.4(l), 2.18(d), 2.19, 2.20, 7.9(c), 9, 10.2, 10.3 and 10.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

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10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, any Arranger, any Lender or any Issuing Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver thereof or of any Default or Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege, or any abandonment or discontinuance of steps to enforce such power, right or privilege, preclude any other or further exercise thereof or the exercise of any other power, right or privilege. The powers, rights, privileges and remedies of the Agents, the Arrangers, the Lenders and the Issuing Banks hereunder and under the other Credit Documents are cumulative and shall be in addition to and independent of all powers, rights, privileges and remedies they would otherwise have. Without limiting the generality of the foregoing, the execution and delivery of the Restatement Agreement or the making of any Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Arranger, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

10.10. Marshalling; Payments Set Aside. None of the Agents, the Arrangers, the Lenders or the Issuing Banks shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Agent, any Arranger, any Lender or any Issuing Bank (or to the Administrative Agent or the Collateral Agent, on behalf of any Agent, any Arranger, any Lender or any Issuing Bank), or any Agent, any Arranger, any Lender or any Issuing Bank enforces any security interests or exercises any right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Independent Nature of Lenders’ Rights. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) BELOW, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT EXCLUSIVELY IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (SUBJECT TO CLAUSE (E) BELOW); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS, THE ARRANGERS, THE CREDIT PARTIES, THE LENDERS AND THE ISSUING BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR, IN THE CASE OF THE AGENTS, THE ARRANGERS, THE LENDERS AND THE ISSUING BANKS, TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR ANY EXERCISE OF REMEDIES IN RESPECT OF COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

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10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.17. Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include each Issuing Bank) shall hold all Confidential Information (as defined below) obtained by such Agent or such Lender in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, the Administrative Agent and the Collateral Agent may disclose Confidential Information to the Lenders and the other Agents and that each Agent and each Lender may disclose Confidential Information (a) to Affiliates of such Agent or Lender and to its and their respective Related Parties, independent auditors and other advisors, experts or agents who need to know such Confidential Information (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) (it being understood that the Persons to whom such disclosure is made will be advised of the confidential nature of such Confidential Information or shall otherwise be subject to an obligation of confidentiality), (b) to any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or other Obligations or any participations therein or to any direct or indirect contractual counterparties (or the advisors thereto) to any swap or derivative transaction or any credit insurance providers, in each case, relating to the Borrower, its Affiliates or its or their obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17 or otherwise reasonably acceptable to the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, and the Borrower, including pursuant to the confidentiality terms set forth in ~~the Lender Presentation or other~~, or on the Platform required to access, any marketing materials relating to the credit facilities governed by this Agreement), (c) to any rating agency, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Confidential Information relating to the Credit Parties received by it from such Agent or such Lender, as the case may be, (d) customary information regarding the credit facilities governed by this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans and to market data collectors, including league table providers, similar service providers to the lending industry and service providers to the ~~Administrative Agent and the Lenders~~Agents, any Issuing Bank or any Lender in connection with the syndication or administration and management of this Agreement, the other Credit Documents, the Loans and the Commitments, (e) for purposes of establishing a “due diligence” defense or in connection with the exercise of any remedies hereunder or under any other Credit Document, (f) in customary “tombstone” or similar advertisements, (g) pursuant to a subpoena or order issued by a court or by a judicial, administrative or legislative body or commission, or otherwise as required by applicable law or compulsory legal or judicial process (in which case such Agent or such Lender, as the case may be, agrees to inform the Borrower promptly thereof to the extent not prohibited by applicable law), (h) upon the request or demand of any Governmental Authority or any regulatory or quasi-regulatory authority (including any self-regulatory organization) purporting to have jurisdiction over such Agent or such Lender, as the case may be, or any of their respective Affiliates, (i) received by it on a non-confidential basis from a source (other than the Borrower or its Affiliates or Related Parties) not known by it to be prohibited from disclosing such information to such persons by a legal, contractual or fiduciary obligation, (j) to the extent that such information was already in possession of such Agent or such Lender, as the case may be, or any of its Affiliates or is independently developed by it or any of its Affiliates and (k) with the consent of the Borrower. For purposes of the foregoing, “Confidential Information” means, with respect to any Agent or any Lender, any non-public information regarding the business, assets, liabilities and operations of the Borrower and its Subsidiaries obtained by such Agent or Lender, as the case may be, under the terms of this Agreement. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on any Arranger or any Agent, such parties may disclose Confidential Information as provided in this Section 10.17. For the avoidance of doubt, nothing herein prohibits or impedes any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

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10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness; Entire Agreement. Subject to Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and there shall have been delivered to the Administrative Agent counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter, engagement letter or fee letter between or among any Credit Parties and any Agent or any Arranger or any Affiliate of any of the foregoing that by the terms of such documents are stated to survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect), and the Agents, the Arrangers and their respective Related Parties are hereby released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21. PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act or the Beneficial Ownership Regulation, as applicable.

10.22. Electronic Execution of Credit Documents. Delivery of an executed counterpart of a signature page of this Agreement, any other Credit Document or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document or the transactions contemplated hereby or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Credit Document or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that, without limiting the foregoing, the Agents, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature.

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10.23. No Fiduciary Duty. Each Agent, each Arranger, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Credit Parties, their equityholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equityholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equityholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equityholders or creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it has deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not assert, and hereby waives to the maximum extent permitted by applicable law, any claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with any such transaction or the process leading thereto.

10.24. Permitted Intercreditor Agreements. (a)  Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantor Subsidiaries under ~~any Permitted Credit Agreement Refinancing Indebtedness,~~ any Permitted Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness may be secured by Liens on assets of the Borrower and the Guarantor Subsidiaries that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under any Permitted ~~Credit Agreement Refinancing Indebtedness, any Permitted~~ Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness will be set forth in the applicable Permitted Intercreditor Agreement ~~or any Permitted Senior Secured Indebtedness~~. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment~~,~~ or refinancing ~~or replacement~~ of any Permitted ~~Credit Agreement Refinancing Indebtedness, any Permitted~~ Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness, any Permitted Intercreditor Agreement (it being understood that the Administrative Agent and the Collateral Agent are hereby authorized and directed to determine the terms and conditions of any such Permitted Intercreditor Agreement as contemplated by the definition of the terms “Junior Lien Intercreditor Agreement” and “Pari Passu Intercreditor Agreement”) and any documents relating thereto.

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(b)  Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Permitted Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Permitted Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent or any Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement, (iv) authorizes and directs the Administrative Agent and the Collateral Agent to carry out the provisions and intent of each such document and (v) authorizes and directs the Administrative Agent and the Collateral Agent to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of any Permitted Intercreditor Agreement.

(c)  Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Permitted Intercreditor Agreement that the Borrower may from time to time request and that are reasonably acceptable to the Administrative Agent (i) to give effect to any establishment, incurrence, amendment~~, extension, renewal,~~ or refinancing ~~or replacement~~ of any Obligations, ~~any Permitted Credit Agreement Refinancing Indebtedness,~~ any Permitted Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness, (ii) to confirm for any party that such Permitted Intercreditor Agreement is effective and binding upon the Administrative Agent and the Collateral Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.

(d)  Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.

(e)  Each of the Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Sections 9, 10.2 and 10.3 with respect to all actions taken by it pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.

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(f)  The provisions of this Section 10.24 are intended as an inducement to the secured parties under ~~any Permitted Credit Agreement Refinancing Indebtedness,~~ any Permitted Incremental Equivalent Indebtedness or any Permitted Senior Secured Indebtedness to extend credit to the Borrower thereunder and such secured parties are intended third party beneficiaries of such provisions.

10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.26. Acknowledgment Regarding any Supported QFCs. (a)  To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

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(b)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.27. MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Material Real Estate Assets subject to Mortgages, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental ~~Loans~~Facilities or any other incremental credit facilities hereunder, but excluding (a) any continuation or conversion of Borrowings, (b) the making of any Revolving Loans or Swingline Loans or (c) the issuance, renewal or extension of Letters of Credit) shall be subject to, and conditioned upon, the prior delivery of all Flood Certificates, acknowledgements and ~~evidence of flood insurance and~~ other flood-related documentation with respect to such Material Real Estate Assets subject to such Mortgages as required by Flood Program and other applicable law.

10.28. Conversion of Currencies. (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)  The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency.

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